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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                            SCHEDULE 14A INFORMATION
                          PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                            ------------------------

Filed by Registrant  /X/

Filed by Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            MAXUS ENERGY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
              Common Stock, par value $1.00 per share, of Maxus Energy Corporation.

     (2) Aggregate number of securities to which transaction applies:
              135,600,384 shares.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
              $5.4375, pursuant to Rule 0-11(a)(4), which equals the average of the high and the low trading prices on May 2, 1995, of Maxus Energy Corporation common stock, par value $1.00 per share.

     (4) Proposed maximum aggregate value of transaction:
              $737,327,100.

     (5) Total fee paid:
              $0, fee offset entirely by fee below paid previously.

/ /  Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $149,048

     (2) Form, Schedule or Registration Statement No.: Schedule 14D-1

     (3) Filing Party: YPF Acquisition Corp. and YPF Sociedad Anonima

     (4) Date Filed: March 3, 1995
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

                            MAXUS ENERGY CORPORATION
                            717 NORTH HARWOOD STREET
                              DALLAS, TEXAS 75201
                           TELEPHONE: (214) 953-2000

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 1995
                            ------------------------

To the Stockholders of
  MAXUS ENERGY CORPORATION:

     Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Maxus Energy Corporation, a Delaware corporation (the "Company"), will be held on Thursday, June 8, 1995, at 8:00 a.m., Houston time, at The Doubletree Hotel (Houston Intercontinental Airport), 15747 John F. Kennedy Blvd., Houston, Texas for the following purposes:

          1. To consider and vote upon the adoption of the Agreement of Merger dated as of February 28, 1995 (the "Merger Agreement") among YPF Sociedad Anonima, a sociedad anonima organized under the laws of the Republic of Argentina ("YPF"), YPF Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of YPF (the "Purchaser"), and the Company. The Merger Agreement provides for the merger (the "Merger") of the Purchaser with and into the Company, with the Company surviving the Merger. Effective as of the Merger, all then outstanding shares of the Company's common stock, par value $1.00 per share (the "Shares") (other than Shares held by the Purchaser, YPF or any of their subsidiaries, or in the treasury of the Company, all of which will be cancelled, and Shares held by stockholders who perfect their appraisal rights under Section 262 of the Delaware General Corporation Law), will be converted into the right to receive $5.50 per Share in cash, without interest. As a result of the Merger, YPF will become the sole holder of all then outstanding Shares. All outstanding shares of the Company's $4.00 Cumulative Convertible Preferred Stock, par value $1.00 per share (the "$4.00 Preferred Stock"), $9.75 Cumulative Convertible Preferred Stock, par value $1.00 per share (the "$9.75 Preferred Stock"), and $2.50 Cumulative Preferred Stock, par value $1.00 per share, will remain outstanding and have the identical powers, preferences, rights, qualifications, limitations and restrictions as such shares currently have, except as agreed to by the holder of the $9.75 Preferred Stock, as described in the attached Proxy Statement;

          2. To consider and vote upon amendments to the Company's Restated Certificate of Incorporation (the "Certificate") to (i) eliminate supermajority stockholder voting requirements relating to the amendment of certain By-Laws, (ii) eliminate the classified terms for the directors of the Company and (iii) change the terms of directors from three years to one year; and

          3. To consider and vote upon amendments to the Company's By-Laws (the "By-Laws") to (i) reduce the minimum size of the Board of Directors of the Company (the "Board") and (ii) eliminate the classified terms for the directors of the Company.

     Information regarding the matters to be acted upon at the Special Meeting is contained in the Proxy Statement attached to this notice.

     The Board has fixed April 22, 1995 as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Special Meeting and any adjournment(s) thereof; however, only holders of record of the Shares and the $4.00 Preferred Stock as of Record Date are entitled to vote at such meeting or any adjournments thereof.

     When the proxies are returned and executed, the Shares and shares of $4.00 Preferred Stock represented thereby will be voted in accordance with the indicated instructions either "for" or "against." If no instructions have been specified on a returned proxy, the shares represented thereby will be counted for determining whether a quorum is present and will have the effect of a vote against each of the proposals. Abstentions and broker non-votes will also have the effect of a vote against each of the proposals. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by attending the Special Meeting and voting in person.

     THE PURCHASER BENEFICIALLY OWNS A SUFFICIENT NUMBER OF SHARES TO APPROVE THE ADOPTION OF THE MERGER AGREEMENT AND THE AMENDMENTS TO THE CERTIFICATE AND BY-LAWS NOTWITHSTANDING THE VOTE OF ANY OTHER STOCKHOLDER AND INTENDS TO VOTE ITS SHARES IN FAVOR OF SUCH PROPOSALS.

     You are cordially invited to attend the Special Meeting. Attendance at the Special Meeting is limited to stockholders, their proxies and invited guests of the Company.

     WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY WITHOUT DELAY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON.

                                          By Order of the Board of Directors,

                                          H. R. Smith
                                          Secretary

Dallas, Texas
May 8, 1995

                            IMPORTANT: STOCKHOLDERS,
                     PLEASE DO NOT SEND IN ANY CERTIFICATES
                        FOR SHARES OF STOCK AT THIS TIME

                            MAXUS ENERGY CORPORATION
                            717 NORTH HARWOOD STREET
                              DALLAS, TEXAS 75201
                           TELEPHONE: (214) 953-2000
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 1995

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished by Maxus Energy Corporation, a Delaware corporation (the "Company"), in connection with a special meeting of stockholders to be held on Thursday, June 8, 1995 at 8:00 a.m., Houston time, at The Doubletree Hotel (Houston Intercontinental Airport), 15747 John F. Kennedy Blvd., Houston, Texas, and any and all adjournments thereof (the "Special Meeting").

     In accordance with the Delaware General Corporation Law (the "DGCL"), this Proxy Statement is being mailed to all stockholders of record of the Company as of April 22, 1995 (the "Record Date") and is first being sent to such stockholders on or about May 9, 1995. ONLY HOLDERS (THE "STOCKHOLDERS") OF THE COMMON STOCK, PAR VALUE $1.00 PER SHARE (THE "SHARES"), OR OF THE $4.00 CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE $1.00 PER SHARE (THE "$4.00 PREFERRED STOCK" AND TOGETHER WITH THE SHARES, THE "VOTING SHARES"), OF RECORD ON THE RECORD DATE ARE ENTITLED TO VOTE AT THE SPECIAL MEETING. If you hold only shares of the Company's $2.50 Cumulative Preferred Stock, par value $1.00 per share ("$2.50 Preferred Stock"), or $9.75 Cumulative Convertible Preferred Stock, par value $1.00 per share ("$9.75 Preferred Stock"), you are not entitled to vote with respect to the matters to be acted upon at the Special Meeting. Accordingly, no proxy card accompanies this Proxy Statement if you hold only $2.50 Preferred Stock or $9.75 Preferred Stock.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, Stockholders on the Record Date entitled to notice of and to vote at the Special Meeting will be asked to consider and vote upon:

          (i) the adoption of the Agreement of Merger dated February 28, 1995 (the "Merger Agreement") among YPF Sociedad Anonima, a sociedad anonima organized under the laws of the Republic of Argentina ("YPF"), YPF Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of YPF (the "Purchaser"), and the Company. The Merger Agreement provides for the merger (the "Merger") of the Purchaser with and into the Company, with the Company surviving the Merger. Pursuant to the Merger Agreement, all then outstanding Shares (other than Shares held by the Purchaser, YPF or any of their subsidiaries, or in the treasury of the Company, all of which will be cancelled, and Shares held by stockholders who perfect their appraisal rights under Section 262 of the DGCL) will be converted into the right to receive $5.50 per Share in cash, without interest. Effective as of the Merger, YPF will become the sole holder of all then outstanding Shares. All outstanding shares of the Company's $4.00 Preferred Stock, $9.75 Preferred Stock, and the $2.50 Preferred Stock (collectively, the "Preferred Stock"), will remain outstanding after the Merger and have the identical powers, preferences, rights, qualifications, limitations and restrictions as such shares of Preferred Stock currently have, except as agreed to by the holder of the $9.75 Preferred Stock as described in "The Merger -- $9.75 Preferred Stock Arrangements" below;

          (ii) the adoption of amendments (the "Certificate Amendments") to the Company's Restated Certificate of Incorporation (the "Certificate") to (a) eliminate supermajority stockholder voting requirements relating to the amendment of certain By-Laws, (b) eliminate the classified terms for the directors of the Company and (c) change the terms of directors from three years to one year; and

          (iii) the adoption of amendments (the "By-Law Amendments") to the Company's By-Laws (the "By-Laws") to (a) reduce the minimum size of the Board of Directors of the Company (the "Board") and (b) eliminate the classified terms for the directors of the Company.

     THE PURCHASER BENEFICIALLY OWNS A SUFFICIENT NUMBER OF VOTING SHARES TO APPROVE THE ADOPTION OF THE MERGER AGREEMENT, THE CERTIFICATE AMENDMENTS AND THE BY-LAW AMENDMENTS NOTWITHSTANDING THE VOTE OF ANY OTHER STOCKHOLDER. THE PURCHASER HAS INFORMED THE COMPANY THAT IT INTENDS TO VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT, THE CERTIFICATE AMENDMENTS AND THE BY-LAW AMENDMENTS.

VOTING AT THE SPECIAL MEETING

     April 22, 1995 has been fixed as the Record Date for determining stockholders of the Company entitled to notice of the Special Meeting. Only holders of record of Voting Shares on the books of the Company on the Record Date will be entitled to vote at the Special Meeting. On the Record Date, there were 135,600,384 Shares outstanding, which were held of record by approximately 21,850 persons, and 4,356,958 shares of $4.00 Preferred Stock outstanding, which were held of record by approximately 1,329 persons.

     The Shares and the $4.00 Preferred Stock are the only classes of voting securities of the Company outstanding entitled to vote on the matters to be presented at the Special Meeting. Each holder of record of Voting Shares will be entitled to one vote per Voting Share on each matter submitted to a vote of the Stockholders at the Special Meeting or any and all adjournments thereof. Under the DGCL and the Certificate, a majority of the Voting Shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting.

     Under the DGCL and the Certificate, the affirmative vote of the holders of a majority of the outstanding Voting Shares is required to approve the adoption of the Merger Agreement. Under the Certificate and By-Laws, as currently in effect, the affirmative vote of the holders of at least 80% of the outstanding Voting Shares, voting together as a single class, is required to adopt the Certificate Amendments and the By-Law Amendments. The Purchaser currently owns approximately 85.7% of the outstanding Voting Shares. The Purchaser has informed the Company that it intends to vote its Shares in favor of approval of the adoption of the Merger Agreement, the Certificate Amendments and the By-Law Amendments. Accordingly, the Purchaser owns a sufficient number of Shares to adopt the Merger Agreement and to approve the Certificate Amendments and the By-Law Amendments notwithstanding the vote of any other Stockholder.

     Under the Certificate, the By-Laws and the DGCL, a proxy returned without instructions will be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the effect of a vote against each of the proposals. Abstentions and broker non-votes will also have the effect of a vote against each of the proposals. Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Special Meeting.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
INTRODUCTION..........................................................................     1
  General.............................................................................     1
  Matters to be Considered at the Special Meeting.....................................     1
  Voting at the Special Meeting.......................................................     2
SUMMARY...............................................................................     4
PROPOSAL 1
  THE MERGER..........................................................................     8
     Principal Effects of the Merger..................................................     8
     Conversion of Shares.............................................................    10
     Election of YPF Designees........................................................    11
     Certain Terms of the Merger Agreement............................................    12
     $9.75 Preferred Stock Arrangements...............................................    15
     Background of the Merger.........................................................    15
     Opinion of Financial Advisor.....................................................    21
     Source and Amount of Funds.......................................................    22
     Certain Federal Income Tax Consequences..........................................    24
     Accounting Treatment.............................................................    24
     Certain Interests of Management..................................................    25
     Regulatory Matters...............................................................    26
     Certain Litigation...............................................................    27
     Appraisal Rights.................................................................    27
  PRICE RANGE OF SHARES AND DIVIDENDS.................................................    30
  BENEFICIAL OWNERSHIP OF SECURITIES..................................................    31
  SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY.................................    34
  BUSINESS OF THE COMPANY.............................................................    35
  INFORMATION CONCERNING YPF AND THE PURCHASER........................................    35
     Selected Consolidated Financial Data For YPF And Controlled Companies............    36
  PRO FORMA CONSOLIDATED FINANCIAL DATA...............................................    38
  COMPANY PROJECTIONS.................................................................    42
PROPOSAL 2
  CERTIFICATE AMENDMENTS..............................................................    43
PROPOSAL 3
  BY-LAW AMENDMENTS...................................................................    44
INDEPENDENT ACCOUNTANTS...............................................................    44
AVAILABLE INFORMATION.................................................................    44
INCORPORATION OF DOCUMENTS BY REFERENCE...............................................    45
EXHIBITS..............................................................................    45
EXHIBITS
  EXHIBIT A: Agreement of Merger, dated as of February 28, 1995 by and among YPF, the
     Purchaser and the Company........................................................   A-1
  EXHIBIT B: Letter, dated February 28, 1995, from CS First Boston Corporation to the
     Board of Directors of the Company................................................   B-1
  EXHIBIT C: Section 262 of Delaware General Corporation Law..........................   C-1
  EXHIBIT D: YPF Annual Report for the fiscal year ending December 31, 1994...........   D-1
  EXHIBIT E: Proposed Amendments to Maxus Energy Corporation's Restated Certificate of
     Incorporation....................................................................   E-1
  EXHIBIT F: Proposed Amendments to Maxus Energy Corporation's By-Laws................   F-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement and does not purport to be complete. All statements in the following Summary are qualified by and are made subject to the more detailed information contained elsewhere in this Proxy Statement and the Exhibits hereto. The Exhibits attached to this Proxy Statement constitute a part of this Proxy Statement and should be considered as such. Stockholders are urged to read this Proxy Statement in its entirety. The full text of the Merger Agreement is attached hereto as Exhibit A and should be read in its entirety.

THE SPECIAL MEETING

     Date, Time and Place. The Special Meeting of the stockholders of the Company, will be held on Thursday, June 8, 1995, at 8:00 a.m., Houston time, at The Doubletree Hotel (Houston Intercontinental Airport), 15747 John F. Kennedy Blvd., Houston, Texas. See "Introduction."

     Record Date; Shares Entitled to Vote. Holders of Shares and $4.00 Preferred Stock on April 22, 1995 are entitled to notice of and to vote at the Special Meeting. See "Introduction."

     Purpose of Special Meeting. At the Special Meeting, Stockholders will be asked to consider and vote upon:

          (i) the adoption of the Merger Agreement among YPF, the Purchaser and the Company. The Merger Agreement provides for the Merger of the Purchaser with and into the Company, with the Company surviving the Merger. Effective as of the Merger, all then-outstanding Shares (other than Shares held by the Purchaser, YPF or any of their subsidiaries, or in the treasury of the Company, all of which will be cancelled, and Shares held by Stockholders who perfect their appraisal rights under Section 262 of the DGCL) will be converted into the right to receive $5.50 per Share in cash, without interest. As a result of the Merger, YPF will become the sole holder of the then outstanding Shares. All outstanding shares of the Company's $4.00 Preferred Stock, $9.75 Preferred Stock and $2.50 Preferred Stock will remain outstanding and have the identical powers, preferences, rights, qualifications, limitations and restrictions as such shares currently have, except as agreed to by the holder of the $9.75 Preferred Stock, as described herein;

          (ii) the adoption of the Certificate Amendments consisting of (a) amendments to Article Fifth to eliminate supermajority stockholder voting requirements relating to the amendment of certain By-Laws and (b) amendments to Article Eighth to eliminate the classified terms for the directors and to change the terms of directors from three years to one year; and

          (iii) the adoption of the By-Law Amendments to (a) reduce the minimum size of the Board and (b) eliminate the classified terms for the directors of the Company.

     Voting Requirements. Under the DGCL and the Certificate, approval and adoption of the Merger Agreement require the affirmative vote of the holders of a majority of the outstanding Voting Shares and the approval of Certificate Amendments and the By-Law Amendments require the affirmative vote of 80% of the outstanding Voting Shares, voting together as a single class. Pursuant to the Merger Agreement, the Purchaser has already completed a tender offer for all Shares at $5.50 per Share in cash (the "Offer"). As a result, at the Record Date, the Purchaser owned 120,000,613 Shares, representing approximately 88.5% of the Shares and approximately 85.7% of the Voting Shares outstanding on such date. The Purchaser has informed the Company that it intends to vote all its Shares in favor of adoption of the Merger Agreement and approval of the Certificate Amendments and the By-Law Amendments. Accordingly, the Purchaser owns a sufficient number of Shares to adopt the Merger Agreement and to approve the Certificate Amendments and the By-Law Amendments notwithstanding the vote of any other Stockholder. Nevertheless, this solicitation for Stockholders' proxies is made pursuant to the New York Stock Exchange (the "NYSE") requirement that actively operating companies solicit proxies for all meetings of stockholders. See "Introduction -- Voting at the Special Meeting."

THE MERGER

     Principal Effects of the Merger. As a result of the Merger, each outstanding Share (other than Shares held by the Purchaser, YPF or any of their subsidiaries, or in the treasury of the Company, all of which will be cancelled, and Shares held by stockholders who perfect their appraisal rights under Section 262 of the DGCL) will be converted into the right to receive $5.50 per Share in cash, without interest and YPF will become the sole holder of all then-outstanding Shares. The Company and YPF anticipate that the Shares will be delisted from the NYSE and the registration of the Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be terminated. See "Introduction -- Matters to Be Considered at the Special Meeting" and "The Merger -- Principal Effects of the Merger."

     Effective Time. The Merger will become effective (the "Effective Time") on the date on which a certificate of merger is filed with the Secretary of State of the State of Delaware. It is anticipated that, subject to the satisfaction or waiver, if permissible, of the conditions set forth in the Merger Agreement, such filing will be made promptly after the Merger Agreement has been approved by the Stockholders. See "The Merger."

     Opinion of Financial Advisor. The Company engaged CS First Boston Corporation ("CSFB") to act as its financial advisor in connection with the Offer and related matters. On February 28, 1995, CSFB delivered to the Board its written opinion that the consideration of $5.50 per Share in cash to be received by holders of Shares pursuant to the Offer and the Merger is fair to such holders from a financial point of view. The opinion of CSFB will not be updated and is limited to the facts and circumstances on February 28, 1995, the date on which the opinion was delivered to the Board. See "The Merger -- Opinion of Financial Advisor." The full text of the opinion of CSFB, which sets forth the procedures followed, matters considered and assumptions made in connection with rendering such opinion, as well as certain interests and relationships of CSFB with both the Company and YPF, is attached as Exhibit B to this Proxy Statement and should be read in its entirety.

     Certain Federal Income Tax Consequences. The Stockholders' receipt of cash for Shares pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. For United States federal income tax purposes, in general, a Stockholder who receives cash for Shares pursuant to the Merger will recognize gain or loss equal to the difference between the Stockholder's tax basis for the Shares converted into the right to receive cash in such transaction and the amount of cash received in exchange therefor. Assuming that the Shares constitute capital assets in the hands of the Stockholder, such gain or loss will be long-term capital gain or loss if, as of the date of disposition, such Shares have been held for more than one year. See "The
Merger -- Certain Federal Income Tax Consequences."

     As none of the Preferred Stock will be exchanged for any security or other consideration in the Merger but will remain outstanding, holders of such securities will not recognize any gain or loss with respect to such securities solely as a result of the Merger.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH HEREIN IS INCLUDED FOR GENERAL INFORMATION ONLY. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

     Dissenters' Rights. Stockholders may demand an appraisal by the Delaware Court of Chancery of the "fair value" of their Shares under Section 262 of the DGCL in lieu of accepting the payment to be made pursuant to the Merger. A stockholder electing to demand an appraisal must deliver to the Company, before the taking of the vote on the Merger, a written demand for appraisal of such stockholder's Shares. A proxy or vote against the Merger or an abstention or broker non-vote will not constitute such a demand. A vote in favor of the Merger will have the effect of waiving the appraisal rights. Neither the holders of the $4.00 Preferred Stock nor the holders of the $2.50 Preferred Stock are entitled to demand an appraisal under Section 262 of the DGCL. The holder of the $9.75 Preferred Stock has waived its rights under Section 262. See "The
Merger -- Appraisal Rights."

     Certain Interests of Management. As of the Record Date, directors and executive officers of the Company beneficially owned an aggregate of 1,148,625 Shares (including 38,424 restricted Shares and 1,105,009 Shares covered by unexercised stock options). Pursuant to the Merger Agreement, the restrictions on such restricted Shares will lapse at the Effective Time. The Company directors and executive officers tendered substantially all of their Shares, other than restricted Shares and Shares covered by unexercised Options, as defined below, pursuant to the Offer and have received an aggregate of approximately $1.3 million therefor. In addition, pursuant to the Merger Agreement, all holders of outstanding employee and director stock options, including any stock appreciation rights held in tandem therewith (collectively "Options"), including directors and executive officers, have been offered the opportunity to surrender all Options held by them in exchange for cash payments in amounts set forth in a schedule to the Merger Agreement. Assuming all of the directors and executive officers surrender their Options, they will receive payments aggregating approximately $3.4 million. The Company is a party to change-in-control agreements with 17 senior executives who have become entitled to payments under the change-in-control agreements. Such payments are expected to total approximately $14.7 million, including payments made in April, 1995 pursuant to such agreements. In addition, Charles L. Blackburn, the former Chairman, President and Chief Executive Officer of the Company has become an international consultant to YPF and remains a director of the Company. Under a two-year contract, Mr. Blackburn will be available to render consulting services for a minimum of 60 days per year and be paid a retainer of $180,000 per year. Mr. Blackburn will be paid $3,000 per day for each day of consulting provided in excess of 60 days per year. He will also be provided offices in Dallas and Buenos Aires. Such payments will be in addition to payments to Mr. Blackburn under his change-in-control agreement. Mr. Peter Gaffney has been appointed interim Chief Executive Officer with compensation of $50,000 per month plus certain benefits. The Merger Agreement also contains certain provisions relating to indemnification and liability insurance for officers and directors, employee agreements and benefits and other matters relating to the interests of management. See "The Merger -- Certain Interests of Management" and "Beneficial Ownership of Securities."

     Sources and Amount of Funds. The total amount of funds required by the Purchaser and its affiliates to acquire the entire common equity interest in the Company, including the purchase of Shares pursuant to the Offer and the payment for Shares to be converted into the right to receive cash pursuant to the Merger, and to pay related fees and expenses, is expected to be approximately $800 million. The Purchaser entered into a credit agreement dated as of April 5, 1995 (the "Credit Agreement") with The Chase Manhattan Bank (National Association) ("Chase") as agent, and the lenders from time to time party to the Credit Agreement, pursuant to which a $550 million credit facility was extended to the Purchaser (the "Purchaser Facility"). On April 5, 1995, the Purchaser borrowed $442.2 million under the Purchaser Facility and received a capital contribution of $250 million from YPF. The Purchaser used such borrowings under the Purchaser Facility and the funds contributed to it from YPF to purchase 120,000,613 Shares pursuant to the Offer. The Company has been advised by YPF and the Purchaser that the payment for Shares converted into the right to receive cash pursuant to the Merger will be made from additional borrowings by the Purchaser under the Purchaser Facility and from additional capital contributions from YPF. Chase has issued a commitment letter (the "Commitment Letter") to YPF pursuant to which Chase agreed to provide the Purchaser Facility and two additional credit facilities to certain subsidiaries of the Company, the proceeds of which would be used to repay a portion of the borrowings under the Purchaser Facility on or after the Effective Time. See "The Merger -- Source and Amount of Funds."

STOCKHOLDER LITIGATION

     Following the public announcement on February 28, 1995 of the proposed Merger, a number of purported holders of Shares commenced a number of legal actions alleging, among other things, that the directors and certain officers of the Company breached their fiduciary duties in approving the Offer and the Merger and in certain of the actions alleging that YPF aided and abetted the alleged breach of duties. On March 28, 1995, the Company and YPF reached an agreement in principle with the plaintiffs to settle such litigation. The Company has also received communications in which other purported stockholders, including purported holders of Preferred Stock, have threatened to commence, or demanded that the Company commence, litigation. See "The Merger -- Certain Litigation."

TENDER OFFER; CHANGE OF CONTROL

     The Purchaser owns 120,000,613 Shares, or approximately 88.5% of the outstanding Shares or approximately 85.7% of the outstanding Voting Shares as of the Record Date. All such Shares were purchased pursuant to the Offer. See "The Merger -- Background of the Merger." Effective on April 21, 1995, ten directors of the Company resigned and five designees of YPF were elected to the Board. As a result of the death of one of the YPF designees, Mr. Jose A. Estenssoro, in early May 1995, it is expected that Mr. Nells Leon will be appointed to fill the vacancy as a new designee of YPF. Currently, four of the seven directors on the Board are designees of YPF. See "The Merger -- Election of YPF Designees."

AMENDMENT OF THE CERTIFICATE

     The Board has approved the Certificate Amendments, subject to Stockholder approval, consisting of (i) amendments to Article Fifth to eliminate supermajority stockholder voting requirements relating to amendments of certain By-Laws and (ii) amendments to Article Eighth to (a) eliminate the classified terms for the directors of the Company and (b) change the terms of directors from three years to one year. The Certificate Amendments are being submitted to the Stockholders for their approval. See "Proposal 2 -- Certificate Amendments."

AMENDMENT OF THE BY-LAWS

     The Board has approved the By-Law Amendments, subject to Stockholder approval, to (i) reduce the size of the Board and (ii) eliminate the classified terms for the directors of the Company. The By-Law Amendments are being submitted to the Stockholders for their approval. See "Proposal 3 -- By-Law Amendments."

BUSINESS OF THE COMPANY

     The Company is one of the largest independent oil and gas exploration and development companies in the United States, with ongoing international activity in Indonesia and a number of other countries, and domestic activity primarily in the mid-continent region of the United States. See "Business of the Company."

BUSINESS OF YPF AND THE PURCHASER

     YPF, a sociedad anonima organized under the laws of the Republic of Argentina, and the largest Argentine company, is an integrated oil and gas company engaged in the exploration, development and production of oil and natural gas and in the refining, marketing, transportation and distribution of oil and a wide range of petroleum products, petroleum derivatives, petrochemicals and liquid petroleum gas. The Purchaser is a newly formed Delaware corporation that has not conducted any business except in connection with the transactions related to the Offer and the Merger. See "Information Concerning YPF and the Purchaser."

                                   PROPOSAL 1
                                   THE MERGER

     The information contained in this Proxy Statement with respect to the Merger is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this Proxy Statement as Exhibit A. Except as set forth herein with respect to certain terms the meaning of which is not readily apparent, capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Merger Agreement.

PRINCIPAL EFFECTS OF THE MERGER

     General. The Merger will become effective when a certificate of merger in such form as required by, and executed in accordance with, the applicable provisions of the DGCL is filed with the Secretary of State of the State of Delaware. It is anticipated that, subject to the satisfaction or waiver, if permissible, of the conditions set forth in the Merger Agreement, such filing will be made promptly after the Merger Agreement has been adopted by the holders of a majority of the outstanding Voting Shares. If the Merger is consummated, YPF will become the sole holder of Shares (except to the extent that, following the Effective Time, holders of outstanding options and warrants exercise such options and warrants for Shares or holders of the $4.00 Preferred Stock exercise their rights to convert shares of $4.00 Preferred Stock into Shares), and the current holders of Shares, other than YPF, will no longer have an equity interest in the Company and will not share in its future earnings or growth, if any. Instead, each such Stockholder (other than those who perfect appraisal rights under Section 262 of the DGCL) will have the right to receive $5.50 in cash, without interest, for each Share held immediately prior to the Merger. All outstanding shares of the Preferred Stock will remain outstanding and have the identical powers, preferences, rights, qualifications, limitations and restrictions as such shares of Preferred Stock currently have (including, in the case of the $4.00 Preferred Stock, the right to convert such shares into Shares), except for changes to the terms of the $9.75 Preferred Stock as agreed to by the holder of the $9.75 Preferred Stock as described in "The
Merger -- $9.75 Preferred Stock Arrangements" below. The right of the holders of $4.00 Preferred Stock to convert their $4.00 Preferred Stock into common stock of the Company will continue after the Effective Time on the same terms and conditions as currently provided in the Certificate. However, following the Merger, the common stock of the Company will be delisted from the NYSE and it is not expected that the common stock of the Company will be listed or quoted for trading on any other organized trading market. As a result, it is expected that any holder of $4.00 Preferred Stock who exercises the conversion right with respect thereto will experience a lack of liquidity with respect to the common stock of the Company received upon conversion. Any outstanding option or warrant to acquire Shares that is not exercised prior to the Effective Time, or surrendered in the case of employee or director stock options, will remain outstanding and have the identical terms as such options and warrants currently have.

     As a result of the Merger, YPF will own all of the common stock of the Company and approximately 97% of the outstanding voting stock; the $4.00 Preferred Stock will represent approximately 3% of the outstanding voting stock. To the extent any future action by the Company requires approval of the holders of the common stock of the Company or requires approval of no more than 97% of the holders of the voting stock and does not require the separate class vote of any class of Preferred Stock, YPF may approve or disapprove such action by voting its common stock of the Company, notwithstanding the vote of the holders of the $4.00 Preferred Stock. The $4.00 Preferred Stock and the $2.50 Preferred Stock will continue to have the right to vote, as separate classes, on such matters as are provided in the Certificate, including the right of each such class to vote with respect to any amendment, alteration or repeal of any of the provisions of the Certificate which would affect adversely any right, preference, privilege or voting power of the shares of such class or shares of any other series of Preferred Stock. On matters requiring the approval of the $4.00 Preferred Stock or the $2.50 Preferred Stock, voting separately as a class, YPF does not have the voting power to approve or disapprove such matters as it does not currently own any shares of $4.00 Preferred Stock or $2.50 Preferred Stock.

     Delisting; Exchange Act Deregistration. Following completion of the Merger, the Shares will be delisted from the NYSE, and it is expected that the Shares will be delisted from the Pacific Stock Exchange and any other securities exchanges on which the Shares are listed. The Shares are currently registered under the

Exchange Act. Registration of the Shares under the Exchange Act may be terminated upon application by the Company to the Securities and Exchange Commission (the "Commission") if the Shares are not listed on a national securities exchange and there are fewer than 300 record holders of the Shares. However, termination of registration of the Shares under the Exchange Act will not affect the registration of the $4.00 Preferred Stock and the $2.50 Preferred Stock under the Exchange Act, the holders of which will continue to be entitled to information required to be furnished to them thereunder. Termination of registration of the Shares would reduce substantially the information required to be furnished by the Company to holders of Shares and would make certain provisions of the Exchange Act, including the requirement of furnishing a proxy statement or information statement in connection with stockholders' meetings pursuant to Section 14(a) and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, no longer applicable to the Shares. Furthermore, if the registration of the Shares under the Exchange Act were to be terminated, the ability of "affiliates" of the Company and persons holding "restricted securities" of the Company to dispose of such securities pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be impaired or eliminated. If registration of the Shares under the Exchange Act were terminated, the Shares would no longer be "margin securities" or be eligible for listing or National Association of Securities Dealers Automated Quotation ("NASDAQ") reporting. YPF may seek or cause the Company to make an application for termination of registration of the Shares.

     In addition to the Shares, the Company's $4.00 Preferred Stock, the $2.50 Preferred Stock and the 8 1/2% Sinking Fund Debentures due April 1, 2008 (the
"8 1/2% Debentures") are registered under the Exchange Act and listed on the NYSE. If registration of the Shares under the Exchange Act were terminated, and registration under the Exchange Act of the $4.00 Preferred Stock, the $2.50 Preferred Stock, the 8 1/2% Debentures or other securities of the Company continued, the Exchange Act requirement that the Company file periodic reports would remain applicable. YPF and the Company have agreed to use their respective reasonable efforts to continue the listing on the NYSE of the series of Preferred Stock which are currently listed on such Exchange, or, if any such series is delisted, to cause such series of the Preferred Stock to be listed on another national securities exchange within the United States or admitted to trading on the NASDAQ and on other organized securities markets in such foreign jurisdictions in which such shares are presently traded. Notwithstanding anything in the Merger Agreement to the contrary, the obligations of the Company and YPF regarding continued listing of the Preferred Stock will survive the Effective Time with respect to any series of Preferred Stock until such time as the aggregate market value of all outstanding shares of such series is less than $2 million or the number of outstanding shares of such series is less than 100,000. Under the policy of the NYSE, any class of equity securities convertible into common stock is customarily delisted when the related common stock is delisted. The NYSE has informed the Company that the $4.00 Preferred Stock will be delisted from the NYSE when the Shares are delisted (which is expected to occur promptly after the Effective Time). On April 7, 1995 the Company received notice from the National Association of Securities Dealers that the $4.00 Preferred Stock had been accepted for trading on NASDAQ National Market. The Company presently expects the $4.00 Preferred Stock will begin trading on NASDAQ National Market promptly following the Effective Time. The Company does not expect the $2.50 Preferred Stock or the 8 1/2% Debentures, neither of which is convertible into Shares, to be delisted from the NYSE.

     The Exchange Act provides that registration of the $4.00 Preferred Stock, the $2.50 Preferred Stock or the 8 1/2% Debentures may be terminated upon application by the Company to the Commission if such class of securities is not listed on a national securities exchange and there are fewer than 300 record holders of such class of securities. Termination of registration of any such class of securities would reduce substantially the information required to be furnished by the Company to holders of such class of securities. Termination of registration of the $4.00 Preferred Stock or the $2.50 Preferred Stock would make certain provisions of the Exchange Act, including the requirement of furnishing a proxy statement or information statement pursuant to Section 14(a) in connection with stockholders' meetings and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, no longer applicable to such class of securities. Furthermore, if the registration of any such class of securities under the Exchange Act were to be terminated, the ability of "affiliates" of the Company and persons holding "restricted securities" of the Company to dispose of such securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of any such class of securities under the Exchange Act were to be terminated, such class of securities would no longer be "margin securities" or be eligible for listing on NASDAQ reporting.

CONVERSION OF SHARES

     Prior to the Effective Time, the Purchaser will authorize Chase (or one or more commercial banks organized under the laws of the United States or any state thereof with capital, surplus and undivided profits of at least $100 million) to act as Paying Agent with respect to the Merger (the "Paying Agent"). On or before the Effective Time, the Purchaser will make available to the Paying Agent sufficient funds to make all payments for Shares pursuant to the Merger Agreement. Pending payment of such funds to the holders of Shares, such funds shall be held and invested by the Paying Agent as the Purchaser or the Surviving Corporation directs. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Purchaser or the Company as the corporation surviving the Merger (as such, the "Surviving Corporation"). The Surviving Corporation will promptly replace any monies lost through any investment made pursuant to its direction.

     INSTRUCTIONS WITH REGARD TO THE SURRENDER OF STOCK CERTIFICATES WHICH PRIOR TO THE EFFECTIVE TIME REPRESENTED SHARES, TOGETHER WITH A LETTER OF TRANSMITTAL TO BE USED FOR THIS PURPOSE, WILL BE FORWARDED TO HOLDERS OF SHARES AS PROMPTLY AS PRACTICABLE FOLLOWING THE EFFECTIVE TIME. HOLDERS OF SHARES SHOULD SURRENDER THEIR CERTIFICATES ONLY AFTER RECEIVING A LETTER OF TRANSMITTAL. HOLDERS OF SHARES SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

     Each holder (other than the Purchaser, YPF or any of their subsidiaries, the Company and Stockholders who perfect their appraisal rights under Section 262 of the DGCL) of a certificate or certificates which prior to the Effective Time represented Shares (a "Stock Certificate") will be entitled to receive, upon surrender to the Paying Agent of any Stock Certificates for cancellation and subject to any required withholding of taxes, the aggregate amount of cash into which the Shares previously represented by such Stock Certificates were converted in the Merger. Until surrendered to the Paying Agent, each Stock Certificate (other than Shares owned by the Purchaser, YPF, or any of their subsidiaries, or in the treasury of the Company and stockholders who perfect their appraisal rights under Section 262 of the DGCL) will be deemed for all purposes to evidence only the right to receive upon such surrender the aggregate amount of cash into which the Shares represented thereby will have been converted, subject to any required withholding taxes. No interest will be paid on the cash payable upon the surrender of any Stock Certificate.

     Any cash delivered or made available to the Paying Agent and not exchanged for Stock Certificates within three months after the Effective Time will be returned by the Paying Agent to the Company which thereafter will act as paying agent, subject to the rights of holders of unsurrendered Stock Certificates under the Merger Agreement, and any former holders of Shares who have not theretofore complied with the instructions for exchanging their Stock Certificates will thereafter look only to the Company for payment of their claim for the consideration set forth in the Merger Agreement, without any interest thereon, but will have no greater rights against the Company than may be accorded to general creditors thereof under applicable law. Notwithstanding the foregoing, none of the Paying Agent, YPF, the Purchaser or the Company will be liable to a holder of Shares for any cash or interest thereon delivered to a public official pursuant to applicable abandoned property laws.

     Promptly after the Effective Time, the Paying Agent will mail to each record holder of Stock Certificates a form of letter of transmittal (the "Transmittal Letter") and instructions for use thereof in surrendering such Stock Certificates which will specify that delivery will be effected and risk of loss and title to the Stock Certificates will pass to the Paying Agent only upon proper delivery of the Stock Certificates to the Paying Agent in accordance with the terms of delivery specified in the Transmittal Letter and instructions for use thereof in surrendering such Stock Certificates and receiving the consideration for each Share previously represented by such Stock Certificates.

     From and after the Effective Time, holders of Stock Certificates immediately prior to the Effective Time will have no right to vote or to receive any dividends or other distributions with respect to any Shares which were theretofore represented by such Stock Certificates, other than any dividends or other distributions payable to holders of record of Shares as of a date prior to the Effective Time, and will have no other rights other than as provided in the Merger Agreement or by law or as described herein.

     After the Effective Time, there will be no transfers on the stock books of the Company of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented (with proper endorsements) to the Company, such Stock Certificates will be cancelled, retired and exchanged for cash.

     At the Effective Time, each outstanding share of common stock of the Purchaser will be converted into and become one share of common stock of the Company. At the Effective Time, the Purchaser will have such number of outstanding shares of its common stock equal to the number of outstanding Shares immediately prior to the Effective Time.

ELECTION OF YPF DESIGNEES

     The Merger Agreement provides, among other things, that upon the Purchaser's acquisition of a majority of the outstanding Voting Shares pursuant to the Offer, and from time to time thereafter so long as YPF and/or any of its direct or indirect wholly owned subsidiaries (including the Purchaser) own a majority of the outstanding Voting Shares, YPF is entitled, subject to compliance with applicable law and the Certificate, to designate at its option up to that number of directors, rounded up to the nearest whole number, of the Board as will make the percentage of the Company's directors designated by YPF equal to the percentage of outstanding Voting Shares held by YPF and any of its direct or indirect wholly owned subsidiaries (including the Purchaser), including Shares accepted for payment pursuant to the Offer. The Company agreed that it will, upon the request of YPF, promptly increase the size of its Board and/or use its reasonable best efforts to secure the resignation of such number of directors as is necessary to enable YPF's designees to be elected to the Board and will use its reasonable best efforts to cause YPF's designees to be so elected, subject to Section 14(f) of the Exchange Act; except that, prior to the Effective Time, the Company will use its reasonable best efforts to assure that the Board always has (at its election) at least three members who were directors of the Company as of February 28, 1995. At such times, the Company will use its reasonable best efforts, subject to any limitations imposed by applicable law or rules of the NYSE, to cause persons designated by YPF to constitute the same percentage as such persons represent on the Board of (i) each committee of the Board, (ii) each board of directors or board of management of each subsidiary of the Company, and (iii) each committee of each such board.

     The Purchaser's ownership of approximately 88.5% of the outstanding Shares or 85.7% of the outstanding Voting Shares entitles it to be represented on the Board pursuant to the above-described provision. The Purchaser designated five persons, Messrs. Jose A. Estenssoro, Cedric Bridger, Peter Gaffney, James R. Lesch and P. Dexter Peacock (collectively, the "YPF Designees") to serve on the Board. Effective April 21, 1995, all of the then directors of the Company except Messrs. Charles L. Blackburn, George L. Jackson and R.A. Walker submitted their resignations from the Board. Effective upon such resignations, the remaining directors on the Board elected the YPF Designees to the Board to fill five of the vacancies created thereby. As a result of the death of one of the YPF designees, Mr. Estenssoro, in early May 1995, it is expected that Mr. Nells Leon will be appointed to fill the vacancy as a new designee of YPF. Currently, the Board consists of the four remaining YPF designees, and Messrs. Blackburn, Jackson and Walker, with six vacancies.

     Certain additional information relating to the election of the YPF Designees is contained in the information statement filed with the Commission by the Company pursuant to Rule 14f-1 under the Exchange Act (the "14f-1 Information Statement") and mailed on or about April 11, 1995 to Stockholders of record as of April 4, 1995, copies of which are available for inspection (and copies of which may be obtained) at the places and in the manner set forth in the section captioned "Available Information" (except that such copies will not be available at regional offices of the Commission).

     Pursuant to the Merger Agreement, at the Effective Time, the directors of the Purchaser immediately prior to the Effective Time will be the directors of the Company and the officers of the Company immediately prior to the Effective Time will be the officers of the Company, in each case until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate and By-Laws and the DGCL. YPF has informed the Company that, as of the Effective Time, it expects the members of the Board of Directors of the Purchaser to be composed of the same individuals as the Board of the Company immediately prior to the Effective Time.

CERTAIN TERMS OF THE MERGER AGREEMENT

     The Merger. The Merger Agreement provides that, unless the Merger Agreement is terminated or abandoned (see "Termination" below), as soon as practicable following fulfillment or waiver, if permissible, of the conditions described below under "Conditions to the Merger," at the Effective Time, the Purchaser will be merged with and into the Company, whereupon the separate existence of the Purchaser will cease and the Company will be the Surviving Corporation. The Merger Agreement further provides that the Certificate and the By-Laws of the Company as in effect at the Effective Time will be the certificate and the by-laws of the Surviving Corporation.

     Consideration to be Paid in the Merger. The Merger Agreement provides that each Share outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company, Shares owned by YPF, the Purchaser, and any other direct or indirect subsidiary of YPF, and other than Shares held by Stockholders who perfect their appraisal rights under Section 262 of the
DGCL) will, at the Effective Time, be cancelled and retired and be converted into a right to receive $5.50 per Share in cash, without interest, upon the surrender of the Stock Certificates formerly representing such Shares, and each Share held in the treasury of the Company, and each Share held by YPF, the Purchaser or any other direct or indirect subsidiary of YPF immediately prior to the Effective Time will, at the Effective Time, be cancelled and retired and no payment will be made with respect thereto. Each share of common stock of the Purchaser issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one share of common stock of the Surviving Corporation, and each outstanding share of Preferred Stock will remain outstanding and have the identical powers, preferences, rights, qualifications, limitations and restrictions as such share of Preferred Stock currently have, except for such changes thereto as agreed to by the holder of the $9.75 Preferred Stock as described in "$9.75 Preferred Stock Arrangements" below. The number of shares of outstanding common stock of the Purchaser immediately prior to the Effective Time will be equal to the number of outstanding shares of common stock of the Company at such time.

     Company Options and Restricted Shares. The Merger Agreement provides that the Company will cooperate with YPF and the Purchaser in an effort to obtain the surrender of all Options in exchange for the payments in amounts set forth in
Schedule 2.6 of the Merger Agreement. If all the Options are surrendered, the Company will pay an aggregate of $4.7 million to the holders of such Options. In addition, immediately prior to the Effective Time, the restrictions on certain restricted Shares, including Shares held by certain executive officers of the Company, will lapse without further action.

     Representations and Warranties. The Merger Agreement contains representations and warranties by the Company, relating to, among other things,
(i) the organization of the Company and its subsidiaries and other corporate matters, (ii) the capital structure of the Company, (iii) the authorization, execution, delivery and consummation of the transactions contemplated by the Merger Agreement, (iv) consents and approvals, (v) documents filed by the Company with the Commission and the accuracy of the information contained therein, (vi) the absence of certain changes and events, (vii) the accuracy of the information contained in documents filed with the Commission in connection with the Offer and the Merger, (viii) litigation, (ix) compliance with laws and certain environmental matters, (x) tax, insurance and labor matters, and (xi) matters relating to Title IV of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. In addition, the Merger Agreement contains representations and warranties by YPF and the Purchaser related to, among other things, (i) the organization of YPF and the Purchaser and other corporate matters, (ii) the authorization, execution, delivery and consummation of the transactions contemplated by the Merger Agreement, (iii) consents and approvals, and (iv) YPF's having no reason to believe that, following the Merger, the borrowings under the Purchaser Facility and the other financings contemplated by the Commitment Letter, the Company will not be able to meet its obligations as they come due including, solely for purposes of this representation and warranty, preferred stock dividends and redemption requirements.

     Redemption of Rights. Pursuant to the Merger Agreement, effective as of March 22, 1995, the Company redeemed all of the outstanding rights (the "Rights") issued pursuant to the Rights Agreement dated as of September 2, 1988 between the Company and AmeriTrust Company National Association, as predecessor in interest to KeyCorp, as rights agent, so that the Rights did not become exercisable as a result of the Offer.

     Indemnification of Directors. Pursuant to the Merger Agreement, for a period of seven years following the Effective Time, YPF has agreed to cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its subsidiaries as described herein. See "Certain Interests of Management -- Indemnification and D&O Insurance."

     YPF's Undertaking. The Merger Agreement provides that whenever it requires the Purchaser to take any action, such requirements will be deemed to include an undertaking on the part of YPF to cause the Purchaser to take such action.

     Listing of Preferred Stock. Pursuant to the Merger Agreement, the Company will, and YPF will cause the Surviving Corporation to, subject to certain limitations, use their respective reasonable efforts to continue the listing on the NYSE of the shares of Preferred Stock which are currently listed on such Exchange as more fully described elsewhere herein, and if any such series is delisted, to cause such series of the Preferred Stock to be listed on another national securities exchange within the United States or admitted to trading on the NASDAQ and on other organized securities markets in such foreign jurisdictions in which such shares are presently traded. Notwithstanding anything in the Merger Agreement to the contrary, the obligations of the Company and YPF regarding continued listing of such shares of Preferred Stock will survive the Effective Time with respect to any such series of Preferred Stock until such time as the aggregate market value of all outstanding shares of such series is less than $2 million or the number of outstanding shares of such series is less than 100,000. The NYSE has informed the Company that the $4.00 Preferred Stock will be delisted from the NYSE when the Shares are delisted (which is expected to occur promptly after the Effective Time). On April 7, 1995 the Company received notice from the National Association of Securities Dealers that the $4.00 Preferred Stock had been accepted for trading on NASDAQ National Market. The Company presently expects the $4.00 Preferred Stock will begin trading on NASDAQ National Market promptly following the Effective Time. The Company does not expect the $2.50 Preferred Stock or the 8 1/2% Debentures, neither of which is convertible into Shares, to be delisted from the NYSE. See "Principal Effects of the Merger -- Delisting; Exchange Act Deregistration."

     Certain Obligations of YPF. Pursuant to the Merger Agreement, in the event that the Company is unable to meet its obligations as they come due, whether at maturity or otherwise, including, solely for the purposes of this undertaking, dividend and redemption payments with respect to the Preferred Stock, YPF has agreed to capitalize the Company in an amount necessary to permit the Company to meet such obligations; provided that YPF's aggregate obligation will be: (i) limited to the amount of debt service obligations under the Purchaser Facility, and to the extent the Purchaser Facility is replaced by the Midgard Facility and/or the Subsidiaries Facility (as such terms are defined in "The
Merger -- Source and Amount of Funds" below), the amount of debt service obligations under the Midgard Facility and/or the Subsidiaries Facility and (ii) reduced by the amount, if any, of capital contributions received by the Company after the Effective Time and the net proceeds of any sale by the Company of common stock or non-redeemable preferred stock after the Effective Time. The foregoing obligations of YPF (the "Keepwell Covenant") will survive until the ninth anniversary of the Effective Time. In addition, on March 7, 1995, YPF announced that its board of directors authorized YPF to guarantee the Company's outstanding long-term debt as of the Effective Time, the principal amount of which is approximately $977 million. The long-term debt to be covered by the YPF guarantee is the Company's outstanding 11 1/4%, 11 1/2% and 8 1/2% Sinking Fund Debentures, its outstanding 9 7/8%, 9 1/2% and 9 3/8% Notes, and its outstanding medium-term notes.

     Termination. The Merger Agreement provides that it may be terminated and the Merger contemplated thereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the Stockholders of the
Company: (i) by the mutual consent of the boards of directors of YPF, the Purchaser and the Company; (ii) by the Company if either YPF or the Purchaser materially breaches, or by YPF and the Purchaser if the Company materially breaches, any of the representations and warranties or covenants contained in the Merger Agreement; (iii) by either YPF and the Purchaser or the Company, if the Merger is not consummated prior to June 30, 1995; provided, however, that the right to terminate the Merger Agreement pursuant to this provision will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; (iv) by either YPF and the Purchaser, on the one hand, or the Company, on the other hand, if either one (or any assignee permitted under the Merger Agreement) is restrained, enjoined or otherwise precluded by an order, decree, ruling or injunction (other than an order or injunction issued on a temporary or preliminary basis) of a court of competent jurisdiction, governmental authority or other regulatory or administrative agency or commission, from consummating the Merger or making the acquisition or holding by YPF or its subsidiaries of the Shares or shares of common stock of the Surviving Corporation illegal and all means of appeal and all appeals from such order, decree, ruling, injunction or other action have been finally exhausted; (v) by the Company if the Board determines that it will not recommend the approval of the Merger by the Company's Stockholders (or if such recommendation is withdrawn) based upon the advice of outside counsel that such action is necessary for the Board to comply with its fiduciary duties to stockholders under applicable law; or (vi) by YPF and the Purchaser, if: (a) the Board shall not have recommended or shall withdraw, modify or change its recommendation relating to the Merger in a manner materially adverse to YPF or shall have resolved to do any of the foregoing; or (b) the Board shall have recommended to the stockholders of the Company that they accept or approve, or the Company or any of its subsidiaries shall have agreed to engage in, a Competing Transaction (as defined below). "Competing Transaction" is defined as any of the following involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction except for such of the foregoing in which the only parties are the Company or one or more subsidiaries of the Company; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company or any of its subsidiaries constituting 5% or more of the consolidated assets of the Company or accounting for 5% or more of the consolidated revenues of the Company in a single transaction or series of related transactions involving any person other than the Company or one or more subsidiaries of the Company; or (iii) any tender or exchange offer for 20% or more of the outstanding Voting Shares or the filing of a registration statement under the Securities Act in connection therewith.

     In the event of any termination and abandonment pursuant to the Merger Agreement, no party to the Merger Agreement (or any of its directors or officers) will have any liability or further obligation to any other party to the Merger Agreement, except for certain express obligations under the Merger Agreement and except that no party will be relieved from liability for any breach of the Merger Agreement. Any action by the Company to terminate the Merger Agreement as described herein will require only the approval of a majority of the directors of the Company then in office who were directors of the Company on the date of the Merger Agreement, or persons nominated or elected to succeed such directors by a majority of such directors.

     In the event the Merger Agreement is terminated, (i) YPF and the Purchaser will not, and will cause their subsidiaries and affiliates controlled by them not to, acquire or offer to acquire or request permission to acquire or offer to acquire (either directly or pursuant to a waiver of this or any other covenant in the Merger Agreement) any additional Voting Shares otherwise than pursuant to the Merger for a period of not less than 24 months after termination of the Merger Agreement without prior written approval of the Board, and (ii) the provisions of the confidentiality agreement previously entered into between the Company and YPF (or one of its affiliates) will continue to apply.

     Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Offer, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses; provided, however, that (i) in the event of a termination of the Merger Agreement by (a) the Company if the Board determines that it will not recommend the approval of the Merger by the Company's Stockholders (or if such recommendation is withdrawn) based upon the advice of outside counsel that such action is necessary for the Board to comply with its fiduciary duties to stockholders under applicable law and (b) YPF and the Purchaser if (1) the Board shall withdraw, modify or change its recommendation relating to the Merger in a manner materially adverse to YPF or shall have resolved to do any of the foregoing or (2) the Board shall have recommended to the Stockholders that they accept or approve, or the Company or any of its subsidiaries shall have agreed to engage in, a Competing Transaction, the Company will be obligated to promptly pay to the Purchaser $20 million in cash, and (ii) in the event of a termination of the Merger Agreement by the Company or by YPF if at the date of such termination any condition to the funding of remaining available credit under the Purchaser Facility or the other loans contemplated by the Commitment Letter has not been satisfied, provided that at such time no other condition to YPF's obligation to consummate the Merger is unsatisfied (other than the failure to meet the Minimum Share Condition as a result of the failure to obtain such funding), YPF and the Purchaser, jointly and severally, will be obligated to promptly pay to the Company $20 million in cash.

$9.75 PREFERRED STOCK ARRANGEMENTS

     In accordance with the provisions of the Certificate, the holder of the $9.75 Preferred Stock was required to approve the Merger Agreement in order for the Merger to be consummated. To induce such holder to consent to the Merger and, effective upon the Effective Time, to (i) waive certain rights, including appraisal rights, conversion rights, rights under the Rights Agreement and the right to increased dividends under certain circumstances, (ii) waive certain covenants restricting the Company's ability to take certain actions and (iii) terminate the registration rights associated with the $9.75 Preferred Stock, YPF has agreed, effective as of the Effective Time, to guarantee the payment and performance of each and every obligation of the Company to the registered owners of the Company's $9.75 Preferred Stock, including the obligation to pay quarterly dividend amounts and to redeem shares of the $9.75 Preferred Stock in certain circumstances (the "Prudential Preferred Waiver Agreement"). In addition, the Company has agreed, effective upon the Effective Time, to (i) waive certain rights, including the right to redeem the $9.75 Preferred Stock at its option and the right of first offer with respect to the transfer of the shares of $9.75 Preferred Stock, (ii) waive certain transfer restrictions with respect to the $9.75 Preferred Stock, and (iii) pay to The Prudential Insurance Company of America ("Prudential"), which is the current holder of all of the outstanding shares of the $9.75 Preferred Stock, a restructuring fee of $250,000 upon the Effective Time. YPF has agreed to reimburse Prudential for all of its reasonable out-of-pocket expenses arising in connection with these agreements.

BACKGROUND OF THE MERGER

     In light of, among other factors, the limitations on the Company's financial flexibility resulting from, among other things, the pressures from continuing depressed oil and gas prices and the Company's limited access to the capital markets, balanced against the Company's obligations and the Company's anticipated funding requirements ($571 million during the years 1995 through 1999) to execute its exploration, development and production program to maximize the value of and/or replace the Company's oil and gas reserves, in mid-1994 the Company began exploring financial alternatives available to it. The alternatives considered involved a broad range of possible actions, including potential sales of assets, subsidiaries or divisions, joint ventures, public debt and equity offerings of securities of several of the Company's subsidiaries, private sales of equity securities of such subsidiaries, and possible sales of a substantial equity interest in the Company. Management of the Company decided to study all reasonable alternatives available to the Company to increase the Company's financial flexibility and maximize stockholder value. CSFB acted as the Company's financial advisor with respect to this effort.

     One of the alternatives given serious consideration was a combined public offering of equity and debt securities by the Company's mid-continent gas production and processing operations, later to be named "Midgard" (the "Midgard Offering Alternative"). On December 20, 1994, Midgard filed with the Commission a registration statement relating to the possible public offering of approximately 37.5% of its common stock. This filing (the "Initial Filing") assumed an overall enterprise valuation of Midgard of approximately $600 million. At the time of the Initial Filing, the Company and CSFB estimated that the offering, together with an expected concurrent offering of $200 million of debt securities, would result in net proceeds of approximately $340 million, which would be used to retire indebtedness of Midgard to the Company. On January 9, 1995, Midgard filed with the Commission a registration statement relating to the possible public offering of $200 million of debt securities of Midgard.

     As an alternative to the possible public offerings of Midgard equity and debt securities, the Company, with the assistance of CSFB, also solicited offers for the private sale of a minority interest in Midgard, commencing in the latter part of 1994. Approximately 70 possible financial and strategic investors were contacted during this process, 14 of which visited the Midgard data room in order to conduct due diligence investigations with respect to Midgard.

     Subsequent to the Initial Filing, the prices for natural gas, which represent virtually all of Midgard's 1994 production and current reserves, remained depressed, thus reducing the potential value to the Company of the Midgard Offering Alternative. The Midgard Offering Alternative continued to be pursued and, as discussed below, was considered by the Board in connection with its consideration of other alternatives at the time the Offer and the Merger Agreement were approved by the Board. However, in connection with and in light of such approval (discussed below), the Company agreed to suspend its pursuit of the Midgard Offering Alternative (or any other sale of equity securities or substantial assets) pursuant to the Merger Agreement.

     In November 1994, Amoco Corporation ("Amoco") contacted the Company and indicated that it desired to initiate discussions relating to the possible acquisition of the entire equity interest in the Company, which transaction might involve a spin-off to the Company's stockholders of some portion of the Company's South American assets. A confidentiality agreement with Amoco was signed in November 1994. During November and December of 1994, the Company, with the assistance of CSFB, furnished to Amoco extensive information relating to the Company's business, financial condition, results of operations and prospects. This extensive due diligence investigation included visits to the Company's principal worldwide locations. Amoco, however, did not choose to engage in substantive negotiations with respect to an acquisition of the entire equity interest in the Company. Instead, on January 27, 1995, Amoco informed the Company that it desired to pursue the possible acquisition of Midgard and/or the Company's Indonesian subsidiaries.

     In early December 1994, Mr. Blackburn met with YPF's Chief Executive Officer. The principal focus of the discussions at this meeting was the companies' respective operations and the possible purchase by YPF of a substantial equity interest in the Company. The companies signed a confidentiality agreement, and over the following three-month period YPF and its representatives undertook an extensive due diligence investigation of the Company.

     In mid-January 1995, CSFB, on behalf of the Company, requested that 16 potential bidders submit proposals in respect of a range of possible transactions, including the possible sale of a minority interest in Midgard, the possible sale of a substantial equity interest in the Company and the possible acquisition of the entire equity interest in the Company.

     On January 24, 1995, an article appeared in Platt's Oilgram News, a leading industry publication, reporting that the Company may be pursuing alternatives to the Midgard Offering Alternative. On January 25, 1995, the Company publicly announced that it was in discussions with various parties concerning a range of possible transactions, including possible equity investments or other transactions involving the Company or its subsidiaries.

     At the meeting of the Board on January 30 and 31, 1995, CSFB reported that none of the potential financial or strategic investors it had solicited had expressed an interest in pursuing the acquisition of a minority interest in Midgard. However, CSFB informed the Board that a number of proposals had been received for the acquisition of the entire equity interest in, or substantially all of the assets of, Midgard (the "Midgard Disposition Alternative"). These proposals included an indication of interest from Amoco to acquire Midgard's assets for an amount in excess of $605 million, as well as other proposals, one of which was believed by CSFB and management of the Company to be generally competitive with Amoco's indication of interest on an after-tax basis. In addition, CSFB reported that Amoco had made an unsolicited offer to purchase the Company's Indonesian properties for $585 million. Amoco's offer for the Company's Indonesian properties was, however, substantially below the valuation placed on such assets by management and CSFB.

     At the meeting of the Board on January 30 and 31, 1995, the Board also considered a proposal received on January 27, 1995 from YPF to acquire all of the Shares at $5.00 per Share in cash, subject to a number of conditions, including satisfactory completion of due diligence and obtaining financing. None of the alternatives considered by the Board at the January 30 and 31, 1995 meeting was believed by management of the Company to be acceptable due to the terms and conditional nature thereof.

     Although no decision was made with respect to the course of action to be taken, the Board instructed the Company's management at the January 30 and 31, 1995 meeting to continue to explore all reasonable alternatives, following which CSFB, on behalf of the Company, requested the four parties who had submitted the most attractive indications of interest in respect of the Midgard Disposition Alternative, including Amoco, to submit final proposals by February 21, 1995. In addition, CSFB requested that YPF consider increasing its prior proposal for the possible acquisition of all of the Shares at $5.00 per Share in cash and also consider a substantial equity investment in the Company.

     On February 21, 1995, the Company received proposals in respect of the Midgard Disposition Alternative from three potential purchasers, the most favorable of which was from Amoco (the "Amoco Alternative"). The Amoco Alternative contemplated a purchase of Midgard's assets and contained two alternative purchase prices -- either $675 million in cash or $500 million in cash and a volumetric-denominated production payment ("VPP") consisting of approximately 60 million cubic feet of gas per day ("mmcfd") declining to 20 mmcfd over a ten-year period. The Amoco Alternative was subject to certain conditions, including satisfactory completion of due diligence, negotiation of definitive agreements, approval by Amoco's board of directors and the agreement by the Company to negotiate exclusively with Amoco. In its February 21, 1995 proposal, Amoco also expressed an interest in pursuing a transaction which would include both Midgard and the Company's Indonesian subsidiaries. Amoco subsequently indicated a possible price for those assets which, in the opinion of management and CSFB, would have made such a transaction substantially less attractive than either the Amoco Alternative relating to only the Midgard assets or the YPF Alternative (described below).

     In addition, on February 25, 1995, the Company received a proposal from YPF (the "YPF Alternative") to acquire all of the Shares for $5.50 per Share, which proposal contemplated that holders of Rights would receive an additional $0.10 per Share (payable by the Company) in connection with the redemption of the Rights. The YPF Alternative was subject to certain conditions, the most significant of which were the receipt of financing, Prudential's approval of the transaction and waiver of certain rights under the terms of the $9.75 Preferred Stock held by it and certain related agreements, approval of YPF's board of directors (which was obtained on February 27, 1995) and the redemption of the Rights.

     At a meeting of the Board held on February 26, 1995, the Board carefully considered the Amoco Alternative, the Midgard Offering Alternative and the YPF Alternative. Management expressed the opinion that the VPP proposed in the Amoco Alternative had an estimated net present value of $200 million. Management and CSFB also informed the Board that, in their opinion, the Amoco Alternative that included the VPP was more attractive than Amoco's all-cash offer due to its tax efficiency and would yield to the Company a net present value of approximately $605 million on an after-tax basis. In addition, management and CSFB were of the opinion that there was relatively low execution risk associated with the Amoco Alternative and that the transaction could be completed expeditiously.

     At the February 26, 1995 Board meeting, CSFB presented its estimates of potential values of Midgard to a third-party purchaser using four cases: a discounted cash flow ("DCF") going concern case, a break-up case, a comparable acquisitions case and a public companies case. Depending on pricing assumptions (discussed below) and based upon a range of discount rates applicable to the DCF going concern case ranging between 8% and 10%, the value of Midgard was estimated by CSFB to range from a low of $427 million to a high of $681 million. Applying the comparable acquisitions case, CSFB informed the Board that the estimated value of Midgard ranged from a low of $539 million to a high of $641 million. Under the break-up case, CSFB informed the Board that the estimated value of Midgard ranged from a low of $529 million to a high of $660 million. CSFB also informed the Board that the estimated value of Midgard as an entirety in an initial public offering in the current market environment was in the range of $475 million to $515 million. Management informed the Board at this meeting of its belief that the Amoco Alternative was superior to the Midgard Offering Alternative in terms of meeting the Company's anticipated funding requirements. However, while the Amoco Alternative appeared to solve the Company's anticipated funding requirements, management believed it would not be effective to reduce the Company's financial leverage. It was also management's belief that the Amoco Alternative, as compared to the YPF Alternative, would result in less financial flexibility for the Company by making the Company smaller while essentially retaining its present credit characteristics and relatively high cost of capital.

     At the February 26, 1995 Board meeting, management and CSFB also made detailed presentations regarding the YPF Alternative, including the proposed financing of up to $800 million to be provided to YPF by Chase. CSFB also presented a review of YPF, including its operations and financial resources. CSFB informed the Board, among other things, that YPF had very substantial capital resources and that CSFB believed YPF could readily complete the YPF Alternative. The Board was also informed as to the status of several unresolved issues with respect to the YPF Alternative, including the break-up fee to be paid in the event of a termination of the Offer or the Merger, the Keepwell Covenant which the Company had requested from YPF and various issues relating to the Company's outstanding Preferred Stock.

     The price for the Shares under the YPF Alternative had been set, following extensive negotiations between representatives of the Company and CSFB, on the one hand, and YPF, on the other, at $5.50 per Share plus $0.10 (payable by the Company) upon redemption of the Rights. It was the opinion of management and CSFB that the financial terms of the YPF Alternative represented YPF's best price. Accordingly, at the February 26, 1995 meeting, the Board also heard presentations from CSFB and management of the Company regarding the range of values for the Shares under the Amoco Alternative, the Midgard Offering Alternative and also assuming that the Company elected to pursue none of the alternatives (the "Status Quo Case"). It was the consensus of the Board, based in part on the views expressed at the February 26, 1995 Board meeting by CSFB and management, that the Status Quo Case was not a realistic alternative for the Company in light of the Company's anticipated funding requirements and limited access to the capital markets.

     CSFB's valuation ranges for Shares discussed at the February 26, 1995 Board meeting were determined through application of the DCF going concern analysis, which CSFB informed the Board was its primary valuation method, and other alternative techniques, including a comparable acquisition analysis, a comparable company analysis, a break-up analysis and a simplified proved reserve value analysis ("SPRV analysis"), a valuation technique developed by the Company for internal planning purposes. In making its analyses, CSFB relied on certain assumptions, including a weighted average cost of capital for the Company of 12% to 12.5% and three different energy price assumptions based on CSFB's determination of the forecasts of oil and gas prices (the "Base Price Assumption"), existing prices in the futures markets (the "Strip Price Assumption") and assuming significant increases over the Base Price Assumption (the "Upside Price Assumption"). The Base Price Assumption assumed prices of $18.50 per barrel ("bl") of oil and $1.70 per thousand cubic feet ("mcf") of natural gas in 1995, increasing to $23.00 per bl of oil and $2.35 per mcf of natural gas by 1999; the Strip Price Assumption assumed prices of $18.01 per bl of oil and $1.58 mcf of natural gas in 1995, increasing to $19.16 per bl of oil and $2.09 per mcf of natural gas by 1999; and the Upside Price Assumption assumed prices of $20.00 per bl of oil and $1.80 per mcf of natural gas in 1995, increasing to $26.00 per bl of oil and $2.50 per mcf of natural gas in 1999.

     Under the DCF going concern analysis, CSFB valued the Amoco Alternative at between $4.50 and $4.75 per Share; the other valuation techniques, taken together, produced a valuation range from $3.50 to $5.625 per Share. The Midgard Offering Alternative produced a valuation range under the DCF going concern analysis of $3.00 to $3.50 per Share and a valuation range of $3.25 to $4.50 per Share under the other valuation techniques, taken together. The Status Quo Case produced a valuation range of $2.75 to $5.75 per Share under the DCF going concern analysis and a valuation range of $0.375 to $5.75 per Share under the other valuation techniques, taken together. However, CSFB advised the Board that valuations using the DCF going concern analysis in excess of $5.00 per Share could be obtained only based upon the Upside Price Assumption, and that this assumption was believed to have a low probability of occurrence in the opinion of CSFB. In addition, the Company's management presented the Board with management's valuation analysis, based primarily on the SPRV analysis, which showed an implied Share price of $3.35 to $6.17 per Share, with an expected value of $4.94 per Share. Such analysis was based on management's assumptions in the Company's business plan regarding oil prices and assumed implementation of the Company's business plan.

     At the February 26, 1995 meeting, the Board also received presentations from management of the Company, CSFB and the Company's legal advisors in respect of the status of the Midgard Offering Alternative, legal matters, the Company's business and prospects, historical trading prices for Shares, YPF's business, financial condition and prospects, and the potential effects of the various alternatives then available on stockholder value and the Company's financial position. The Board did not take any action in respect of any alternatives available to the Company at the February 26, 1995 Board meeting. The Board did, however, instruct management of the Company to engage in further negotiations with YPF in an effort to resolve the various points (discussed below) arising under the YPF Alternative.

     At a meeting held on February 28, 1995, the Board again considered the alternatives available to the Company. As to the material points still open in the YPF Alternative at the time of the February 26, 1995 meeting, the Board was informed that YPF had agreed to the Keepwell Covenant which would obligate YPF to contribute assets to the Company (to the extent Company assets were utilized in connection with the financing of the YPF Alternative) for the purpose of enabling the Company to meet its obligations, including solely for this purpose preferred stock dividends and redemption payments. The Board was also informed that, although the Company's representatives had initially requested that the Keepwell Covenant continue indefinitely, YPF had requested a time limit with respect to this obligation. A nine-year period was believed by the Company's management to be acceptable because most of the Company's outstanding debt and preferred stock redemption requirements occurred within that period. The Board was also informed that YPF had agreed to a break-up fee of $20 million, without any expense reimbursement, in the event the Company elected to terminate the Merger Agreement and had also agreed to pay the Company $20 million in the event that the Offer or the Merger were not completed due to the failure of YPF to obtain financing, subject to certain limitations. Further, the Board was informed that YPF had agreed to a covenant under which YPF and the Company would use their respective reasonable efforts to continue the listing of the $4.00 Preferred Stock and the $2.50 Preferred Stock on the NYSE or to obtain an alternative listing therefor. YPF also had agreed to include preferred stock dividend and redemption payments within the scope of the Keepwell Covenant and had informed the Company's advisors that YPF did not anticipate making any disclosure of any plans or proposals to change the Company's existing preferred stock dividend policy. Finally, YPF had negotiated the Prudential Preferred Waiver Agreement with Prudential.

     At the February 28, 1995 meeting, management and CSFB also reviewed with the Board the presentations made at the February 26, 1995 meeting relating to the estimated Share valuation under the various alternatives. Management informed the Board that the Company would lose approximately $75 million of anticipated annual cash flow generated by the Midgard assets if the Amoco Alternative were elected. In addition, in the opinion of management of the Company, the Amoco Alternative was unlikely to produce value to the holders of Shares in excess of the purchase price proposed by YPF. Further, it was management's opinion that the Amoco Alternative would result in the Company having materially diminished financial flexibility going forward.

     CSFB reviewed with the Board its presentation of the range of values of the Company on a per Share basis under various assumptions, reiterating that to arrive at a value of $5.00 per Share or more under a DCF going concern analysis required the use of the Upside Price Assumption and that, in the opinion of CSFB, such assumption had a low probability of occurrence. While certain of the above-discussed valuation methods produced higher or lower possible values, in general, CSFB placed the per Share value of the Company in the range of $3.00 to $5.00 per Share. At the February 28, 1995 meeting, CSFB also reviewed a draft of its proposed fairness opinion, including the assumptions and limitations thereon, the compensation due CSFB in the event that the Company were to pursue the alternatives then under consideration and CSFB's interests and relationships with respect to both the Company and YPF. CSFB then informed the Board that, if the Board were to approve the YPF Alternative, CSFB would deliver a signed fairness opinion at the time that the Merger Agreement was signed.

     At the February 28, 1995 meeting, the Board also reviewed the potential impact of the Offer and the Merger on the holders of the Company's $4.00 Preferred Stock and $2.50 Preferred Stock, including the possibility that, as a result thereof, such shares would be delisted from trading on the NYSE. As to this matter, CSFB informed the Board that an active market for these shares presently exists and that it was possible that such securities could be listed on another exchange. In addition, CSFB stated that, in its opinion, there should be no material adverse effect on the value of these securities even if they were traded only in the over-the-counter market.

     At the February 28, 1995 meeting, the Board also heard presentations from management of the Company, CSFB and the Company's legal advisors as to various other matters, including additional information relating to YPF's business, financial condition and prospects, conditions in the bank finance and capital markets generally and as affected by recent events in the Republic of Mexico and other Latin and South American countries and the Company's capital requirements and financial position.

     Following further deliberation, the Board unanimously voted, with the director elected by Prudential abstaining, to approve the YPF Alternative.

     In making its determination and recommendations with respect to the Offer and the Merger, the Board considered a number of factors, including without limitation the matters referred to above and the following:

          (i) The alternatives available to the Company and the consideration to be received for the Shares pursuant to the Offer and Merger. In connection with its analysis of this issue, among other factors, the Board considered detailed presentations from CSFB and management of the Company at the February 26 and 28, 1995 Board meetings as to the range of possible values of Shares, based upon the various assumptions discussed above, including without limitation assumptions as to oil and gas prices, the Company's ability to execute its business plan and the alternatives available to the Company. It was the consensus of the Board that the Company should elect either the Amoco Alternative or the YPF Alternative (as modified in the negotiations that took place between the February 26 and the February 28, 1995 Board meetings) and that the YPF Alternative (as so modified) was more likely to create substantially greater value for holders of the Shares than would the Amoco Alternative.

          (ii) The opinion of CSFB to the effect that, as of February 28, 1995, the consideration to be received by the holders of the Shares in the Offer and the Merger was fair to such holders from a financial point of view. A copy of such opinion is filed as Exhibit B hereto. Stockholders are urged to read such opinion in its entirety for an understanding of the assumptions and limitations thereon and CSFB's interests and relationships with respect to both the Company and YPF.

          (iii) The provisions of the Merger Agreement, including the provisions which permit the Company to terminate the Merger Agreement, upon payment to YPF of $20 million, if the Board determined to withdraw its recommendation to holders of Shares to accept the Offer based upon the advice of outside counsel that such action was necessary to comply with the fiduciary duties of the directors under applicable law.

          (iv) The fact that, under the YPF Alternative, YPF's and Purchaser's obligations under the Offer were subject to financing. In this regard, the Board considered, among other things, the terms of the commitment letter YPF had obtained to provide financing, the financial condition of YPF and the Company, conditions in the bank finance and capital markets as described above, the Keepwell Covenant in the Merger Agreement which provides for YPF's capital contribution obligations as described above under "Certain Terms of the Merger Agreement -- Certain Obligations of YPF" and the provision of the Merger Agreement that the Company would be entitled to a $20 million termination fee, subject to certain limitations, if such financing is not satisfied.

          (v) YPF's direct investment in connection with the Offer and Merger, as well as YPF's financial condition and ability to meet its obligations under the Merger Agreement.

          (vi) The fact that the Preferred Stock would not be redeemed or otherwise monetized in connection with the Offer and the Merger. In this regard, the Board considered, among other factors, (a) the terms of the Preferred Stock; (b) the provisions of the Prudential Preferred Waiver Agreement, which had been negotiated between representatives of YPF and Prudential relating to the $9.75 Preferred Stock without substantial participation by representatives of the Company; (c) the possibility that the $4.00 Preferred Stock and the $2.50 Preferred Stock might be delisted from trading on the NYSE and possibly other securities exchanges on which the $4.00 Preferred Stock and the $2.50 Preferred Stock are now listed or admitted for trading as a result of the Offer or the Merger, the covenant in the Merger Agreement to the effect that the parties would use their reasonable efforts to maintain such listings or provide for listing or admission for trading of such Preferred Stock on another exchange or market, and advice of CSFB to the effect that the failure to obtain such alternative listing or admission should not have a material adverse effect on the value of such Preferred Stock; and (d) the Keepwell Covenant and the representation of YPF in the Merger Agreement to the effect that it had no reason to believe that, following the Merger and financings in respect thereof, the Company would not be able to meet its obligations as they become due, including for this purpose the obligation to cause dividends and redemption payments on all series of Preferred Stock to be paid in accordance with the terms thereof.

          (vii) The provisions of the Merger Agreement and other matters described herein, including the matters described in "The Merger -- Certain Interests of Management" below.

In making its decision in respect of the Offer and the Merger Agreement, the Board did not attempt to rank the relative importance of the various factors discussed above. However, the Company generally believes that the factors listed in this paragraph were the most significant factors pertaining to such decision.

     On February 28, 1995, following approval by their respective boards of directors, the Company, YPF and the Purchaser entered into the Merger Agreement. A copy of the Merger Agreement is attached as Exhibit A hereto.

     On March 3, 1995, the Purchaser commenced the Offer. At midnight on March 30, 1995, the Offer expired and the Purchaser thereafter purchased all 120,000,613 Shares which had been validly tendered.

OPINION OF FINANCIAL ADVISOR

     As discussed above, on February 28, 1995 CSFB delivered an opinion to the Board that the $5.50 per Share cash consideration to be received by holders of Shares pursuant to the Merger Agreement is fair, from a financial point of view. A copy of the written opinion of CSFB dated February 28, 1995 is attached as Exhibit B hereto and is incorporated by reference herein. Stockholders are urged to read the opinion in its entirety. The opinion of CSFB will not be updated and is limited to the facts and circumstances on February 28, 1995, the date on which the opinion was delivered to the Board.

     The Company retained CSFB to act as exclusive financial advisor to the Company with respect to the Offer and the Merger. Pursuant to the terms of the engagement letter, dated January 23, 1995, the Company agreed to pay CSFB (i) in the event of sale of all or substantially all of the Shares in connection with the sale of the Company, 0.45% of the total enterprise value of the Company, as determined pursuant to the engagement letter or (ii) in the event of any other sale of an equity interest in the Company other than a sale of the Company, an amount equal to 1.9% to 2.15% of the aggregate consideration received. If the Offer and Merger are consummated in accordance with the terms thereof, it is estimated that CSFB will be entitled to receive approximately $8 million. Under the January 23, 1995 engagement letter, the Company will also reimburse CSFB for its reasonable out-of-pocket expenses, including all fees and disbursements of counsel and other advisors retained by CSFB. In addition, the Company has agreed to indemnify CSFB and certain related persons against certain liabilities in connection with CSFB's engagement.

     Pursuant to an engagement letter dated January 23, 1995, the Company agreed
(i) to pay to CSFB, in the event of the sale of all, substantially all, or a minority interest in Midgard, an amount equal to 1.75% to 2.50% of the aggregate consideration received in a private sale up to a maximum of $5 million, or (ii) to give CSFB, in the event of the sale of equity or debt securities in the public market, the right to act as lead manager and receive customary underwriting fees.

     CSFB has from time to time for a period of more than five years provided financial advisory and investment banking services to the Company and has received customary fees for the rendering of such services. CSFB has informed the Company that an officer of CSFB is an alternate member of the board of directors of YPF and has received compensation for such service on the same basis as is provided to other alternate directors of YPF. It is not currently anticipated that such officer will be named a YPF designee to the

Company's Board. CSFB has from time to time provided investment banking services to YPF for which it has received customary fees. In addition, CSFB has informed the Company that in the ordinary course of CSFB's business, it and its affiliates may actively trade in the debt and equity securities of the Company and its affiliates for CSFB's own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. As of February 28, 1995, CSFB held 34,625 Shares in discretionary and proprietary trading accounts.

     Except as set forth above, neither the Company nor any person acting on its behalf has employed, retained, or compensated any person to make solicitations or recommendations to the Company's stockholders with respect to the Merger.

SOURCE AND AMOUNT OF FUNDS

     General. The total amount of funds required by the Purchaser to acquire the entire common equity interest in the Company, including the purchase of Shares pursuant to the Offer and the payment for Shares converted into the right to receive cash pursuant to the Merger, and to pay related fees and expenses, is expected to be approximately $800 million. The Purchaser entered into the Credit Agreement with Chase as agent for the commercial banks, financial institutions and other investors (the "Lenders") that may from time to time be party to the Credit Agreement pursuant to which a $550 million Purchaser Facility was extended to the Purchaser. On April 5, 1995, the Purchaser borrowed $442.2 million under the Purchaser Facility and received a capital contribution of $250 million from YPF. The Purchaser used such borrowings under the Purchaser Facility and the funds contributed to it from YPF to purchase 120,000,613 Shares pursuant to the Offer. The Company has been advised by YPF and the Purchaser that the payment for Shares converted into the right to receive cash pursuant to the Merger will be made from an additional borrowing by the Purchaser under the Purchaser Facility and, to the extent necessary, from additional capital contributions from YPF.

     Pursuant to the Commitment Letter, Chase has agreed to provide two additional credit facilities aggregating up to $425 million: (i) a credit facility of up to $250 million to be extended to Midgard Energy Company ("Midgard"), a wholly owned subsidiary of the Company (the "Midgard Facility"), and (ii) a credit facility of up to $175 million to be extended to certain other subsidiaries of the Company as described below (the "Subsidiaries Facility"). Revised term sheets for the Midgard Facility and the Subsidiaries Facility are annexed to the Credit Agreement. The proceeds of the Midgard Facility and the Subsidiaries Facility will be used to repay, in part, the Purchaser Facility. Chase has confirmed that it is willing to provide the entire amount of these two additional facilities. Chase also has advised YPF that it intends to arrange one or more syndicates of commercial banks, financial institutions and other investors to provide a portion of these facilities and that it proposes to act as the agent for such lenders in connection with each of the facilities.

     The following is a description of the principal terms of the Purchaser Facility and a description of the proposed terms of the Midgard Facility and the Subsidiaries Facility.

     Purchaser Facility. The Purchaser Facility provides for loans in an aggregate amount of up to $550 million (collectively, the "Purchaser Loan") and will mature on the earlier of: (i) the Effective Time and (ii) June 12, 1995 (such earlier date being the "Purchaser Maturity Date"). The Purchaser borrowed $442.2 million under the Purchaser Facility on April 5, 1995, and may obtain one additional advance thereunder up to the remaining $107.8 million of credit available thereunder. At the Purchaser's option, the interest rate applicable to the Purchaser Loan is either: (i) the one-month London Interbank Offered Rate plus a margin of 2 1/4% or (ii) the Base Rate (as defined in the credit agreement relating to the Purchaser Facility) plus a margin of 1 1/4%. The Purchaser Loan is guaranteed by YPF as described below. In addition, prior to the Merger, the Purchaser has agreed not to dispose of any such Shares except for cash at fair market value. The Lenders' obligation to fund the remaining amount of credit available under the Purchaser Facility is subject to certain conditions as described below. It is anticipated that up to $125 million of the Purchaser Loan, plus accrued interest on the Purchaser Loan, will be repaid on the Purchaser Maturity Date from cash held by the Company.

     Midgard Facility. The Company currently anticipates that on the Purchaser Maturity Date, up to $250 million of the Purchaser Loan will be repaid with funds provided to the Company by Midgard. The

Company anticipates that Midgard will provide the funds from the proceeds of a loan of up to $250 million (the "Midgard Loan") pursuant to the Midgard Facility. The Midgard Loan will be made in a single drawing, will mature on December 31, 2003 and will be repaid in up to 28 consecutive quarterly installments commencing on March 31, 1997, subject to semi-annual borrowing base redeterminations. At Midgard's option, the interest rate applicable to the Midgard Loan will be, until March 31, 1997, either (i) the one-, two-or three-month London Interbank Offered Rate plus a margin of 1 3/4% or (ii) the Base Rate (to be defined in the credit agreement relating to the Midgard Facility) plus a margin of 3/4% and, thereafter, either (iii) the one-, two- or three-month London Interbank Offered Rate plus a margin of 2 1/4% or (iv) the Base Rate plus a margin of 1 1/4%. The Midgard Loan will not be secured but will be guaranteed by YPF and the Company. The agreement evidencing the Midgard Loan will contain, among other things, a negative pledge on all assets of Midgard, subject to customary exceptions. The lenders' obligation to fund the Midgard Loan will be subject to certain conditions as described below. It is anticipated that the Midgard Loan will be repaid with funds generated by Midgard's business operations.

     Subsidiaries Facility. The Company currently anticipates that on the Purchaser Maturity Date, up to $175 million of the Purchaser Loan will be repaid with funds provided to the Company by Maxus Northwest Java, Inc. ("Java") and Maxus Southeast Sumatra, Inc. ("Sumatra") (collectively, the "Designated Subsidiaries"). The Company anticipates that the Designated Subsidiaries will provide these funds from the proceeds of a loan of up to $175 million (the "Subsidiaries Loan") made to them pursuant to the Subsidiaries Facility. The Subsidiaries Loan will be made in a single drawing on the Purchaser Maturity Date, will mature on December 31, 2002 and will be repaid in up to 24 consecutive quarterly installments commencing on March 31, 1997, subject to semi-annual borrowing base redeterminations. At the option of the Designated Subsidiaries, the interest rates applicable to the Subsidiaries Loan will be, until March 31, 1997, either (i) the one-, two- or three-month London Interbank Offered Rate plus a margin of 2 1/4% or (ii) the Base Rate (to be defined in the credit agreement relating to the Subsidiaries Facility) plus a margin of 1 1/4% and, thereafter, either (iii) the one-, two- or three-month London Interbank Offered Rate plus a margin of 2 3/4% or (iv) the Base Rate plus a margin of 1 3/4%. The Subsidiaries Loan to Java and Sumatra will be secured by certain of the assets of Java and Sumatra, will be guaranteed by the Company and a new subsidiary formed to hold the stock of Java and Sumatra, and the guarantee by that new holding company will be secured by the stock of Java and Sumatra. The agreement evidencing the Subsidiaries Loan will contain a negative pledge on all of the other assets of the Designated Subsidiaries, subject to customary exceptions.

     The lenders' obligation to fund the Subsidiaries Loan will be subject to certain conditions as described below. It is anticipated that the Subsidiaries Loan will be repaid with funds generated by the Designated Subsidiaries' business operations.

     Upon further review of the value of the assets of Midgard and the Designated Subsidiaries, the terms of the Midgard Loan and the Subsidiaries Loan may be modified to provide for intercompany guarantees or other arrangements whereby Midgard and the Designated Subsidiaries provide support for each other's loans.

     Conditions to Funding. The obligation of the lenders to advance the remaining amount of credit available under the Purchaser Facility is subject to the fulfillment of certain conditions, including but not limited to, (i) the absence of any material adverse change in the condition (financial or otherwise), business operations, assets, nature of assets or liabilities of (a) YPF and its subsidiaries (taken as a whole), (b) the Purchaser and (c) the Company and its subsidiaries (taken as a whole) and (ii) that the Company will have sufficient cash available to pay the accrued interest on the Purchaser Facility plus the lesser of (a) $125 million and (b) the difference between (1) the principal amount of the Purchaser Loan outstanding on the Purchaser Maturity Date and (2) the lesser of $425 million or such other amount as is available under the Midgard Loan and the Subsidiaries Loan as described above.

     The obligation of the lenders to fund the Midgard Loan and the Subsidiaries Loan will be subject to certain additional conditions, including without limitation, (i) the effectiveness of the Merger, (ii) the absence of any material adverse change in the condition (financial or otherwise), business, operations, assets, nature of assets or liabilities of (a) YPF and it subsidiaries (taken as a whole), (b) the Company and its subsidiaries (taken as a whole), (c) in the case of the Midgard Loan, Midgard and its subsidiaries taken as a whole, and (d) in the case of the Subsidiaries Loan, Java or Sumatra or their holding company, (iii) the payment in full of the Purchaser Loan and (iv) all indebtedness and other obligations of each of Midgard, Java and Sumatra to the Company and its other subsidiaries shall have been paid in full or satisfactorily subordinated to the repayment of the Midgard Loan and the Subsidiaries Loan.

     Prepayment. Each of the Purchaser Loan, the Midgard Loan and the Subsidiaries Loan (collectively, the "Loans") may be prepaid in whole or in part without premium or penalty, except for costs associated with the prepayment of any portion of a Loan bearing interest at a rate determined by reference to the London Interbank Offered Rate prior to the end of any applicable interest period.

     YPF Guarantee. YPF has guaranteed the repayment of the Purchaser Facility, and will guarantee the repayment of the Midgard Facility and the Subsidiaries Facility. The YPF guarantee of the Purchaser Facility is secured by a pledge of the capital stock of the Purchaser. The guarantee contains certain covenants including a limitation on YPF's debt level and a required level of tangible net worth. The largest aggregate principal amount of the indebtedness that YPF may become liable to repay, at any given time, under the guarantees of the Purchaser Facility, the Midgard Facility and the Subsidiaries Facility is $550 million.

     Certain Fees. YPF has agreed to pay to Chase customary fees in connection with each of the facilities.

     Covenant Regarding Financing. In the Merger Agreement, YPF and the Purchaser agreed that they will use their reasonable best efforts to obtain the financings contemplated by the Commitment Letter.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The receipt of cash for Shares pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. The tax consequences of such receipt pursuant to the Merger may vary depending upon, among other things, the particular circumstances of the Stockholder. In general, a Stockholder who receives cash for Shares pursuant to the Merger will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received in exchange for the Shares sold and such Stockholder's adjusted tax basis in such Shares. Provided that the Shares constitute capital assets in the hands of the Stockholder, such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the holder has held the Shares for more than one year at the time of sale. Gain or loss will be calculated separately for each block of Shares converted pursuant to the Merger Agreement.

     As none of the $4.00 Preferred Stock, the $9.75 Preferred Stock or the $2.50 Preferred Stock will be exchanged for any security or other consideration in the Merger but will remain outstanding, holders of such securities will not recognize any gain or loss with respect to such securities solely as a result of the Merger.

     The foregoing discussion may not be applicable to certain types of Stockholders, including Stockholders who acquired Shares pursuant to the exercise of employee stock options or otherwise as compensation, individuals who are not citizens or residents of the United States, foreign corporations and entities that are otherwise subject to special tax treatment under the Internal Revenue Code of 1986, as amended, such as insurance companies, tax-exempt entities and regulated investment companies.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, AND STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

     The Merger will be accounted for under the "purchase" method of accounting, whereby the purchase price will be allocated based on fair values of the assets and liabilities of the Company.

CERTAIN INTERESTS OF MANAGEMENT

     Interests in Shares and Stock Options. The Merger Agreement provides that the Company will cooperate with YPF and the Purchaser in an effort to obtain the surrender of all Options held by employees and directors of the Company in exchange for the payments set forth in Schedule 2.6 to the Merger Agreement. If all such Options are surrendered, the holders thereof, including certain directors and executive officers of the Company, will receive an aggregate amount of approximately $4.7 million. Of that amount, Charles L. Blackburn, the Chairman, President and Chief Executive Officer of the Company, the four next highest compensated executive officers of the Company (collectively with Mr. Blackburn, the "Named Executives"), all executive officers of the Company as a group (the "Executive Officer Group") and all directors of the Company as a group would receive approximately the following amounts: Mr. Blackburn, $1.1 million; Michael C. Forrest, $385,000; Steven G. Crowell, $390,000; George W. Pasley, $335,000; McCarter Middlebrook, $160,000; the Executive Officer Group, $2.9 million; and all directors of the Company (other than Mr. Blackburn), as a group, $545,000. In addition, the Merger Agreement provides that all restrictions on restricted Shares, which include restricted Shares owned by certain executive officers of the Company, will lapse at the Effective Time. The aggregate value of all restricted Shares, based on a price of $5.50 per Share, is approximately $5.2 million. Of that amount, the Named Executives and the Executive Officer Group would receive the following amounts: Mr. Blackburn, $104,588; Mr. Forrest, $0; Mr. Crowell, $34,430; Mr. Pasley, $20,658; Mr.
Middlebrook, $14,916; and the Executive Officer Group, $215,000. None of the directors of the Company (other than Mr. Blackburn) owns any such restricted shares.

     Indemnification and D&O Insurance. Pursuant to the Merger Agreement, YPF has agreed that, for seven years after the Effective Time, YPF will cause the Company to indemnify and hold harmless each present and former officer, director, employee and agent of the Company and its subsidiaries (an "Indemnified Party") against all losses, claims, damages or liabilities arising out of actions or omissions occurring on, prior to or after the Effective Time (whether or not based in whole or in part on the sole or concurrent negligence of the Indemnified Party or on the theory of strict products liability) to the full extent provided under Delaware law, the Certificate and By-Laws of the Company in effect on February 28, 1995 and under all agreements to which the Company was a party as of February 28, 1995, including without limitation provisions relating to advances of expenses incurred in the defense of any action or suit (including without limitation attorneys' fees of counsel selected by the Indemnified Party). YPF has agreed to cause the Company to maintain the Company's existing officers' and directors' liability insurance as in effect on February 28, 1995 ("D&O Insurance") in full force and effect without reduction of coverage for a period of seven years after the Effective Time, provided, however, that the Company will not be required to pay an annual premium therefor in excess of 250% of the last annual premium paid prior to February 28, 1995 (the "Current Premium"), and, provided, further, that if the existing D&O Insurance expires, is terminated or cancelled during such seven-year period, the Company will use its best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium on an annualized basis not in excess of 250% of the Current Premium.

     Employee Agreements and Benefit Plans. The Merger Agreement provides that, except as may be expressly provided in a valid written waiver voluntarily signed by an affected employee party thereto, the Company will honor and, on and after the Effective Time, YPF will cause the Company to honor in accordance with the terms thereof, without offset, deduction, counterclaim, interruption or deferment (other than withholdings under applicable law), all employment, change-in-control, severance, termination, consulting and unfunded retirement or benefit agreements to which the Company or any of its subsidiaries was a party as of February 28, 1995. The Company is presently a party to change-in-control agreements with 17 senior executives of the Company, including each of the executive officers of the Company, which agreements (or predecessors thereof) were entered into in 1987 or, if later, the date that the executive first attained the position of general manager or above. In the event that all of the persons who are parties to change-in-control agreements terminate their employment with the Company (or are terminated) under circumstances in which they have rights to severance payments thereunder, the maximum aggregate amount which the Company would be obligated to pay under all such agreements is estimated to be $14.7 million. On April 7, 1995, all of the Company's executive officers gave notice of their intent to resign under circumstances in which they had the right to receive severance payments thereunder. In order to facilitate the transition following such event, the Company and its eight executive officers agreed that the executive officers would continue to work for the Company in their present positions at their current level of compensation until June 30, 1995 or such date as otherwise mutually agreed. The Company also agreed to pay the executive officers such severance payments no later than April 15, 1995. Pursuant to said agreement and the change-in-control agreements, the Named Executives and the Executive Officer Group have received or are entitled to receive the following amounts: Mr. Blackburn, $2.7 million; Mr. Forrest, $1.0 million; Mr. Crowell, $1.0 million; Mr. Pasley, $0.9 million; Mr. Middlebrook, $0.8 million; and the Executive Officer Group, $8.2 million.

     The Merger Agreement also provides that the Company will, for a period of 12 months following the Effective Time, continue, without amendment or change, except for changes that increase such compensation or benefits or as may be required by law, the Benefit Plans and the other compensation and benefit policies, practices, programs and arrangements (collectively, the "Plans") which provide compensation or benefits to employees of the Company and its subsidiaries, except that the Company may replace any of the Plans with another plan or program that provides not less than a substantially equivalent level of compensation or benefits and may amend or replace any stock-based award plan or program with another plan which is determined in good faith by the Board to provide comparable incentive compensation opportunities.

     Consulting Agreement. Mr. Blackburn, formerly the Chairman, President and Chief Executive Officer of the Company has become an international consultant to YPF and remains a director of the Company. Under a two-year contract, Mr. Blackburn will be available to render consulting services for a minimum of 60 days per year and will be paid a retainer of $180,000 per year. Mr. Blackburn will be paid $3,000 per day for each day of consulting provided in excess of 60 days per year. He will also be provided offices in Dallas and Buenos Aires.

     Interim Chief Executive Officer. In addition, on April 21, 1995, YPF announced that Mr. Peter Gaffney, a founding partner of Gaffney, Cline & Associates Inc. ("Gaffney, Cline"), and a reservoir engineer who is currently also President-elect of the Society of Petroleum Engineers, had become a Director, the interim Chief Executive Officer and the President of the Company. Pursuant to a proposed agreement, Mr. Gaffney would serve for an initial period of six months at a rate of $50,000 per month plus certain benefits including reimbursement of housing, travel and relocation costs. Under a separate proposed agreement, in consideration of Gaffney, Cline granting Mr. Gaffney a leave of absence for such period, the Company would pay Gaffney, Cline $500,000 upon execution of the agreement with Mr. Gaffney and an additional $500,000 if the period of Mr. Gaffney's service is extended.

REGULATORY MATTERS

     Antitrust Matters. Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") provides that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and the waiting period under the HSR Act has been terminated. On March 13, 1995, the waiting period under the HSR Act with respect to the Purchaser's acquisition of Shares pursuant to the Offer and the Merger was terminated pursuant to a request for early termination.

     Transactions such as the Merger may be investigated by the Antitrust Division or the FTC. Notwithstanding the termination of the waiting period applicable to the Offer and Merger under the HSR Act, before or after the consummation of any such transaction, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking divestiture of the Shares so acquired or divestiture of substantial assets of YPF and/or the Company. Private parties may also bring legal action under antitrust laws under certain circumstances.

     Other Governmental Approvals. Other than the issuance of a certificate of merger by the Secretary of State of Delaware, the Company is aware of no federal or state regulatory requirements that must be complied with or approvals that must be obtained prior to the consummation of the Merger.

CERTAIN LITIGATION

     Following the public announcement on February 28, 1995 of the proposed Merger, a number of purported holders of Shares filed complaints in the Chancery Court of the State of Delaware. On March 7, 1995, plaintiffs filed an Amended Complaint. In the Amended Complaint, the plaintiffs sued individually and on behalf of a putative class comprised of all stockholders of the Company (the "Class Action"). The Amended Complaint named as defendants the Company, the directors and certain officers of the Company, a former director of the Company, YPF and the Purchaser, and alleged, among other things, that the defendant directors and officers of the Company breached their fiduciary duties in approving the Offer and the Merger, including their duties to obtain the best transaction available and to disclose all material facts and that YPF and the Purchaser aided and abetted the alleged breach of duties. Plaintiffs alleged, among other things, that defendants failed to disclose material information relating to the fairness opinion of CSFB, the proposals received by the Company to acquire Midgard, including the proposals by Amoco, the proposals to acquire the Company, including the proposals by YPF and Amoco, and the reasons for the Board's selection of the proposed merger with YPF over the sale of Midgard to Amoco. In the Amended Complaint, the plaintiffs sought, among other things, orders enjoining the consummation of the Offer and the Merger requiring supplemental disclosure and awarding damages to the alleged class, together with attorneys' fees and other relief.

     On March 20, 1995, the Company filed and disseminated Amendment No. 3 to its Schedule 14D-9, which included additional information relating to subjects identified in the disclosure claims of the Amended Complaint. On March 28, 1995, the Company announced that it, the defendant directors and officers of the Company, YPF and the Purchaser, had reached an agreement in principle to settle the Class Action (the "Proposed Settlement"). In this connection, the plaintiffs withdrew their motion for a preliminary injunction to enjoin the Offer and the Merger, which motion had been scheduled to be heard on March 28, 1995 before the Delaware Chancery Court. In exchange for plaintiffs' agreement to the Proposed Settlement, the Company agreed to provide supplemental disclosures in addition to the disclosures contained in an amendment to the Company's Schedule 14D-9 filed by the Company with the Commission. Such supplemental disclosures were subject to review and comment by plaintiffs' counsel and included the issuance of the Company's press release of March 29, 1995 and this Proxy Statement. The press release of March 29, 1995 stated that CSFB assumed certain additions to the Company's oil and gas reserves, and that the additional reserves described in the Company's press releases of March 13, 1995 and March 15, 1995, were within the range of additions assumed by CSFB.

     The Proposed Settlement also provides that beneficial holders of Shares be certified as a class for purposes of settlement only, that all claims that were or could have been asserted in the Class Action by plaintiffs or any member of the class will be released and that the Company will not oppose an application for an award of attorneys' fees and expenses to plaintiffs' counsel up to a specified amount. The Proposed Settlement, the class determination and any award of attorneys' fees to plaintiffs' counsel are subject to approval by the Delaware Chancery Court. The Company will cause to be mailed to stockholders a Notice of Proposed Class Action, Proposed Settlement of Class Action, and Settlement Hearing (the "Notice"). The date and time of the Settlement Hearing will be set forth in such Notice.

     The Company has also received communications in which purported holders of Preferred Stock have threatened to commence or demanded that the Company commence, litigation with respect to the Offer and the Merger. The absence of an injunction, among other things, is a condition to the Purchaser's obligation to consummate the Merger.

APPRAISAL RIGHTS

     For the purposes of this "Appraisal Rights" section only, the term "Stockholder" means only those holders of Shares and does not include holders of $4.00 Preferred Stock. Pursuant to Section 262 of the DGCL ("Section 262"), a Stockholder may demand an appraisal of the "fair value" of the Stockholder's Shares in lieu of accepting the payment to be made pursuant to the Merger. Under the DGCL, only holders of Shares and $9.75 Preferred Stock are entitled to exercise rights under Section 262 of the DGCL. The holder of $9.75 Preferred Stock has waived its rights under Section 262 pursuant to the Prudential Preferred Waiver Agreement. See "The Merger -- $9.75 Preferred Stock Arrangements." Holders of $4.00 Preferred Stock and

$2.50 Preferred Stock are not entitled to appraisal rights under the applicable provisions of Section 262 of the DGCL.

     The following is a summary of Section 262 and the procedures that must be followed to perfect appraisal rights thereunder. The complete text of Section 262 is set forth as Exhibit C to this Proxy Statement. Under Section 262, a corporation, not less than 20 days prior to the meeting at which a proposed merger is to be voted on, must notify each of its stockholders entitled to appraisal rights as of the record date of the meeting that such appraisal rights are available and include in such notice a copy of Section 262. THIS PROXY STATEMENT CONSTITUTES SUCH NOTICE TO THE STOCKHOLDERS. Stockholders wishing to exercise appraisal rights are urged to review carefully the complete text of
Section 262.

     Stockholders should note that the term "stockholder," as used in Section 262, refers to the holder of record of the Shares as to which appraisal rights are exercised, or a person duly authorized and expressly purporting to act on behalf of the record holder; a person having a beneficial interest in Shares that is held of record by another person, such as a broker or nominee, must act promptly to cause the record holder to follow the procedures described below properly and in a timely manner to perfect any appraisal rights the beneficial owner may have. In addition, if Shares are owned of record in a fiduciary capacity, such as by a trustee or custodian, the demand for appraisal should be made in that capacity, and if Shares are held of record by more than one person, as in a joint tenancy, the demand should be executed by or on behalf of all owners. An authorized agent may execute the demand on behalf of a holder of record; however, the agent must identify the record owners and expressly disclose that, in executing the demand, the agent is acting as authorized agent for such owners. A record holder, such as a broker, who holds Shares as nominee for one or more beneficial owners may exercise such owner's appraisal rights with respect to all or a portion of such Shares. In that case, the demand should specify the number of Shares covered thereby; where no such specification is made, the demand will be presumed to cover all shares held of record by such nominee.

     Each Stockholder electing to demand an appraisal must deliver to the Company, before the taking of the vote on the Merger, a written demand for appraisal of such Stockholder's Shares. Such demand must inform the Company of the identity of the Stockholder and the Stockholder's intent to demand the appraisal of the Stockholder's Shares. A proxy or vote against the Merger, or an abstention or broker non-vote, will not constitute such a demand; a Stockholder electing to take such action must do so by a separate written demand. Such demands should be mailed or delivered to Mr. H.R. Smith, Secretary, Maxus Energy Corporation, 717 North Harwood Street, Dallas, Texas 75201. Within ten days after the Effective Time, the Surviving Corporation will notify each Stockholder who has made a proper written demand and who has not voted in favor of or consented to the Merger as of the Effective Time. A vote in favor of the Merger will have the effect of waiving the appraisal rights.

     The right of appraisal may be lost if the procedural requirements of
Section 262 are not followed exactly. If the right of appraisal is lost, the Stockholder will be entitled to receive $5.50 in cash, without interest, for each Share owned at the Effective Time upon surrender of the Stock Certificates representing such Shares.

     Stockholders should also note that Section 262 provides for an appraisal of the "fair value" of the Share "exclusive of any element of value arising from the accomplishment or expectation" of the Merger. Accordingly, an appraisal proceeding may result in a determination that the "fair value" of a Share is greater than, equal to or less than $5.50. However, it is anticipated that no more than $5.50 per Share, without interest, will be offered by the Company (or
YPF) to any Stockholder seeking to exercise appraisal rights.

     Within 120 days after the Effective Time, the Company or any Stockholder who has complied with the foregoing procedures may file a petition in the Delaware Court of Chancery (the "Court") demanding a determination of the fair value of the Shares of all Stockholders who have complied with such procedures. However, since the Company has no obligation to file such a petition and does not currently intend to do so if any Stockholders exercise appraisal rights, any Stockholder who desires that such a petition be filed is advised to do so on a timely basis. If neither the Company nor any such Stockholder files such a petition within that 120-day period, all appraisal rights will terminate and any such Stockholders will only be entitled to receive $5.50 in cash, without interest, for each Share. Any Stockholder may withdraw the Stockholder's demand for appraisal at any time within 60 days after the Effective Time (or thereafter with the written consent of the

Company) and receive, pursuant to the terms of the Merger, $5.50 in cash, without interest, for each Share. Notwithstanding the foregoing, no appraisal proceeding in the Court may be dismissed as to any Stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     Within 120 days after the Effective Time, any Stockholder who has complied with the foregoing procedures may also deliver to the Company a written request for a statement listing the aggregate number of Shares with respect to which demands for appraisal have been received and the aggregate number of holders of such Shares. Such a statement must be mailed to the Stockholder within ten days after his written request therefor is received by the Company.

     Upon the filing of any petition by a Stockholder demanding appraisal, service of a copy thereof must be made upon the Company, which must, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all Stockholders who have demanded appraisal for their Shares and with whom agreement as to the value of such Shares has not been reached. If a petition is filed by the Company, the petition must be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Company and to the Stockholders shown on such list at the addresses set forth therein, and such notice must also be given by publishing a notice at least one week prior to the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or such other publication as the Court deems advisable. The forms of the notices by mail and by publication must be approved by the Court, and the costs thereof will be borne by the Company.

     After determining the Stockholders entitled to an appraisal under Section 262, the Court will appraise the Shares, determining their fair value, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the "fair value." In determining such fair value, the Court must take all relevant factors into account. The Delaware Supreme Court has stated that such factors include "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger which throw any light on future prospects of the merged corporation." The Delaware Supreme Court has also stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

     The Court will direct the payment of the appraised value of the Shares, together with interest, if any, by the Company to the Stockholders entitled thereto upon surrender of the Stock Certificates representing such Shares. The costs of the appraisal may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a Stockholder, the Court may order all or a portion of the expenses incurred by any Stockholder in connection with the appraisal proceeding (including, without limitation, reasonable attorneys' fees and the fees and expenses of experts) to be charged pro rata against the value of all of the Shares entitled to an appraisal.

     After the Effective Time, no Stockholder who has demanded appraisal rights will be entitled to vote Shares held by such Stockholder for any purpose or to receive dividends or other distributions on his Shares (except dividends or other distributions payable to Stockholders of record prior to the Effective
Time).

     ANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS BUT WHO DOES NOT FOLLOW THE PROCEDURES PROVIDED UNDER SECTION 262 IN A PROPER AND TIMELY MANNER WILL BE UNABLE TO PERFECT APPRAISAL RIGHTS. IN THAT CASE, THE SHARES OWNED BY SUCH STOCKHOLDER IMMEDIATELY PRIOR TO THE EFFECTIVE TIME WILL BE CONVERTED INTO THE RIGHT TO RECEIVE $5.50 PER SHARE IN CASH, WITHOUT INTEREST, PURSUANT TO THE MERGER.

                      PRICE RANGE OF SHARES AND DIVIDENDS

     Price Range of Shares; Dividends. The Shares are listed and principally traded in the United States on the NYSE and the Pacific Stock Exchange under the symbol "MXS." The following table sets forth, for the calendar quarters indicated, the high and low sales price per Share on the NYSE Composite Tape. The Company did not pay a dividend on the Shares in 1992, 1993 or 1994. On March 31, 1995 the Company paid the redemption price of $0.10 per Right to record holders of Shares as of March 22, 1995 for the redemption of the Rights. See "The Merger -- Redemption of Rights." The Company has paid all dividends on the Preferred Stock in accordance with the terms thereof. All prices set forth below are as reported in published financial sources.

                                                                  HIGH       LOW
                                                                  ----       ---
            1992
              First Quarter.....................................   8 1/4      5 3/4
              Second Quarter....................................   7 1/4      5 5/8
              Third Quarter.....................................   7 3/8      5 1/2
              Fourth Quarter....................................   7 1/2      6 1/4
            1993
              First Quarter.....................................   9 3/4      6 1/8
              Second Quarter....................................  10 3/8      8 3/8
              Third Quarter.....................................   9 3/4      7 3/8
              Fourth Quarter....................................   7 3/8      4 1/2
            1994
              First Quarter.....................................   5 7/8      4 1/8
              Second Quarter....................................   5 1/4      4 1/8
              Third Quarter.....................................   5 7/8      4 1/2
              Fourth Quarter....................................   4 3/4      3 1/4
            1995
              First Quarter.....................................   5 1/2      3
              Second Quarter (through May 5th)..................   5 1/2      5 3/8

     On February 27, 1995, the last full trading day prior to the announcement of the Merger Agreement, the reported closing sales price per Share on the NYSE Composite Tape was $3 3/4. On March 2, 1995, the last full trading day prior to commencement of the Offer, the reported closing sales price per Share on the NYSE Composite Tape was $5 7/16. On May 5, 1995, the last full NYSE trading day prior to the date of this Proxy Statement, the closing sales price of the Shares on the NYSE Composite Tape was $5 1/2 per Share. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES.

     The Company has agreed in the Merger Agreement not to, and does not intend to, pay cash dividends with respect to the Shares prior to the Effective Time.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth the beneficial ownership (as defined in the rules of the Commission) as of April 24, 1995 of the Company's equity securities of the directors, the Company's chief executive officer and its four most highly compensated other executive officers and all directors and executive officers as a group. At such date, all directors and executive officers as a group beneficially owned less than 1% of the $4.00 Preferred Stock outstanding and less than 1% of the Common Stock outstanding. None of the directors or executive officers beneficially owned any $9.75 Preferred Stock or $2.50 Preferred Stock.

                                                                     AMOUNT AND NATURE
                                                                       OF SECURITIES
                                                                       BENEFICIALLY
          NAME OF BENEFICIAL OWNER            TITLE OF SECURITY            OWNED
    ------------------------------------  -------------------------  -----------------
    Charles L. Blackburn................  Common Stock.............        476,661(1)(2)
                                          $4.00 Preferred Stock....            -0-
    Cedric Bridger......................  Common Stock.............            -0-(3)
                                          $4.00 Preferred Stock....            -0-
    Steven G. Crowell...................  Common Stock.............        167,470(1)(2)
                                          $4.00 Preferred Stock....            -0-
    Michael C. Forrest..................  Common Stock.............        115,561(1)
                                          $4.00 Preferred Stock....            -0-
    Peter Gaffney.......................  Common Stock.............            -0-(3)
                                          $4.00 Preferred Stock....            -0-
    George L. Jackson...................  Common Stock.............         20,000(1)
                                          $4.00 Preferred Stock....            -0-
    Mr. Nells Leon......................  Common Stock.............            -0-(3)(4)
                                          $4.00 Preferred Stock....            -0-
    James R. Lesch......................  Common Stock.............            -0-(3)
                                          $4.00 Preferred Stock....            -0-
    McCarter Middlebrook................  Common Stock.............         69,737(1)(2)
                                          $4.00 Preferred Stock....            133
    George W. Pasley....................  Common Stock.............        112,793(1)(2)
                                          $4.00 Preferred Stock....            -0-
    P. Dexter Peacock...................  Common Stock.............            -0-(3)
                                          $4.00 Preferred Stock....            -0-
    R.A. Walker.........................  Common Stock.............         11,236(1)(5)
                                          $4.00 Preferred Stock....            -0-
    Directors and executive officers as
      a group...........................  Common Stock.............      1,148,625(1)(2)(3)(5)
                                          $4.00 Preferred Stock....            133

- ---------------
(1) These amounts include Shares covered by options exercisable within 60 days, as follows: Mr. Blackburn, 456,933; Mr. Crowell, 160,214; Mr. Forrest, 115,000; Mr. Jackson, 20,000; Mr. Middlebrook, 66,583; Mr. Pasley, 108,608;
    Mr. Walker, 10,000; and all directors and executive officers as a group, 1,105,009. See "The Merger -- Certain Interests of Management."

(2) These amounts include "restricted" Shares, i.e., Shares subject to restriction for a period of years, as to which the holders have sole voting power, but no investment power, during the restricted period, as
                                             (Notes continued on following page)
follows: Mr. Blackburn, 19,016; Mr. Crowell, 6,260; Mr. Pasley, 3,756; Mr. Middlebrook, 2,712; and all directors and executive officers as a group, 38,424. See "The Merger -- Certain Interests of Management."

(3) Does not include Shares beneficially owned by YPF, as to which each of Messrs. Bridger, Gaffney, Leon, Lesch and Peacock disclaims beneficial ownership. Messrs. Bridger, Gaffney, Leon, Lesch and Peacock deny having or sharing dispositive or voting power with respect to the Shares beneficially owned by YPF.

(4) Mr. Leon, a designee of YPF, is expected to be appointed as a director of the Company. See "The Merger -- Election of YPF Designees."

(5) Does not include Shares owned by Prudential, as to which Mr. Walker disclaims beneficial ownership. Mr. Walker denies having or sharing dispositive or voting power with respect to the Shares beneficially owned by Prudential.

     To the knowledge of the Company, as of April 24, 1995, no person beneficially owned more than 5% of any class of the Company's voting securities except as set forth below:

                                                                       AMOUNT AND
                                                                    NATURE OF SHARES
                                                                      BENEFICIALLY       PERCENT OF
  NAME AND ADDRESS OF BENEFICIAL OWNER        TITLE OF CLASS             OWNED             CLASS
- ----------------------------------------  ----------------------    ----------------     ----------
YPF Acquisition Corp. ..................  Common Stock                 120,000,613(1)        88.5%
  Avenida Pte. Roque
  Saenz Pena 777
  1364 Buenos Aires
  Argentina

YPF Sociedad Anonima....................  Common Stock                 120,000,613(2)        88.5%
  Avenida Pte. Roque
  Saenz Pena 777
  1364 Buenos Aires
  Argentina

The Prudential Insurance Company of
  America...............................  Common Stock                   8,039,242(3)         5.6%
  Prudential Plaza                        $9.75 Preferred Stock          1,250,000(4)       100.0%
  Newark, New Jersey 07102-3777

Kidder, Peabody Group Inc...............  Common Stock                   8,000,000(5)         5.6%
  10 Hanover Square
  New York, New York 10005

- ---------------
(1) Consists of Shares held of record by the Purchaser.

(2) Consists of Shares held of record by the Purchaser, which may be deemed to be beneficially owned by YPF by reason of YPF's direct beneficial ownership of 100% of the capital stock of the Purchaser.

(3) Prudential reported on Amendment No. 6 to Schedule 13G, dated January 31, 1995, in connection with beneficial ownership at December 31, 1994, that it had sole dispositive and voting power with respect to 59,837 Shares indicated above as beneficially owned by it, shared voting power with respect to 66,305 of such Shares and shared dispositive power with respect to 69,405 of such Shares. Prudential indicated that it may have direct or indirect voting and/or investment discretion over 129,242 of such Shares which were held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies and/or other affiliates. It also indicated that the remainder of Shares reported by it resulted from the assumed conversion of Shares of $9.75 Preferred Stock. Except as provided in Footnote 4 below, the information herein assumes that Prudential's ownership has not changed as of April 24, 1995, and is included in reliance on such Amendment No. 6.
                                             (Notes continued on following page)

(4) On February 28, 1995, the Company and Prudential entered into the Prudential Preferred Waiver Agreement pursuant to which Prudential has waived certain rights, including conversion rights and registration rights, subject to consummation of the Merger. See "The Merger -- $9.75 Preferred Stock Arrangements."

(5) Kidder, Peabody Group Inc. ("Kidder") reported on Schedule 13D, dated October 10, 1992, that it owns 8,000,000 warrants, each representing the right to purchase from the Company at any time prior to 5:00 p.m. on October 10, 1997, one Share at a price of $13.00 per Share. The 8,000,000 Shares reported as beneficially owned by Kidder result from the assumed exercise of all 8,000,000 of such warrants. According to said Schedule 13D, General Electric Company is the indirect parent of Kidder. The information herein regarding such Shares assumes that Kidder's beneficial ownership thereof had not changed as of April 24, 1995, and is included herein in reliance on such filing, except that the percent of class is based upon the Company's calculations made in reliance upon the information regarding such Shares contained in such filing.

              SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

     The following selected consolidated financial data relating to the Company and its subsidiaries have been taken or derived from the financial statements and other records of the Company. Such selected consolidated financial data are qualified in their entirety by, and should be read in conjunction with, the consolidated financial statements of the Company and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (the "Company 10-K") and other reports and documents filed by the Company with the Commission. See "Additional Information."

                                          1994*         1993         1992         1991         1990
                                         --------     --------     --------     --------     --------
                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
OPERATIONS
Sales and operating revenues...........  $  682.1     $  786.7     $  718.4     $  790.8     $  685.4
Net income (loss) before extraordinary
  item and cumulative effect of change
  in accounting principle..............     (22.7)       (37.9)        74.2        (11.2)         7.3
Extraordinary item.....................                   (7.1)
Cumulative effect of change in
  accounting principle.................                   (4.4)
                                         --------     --------     --------     --------     --------
Net income (loss)......................  $  (22.7)    $  (49.4)    $   74.2     $  (11.2)    $    7.3

FINANCIAL POSITION
Current assets.........................  $  413.6     $  404.7     $  391.2     $  205.7     $  232.9
Current liabilities....................     171.0        263.4        327.9        249.3        260.4
Properties and equipment, less
  accumulated depreciation, depletion
  and amortization.....................   1,088.4      1,305.6      1,138.3      1,075.2      1,077.1
Total assets...........................   1,706.7      1,987.4      1,811.6      1,451.5      1,470.2
Long-term debt, including portion
  payable within one year..............     975.6      1,055.1        829.4        788.9        766.5
Deferred income taxes..................     199.3        198.3        152.9        142.9        145.6
Redeemable preferred stock.............     125.0        250.0        250.0        250.0        250.0
Stockholders' equity (deficit).........      91.1        147.9        171.6        (55.9)       (23.1)

OTHER DATA
Expenditures for properties and
  equipment -- including dry hole
  costs................................  $  166.2     $  340.0     $  261.1     $  272.3     $  272.9
Total exploration and development
  expenditures (whether capitalized or
  expensed)............................     194.2        373.8        253.7        300.0        309.2
Preferred dividends paid...............      43.6         41.7         41.7         41.7         44.0
Depreciation, depletion and
  amortization.........................     140.2        153.6        174.4        203.6        190.5

PER SHARE OF COMMON STOCK
Net income (loss) before extraordinary
  item, and cumulative effect of change
  in accounting principle..............  $   (.49)    $   (.60)    $    .27     $   (.52)    $   (.38)
Extraordinary item.....................                   (.05)
Cumulative effect of change in
  accounting principle.................                   (.03)
                                         --------     --------     --------     --------     --------
Net income (loss)......................  $   (.49)    $   (.68)    $    .27     $   (.52)    $   (.38)

- ---------------

* The 1994 results reflect a $100.9 million restructuring charge which included a $69.8 million write-off associated with undeveloped Alaska coal leases, the development of which does not fit within the Company's revised strategy to commit funds only to oil and gas exploration and production. After attempts to sell the investment in the Alaskan coal leases were unsuccessful because no buyer could be found, the Company relinquished its rights to the lease by assigning its interest to its partners. The restructuring charge also included costs associated with staff reduction ($15.9 million) and the write-off of non-producing assets outside the Company's core areas ($15.2 million).

                            BUSINESS OF THE COMPANY

     The Company is a Delaware corporation with its principal executive offices located at 717 North Harwood Street, Dallas, Texas 75201. The Company was incorporated to hold the stock of various corporations, the oldest of which was founded in 1910. The Company, together with its subsidiaries, is one of the largest independent oil and gas exploration and production companies in the United States, with ongoing international activity in Indonesia and a number of other countries, and domestic activity primarily in the mid-continent region of the United States.

     Additional information regarding the business and properties of the Company is contained in the Company 10-K, which report is incorporated by reference in this Proxy Statement. See "Incorporation of Documents by Reference."

                  INFORMATION CONCERNING YPF AND THE PURCHASER

     The following information has been provided by YPF.

     The principal executive offices of YPF and the Purchaser are located at Avenida Pte. Roque Saenz Pena 777, (1364) Buenos Aires, Argentina, and the telephone number from the United States is 011 (541) 329-2000. YPF, a sociedad anonima organized under the laws of the Republic of Argentina, and the largest Argentine company, is an integrated oil and gas company engaged in the exploration, development and production of oil and natural gas and in the refining, marketing, transportation and distribution of oil and a wide range of petroleum products, petroleum derivatives, petrochemicals and liquid petroleum gas. YPF's shares are listed and traded on the Buenos Aires Stock Exchange and American Depositary Receipts representing its American Depositary Shares ("ADS") are traded on the NYSE under the symbol "YPF." The Purchaser is a newly formed Delaware corporation that has not conducted any business except in connection with the transactions related to the Offer and the Merger. Additional information regarding the business and properties of YPF is contained in YPF's 1994 Annual Report which report is included with this Proxy Statement as Exhibit D.

     YPF is subject to the informational filing requirements of the Exchange Act and is required to file reports and other information with the Commission under the Exchange Act relating to its business, financial condition and other matters. However, YPF is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and its officers, directors and principal stockholders are exempt from the reporting and the "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information relating to YPF may be inspected and copies may be obtained from the offices of the Commission. See "Available Information."

     The following selected consolidated financial data relating to YPF and its subsidiaries have been taken or derived from the audited financial statements contained in YPF's 1994 Annual Report which is included with this Proxy Statement as Exhibit D and from financial information contained in YPF's Report on Form 20-F for the year ended December 31, 1994. The financial information that follows is qualified in its entirety by reference to such reports and the financial information and notes contained therein. The financial statements included in such reports were prepared in conformity with generally accepted accounting principles in Argentina ("Argentine GAAP"). Argentine GAAP differs in certain significant respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Pursuant to Argentine GAAP, the consolidated financial statements included in such reports, and the selected financial data set forth below, have been restated for general price level changes, based on changes in the Argentine general level whole price index. Accordingly, the financial statements of YPF have been restated to constant Argentina pesos ("Pesos") as of December 31, 1994.

     Argentine law currently obligates Banco Central de la Republica Argentina (the "Central Bank") to sell U.S. dollars ("Dollars") at the rate of one Argentine Peso per Dollar. At February 28, 1995, the exchange rate between Argentine Pesos (Ps.) and Dollars was Ps.1.00 to US$1.00.

                          YPF AND CONTROLLED COMPANIES
                      SELECTED CONSOLIDATED FINANCIAL DATA

                                                                 AS OF DECEMBER 31,
                                                -----------------------------------------------------
                                                1994      1993      1992      1991        1990 (1)
                                                -----     -----     -----     -----     -------------
                                                     (IN MILLIONS OF CONSTANT PESOS, EXCEPT FOR
                                                           PER SHARE AND PER ADS DATA) (2)
CONSOLIDATED INCOME STATEMENT DATA
Amounts in accordance with Argentine GAAP
  Net sales(3)................................  4,201     4,190     4,094     4,403          4,812
  Gross profit................................  1,360     1,310     1,080       864             44
     Administrative expenses..................   (148)     (125)     (254)     (282)          (224)
     Selling expenses.........................   (321)     (321)     (199)     (196)          (349)
     Exploration expenses.....................   (174)     (110)      (73)     (108)          (217)
     Operating income (loss)..................    717       754       554       278           (746)
     Income on long-term investments..........     22         8         4       (55)            48
     Other expenses, net......................   (142)     (122)      (48)     (170)           (40)
     Financial income (expense) and holding
       gains (losses), net....................    (39)      (43)      (77)      343          1,386
     Income from renegotiation of long-term
       contracts and sales of areas...........      1       224        --        --             --
     Income before unusual and extraordinary
       gains (losses).........................    559       821       433       396            648
     Unusual and extraordinary gains (losses),
       net....................................     --       (45)     (162)     (128)        (1,165)
     Income and assets tax....................    (12)      (30)       --        --            (86)
     Minority interest........................     (9)        1        --        --             --
     Net Income (loss)........................    538       747       271       268           (603)
     Income before unusual and extraordinary
       items per share and per ADS (4)(5).....   1.58      2.33      1.23        --             --
     Actual and pro forma earnings per share
       and per ADS (4)(5).....................   1.52      2.12      0.77        --             --
     Dividends per share and per ADS (4)(5)...   2.01      0.72      0.72        --             --
Approximate amounts in accordance with U.S.
  GAAP
  Operating income (loss).....................    574       627       408       183           (968)
  Income before extraordinary items...........    659       726       293       407            565
  Net income (loss)...........................    527       759       179       294           (601)
  Income before extraordinary items per share
     and per ADS (4)(5).......................   1.87      2.06      0.83        --             --
  Actual and pro forma earnings per share and
     per ADS (4)(5)...........................   1.49      2.15      0.51        --             --
CONSOLIDATED BALANCE SHEET DATA
Amounts in accordance with Argentine GAAP
  Cash........................................     58        82        79       105            147
  Total assets................................  7,725     7,784     7,780     8,517         10,076
  Total debt (6)..............................  1,245       802       842       807            404
  Stockholders' equity (6)....................  5,086     5,257     4,762     4,744          4,476

                                                                 AS OF DECEMBER 31,
                                                -----------------------------------------------------
                                                1994      1993      1992      1991        1990 (1)
                                                -----     -----     -----     -----     -------------
                                                                                        (PREDECESSOR)
Approximate amounts in accordance with U.S.
  GAAP
  Total assets................................  7,854     7,685     7,670     8,519          10,068
  Total debt (6)..............................  1,295     1,080     2,818     2,645           2,201
  Stockholders' equity (6)....................  5,165     4,480     2,676     2,909          2,678
OTHER CONSOLIDATED FINANCIAL DATA
Amounts in accordance with Argentine GAAP
  Depreciation and amortization...............    699       571       665       706            635
  Cash used in fixed asset acquisition........  1,367     1,011       774       847          1,150

- ---------------
(1) Financial information for the year ended December 31, 1990, when the Company was a sociedad del estado (state corporation) and operated under a significantly different legal and regulatory regime, is not comparable to financial information for subsequent periods.

(2) Under Argentine law, the Central Bank is obligated to sell Dollars to any person who so requires at a rate of one Peso per Dollar.

(3) Net sales are net to YPF after payment of a fuel transfer tax and turnover tax. Royalties are accounted for as a cost of production and are not deducted in determining net sales.

(4) The pro forma earnings per share and per ADS and dividends per share and per ADS data are presented assuming that 353,000,000 shares were outstanding during each of the periods for which pro forma information is presented.

(5) Each ADS represents one Class D Share of YPF.

(6) Ps.208 million and Ps.1,827 million of the difference in stockholders' equity at December 31, 1993 and 1992, respectively, between U.S. GAAP and Argentine GAAP result from the difference in treatment with regard to certain private sector foreign debt subject to the Argentine Brady Plan. See
    Note 18 of Notes to Financial Statements included in the YPF Annual Report for the year ended December 31, 1994 included as Exhibit D to this Proxy Statement.

                     PRO FORMA CONSOLIDATED FINANCIAL DATA

     The pro forma financial statements of the Company are based on the historical consolidated financial statements of the Company as of December 31, 1994 and the years then ended, as adjusted to give pro forma effect to the Merger and related transactions, including the financing transactions described under "Proposal 1 -- The Merger -- Source and Amount of Funds." The Purchaser was formed in February 1995 and, therefore, the Purchaser does not have any financial statements as of December 31, 1994 or for the year then ended. The pro forma statement of operations was prepared as if the Merger and related transactions had occurred as of January 1, 1994. The pro forma statement of financial position was prepared as if the Merger and related transactions had occurred on December 31, 1994. All such data are unaudited.

     The pro forma financial statements should be read in conjunction with the Notes to the Unaudited Pro Forma Financial Statements and with the Consolidated Financial Statements of the Company contained in the Company 10-K and the notes thereto. The pro forma information has been prepared based on assumptions deemed appropriate by the management of the Company.

     This information is prepared for informational purposes only and is not necessarily indicative of the actual results or financial condition that would have been achieved had the Offer, the Merger and related transactions (collectively, the "Transactions") occurred at this date or of future results.

                            MAXUS ENERGY CORPORATION
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                         PRO FORMA
                                                                      ADJUSTMENTS(1)
                                                      COMPANY       -------------------        PRO
                                                     HISTORICAL      DEBIT       CREDIT       FORMA
                                                     ----------     -------      ------      -------
REVENUES
  Sales and operating revenues.....................   $  682.1                               $ 682.1
  Other revenues, net..............................        9.0      $   7.0(a)                   2.0
                                                     ----------     -------                  -------
                                                         691.1          7.0                    684.1
COSTS AND EXPENSES
  Operating expenses...............................      232.7                                 232.7
  Gas purchase costs...............................      116.9                                 116.9
  Exploration, including exploratory dry holes.....       32.6                                  32.6
  Depreciation, depletion and amortization.........      140.2        126.8(b)                 267.0
  General and administrative expenses..............       35.4                   $  3.1(c)      32.3
  Taxes other than income taxes....................       12.9                                  12.9
  Interest and debt expenses.......................       96.7         43.4(d)                 140.1
  Environmental studies and remediation............       60.5                                  60.5
  Restructuring:
     Gain on sale of assets........................     (201.9)                               (201.9)
     Restructuring costs...........................      100.9                      7.3(c)      93.6
                                                     ----------     -------      ------      -------
                                                         626.9        170.2        10.4        786.7
                                                     ----------     -------      ------      -------
INCOME BEFORE INCOME TAXES.........................       64.2       (177.2)       10.4       (102.6)
  Income Taxes.....................................       86.9                     33.1(e)      53.8
                                                     ----------     -------      ------      -------
NET LOSS...........................................      (22.7)     $(177.2)     $ 43.5       (156.4)
                                                                    =======       =====
  Dividend requirement on Preferred Stock..........      (43.6)                                (43.6)
                                                     ----------                              -------
LOSS APPLICABLE TO COMMON SHARES...................   $  (66.3)                              $(200.0)
                                                       =======                               =======
NET LOSS PER COMMON SHARE..........................   $  (0.49)                              $ (1.48)
                                                       =======                               =======
Average Common Shares Outstanding..................      134.7                                 134.7

See Notes to the Unaudited Pro Forma Financial Statements.

                            MAXUS ENERGY CORPORATION
                       UNAUDITED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1994
                             (DOLLARS IN MILLIONS)

                                         COMPANY                    PURCHASE PRICE
                                        HISTORICAL  PURCHASER 2(A) ADJUSTMENTS 2(B)     ELIMINATIONS 2(C) PRO FORMA
                                        ---------   ------------   ----------------     ---------------   ---------
ASSETS
Current Assets
  Cash and cash equivalents............ $    40.6     $   15.8         $  (56.4)(1)                       $     --
  Short-term investments...............     103.8                         (96.0)(1)                            7.8
  Receivables, less doubtful
    receivables........................     152.4                                                            152.4
  Taxes receivable.....................      23.8                                                             23.8
  Inventories..........................      27.9                                                             27.9
  Restricted cash......................      46.4                                                             46.4
  Prepaids and other current assets....      18.7                                                             18.7
                                        ---------   ------------       --------         ---------------   ---------
  Total Current Assets.................     413.6         15.8           (152.4)                 --          277.0
Properties and Equipment, less
  accumulated depreciation, depletion
  and amortization.....................   1,088.4                       1,135.7 (2)                        2,224.1
Investments and Long-Term
  Receivables..........................      40.2        771.7             (4.4)(3)         $(771.7)          35.8
Restricted Cash........................      94.2                          (4.1)(4)                           90.1
Intangible Assets, less accumulated
  amortization.........................      35.8                         (35.8)(5)                             --
Deferred Income Taxes..................       9.4                          (9.4)(8)                             --
Deferred Charges.......................      25.1         12.5            (21.6)(6)                           16.0
                                        ---------   ------------       --------         ---------------   ---------
                                        $ 1,706.7     $  800.0         $  908.0             $(771.7)      $2,643.0
                                        =========   ============   ===============      ==============    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Long-term debt....................... $     4.7     $  125.0         $ (125.0)(1)                       $    4.7
  Accounts payable.....................      65.1                                                             65.1
  Accrued liabilities..................     101.2                          14.7 (12)                         115.9
                                        ---------   ------------       --------         ---------------   ---------
  Total Current Liabilities............     171.0        125.0           (110.3)                 --          185.7
Long-Term Debt.........................     970.9        425.0           (154.7)(7)                        1,241.2
Deferred Income Taxes..................     199.3                         350.6 (8)                          549.9
Other Liabilities and Deferred
  Credits..............................     149.4                          37.4 (9)                          186.8
$9.75 Preferred Stock, $1.00 par value
  Authorized and issued
    shares -- 1,250,000................     125.0                                                            125.0
Stockholders' Equity
  $2.50 Preferred stock, $1.00 par
    value
    Authorized shares -- 5,000,000
    Issued shares -- 3,500,000.........       3.5                          71.8 (10)                          75.3
  $4.00 Preferred Stock, $1.00 par
    value
    Authorized shares -- 5,915,017
    Issued shares -- 4,358,658.........       4.4                          24.7 (10)                          29.1
  Common stock, $1.00 par value
    Authorized shares -- 300,000,000
    Issued shares -- 135,694,722.......     135.7          1.4             (1.7)(10) or (11)                 135.4
  Paid-in capital......................     988.1        248.6           (350.4)(11)         (771.7)         114.6
  Accumulated deficit..................  (1,016.0)                      1,016.4 (11)                            --
  Minimum pension liability............     (18.3)                         18.3 (9)                             --
  Valuation reserve on marketable
    securities.........................      (2.4)                          2.4 (3)                             --
  Common Treasury Stock, at cost --
    295,995 shares.....................      (3.5)                          3.5(11)                             --
                                        ---------   ------------       --------         ---------------   ---------
                                             91.1        250.0            785.0              (771.7)         354.4
                                        ---------   ------------       --------         ---------------   ---------
                                        $ 1,706.7     $  800.0         $  908.0             $(771.7)      $2,643.0
                                        =========   ============   ===============      ==============    ==========

See Notes to Unaudited Pro Forma Financial Statements.

                            MAXUS ENERGY CORPORATION
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     NOTE 1 -- The accompanying pro forma statement of operations reflects the adjustments necessary to effect the Transactions as well as the corresponding purchase price adjustments as follows:

          (a) Reduction to interest income of $7.5 million due to decrease in cash, cash equivalents and temporary investments to repay $125.0 million under the Purchaser Facility. Additional interest income of $0.5 million from the accretion of discount on an existing three-year non-interest bearing note.

          (b) Additional depreciation, depletion and amortization resulting from the write-up of assets to fair market value, partially offset by the reduction of goodwill amortization of $1.3 million due to the write-off of goodwill pertaining to a prior acquisition.

          (c) Decrease to pension expense of $0.9 million due to the net reversal of the amortization of the transition asset and recognition of prior service costs and unrecognized gains and losses as a result of recognizing the unfunded status of the pension plans. Reversal of $9.5 million for the amortization of the transition obligation for other postretirement benefits, of which $7.3 million was recorded in restructuring costs.

          (d) Additional interest expense of $34.9 million on the Midgard Facility and Subsidiaries Facility ($250.0 million at 8% and $175.0 million at 8.5%, respectively) and $10.2 million due to the accretion of discount on long-term debt recorded at fair market value. Reversal of unamortized issuance costs of $1.7 million.

          (e) Reduction to income tax expense of $33.1 million due to recognition of deferred tax benefit associated with depreciation of stepped-up property basis.

     In connection with the Transactions, the Company will incur approximately $25.0 million of non-recurring transaction expenses.

     NOTE 2 -- The accompanying pro forma balance sheet reflects the adjustments necessary to effect the Merger as well as the corresponding purchase price adjustments as follows:

          (a) Reflects (i) the infusion of capital into Purchaser prior to the Merger consisting of net proceeds of $537.5 million from the Purchaser Facility and a $250.0 million capital contribution from YPF, (ii) the acquisition of 135,694,722 shares by YPF pursuant to the Transactions and
     (iii) the payment of expenses relating to the Transactions.

          (b) (1) Reduce cash, cash equivalents and short-term investments to repay $125.0 million under the Purchaser Facility and to pay for the redemption of the rights and other costs related to the Transactions.

          (2) Adjust properties and equipment to fair market value as a result of purchase price adjustments. Of the resultant $2,224 million pro forma net properties and equipment balance, $1,109 million represents proved oil and gas properties net of related deferred income taxes. This amount is $486 million less than the $1,595 million of future net cash flows presented in the Form 10-K and is also well below the recalculated future net cash flows utilizing March 31, 1995 price levels. The remaining property balance represents non-oil and gas producing properties such as the gas plant and gathering systems, unproved oil and gas properties plus the gross-up for deferred taxes not included in the ceiling test.

          (3) Write down certain investments and long-term receivables to fair market value.

          (4) Write down U.S. treasury notes to fair market value.

          (5) Write off goodwill associated with a prior acquisition.

          (6) Write off deferred expenses primarily consisting of unamortized debt issuance costs and unrealized loss on interest rate swap agreement.

          (7) Adjust long-term debt to fair market value.

          (8) Increase deferred taxes resulting from revaluation of assets and liabilities to fair market value.

          (9) Adjust pension liabilities to reflect unfunded status of plans, accrue other postemployment benefits liability, and accrue additional estimated liabilities for discontinued coal subsidiary.

          (10) Reclassification of paid-in capital associated with Preferred Stock.

          (11) Reflects the elimination of historical equity balances resulting from the change in control of the Company effected by the Transactions.

          (12) Accrue merger costs associated with change-in-control agreements.

     (c) Elimination of Purchaser's investment in the common stock of the Company.

                              COMPANY PROJECTIONS

     Prior to entering into the Merger Agreement, YPF and the Company engaged in preliminary discussions concerning a variety of possible transactions and transaction structures involving a possible alignment of the businesses of both the Company and YPF. In connection with such discussions, YPF conducted a financial due diligence investigation, and the Company and its representatives discussed with YPF and its representatives certain matters regarding the business and financial condition of the Company. Further, the Company provided YPF with projected financial information of the Company for the fiscal year ending December 31, 1995. None of such projected financial information provided by the Company to YPF was then publicly available. Such information was prepared by the Company for internal purposes. None of this information was prepared for publication or with a view to complying with the published guidelines of the Commission regarding projections or with the AICPA Guide for Prospective Financial Statements, and it is being included in this Proxy Statement solely because it was furnished to YPF. The information necessarily reflects numerous assumptions with respect to the oil and gas exploration and production business, general business and economic conditions and other matters, many of which are inherently uncertain or beyond the Company's control, and does not take into account any change in ownership of the Company or any changes to Company operations or capital structure which may result therefrom. It is not possible to predict whether the assumptions made in preparing the projected financial information will be valid, and actual results may prove to be materially higher or lower than those contained in the projections. The inclusion of this information should not be regarded as an indication that YPF, the Purchaser, the Company or anyone who received this information considered it a reliable predictor of future events, and this information should not be relied upon as such. Neither YPF nor the Purchaser assumes any responsibility for the validity, reasonableness, accuracy or completeness of the projected financial information, and the Company has made no representation to YPF or the Purchaser regarding such information.

     Set forth below is a summary of selected income statement, cash flow and balance sheet information which was provided by the Company to YPF as described above.

SELECTED PROJECTED INCOME STATEMENT AND CASH FLOW INFORMATION

                                                                     FOR THE YEAR ENDING
                                                                      DECEMBER 31, 1995
                                                                     -------------------
                                                                        (DOLLARS IN
                                                                         MILLIONS)
        Revenues...................................................        $ 694.3
        Cash operating and exploration expenses....................          389.4
        Depreciation, depletion and amortization...................          135.6
        Interest, administration and other expenses................          136.8
        Income taxes...............................................           72.2
        Net income.................................................          (39.7)
        Discretionary cash flow(1).................................          107.6
        Expenditures for property, plant and equipment.............          174.0

- ---------------
(1) Net income adjusted for depreciation, depletion, amortization, deferred taxes, other non-cash items and exploration expense, less preferred stock dividends.

SELECTED PROJECTED BALANCE SHEET INFORMATION

                                                                       AT DECEMBER 31,
                                                                            1995
                                                                     --------------------
                                                                        (DOLLARS IN
                                                                          MILLIONS)
        Current assets..............................................       $  372.7
        Total assets................................................        1,604.6
        Current liabilities.........................................          195.1
        Total debt..................................................          969.8
        Stockholders' equity........................................           34.2

                                   PROPOSAL 2

                             CERTIFICATE AMENDMENTS

     Introduction. On April 21, 1995, the Board (which, at such date, consisted of five YPF Designees and three persons who were directors prior to the consummation of the Offer) approved the Certificate Amendments and voted to recommend that the Stockholders consider and approve the Certificate Amendments. The Certificate Amendments, if approved, will (i) eliminate supermajority stockholder voting requirements relating to the amendment of certain provisions of the By-Laws, (ii) reduce the size of the Board and (iii) eliminate the classification of the Board.

     The Certificate Amendments are permitted under the DGCL and are consistent with the rules of the NYSE. The Certificate Amendments and their general effect are discussed below. The Certificate Amendments are submitted for approval at the Special Meeting because the Company believes that the Certificate Amendments will allow more efficient and convenient operation of the Company and that consideration thereof now may avoid the costs associated with an additional special meeting to approve such matters. A copy of the proposed Certificate Amendments is attached as Exhibit E hereto, and the description of the Certificate Amendments herein is qualified in its entirety by reference to Exhibit E.

     The Certificate currently provides that the affirmative vote of the holders of at least 80% of the outstanding Voting Shares, voting together as a single class, is required to adopt the Certificate Amendments. By virtue of its ownership of approximately 85.7% of the outstanding Voting Shares, the Purchaser can approve the Certificate Amendments notwithstanding the vote of any other Stockholders. The Purchaser has informed the Company that it intends to vote its Shares in favor of the Certificate Amendments.

     Article Fifth -- Amendment of By-Laws. Under the DGCL, an amendment to the By-Laws of a Delaware corporation requires the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment unless the certificate of incorporation and/or by-laws require a greater than majority vote. The DGCL also provides that a corporation's by-laws may be amended by the board of directors if permitted by the certificate of incorporation. Article Fifth of the Certificate currently requires the affirmative vote of the holders of at least 80% of the Voting Shares, voting together as a single class, to amend By-Laws 6, 12, 15 and 49. By-Law 6 relates to notice of stockholder business to be brought before a meeting. By-Law 12 relates to notice of nominations to the Board. By-Law 15 concerns the structure of the Board and cumulative voting. By-Law 49 governs amendment of the By-Laws. As permitted by the DGCL, the proposed Article Fifth would eliminate the supermajority stockholder voting requirement with respect to the amendment of By-Laws 6, 12, 15 and 49 and would allow amendment of any provision of the By-Laws by the Board or by the majority of the Voting Shares, voting together as a single class. The Company believes that such supermajority voting requirement no longer serves any meaningful purpose as the Purchaser owns a sufficient number of Voting Shares to satisfy the supermajority voting requirement with respect to the amendment of these provisions of the By-Laws without obtaining the vote of any other stockholder. The elimination of such supermajority voting requirement will also allow the Board (of which five of the eight directors are expected to be YPF designees) to amend these provisions of the By-Laws without the delay and cost associated with obtaining a stockholder vote at a meeting of the Company's stockholders. As a result, the YPF designees will be able to amend By-Laws 6, 12, 15 and 49 in the future without stockholder action.

     Article Eighth -- Elimination of Classification of Board.  Article Eighth,
Section 1 of the Certificate currently provides for classification of the directors into three classes, each with three-year terms. The Certificate Amendments (i) eliminate the provisions of Article Eighth, Section 1 relating to the election of directors on a classified basis and (ii) provide that each director will be elected for a one-year term that expires upon the election and qualification of such director's successor at the next succeeding annual meeting of stockholders. The classification of the Board was originally adopted to ensure a certain continuity and stability in the Board's leadership and policies. The Company believes that such provisions no longer serve any meaningful purpose in view of the Purchaser's ownership of a sufficient number of Voting Shares to ensure the election of each director (except for the director as to which the holder of the $9.75 Preferred Stock has the right to elect, which director is not otherwise subject to the provisions of the Certificate related to a classified Board). The Company believes that the ability of the Purchaser to elect all directors of the Company (other than the director that may be elected by the holder of the $9.75 Preferred Stock) will result in sufficient continuity of the directors on the Board.

                                   PROPOSAL 3
                               BY-LAW AMENDMENTS

     On April 21, 1995, the Board (which, at such date, consisted of five YPF Designees and three persons who were directors prior to the consummation of the Offer) approved the By-Law Amendments and voted to recommend that the Stockholders consider and approve the By-Law Amendments. The By-Law Amendments would reduce the size of the Board and eliminate the classification of the Board.

     The By-Law Amendments are permitted under the DGCL and are consistent with the rules of the NYSE. The By-Law Amendments are submitted for approval at the Special Meeting because the Company believes that the By-Law Amendments will allow more efficient and convenient operation of the Company and that consideration thereof now may avoid the costs associated with an additional special meeting to approve such matters. A copy of the proposed By-Law Amendments is attached as Exhibit F hereto, and the description of the By-Law Amendments is qualified in its entirety by reference to Exhibit F.

     The Certificate requires the affirmative vote of the holders of at least 80% of the outstanding Voting Shares, voting together as a single class, to adopt the By-Law Amendments. By virtue of its ownership of approximately 85.7% of the outstanding Voting Shares, the Purchaser can approve the By-Law Amendments without the vote of any other Stockholder. The Purchaser has informed the Company that it intends to vote its Shares in favor of the By-Law Amendments.

     The DGCL allows the number of directors of the Company to be set at one or more. By-Law 15 currently allows the Board to fix the number of directors at no less than 12 nor more than 16. The By-Law Amendments would set the number of directors of the Company at eight unless otherwise fixed from time to time by the Board, but the By-Law Amendments would not allow the number to be fixed at less than three nor more than 15.

     By-Law 15 also currently requires that the Board be divided into three classes, each class serving a three-year term. The By-Law Amendments (i) eliminate the provisions of By-Law 15 relating to classified terms for the directors and (ii) provide that each director will be elected for a one-year term that expires upon the election and qualification of such director's successor at the next succeeding annual meeting of Stockholders. The Company believes that such provisions no longer serve any meaningful purpose in view of the Purchaser's ownership of a sufficient number of Voting Shares to ensure the election of each director (except for the director as to which the holder of the $9.75 Preferred Stock has the right to elect, which director is not otherwise subject to the provisions of the Certificate and By-Laws related to a classified Board). The Company believes that the ability of the Purchaser to elect all directors of the Company (other than the director that may be elected by the holder of the $9.75 Preferred Stock) will result in sufficient continuity of the directors on the Board.

                            INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP, the Company's independent accountants for the year ended December 31, 1994, will have a representative at the Special Meeting who will have the opportunity to make a statement, if the representative desires to do so, and will be available to respond to appropriate questions.

                             AVAILABLE INFORMATION

     Each of the Company and YPF is subject to the informational filing or submission requirements of the Exchange Act and in accordance therewith are required to file or submit periodic reports and other information with the Commission under the Exchange Act relating to their business, financial condition and other matters. Such reports, proxy statements and other information may be inspected, without charge, and copies may be obtained at prescribed rates, at the Commission's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located in Citicorp Center, 500

West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies may be obtained on payment of the Commission's customary fees by writing to its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material should also be available for inspection at the library of the NYSE, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange at 233 South Beaudry Avenue, Los Angeles, California 90012.

     Certain additional information relating to the Offer, the Merger Agreement, the acquisition by YPF of a controlling equity interest in the Company and the financing thereof, and related matters are contained in the Offer to Purchase, the 14f-1 Information Statement, the Schedule 14D-1 and the amendments thereto, filed by YPF and the Purchaser with the Commission, and the Solicitation/Recommendation Statement on Schedule 14D-9 and the amendments thereto, filed by the Company with the Commission, copies of which are available for inspection (and copies of which may be obtained) at the places and in the manner set forth above (except that such copies will not be available at the regional offices of the Commission).

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference into this Proxy Statement the following documents previously filed with the Commission pursuant to the Exchange Act:

     1. Company's Annual Report on Form 10-K for the year ended December 31,
1994;

     2. Company's Current Reports on Form 8-K dated April 5, 1995 and April 21, 1995.

     In addition, all reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. A copy of any document incorporated by reference herein (including any exhibit incorporated by reference in any such document) may be obtained without charge by any person receiving this Proxy Statement by contacting Investor Relations, Maxus Energy Corporation, 717 North Harwood Street, Dallas, Texas 75201; telephone (214) 953-2000. Such copy will be provided by first class mail or other equally prompt means within one business day after receipt of such request.

                                    EXHIBITS

     EACH OF THE FOLLOWING EXHIBITS CONSTITUTES A PART OF THIS PROXY STATEMENT AND SHOULD BE CONSIDERED AS SUCH.

                                   EXHIBIT A

               AGREEMENT OF MERGER, DATED AS OF FEBRUARY 28, 1995
                BY AND AMONG YPF, THE PURCHASER AND THE COMPANY
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              AGREEMENT OF MERGER

                                     AMONG

                              YPF SOCIEDAD ANONIMA

                             YPF ACQUISITION CORP.

                                      AND

                            MAXUS ENERGY CORPORATION

                               FEBRUARY 28, 1995

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                         (Not a part of the Agreement)

                                                                                             PAGE
                                                                                             ----
   I. THE TENDER OFFER.....................................................................   A-1
      1.1.   The Offer.....................................................................   A-1
      1.2.   Company Action................................................................   A-2
      1.3.   Stockholder Lists.............................................................   A-2
      1.4.   Board of Directors of the Company.............................................   A-2

  II. THE MERGER...........................................................................   A-3
             2.1.1.  Merger................................................................   A-3
             2.1.2.  Effective Time........................................................   A-3
             2.1.3.  Effect of Merger......................................................   A-3
             2.1.4.  Conversion of Shares of Common Stock..................................   A-3
      2.2.   Stockholders' Meeting of the Company..........................................   A-4
      2.3.   Consummation of the Merger....................................................   A-4
      2.4.   Payment for Shares of Common Stock............................................   A-4
      2.5.   Closing of the Company's Transfer Books.......................................   A-5
      2.6.   The Company Stock Options and Related Matters.................................   A-5

 III. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER...............................   A-5
      3.1.   Corporate Organization........................................................   A-5
      3.2.   Authority.....................................................................   A-5
      3.3.   Offer Documents...............................................................   A-6
      3.4.   Proxy Statement...............................................................   A-6
      3.5.   Fees..........................................................................   A-6
      3.6.   Consents and Approvals; No Violation..........................................   A-6
      3.7.   Financing.....................................................................   A-6
      3.8.   Operations of the Company Following the Merger................................   A-7

  IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................   A-7
      4.1.   Corporate Organization........................................................   A-7
      4.2.   Capitalization................................................................   A-7
      4.3.   Authority.....................................................................   A-7
      4.4.   Consents and Approvals; No Violation..........................................   A-8
      4.5.   Commission Filings............................................................   A-8
      4.6.   Absence of Certain Changes....................................................   A-8
      4.7.   Litigation....................................................................   A-9
      4.8.   Compliance with Applicable Laws...............................................   A-9
      4.9.   Fees..........................................................................   A-9
      4.10.  Offer Documents...............................................................   A-9
      4.11.  Schedule 14D-9................................................................   A-9
      4.12.  Proxy Statement...............................................................  A-10
      4.13.  Rights........................................................................  A-10
      4.14.  Certain Actions...............................................................  A-10
      4.15.  Subsidiaries..................................................................  A-10
      4.16.  No Default....................................................................  A-10
      4.17.  Taxes.........................................................................  A-11
      4.18.  Insurance.....................................................................  A-12
      4.19.  Benefit Plans.................................................................  A-12

                                      A-(i)

                                                                                             PAGE
                                                                                             ----
      4.20.  Labor Matters.................................................................  A-13
      4.21.  Certain Environmental Matters.................................................  A-13

   V. COVENANTS............................................................................  A-13
      5.1.   Acquisition Proposals.........................................................  A-13
      5.2.   Interim Operations............................................................  A-13
             5.2.1.  Conduct of Business...................................................  A-14
             5.2.2.  Certificate and By-Laws...............................................  A-14
             5.2.3.  Capital Stock.........................................................  A-14
             5.2.4.  Dividends.............................................................  A-14
             5.2.5.  Debt..................................................................  A-14
      5.3.   Employee Plans, Compensation, Etc. ...........................................  A-14
      5.4.   Access and Information........................................................  A-15
      5.5.   Certain Filings, Consents and Arrangements....................................  A-16
      5.6.   State Takeover Statutes.......................................................  A-16
      5.7.   Proxy Statement...............................................................  A-16
      5.8.   Indemnification and Insurance.................................................  A-16
      5.9.   Additional Agreements.........................................................  A-16
      5.10.  Compliance with Antitrust Laws................................................  A-17
      5.11.  Publicity.....................................................................  A-17
      5.12.  Notice of Actions and Proceedings.............................................  A-17
      5.13.  Notification of Certain Other Matters.........................................  A-17
      5.14.  Listing of Preferred Stock....................................................  A-18
      5.15.  Certain Obligations of Parent.................................................  A-18

  VI. CONDITIONS...........................................................................  A-18
      6.1.   Conditions....................................................................  A-18
             6.1.1.  Stockholder Approval..................................................  A-18
             6.1.2.  Purchase of Shares of Voting Stock....................................  A-18
             6.1.3.  Injunctions; Illegality...............................................  A-18
             6.1.4.  HSR Act...............................................................  A-18
      6.2.   Parent Obligations............................................................  A-18

 VII. MISCELLANEOUS........................................................................  A-19
      7.1.   Termination...................................................................  A-19
      7.2.   Non-Survival of Representations, Warranties and Agreements....................  A-20
      7.3.   Waiver and Amendment..........................................................  A-20
      7.4.   Entire Agreement..............................................................  A-20
      7.5.   Applicable Law................................................................  A-20
      7.6.   Interpretation................................................................  A-20
      7.7.   Notices.......................................................................  A-20
      7.8.   Counterparts..................................................................  A-21
      7.9.   Parties in Interest; Assignment...............................................  A-21
      7.10.  Expenses; Termination Fee.....................................................  A-21
      7.11.  Obligation of Parent..........................................................  A-21
      7.12.  Enforcement of the Agreement..................................................  A-22
      7.13.  Severability..................................................................  A-22
      7.14.  Consent to Jurisdiction and Service of Process................................  A-22

                                     A-(ii)

                             TABLE OF DEFINED TERMS

                         (Not a part of the Agreement)

Term                                                                                 Section
- ----                                                                                ---------
Agreement.........................................................................   Preamble
Balance Sheet.....................................................................    4.19(b)
Benefits Agreements...............................................................     5.3(c)
Benefit Plans.....................................................................       4.19
Certificate of Merger.............................................................      2.1.2
Certificate.......................................................................        1.2
Closing...........................................................................        2.3
Code..............................................................................    4.17(a)
Commission........................................................................        1.2
Commitment........................................................................        3.7
Common Stock......................................................................        1.1
Company...........................................................................   Preamble
Competing Transaction.............................................................        7.1
Confidentiality Agreement.........................................................        1.1
Constituent Corporations..........................................................      2.1.2
Continuing Directors..............................................................        7.1
Controlled Group..................................................................    4.19(e)
CSFB..............................................................................        1.2
Current Premium...................................................................        5.8
D&O Insurance.....................................................................        5.8
DGCL..............................................................................        1.2
Director Plan.....................................................................        4.2
Domestic Taxes....................................................................    4.17(a)
Effective Time....................................................................      2.1.2
ERISA.............................................................................    4.19(a)
Exchange Act......................................................................        1.1
$4.00 Preferred Stock.............................................................        1.1
401(k) Plan.......................................................................        4.2
Fully Diluted.....................................................................        1.1
GAAP..............................................................................        4.5
Governmental Entity...............................................................        3.6
HSR Act...........................................................................        3.6
Indemnified Party.................................................................        5.8
Merger............................................................................      2.1.1
Merger Price......................................................................      2.1.4
Minimum Share Condition...........................................................        1.1
$9.75 Preferred Stock.............................................................      2.1.4
Offer.............................................................................        1.1

                                     A-(iii)

 Term                                                                                 Section
- -------                                                                              ---------
Offer Documents...................................................................        3.3
Option Plans......................................................................        2.6
Options...........................................................................        2.6
Options and Converts..............................................................        1.1
Parent............................................................................   Preamble
Paying Agent......................................................................        2.4
PBGC..............................................................................    4.19(e)
Person............................................................................        7.6
Preferred Stock...................................................................      2.1.4
Proxy Statement...................................................................        3.4
Purchaser.........................................................................   Preamble
Redemption........................................................................        1.1
Rights............................................................................        1.1
Rights Agreement..................................................................        1.1
Schedule 14D-1....................................................................        3.3
Schedule 14D-9....................................................................        1.2
Securities Act....................................................................        4.5
SEC Documents.....................................................................        4.5
Senior Executives.................................................................        4.6
Significant Subsidiary............................................................       4.16
Stock Certificate.................................................................        2.4
Stock Plans.......................................................................     5.3(b)
Subsidiary........................................................................        7.6
Surviving Corporation.............................................................      2.1.3
Tax...............................................................................    4.17(b)
Tax Affiliates....................................................................    4.17(a)
Tax Return........................................................................    4.17(b)
Transmittal Letter................................................................        2.4
$2.50 Preferred Stock.............................................................      2.1.4
Voting Stock......................................................................        1.1

                                     A-(iv)

                              AGREEMENT OF MERGER

     AGREEMENT OF MERGER, dated as of February 28, 1995 (the "Agreement"), among YPF Sociedad Anonima, a sociedad anonima organized under the laws of the Republic of Argentina ("Parent"), YPF Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Maxus Energy Corporation, a Delaware corporation (the "Company").

     Parent, Purchaser and the Company hereby agree as follows:

                              I.  THE TENDER OFFER

     1.1. The Offer. Provided that this Agreement has not been terminated in accordance with Section 7.1 hereof and none of the events set forth in Exhibit A hereto has occurred or exists, Purchaser will, and Parent will cause Purchaser to, commence (within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) as promptly as practicable after the date hereof, but in any event not later than March 7, 1995, a tender offer for all outstanding shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Company at a price of $5.50 per share, net to the seller in cash. (Such tender offer, as it may be amended from time to time pursuant to this Agreement, is referred to herein as the "Offer.") The Offer will be subject only to the conditions set forth in Exhibit A, including without limitation the conditions that (a) the Board of Directors of the Company, within the time provided in the Rights Agreement, dated as of September 8, 1988, between the Company and AmeriTrust Company National Association as rights agent (the "Rights Agreement") shall have taken the steps necessary to redeem the preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement so that the Rights issued pursuant to the Rights Agreement will not become exercisable as a result of the consummation of the transactions contemplated in this Agreement (such action, the "Redemption") and (b) the number of shares of Common Stock being validly tendered and not withdrawn prior to the expiration date provided in the Offer which, when added to the shares of Common Stock and $4.00 Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Company ("$4.00 Preferred Stock" and, together with the Common Stock, "Voting Stock") beneficially owned by Parent and Purchaser, represent not less than a majority of the shares of Voting Stock outstanding on a Fully Diluted (as hereinafter defined) basis (the "Minimum Share Condition"). For purposes of this Agreement, "Fully Diluted" means the number of shares of Voting Stock outstanding as of the close of business on February 23, 1995, increased by the number of shares of Voting Stock (i) issued between such date and the expiration date of the Offer and (ii) issuable pursuant to the exercise of rights (other than the Rights) to purchase Voting Stock or upon conversion or exchange of other securities, including without limitation the rights and securities listed on Schedule 1.1 (collectively, the "Options and Converts"), reduced, however, by the number of employee stock options and other rights to be cancelled as contemplated by Section 2.6. Any such condition other than the Minimum Share Condition may be waived by Purchaser in its sole discretion. Purchaser may, at any time, transfer or assign to one or more corporations directly or indirectly wholly owned by Parent the right to purchase all or any portion of the shares of Common Stock tendered pursuant to the Offer, but any such transfer or assignment will not relieve Purchaser of its obligations under the Offer or prejudice the rights of tendering stockholders to receive payment for shares of Common Stock validly tendered and accepted for payment. Purchaser will accept for payment all shares of Common Stock validly tendered pursuant to the Offer and not withdrawn as soon as legally permissible, and pay for all such shares of Common Stock as promptly as practicable thereafter, in each case upon the terms and subject to the conditions of the Offer. Purchaser reserves the right to increase the price per share of Common Stock payable in the Offer or otherwise to amend the Offer; provided, however, that no such amendment may be made that decreases the price per share of Common Stock payable pursuant to the Offer, reduces the minimum number of shares of Common Stock to be purchased in the Offer, imposes additional conditions to the Offer or makes any other change in the terms and conditions of the Offer that is materially adverse to the holders of shares of Common Stock. If the Agreement is terminated pursuant to Section 7.1 hereof, (A) Parent and Purchaser will not, and will cause their subsidiaries and affiliates controlled by them not to, acquire or offer to acquire or request permission to acquire or offer to acquire (either directly or pursuant to a waiver of this or any other covenant) shares of Voting Stock otherwise than pursuant to the Offer or the Merger (as defined in Section 2.1.1 hereof) for a period of not less than

24 months after termination of this Agreement without the prior written approval of the Board of Directors of the Company and (B) the provisions of the confidentiality agreement previously entered into (the "Confidentiality Agreement") between the Company and Parent (or one of its affiliates) will continue to apply.

     1.2. Company Action. The Company consents to the Offer. As soon as practicable on the date of commencement of the Offer, the Company will file with the Securities and Exchange Commission (the "Commission") and mail to the holders of shares of Common Stock a Solicitation/Recommendation Statement on
Schedule 14D-9 pursuant to the Exchange Act (the "Schedule 14D-9"). The Schedule 14D-9 will set forth, and the Company hereby represents, that the Board of Directors of the Company has at a meeting duly called and held and at which a quorum was present and acting throughout, by the requisite vote of all directors present, (a) determined, based in part on the advice of CS First Boston Corporation ("CSFB") described in the sixth sentence of this Section 1.2, the Company's financial advisor in connection with the Offer and the Merger, that the Offer and the Merger are in the best interests of the Company and its stockholders, (b) approved the Offer, this Agreement and the Merger, and determined that such approval satisfies the requirements of Section 203(a)(1) of the General Corporation Law of the State of Delaware (the "DGCL") and, as a result, renders inapplicable to the Offer, the Merger and this Agreement the other provisions of Section 203(a) of the DGCL, (c) subject to the fiduciary duties of the Board of Directors, recommended acceptance of the Offer and adoption of this Agreement by the holders of shares of Common Stock, (d) taken all such action as may be required by law and the Rights Agreement to redeem the Rights, and (e) taken all such action as may be required by law and the Company's Restated Certificate of Incorporation (the "Certificate") so that Sections 1 and 2 of Article Ninth of the Certificate are not applicable to the transactions contemplated in this Agreement and, as a result, the requirements of Sections 1 and 2 of Article Ninth of the Certificate will not apply to the Offer, the Merger and the transactions with Parent and Purchaser contemplated in this Agreement. The Company will provide Purchaser's counsel a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the Commission. The Company will provide Purchaser's counsel a copy of any written comments or a summary of telephonic notification of any verbal comments the Company or its counsel may receive from the Commission or its Staff with respect to the Schedule 14D-9 promptly after receipt of such comments and provide Purchaser's counsel with a copy of any written responses and a summary of any such verbal responses. The Company further represents and warrants that CSFB has advised the Board of Directors of the Company that, in the opinion of CSFB as of the date hereof, the consideration to be received by the existing holders of shares of Common Stock pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view. The Company will, and the Board of Directors of the Company has resolved to, take all actions reasonably requested by Purchaser necessary to exempt the Offer and the Merger from the provisions of any applicable takeover, business combination or control share acquisition law or regulation adopted by any State of the United States of America.

     1.3. Stockholder Lists. The Company will promptly furnish Purchaser a list of the holders of Common Stock and mailing labels containing the names and addresses of all record holders relating to Common Stock and lists of securities positions of shares of Common Stock held in stock depositories, each as of a recent date, and will promptly furnish Purchaser with such additional information, including updated lists of stockholders of the Company, mailing labels and lists of securities positions, and such other assistance as Purchaser or its agents may reasonably request in connection with the Offer. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents (as defined in Section 3.3 hereof), Parent and Purchaser will hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer and, if this Agreement is terminated, will upon request deliver to the Company all such written information and any copies or extracts therefrom in its possession or under its control.

     1.4. Board of Directors of the Company. Upon Purchaser's acquisition of a majority of the outstanding shares of Voting Stock pursuant to the Offer, and from time to time thereafter so long as Parent and/or any of its direct or indirect wholly owned subsidiaries (including Purchaser) owns a majority of the outstanding shares of Voting Stock, Parent will be entitled, subject to compliance with applicable law, the Certificate and the provisions of the next sentence, to designate at its option up to that number of directors, rounded up to the nearest whole number, of the Company's Board of Directors as will make the percentage of the Company's directors designated by Parent equal to the percentage of outstanding shares of Voting Stock held by Parent and any of its direct or indirect wholly owned subsidiaries (including Purchaser), including shares of Common Stock accepted for payment pursuant to the Offer. The Company will, upon the request of Parent, promptly increase the size of its Board of Directors and/or use its reasonable best efforts to secure the resignation of such number of directors as is necessary to enable Parent's designees to be elected to the Company's Board of Directors and will use its reasonable best efforts to cause Parent's designees to be so elected, subject in all cases to
Section 14(f) of the Exchange Act, it being understood that the Company will have no obligation to comply with Section 14(f) of the Exchange Act until after the Offer is completed in accordance with the terms hereof and that the Company agrees to comply with such Section of the Exchange Act as promptly as practicable thereafter, provided that, prior to the Effective Time (as defined in Section 2.1.2 hereof), the Company will use its reasonable best efforts to assure that the Company's Board of Directors always has (at its election) at least three members who are directors of the Company as of the date hereof. At such times, the Company will use its reasonable best efforts, subject to any limitations imposed by applicable laws or rules of the New York Stock Exchange, to cause persons designated by Parent to constitute the same percentage as such persons represent on the Company's Board of Directors of (a) each committee of the Board of Directors of the Company, (b) each board of directors or board of management of each subsidiary of the Company, and (c) each committee of each such board.

                                II.  THE MERGER

     2.1.1. Merger. Subject to the terms and conditions hereof, (a) Purchaser will be merged with and into the Company and the separate corporate existence of Purchaser will thereupon cease (the "Merger") in accordance with the applicable provisions of the DGCL and (b) each of the Company and Parent will use its reasonable best efforts to cause the Merger to be consummated as soon as practicable following the expiration of the Offer.

     2.1.2. Effective Time. As soon as practicable following fulfillment or waiver of the conditions specified in Article VI hereof, and provided that this Agreement has not been terminated or abandoned pursuant to Section 7.1 hereof, the Company and Purchaser (the "Constituent Corporations") will cause a Certificate of Merger (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger will become effective on the date on which the Certificate of Merger has been filed with the Secretary of State of the State of Delaware (the "Effective Time").

     2.1.3. Effect of Merger. The Company will be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company and all of its rights, privileges, powers and franchises of a public as well as of a private nature, and being subject to all of the restrictions, disabilities and duties as a corporation organized under the DGCL, will continue unaffected by the Merger. The Merger will have the effects specified in the DGCL. The Certificate and the By-Laws of the Company in effect at the Effective Time will be the Certificate of Incorporation and By-Laws of the Surviving Corporation until duly amended in accordance with their terms and the DGCL. The directors of Purchaser immediately prior to the Effective Time will be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, from and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of Surviving Corporation's Certificate of Incorporation and By-Laws and the DGCL.

     2.1.4. Conversion of Shares of Common Stock. At the Effective Time, (a) each then-outstanding share of Common Stock not owned by Parent, Purchaser or any other direct or indirect subsidiary of Parent (other than those shares of Common Stock held in the treasury of the Company and shares of Common Stock held by stockholders who perfect their appraisal rights under the DGCL) will be cancelled and retired and be converted into a right to receive in cash an amount per share of Common Stock equal to the highest price per share paid for a share of such stock by Purchaser pursuant to the Offer (the "Merger Price"), without interest thereon, (b) each then-outstanding share of Common Stock owned by Parent, Purchaser or any other direct or indirect subsidiary of Parent will be cancelled and retired, and no payment will be made with respect thereto, (c) each share of Common Stock issued and held in the Company's treasury will be cancelled and retired, and no payment will be made with respect thereto, (d) each outstanding share of common stock of Purchaser will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one share of common stock of the Surviving Corporation, and (e) each outstanding share of $4.00 Preferred Stock, $9.75 Cumulative Convertible Preferred Stock, par value $1.00 per share ("$9.75 Preferred Stock"), and $2.50 Cumulative Preferred Stock, par value $1.00 per share ("$2.50 Preferred Stock"), of the Company (collectively, the "Preferred Stock") will remain outstanding and have, as to the Surviving Corporation, the identical powers, preferences, rights, qualifications, limitations and restrictions as such shares of Preferred Stock presently have, except as agreed to by the holder of $9.75 Preferred Stock.

     2.2. Stockholders' Meeting of the Company. The Company will take all action necessary in accordance with applicable law and the Certificate and its By-Laws to convene a meeting of its stockholders as promptly as reasonably practicable following the date hereof to consider and vote upon the adoption of this Agreement, if such stockholder approval is required by applicable law; provided, however, that nothing herein will affect the right of Purchaser to take action by written consent in lieu of a meeting or otherwise to the extent permitted by applicable law. At any such meeting, all shares of Voting Stock then owned by Parent, Purchaser or any other direct or indirect subsidiary of Parent will be voted in favor of adoption of this Agreement. Subject to its fiduciary duties under applicable law, the Board of Directors of the Company will recommend that the Company's stockholders approve adoption of this Agreement if such stockholder approval is required.

     2.3. Consummation of the Merger. The closing of the Merger (the "Closing") will take place (a) at the principal executive offices of the Company as promptly as practicable after the later of (i) the business day of (and immediately following) the receipt of approval of adoption of this Agreement by the Company's stockholders if such approval is required, or as soon as practicable after completion of the Offer if such approval by stockholders is not required, and (ii) the day on which the last of the conditions set forth in
Article VI hereof is satisfied or duly waived or (b) at such other time and place and on such other date as Purchaser and the Company may agree.

     2.4. Payment for Shares of Common Stock. Purchaser will authorize the depositary for the Offer (or one or more commercial banks organized under the laws of the United States or any state thereof with capital, surplus and undivided profits of at least $100,000,000) to act as Paying Agent hereunder with respect to the Merger (the "Paying Agent"). Each holder (other than Parent, Purchaser or any subsidiary of Parent) of a certificate or certificates which prior to the Effective Time represented shares of Common Stock will be entitled to receive, upon surrender to the Paying Agent of such certificate or certificates for cancellation and subject to any required withholding of taxes, the aggregate amount of cash into which the shares of Common Stock previously represented by such certificate or certificates shall have been converted in the Merger. On or before the Effective Time, Purchaser will make available to the Paying Agent sufficient funds to make all payments pursuant to the preceding sentence. Pending payment of such funds to the holders of shares of Common Stock, such funds shall be held and invested by the Paying Agent as Parent directs. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs. Parent will promptly replace any monies lost through any investment made pursuant to this Section 2.4. Until surrendered to the Paying Agent, each certificate which immediately prior to the Effective Time represented outstanding shares of Common Stock (other than shares of Common Stock owned by Parent, Purchaser or any other direct or indirect subsidiary of Parent and shares of Common Stock held by stockholders who perfect their appraisal rights under the DGCL) (a "Stock Certificate") will be deemed for all corporate purposes to evidence only the right to receive upon such surrender the aggregate amount of cash into which the shares of Common Stock represented thereby will have been converted, subject to any required withholding of taxes. No interest will be paid on the cash payable upon the surrender of the Stock Certificate or Stock Certificates. Any cash delivered or made available to the Paying Agent pursuant to this Section 2.4 and not exchanged for Stock Certificates within three months after the Effective Time will be returned by the Paying Agent to the Surviving Corporation which thereafter will act as Paying Agent, subject to the rights of holders of unsurrendered Stock Certificates under this Article II, and any former stockholders of the Company who have not theretofore complied with the instructions for exchanging their Stock Certificates will thereafter look only to the Surviving Corporation for payment of their claim for the consideration set forth in Section 2.1, without any interest thereon, but will have no greater rights against the Surviving Corporation (or either Constituent Corporation) than may be accorded to general creditors thereof under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto will be liable to a holder of shares of Common Stock for any cash or interest thereon delivered to a public official pursuant to applicable abandoned property laws. Promptly after the Effective Time, the Paying Agent will mail to each record holder of Stock Certificates a form of letter of transmittal (the "Transmittal Letter") and instructions for use thereof in surrendering such Stock Certificates which will specify that delivery will be effected and risk of loss and title to the Stock Certificates will pass to the Paying Agent only upon proper delivery of the Stock Certificates to the Paying Agent in accordance with the terms of delivery specified in the Transmittal Letter and instructions for use thereof in surrendering such Stock Certificates and receiving the applicable Merger Price for each share of Common Stock previously represented by such Stock Certificates. From and after the Effective Time, holders of Stock Certificates immediately prior to the Merger will have no right to vote or to receive any dividends or other distributions with respect to any shares of Common Stock which were theretofore represented by such Stock Certificates, other than any dividends or other distributions payable to holders of record as of a date prior to the Effective Time, and will have no other rights other than as provided herein or by law.

     2.5. Closing of the Company's Transfer Books. At the Effective Time, the stock transfer books of the Company will be closed with respect to Common Stock and no transfer of shares of Common Stock will thereafter be made. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation, they will be cancelled, retired and exchanged for cash as provided in Section
2.4 hereof.

     2.6. The Company Stock Options and Related Matters. The Company will cooperate with Parent and Purchaser in an effort to obtain the surrender of all options to purchase shares of Common Stock and other rights (collectively, "Options") granted pursuant to the 1992 Director Stock Option Plan, the 1992 Long-Term Incentive Plan, the 1986 Long-Term Incentive Plan, the 1980 Long-Term Incentive Plan or any other plans in effect as of the date hereof (collectively, the "Option Plans") in accordance with the provisions of Schedule 2.6. Effective immediately prior to the Effective Time, the restrictions on all shares of restricted Common Stock identified in Schedule 2.6 will lapse without further action.

          III.  REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser hereby jointly and severally represent and warrant to the Company that:

     3.1. Corporate Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority would not individually or in the aggregate have a material adverse effect on the financial condition, properties, business or results of operations of Parent and Purchaser, taken as a whole. Parent beneficially owns all of the outstanding capital stock of Purchaser.

     3.2. Authority. Each of Parent and Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the respective Boards of Directors of Parent and Purchaser and by Parent as the sole stockholder of Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by each of Parent and Purchaser and constitutes a valid and binding obligation of each of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms.

     3.3. Offer Documents. The documents (the "Offer Documents") pursuant to which the Offer will be made, including the Schedule 14D-1 filed by Purchaser pursuant to the Exchange Act (the "Schedule 14D-1"), will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The information contained in the Offer Documents (other than information supplied in writing by the Company expressly for inclusion in the Offer Documents) will not, at the respective times the Schedule 14D-1 or any amendments or supplements thereto are filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Purchaser will promptly correct any statements in the Schedule 14D-1 and the Offer Documents that have become false or misleading and take all steps necessary to cause such Schedule 14D-1 as so corrected to be filed with the Commission and such Offer Documents as so corrected to be disseminated to holders of shares of Common Stock, in each case as and to the extent required by applicable law.

     3.4. Proxy Statement. None of the information to be supplied by Parent or Purchaser in writing expressly for inclusion in a proxy or information statement of the Company required to be mailed to the Company's stockholders in connection with the adoption of this Agreement (the "Proxy Statement"), or in any amendments or supplements thereto will, at the time of (a) the first mailing thereof and (b) the meeting, if any, of stockholders to be held in connection with the adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.5. Fees. In no event, including without limitation termination of this Agreement and abandonment of the Merger pursuant to Section 7.1 hereof, will the Company or any of its subsidiaries, prior to the Merger, be obligated to pay any fee or commission to any financial advisor, broker, finder or intermediary in connection with the transactions contemplated hereby pursuant to or as a consequence of any agreement or commitment of Parent, Purchaser or any of their respective affiliates.

     3.6.  Consents and Approvals; No Violation.  Except as set forth in
Schedule 3.6, neither the execution and delivery of this Agreement by Parent and Purchaser nor the consummation by Parent and Purchaser of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of their respective certificates of incorporation or by-laws (or comparable governing instruments), (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which Parent or any such subsidiary is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, will not have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, or (c) require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity"), except (i) pursuant to the Exchange Act, (ii) filing certificates of merger pursuant to the DGCL and the laws of any other state,
(iii) filings required under the securities or blue sky laws of the various states, (iv) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) consents, approvals, authorizations, permits, filings or notifications under laws and regulations of various foreign jurisdictions, other than Argentina and its provinces, or (vi) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made will not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole.

     3.7. Financing. Prior to the execution of this Agreement by the parties hereto, Parent executed a commitment letter with Chase Manhattan Bank, N.A. (the "Commitment"), a copy of which has been previously furnished to the Company, providing for up to $800 million of acquisition financing. As of the date hereof, the executive officers of Parent have no reason to believe that any condition to the financing contemplated by the Commitment will not be satisfied in accordance with the terms of the Commitment. Parent and Purchaser hereby covenant that they will use their respective reasonable best efforts to obtain the financing contemplated by the Commitment.

     3.8. Operations of the Company Following the Merger. Based upon, among other things, Parent's review of the Company's financial condition and operations, the Company's business plan and the representations made by the Company in this Agreement, the financial condition of Parent and its subsidiaries and Parent's and Purchaser's present plans with respect to the Company and its subsidiaries following the Merger, Parent has no reason to believe that, following the consummation of the Merger and the completion of the financings contemplated by the Commitment, the Company will not be able to meet its obligations as they come due, including solely for purposes of this representation preferred stock dividend and mandatory redemption payments.

               IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each of Parent and Purchaser that:

     4.1. Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is in good standing as a foreign corporation in each jurisdiction where failure to so qualify or be in good standing is reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operation of the Company and its subsidiaries, taken as a whole. The Company has the requisite corporate power to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. The Company has furnished Parent true and correct copies of the certificate of incorporation and by-laws (or other governing instruments), as amended to the date hereof, of the Company and each of its subsidiaries (except the inactive subsidiaries identified as such on Schedule 4.1). The Company's and each subsidiary's certificate of incorporation and by-laws (or other governing instruments) as so delivered are in full force and effect.

     4.2. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 300,000,000 shares of Common Stock and (ii) 100,000,000 shares of Preferred Stock. As of the close of business on February 23, 1995, (a) 135,497,705 shares of Common Stock were validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights,
(b) 4,358,658 shares of $4.00 Preferred Stock were validly issued and outstanding, fully paid and nonassessable, (c) 1,250,000 shares of $9.75 Preferred Stock were validly issued and outstanding, fully paid and nonassessable, and (d) 3,500,000 shares of $2.50 Preferred Stock were validly issued and outstanding, fully paid and nonassessable. Since such date, the Company has not issued any additional shares of capital stock other than pursuant to (i) the exercise or conversion of Options and Converts, (ii) the Company's Employee Shareholding and Investment Plan (the "401(k) Plan"), or
(iii) the Company's Director Stock Compensation Plan (the "Director Plan"). Except for the Options and Converts, the Rights, shares issued pursuant to the Director Plan and as otherwise set forth in this Section 4.2, there are not now, and at the Effective Time there will not be, any shares of capital stock of the Company authorized, issued or outstanding and there are not now, and at the Effective Time there will not be, any outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. Except as set forth in this Section 4.2, on Schedule
4.2 or otherwise in this Agreement, and except for provisions in employee plans relating to the pass-through of voting rights, there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of the capital stock of the Company.

     4.3. Authority. The Company has the requisite corporate power and authority to enter into this Agreement and, except for any required adoption of this Agreement by the holders of the Voting Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of

Directors of the Company and no other corporate proceedings on the part of the Company are necessary to enter into this Agreement or to consummate the transactions so contemplated, subject only, to the extent required with respect to the consummation of the Merger, to adoption of this Agreement, if necessary, by the holders of Voting Stock. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms.

     4.4. Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach or violation of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of (i) their respective certificates of incorporation or by-laws or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any such subsidiary is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances which are set forth on Schedule 4.4 or which, individually or in the aggregate, will not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) pursuant to the Exchange Act, (ii) filing certificates of merger pursuant to the DGCL and the laws of any other state, (iii) filings required under the securities or blue sky laws of the various states, (iv) filings under the HSR Act, (v) consents, approvals, authorizations, permits, filings or notifications under laws and regulations of various foreign jurisdictions listed or described on Schedule 4.4, and (vi) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made will not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     4.5. Commission Filings. The Company has heretofore filed all statements, forms, reports and other documents with the Commission required to be filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act since January 1, 1993, and has made available to Parent copies of all such statements, forms, reports and other documents, including without limitation each registration statement, Current Report on Form 8-K, proxy or information statement, Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed during such period (in the case of each such report, including all exhibits thereto) (the "SEC Documents"). The SEC Documents, as of their respective filing dates, complied as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and did not (as of their respective filing dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements, together with the notes thereto, of the Company included (or incorporated by reference) in the SEC Documents present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as stated in such financial statements), subject, in the case of the unaudited financial statements, to normal year-end audit adjustments.

     4.6. Absence of Certain Changes. Except as disclosed in the SEC Documents, as disclosed to Parent by the Company in a writing which makes express reference to this Section 4.6 or as set forth on Schedule 4.6, since December 31, 1994, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been (a) any event or change having or that is reasonably expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (b) in the case of the Company, any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, other than the regular cash dividends on shares of $4.00 Preferred Stock, $9.75 Preferred Stock and $2.50 Preferred Stock, or relating to the redemption of the Rights as herein contemplated, (c) in the case of the Company, any change by the

Company in accounting principles used for purposes of financial reporting, (d) any entry into any agreement or understanding, whether written or (if enforceable) oral, between the Company or any of its subsidiaries on the one hand, and any of their respective employees at Pay Grade 12 or above ("Senior Executives"), on the other hand, providing for the employment of any such Senior Executive or any severance or termination benefits payable or to become payable by the Company or any subsidiary to any Senior Executive, or (e) except as permitted by this Agreement, any increase (including any increase effective in the future) in (i) the compensation, severance or termination benefits payable or to become payable by the Company or any subsidiary to any Senior Executive (or any increase in benefits under any change in control severance arrangement applicable to employees of the Company and its subsidiaries, generally) or (ii) any bonus, insurance, pension or other employee benefits (including without limitation the granting of stock options, stock appreciation rights or restricted stock awards) made to, for or with any Senior Executive, except for normal increases associated with regular annual performance evaluations in the ordinary course of business or normal accruals of benefits under the terms of any such plan or arrangement.

     4.7. Litigation. Except as disclosed in SEC Documents filed prior to the date of this Agreement or on Schedule 4.7, there is no suit, action, investigation or proceeding pending, or, to the knowledge of the executive officers of the Company, threatened against or affecting the Company or any subsidiary of the Company which is reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     4.8. Compliance with Applicable Laws. The Company and each of its subsidiaries hold, and at all relevant times have held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business substantially as it is currently conducted. Except as required to be disclosed in the SEC Documents filed prior to the date of this Agreement or as to matters for which reserves have been established and which reserves have been disclosed to Purchaser, to the knowledge of the executive officers of the Company, the businesses of the Company and its subsidiaries are not presently being conducted, and to the knowledge of the executive officers of the Company, have not previously been conducted, in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on the Company and its subsidiaries taken as a whole. Except as described in SEC Documents filed prior to the date of this Agreement, no investigation or review by any Governmental Entity concerning any such possible violations by the Company or any of its subsidiaries is pending or, to the knowledge of the executive officers of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same in each case other than those the outcome of which will not have a material adverse effect on the Company and its subsidiaries taken as a whole.

     4.9. Fees. Except as will be set forth in the Schedule 14D-9, neither the Company nor any of its subsidiaries has paid or become obligated to pay any fee or commission to any financial advisor, broker, finder or intermediary in connection with the transactions contemplated hereby. The Company has previously furnished Parent a copy of its engagement letter with CSFB.

     4.10. Offer Documents. None of the information supplied by the Company or its subsidiaries in writing expressly for inclusion in the Offer Documents or in any amendments thereto or supplements thereto will, at the time supplied or upon the expiration of the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.11. Schedule 14D-9. The Schedule 14D-9 will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and will not, at the respective times the
Schedule 14D-9 or any amendments thereto or supplements thereto are filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will promptly correct any statements in the
Schedule 14D-9
that have become materially false or misleading and take all steps necessary to cause such Schedule 14D-9 as so corrected to be filed with the Commission and to be disseminated to holders of shares of Voting Stock, in each case as and to the extent required by applicable law.

     4.12. Proxy Statement. The Proxy Statement and all amendments and supplements thereto will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and will not, at the time of (a) the first mailing thereof and (b) the meeting, if any, of stockholders to be held in connection with the Merger, together with any amendments and supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by Parent or any affiliate of Parent expressly for inclusion in the Proxy Statement.

     4.13. Rights. The Company has, or prior to the commencement of the Offer shall have, taken the necessary steps to redeem prior to the close of business on the 20th calendar day after commencement of the Offer all of the outstanding Rights issued pursuant to the Rights Agreement in accordance with the terms of the Rights Agreement and applicable law.

     4.14. Certain Actions. The actions referred to in Section 1.2 have been duly taken by the Board of Directors of the Company prior to the date hereof.

     4.15. Subsidiaries. (a) Each subsidiary of the Company is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate or similar power and authority to own its properties and assets and to carry on its business as now conducted except where the failure to have such power and authority would not have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole. Each subsidiary of the Company is duly qualified to do business as a foreign corporation or other legal entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole. Schedule 4.15(a) sets forth the name, jurisdiction of incorporation or organization, capitalization and equity holders of each subsidiary of the Company. Except as disclosed in Schedule 4.15(a) and except for insignificant equity or other interests received in the ordinary course of business of the Company, the Company does not own, directly or indirectly, or have voting rights with respect to, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business.

     (b) Except as disclosed on Schedule 4.15(a) or 4.15(b), or as may be disclosed on the certificates representing the capital stock of the subsidiaries of the Company or provided pursuant to the terms of partnership agreements, joint venture agreements or other constituent documentation, copies of which have been provided or made available to representatives of Parent, and except as may be required under the securities laws of any jurisdiction, (i) all of the outstanding capital stock of, or other ownership interests in, each subsidiary of the Company, has been validly issued, is (in the case of capital stock) fully paid and nonassessable and (in the case of partnership interests) not subject to current or future capital calls, and is owned by the Company, directly or indirectly, free and clear of any lien and free of any other charge, claim, encumbrance, limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) and (ii) there are not now, and at the Effective Time there will not be, any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Company's subsidiaries, or otherwise obligating the Company or any such subsidiary to issue, transfer or sell any such securities or to make any payments in respect of any of its securities or its equity.

     4.16. No Default. Neither the Company nor any of its subsidiaries which would be a "significant subsidiary" within the meaning of Regulation S-X (a "Significant Subsidiary") is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) the Certificate or the By-Laws of the Company, (b) the organizational documentation of any Significant Subsidiary, or (c) except as set forth in
Schedule 4.16, any note, bond, mortgage, indenture, license, contract, franchise, permit, lease, agreement or other instrument or obligation to which the Company or any of its Significant Subsidiaries is a party or by which they or any of their properties or assets may be bound, except for defaults or violations which, in the case of clauses (b) or (c) of this sentence, will not, individually or in the aggregate, have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its Significant Subsidiaries taken as a whole.

     4.17. Taxes. (a) Except as set forth in Schedule 4.17, the Company has filed all federal, state, local and foreign tax returns required to be filed by itself and by each of its and any member of its consolidated, combined or similar group (each such member a "Tax Affiliate") and by any of the Company's subsidiaries and has paid or caused to be paid, or has made adequate provision or set up adequate accruals or reserves which, in the aggregate, are adequate under GAAP in respect of, liabilities for taxes required to be paid in respect of the periods for which returns are due, and has established (or will establish at least quarterly) similar accruals or reserves for the payment of all taxes payable in respect of periods subsequent to the last of such periods required to be so accrued or reserved, as the case may be. Except as set forth in Schedule 4.17, neither the Company nor any of its Tax Affiliates or subsidiaries has entered into any written agreement or other document waiving or extending the time to assess any taxes due to any United States jurisdiction ("Domestic Taxes") nor, to the knowledge of the executive officers of the Company, has any such entity entered into any such agreement or other document in respect of any tax due to any jurisdiction outside the United States. Except as set forth in
Schedule 4.17, the tax returns of the Company, its Tax Affiliates and subsidiaries of the Company relating to Domestic Taxes are not under active audit by the Internal Revenue Service or any comparable state or local agency. The open taxable years of the Company, its Tax Affiliates and its subsidiaries relating to United States federal income taxes are set forth in Schedule 4.17. At no time within the last five years, and to the knowledge of the executive officers of the Company, (i) at no time in the preceding eight years, have the Company, any of its Tax Affiliates or any of its subsidiaries ever filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), concerning collapsible corporations, (ii) except as set forth on
Schedule 4.17, none of the Company, any of its Tax Affiliates or any of its subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances obligates it to make any payments that will not be deductible under Sections 280G or 162(m) of the Code; provided, however, that the foregoing representation will not apply to any payments made as a result of this Agreement or the transactions contemplated hereby, (iii) the Company is not currently a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (iv) each of the Company, each of its Tax Affiliates and each of its subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a material understatement of federal income tax within the meaning of Section 6662 of the Code, (v) none of the Company, any of its Tax Affiliates or any of its subsidiaries is a party to any tax allocation or sharing agreement other than as set forth in Schedule 4.17, and (vi) none of the Company, any of its Tax Affiliates or any of its subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) for any open taxable year or (B) has any liability for the taxes of any person or entity (other than any of the Company and any of its Affiliates and any of its subsidiaries) under Treas. Reg. sec. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise except as set forth in Schedule 4.17 or as otherwise disclosed to Purchaser.

     (b) For the purposes of this Section, (i) the term "tax" means income, gross receipts, payroll, employment, excise, severance, stamp, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind, levies, penalties, or interest imposed by any United States federal, state, local and foreign or other taxing authority on the Company or any of its Tax Affiliates, and (ii) the term "tax return" includes any return, declaration, claim for refund or information return relating to taxes, including without limitation any schedule or attachment thereto and including any amendment thereof.

     4.18. Insurance. Schedule 4.18 lists all insurance policies carried by the Company or any of its subsidiaries insuring occurrences or claims on or made on the date hereof. There is no default by the Company or any subsidiary with respect to any provision contained in any such insurance policy which would permit the denial of coverage or cancellation of coverage thereunder, except for defaults or failures which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

     4.19. Benefit Plans. (a) Schedule 4.19(a) lists (i) the material "employee benefit plans" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which the Company or any of its subsidiaries maintains or sponsors or with respect to which the Company or any of its subsidiaries has any material liability (actual or contingent, primary or secondary), and (ii) all other (A) employee benefit plans, programs or arrangements, (B) stock purchase, stock option, severance, bonus, incentive and deferred compensation plans, (C) written employment contracts, and (D) change-in-control agreements which the Company or any of its subsidiaries maintains, sponsors or is a party to or with respect to which the Company or any of its subsidiaries has any material liability. (The plans, programs, arrangements, contracts and agreements referred to in the preceding sentence are collectively referred to herein as the "Benefit Plans.")

     (b) Except as set forth on Schedule 4.19(b), (i) the reserves reflected in the balance sheet contained in the audited financial statements for the period ending December 31, 1994 (together with all footnotes attached thereto, the "Balance Sheet") relating to any unfunded benefits under the Benefit Plans were adequate in the aggregate under GAAP as of December 31, 1994 and (ii) neither the Company nor any of its subsidiaries has incurred any material unfunded liability in respect of any such plans since that date.

     (c) There are no suits or claims pending or, to the knowledge of the Company's executive officers, threatened relating to or for benefits under the Benefit Plans, except for those suits or claims set forth on Schedule 4.19(c) or which, individually or in the aggregate, will not have a material adverse effect on the business, financial condition or results of operation of the Company or its subsidiaries, taken as a whole.

     (d) (i) Each Benefit Plan has been established and administered in all material respects in accordance with its terms, and in all material respects in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations and (ii) each Benefit Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and nothing has occurred, to the knowledge of the executive officers of the Company, whether by action or failure to act, which is reasonably expected to cause the loss of such qualification except where such loss of qualification would not have a material adverse effect on the business, financial condition or results of operation of the Company or its subsidiaries, taken as a whole.

     (e) Except as set forth on Schedule 4.19(e), (i) no Benefit Plan currently has any "accumulated funding deficiency" as such term is defined in ERISA
Section 302 and Code Section 412 (whether or not waived); (ii) to the knowledge of the executive officers of the Company, no event or condition exists which is a reportable event within the meaning of ERISA Section 4043 with respect to any Benefit Plan that is subject to Title IV of ERISA; (iii) each member of the Company's Controlled Group (as defined below) has made all required premium payments when due to the Pension Benefit Guaranty Corporation ("PBGC"); (iv) neither the Company nor any member of its Controlled Group is subject to any liability to the PBGC for any plan termination; (v) no amendment has occurred which requires the Company or any member of its Controlled Group to provide security pursuant to Code Section 401(a)(29); and (vi) neither the Company nor any member of its Controlled Group has engaged in a transaction which is reasonably likely to subject it to liability under ERISA Section 4069, except, in each case, where any such circumstance will not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. For the purposes of this Section 4.19, the term "Controlled Group" means all corporations, trades or businesses which, together with the Company, are treated as a single employer under Section 414 of the Code.

     (f) No Benefit Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA) and neither the Company nor any member of its Controlled Group is reasonably likely to incur any liability to any multiemployer plan nor is engaged in a transaction which is reasonably expected to subject the Company to any material liability under ERISA Section 4212(c).

     4.20. Labor Matters. Except as set forth in Schedule 4.20, (a) neither the Company nor any of its subsidiaries is party to an unexpired collective bargaining agreement or other unexpired material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (b) there is no material unfair labor practices charge or complaint pending nor, to the knowledge of the executive officers of the Company, threatened, with regard to employees of the Company or any of its subsidiaries; (c) there is no labor strike, material organized slowdown, material organized work stoppage or other material organized labor controversy in effect or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its subsidiaries; (d) as of the date hereof, to the knowledge of the executive officers of the Company, no representation question exists and no campaigns are being conducted to solicit cards from the employees of the Company or any subsidiary of the Company to authorize representation by any labor organization; (e) neither the Company nor any subsidiary of the Company is party to, or is otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of the Company or any subsidiary of the Company which is material to the Company or its subsidiaries taken as a whole; and (f) the Company and each subsidiary of the Company is in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees except where failure to be in compliance with each such agreement, contract and policy is not, individually or in the aggregate, reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole.

     4.21. Certain Environmental Matters. To the knowledge of the executive officers of the Company, (a) the reserves reflected in the Balance Sheet relating to environmental matters were adequate under GAAP as of December 31, 1994, and neither the Company nor any of its subsidiaries has incurred any material liability in respect of any environmental matter since that date, and
(b) the SEC Documents include all information relating to environmental matters required to be included therein under the rules and regulations of the Commission applicable thereto.

                                 V.  COVENANTS

     5.1. Acquisition Proposals. Neither the Company nor any of its subsidiaries may, directly or indirectly, and each will instruct and otherwise use its reasonable best efforts to cause its affiliates that are controlled by the Company, and the officers, directors, employees, agents or advisors or other representatives or consultants of the Company not to, encourage, solicit, initiate, engage or participate in discussions or negotiations with, or provide information to, any Person (as hereafter defined) (other than Parent, Purchaser or subsidiaries, affiliates or representatives of any of the foregoing) in connection with any tender offer, exchange offer, merger, consolidation, business combination, sale of substantial assets, sale of securities, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries or divisions, including, without limitation, Midgard Energy Company. Notwithstanding the foregoing, the Company may do any of the foregoing if outside counsel to the Company advises the Company's Board of Directors that any such action is required for the Company's directors to satisfy their fiduciary duties to the Company and its constituencies under applicable law. The Company will (a) promptly notify Parent in the event of any discussion, negotiation, proposal or offer of the type referred to in the first sentence of this Section 5.1 or any decision to furnish information or take any other action referred to in the second sentence of this Section 5.1 and (b) promptly furnish Parent copies of all written information furnished to any Person pursuant to the second sentence of this Section 5.1 to the extent not previously furnished to Parent.

     5.2. Interim Operations. During the period from the date of this Agreement to the earlier of the time that the designees of Parent have been elected to, and constitute a majority of, the Board of Directors of the Company pursuant to Section 1.4 hereof or the Effective Time, except as specifically contemplated by this

Agreement, as set forth in Schedule 5.2 or as otherwise approved by Parent in a writing which makes express reference to this Section 5.2:

     5.2.1. Conduct of Business. The Company will, and will cause each of its subsidiaries to, conduct their respective businesses only in, and not take any action except in, the ordinary and usual course of business substantially consistent with past practice. The Company will use reasonable efforts to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees and to preserve the goodwill of those having business relationships with it or its subsidiaries.

     5.2.2. Certificate and By-Laws. The Company will not and will not permit any of its subsidiaries to make or propose any change or amendment to their respective certificates of incorporation or by-laws (or comparable governing instruments), except as may be required by law.

     5.2.3. Capital Stock. The Company will not and will not permit any of its subsidiaries to authorize for issuance, issue, sell or deliver any shares of capital stock or any other securities of any of them (other than pursuant to the Options, Options and Converts, the $4.00 Preferred Stock, the $9.75 Preferred Stock or the 401(k) Plan or the issuance of shares issued under the terms of the Director Plan in a manner consistent with any such plan or past practice) or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract with respect to the issuance of, any shares of capital stock or any other securities of any of them (other than pursuant to the Options, Options and Converts, the $4.00 Preferred Stock, the $9.75 Preferred Stock, the 401(k) Plan (or in connection with the 401(k) Plan or the Director Plan as aforesaid), purchase or otherwise acquire or enter into any contract with respect to the purchase or voting of shares of their capital stock, or adjust, split, combine or reclassify any of their capital stock or other securities, or make any other changes in their capital structures.

     5.2.4. Dividends. The Company will not and will not permit any of its subsidiaries to declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them other than
(a) regular quarterly cash dividends on the $4.00 Preferred Stock, the $9.75 Preferred Stock and the $2.50 Preferred Stock, (b) dividends, distributions or payments paid by its subsidiaries to the Company or its subsidiaries with respect to their capital stock, (c) the Rights in accordance with the Rights Agreement, and (d) loans and payments from the Company to any of its subsidiaries or from any of such subsidiaries to the Company or another such subsidiary.

     5.2.5. Debt. Except as set forth in Schedule 5.2.5, the Company and its subsidiaries will not, except in the ordinary course of business, (a) incur or assume any indebtedness, (b) assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligation of any other Person except in the ordinary course of business and consistent with past practice, or (c) make any loans, advances or capital contributions to, or investments (other than intercompany accounts and short-term investments pursuant to customary cash management systems of the Company in the ordinary course and consistent with past practices) in, any other Person other than such of the foregoing as are made by the Company to or in a wholly owned subsidiary of the Company.

     5.3.  Employee Plans, Compensation, Etc.  (a) Except as provided in Section
2.6 hereof, this Section 5.3 or as set forth in Schedule 5.3 or required by applicable law, prior to the Effective Time the Company will not and will not permit any of its subsidiaries to adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, welfare benefit plan, change-in-control agreement, restricted stock, performance unit, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except, other than with respect to the Senior Executives, for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or pursuant to collective bargaining agreements or other contracts presently in effect) increase in any manner the compensation or fringe benefits of any director or officer or pay any benefit not required by any existing plan, arrangement or contract (including without limitation the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or take any action or grant any benefit not expressly required under the terms of any existing contracts, trusts, plans, funds or other such arrangements or enter into any contract to do any of the foregoing.

     (b) Subject to Purchaser's purchase of Common Stock pursuant to the Offer and for a period of 12 months following the Effective Time, the Company or Surviving Corporation, as the case may be, will continue without amendment or change, except changes which increase compensation or benefits paid or payable thereunder or as may be required by law, the Benefit Plans and other sponsored, maintained or offered compensation and benefit policies, practices, programs and arrangements which provide compensation or benefits to employees of the Company or its subsidiaries. Anything in the preceding sentence to the contrary notwithstanding, (i) to the extent any Benefit Plan, or such other compensation or benefit policy, practice, program or arrangement other than any stock option, restricted stock or other stock-based award plan or program ("Stock Plans") so allows, the Surviving Corporation may replace any of such individual plans, policies, practices, programs or arrangements with another plan, policy, practice, program or arrangement providing, in the aggregate, not less than a substantially equivalent level of compensation or benefits, as the case may be, and (ii) the Company or the Surviving Corporation, as the case may be, may amend or replace any Stock Plan of the Company with another plan, policy, practice, program or arrangement that the Board of Directors of the Company or the Surviving Corporation, as the case may be, determines in good faith provides comparable incentive compensation opportunities.

     (c) Except as may be expressly provided in a valid written waiver voluntarily signed by an affected employee, the Company will honor and, on and after the Effective Time, Parent will cause the Surviving Corporation to honor in accordance with the terms thereof, without offset, deduction, counterclaim, interruption or deferment (other than withholdings under applicable law), all employment, change-in-control, severance, termination, consulting and unfunded retirement or benefit agreements to which the Company or any of its subsidiaries is presently a party ("Benefits Agreements"). All of the Benefits Agreements which require the Company to make payments in excess of $250,000 from and after the Effective Date are set forth in Schedule 5.3.

     (d) Without limiting the obligations of Parent, Purchaser, the Company or the Surviving Corporation contained herein, the parties will take the actions, if any, with respect to employment, severance and other benefits as set forth in
Schedule 5.3.

     (e) Parent will consult with the human resources department of the Company regarding the appropriate treatment of the insurance, compensation and other benefit plans of the Company after the Merger.

     5.4. Access and Information. The Company will (and will cause each of its subsidiaries to) afford to Parent and its representatives (including without limitation directors, officers and employees of Parent and its affiliates, and counsel, accountants and other professionals retained by Parent) such access, during normal business hours throughout the period prior to the Effective Time, to the Company's books, records (including without limitation tax returns and work papers of the Company's independent auditors), properties, personnel and to such other information as Parent reasonably requests and will permit Parent to make such inspections as Parent may reasonably request and will cause the officers of the Company and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as Parent may from time to time reasonably request, provided, however, that no investigation pursuant to this Section 5.4 will affect or be deemed to modify any of the representations or warranties made by the Company in this Agreement. Subject to the requirements of law, Parent will hold in confidence, and will instruct and use its reasonable best efforts to cause its representatives to keep confidential, all such non-public information it may acquire in its investigation pursuant to this Section 5.4, and if this Agreement is terminated, Parent will, and will instruct and use its reasonable best efforts to cause its representatives to, destroy or deliver to the Company all documents, work papers and other material (including copies) obtained by Parent or such representatives pursuant to this Section 5.4 and such of the foregoing as has been furnished by the Company to Parent or Purchaser prior to the date hereof, whether so obtained or furnished before or after the execution hereof.

Nothing in this Section 5.4 will require the Company to afford Parent or its representatives access to any information, documents or materials which are privileged or which are confidential and as to which such disclosure would cause the loss of privilege or breach the terms of a confidentiality agreement.

     5.5. Certain Filings, Consents and Arrangements. Parent, Purchaser and the Company will (a) promptly make their respective filings, and will thereafter use their best efforts promptly to make any required submissions under the HSR Act with respect to the Offer, the Merger and the other transactions contemplated by this Agreement and (b) cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, approvals, permits or authorizations.

     5.6. State Takeover Statutes. The Company will use its reasonable best efforts to (a) exempt the Company, the Offer and the Merger from the requirements of any state takeover law by action of the Company's Board of Directors or otherwise and (b) assist in any challenge by Purchaser to the validity or applicability to the Offer or the Merger of any state takeover law.

     5.7. Proxy Statement. As soon as reasonably practicable after the date hereof, the Company will, if required by applicable law in order to consummate the Merger, prepare the Proxy Statement, file it with the Commission and mail it to all holders of shares of Voting Stock. Parent, Purchaser and the Company will cooperate with each other in the preparation of the Proxy Statement; without limiting the generality of the foregoing, Parent and Purchaser will furnish to the Company the information relating to Parent and Purchaser required by the Exchange Act to be set forth in the Proxy Statement. The Company, acting through its Board of Directors, subject to the fiduciary duties of the Company's Board of Directors as advised by counsel, will include in the Proxy Statement the recommendation of its Board of Directors that stockholders of the Company vote in favor of the adoption of this Agreement and use its reasonable best efforts to secure such adoption.

     5.8. Indemnification and Insurance. For seven years after the Effective Time, Parent will cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its subsidiaries (an "Indemnified Party") against all losses, claims, damages or liabilities arising out of actions or omissions occurring on, prior to or after the Effective Time (whether or not based in whole or in part on the sole or concurrent negligence of the Indemnified Party or on the theory of strict products liability) to the full extent provided under Delaware law, the Certificate and By-Laws of the Company in effect at the date hereof and under all agreements to which the Company is a party as of the date hereof, including without limitation provisions relating to advances of expenses incurred in the defense of any action or suit (including without limitation attorneys' fees of counsel selected by the Indemnified Party), provided that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware law, the Certificate or By-Laws of the Company or under any such contract will be made by independent counsel selected by the Indemnified Party and reasonably satisfactory to the Surviving Corporation. Nothing in this Agreement shall diminish or impair the rights of any Indemnified Party under the Certificate or By-Laws of the Company or any agreement to which the Company is a party at the date hereof. The Surviving Corporation will maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") in full force and effect without reduction of coverage for a period of seven years after the Effective Time, provided, however, that the Surviving Corporation will not be required to pay an annual premium therefor in excess of 250% of the last annual premium paid prior to the date hereof (the "Current Premium"), and, provided, further, however, that if the existing D&O Insurance expires, is terminated or cancelled during such seven-year period, the Surviving Corporation will use its best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium on an annualized basis not in excess of 250% of the Current Premium.

     5.9. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties will use its reasonable best efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations and filings (including without limitation filings under the HSR Act) and obtaining any required contractual consents, subject, however, to any required vote of the stockholders of the Company. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

     5.10. Compliance with Antitrust Laws. Each of Parent and the Company will use its reasonable best efforts to resolve such objections, if any, which may be asserted with respect to the Offer or the Merger under the antitrust laws. In the event a suit is instituted challenging the Offer or the Merger as violative of the antitrust laws, each of Parent and the Company will use its best efforts to resist or resolve such suit. Parent and the Company will use their reasonable best efforts to take such action as may be required (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Offer or the Merger under the antitrust laws or (b) by any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Offer or the Merger as violative of the antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order which has the effect of preventing the consummation of the Offer or the Merger.

     5.11. Publicity. The initial press release announcing this Agreement will be a joint press release and thereafter the Company and Parent will consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto, and will not issue any such press release or make any such public statement prior to such consultation except as may be required by law or by obligation pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers or any rules or regulations of a foreign securities exchange upon which the securities are traded.

     5.12. Notice of Actions and Proceedings. The Company will promptly notify Parent of any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the executive officers of the Company, threatened in writing against, relating to or involving or otherwise affecting the Company or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to any Schedule required hereby or which relates to the consummation of the Offer or the Merger.

     5.13. Notification of Certain Other Matters. The Company will promptly notify Parent of:
          (a) any written notice or other written communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any written notice or other written communication from any Governmental Entity in connection with the transactions contemplated hereby; and

          (c) any fact, development or occurrence that constitutes a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole or is reasonably expected to result in such an effect.

     5.14. Listing of Preferred Stock. The Company will, and Parent will cause the Surviving Corporation to, use their respective reasonable efforts to continue the listing on the New York Stock Exchange of the shares of Preferred Stock which are currently listed on such Exchange or, if such shares are delisted, to cause such shares of Preferred Stock to be listed on another national securities exchange within the United States or admitted to trading on the National Association of Securities Dealers Automated Quotation System and on other organized securities markets in such foreign jurisdictions in which such shares are presently traded. Notwithstanding anything in this Agreement to the contrary, the obligations of the Company and Parent under this Section 5.14 will survive the Effective Time with respect to any series of Preferred Stock until such time as the aggregate market value of all outstanding shares of such series is less than $2 million or the number of outstanding shares of such series is less than 100,000.

     5.15. Certain Obligations of Parent. In the event that the Company is unable to meet its obligations as they come due, whether at maturity or otherwise, including solely for the purposes of this Section 5.15 dividend and redemption payments with respect to the Preferred Stock, Parent will capitalize the Company in an amount necessary to permit the Company to meet such obligations, provided that Parent's aggregate obligation under this Section 5.15 shall be (a) limited to the amount of debt service obligations under "Tranche 1" of the loan agreement contemplated by the Commitment and, to the extent "Tranche 1" is replaced by "Tranche 2 and/or Tranche 3" under the Commitment, the amount of debt service obligations under such "Tranche 2 and/or Tranche 3," and (b) reduced by the amount, if any, of capital contributions received by the Company after the Effective Time and the net proceeds of any sale by the Company of common stock or non-redeemable preferred stock after the Effective Time. Notwithstanding anything in this Agreement to the contrary, the obligations of Parent under this Section 5.15 will survive until the ninth anniversary of the Effective Time.

                                VI.  CONDITIONS

     6.1. Conditions. The obligations of Parent, Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions, as applicable thereto:

          6.1.1. Stockholder Approval. The holders of the Voting Stock shall have duly adopted this Agreement.

          6.1.2. Purchase of Shares of Voting Stock. Purchaser shall have accepted for payment shares of Common Stock pursuant to the Offer.

          6.1.3. Injunctions; Illegality. The consummation of the Merger shall not be precluded or materially restricted by any order, injunction, decree or ruling of a court of competent jurisdiction or Governmental Entity (each party agreeing to use its reasonable best efforts to rectify any such occurrence), and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents or materially restricts the consummation of the Merger or that would make the acquisition or holding by Parent or its subsidiaries of the shares of Common Stock or shares of common stock of the Surviving Corporation illegal.

          6.1.4. HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

     6.2. Parent Obligations. The obligations of Parent and Purchaser to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the additional conditions that (a) the Company in all material respects shall have satisfied and complied with each of the covenants of the Company contained herein, (b) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date) and (c) Purchaser and Parent shall have the right to draw down funds under the loan agreement contemplated by the Commitment.

                              VII.  MISCELLANEOUS

     7.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned (a) by the mutual consent of the Boards of Directors of Parent, Purchaser and the Company; (b) by Parent and Purchaser, on the one hand, or the Company, on the other hand, if the Offer expires or is terminated or withdrawn in accordance with the terms hereof without any shares of Common Stock being purchased thereunder or the Offer is terminated, or has not been commenced in accordance with the terms hereof by the close of business on March 7, 1995, or if Purchaser has not purchased shares of Common Stock validly tendered and not withdrawn pursuant to the Offer in accordance with the terms hereof within 75 calendar days after commencement of the Offer; provided, however, that the party seeking to terminate this Agreement pursuant to this
Section 7.1(b) is not in material breach of this Agreement; (c) by the Company, if Parent or Purchaser materially breaches any of the representations and warranties or covenants contained in this Agreement, or by Parent and Purchaser if the Company materially breaches any of the representations and warranties or covenants contained in this Agreement; (d) by either Parent and Purchaser or the Company, if the Merger is not consummated prior to June 30, 1995; provided, however, that the right to terminate this Agreement under this Section 7.1(d) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; (e) by either Parent and Purchaser, on the one hand, or the Company, on the other hand, if either one (or any permitted assignee hereunder) is restrained, enjoined or otherwise precluded by an order, decree, ruling or injunction (other than an order or injunction issued on a temporary or preliminary basis) of a court, domestic or foreign, of competent jurisdiction or other Governmental Entity from consummating the Merger or making the acquisition or holding by Parent or its subsidiaries of the shares of Common Stock or shares of common stock of the Surviving Corporation illegal and all means of appeal and all appeals from such order decree, ruling, injunction or other action have been finally exhausted; (f) by the Company if the Board of Directors of the Company determines that it will not recommend acceptance of the Offer and approval of the Merger by the Company's stockholders (or if such recommendation is withdrawn) based upon the advice of outside counsel that such action is necessary for the Board of Directors to comply with its fiduciary duties to stockholders under applicable law; and (g) by Parent and Purchaser, if (i) the Board of Directors of the Company shall not have recommended or shall withdraw, modify or change its recommendation relating to the Merger or the Offer in a manner materially adverse to Parent or shall have resolved to do any of the foregoing; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company that they accept or approve, or the Company or any of its subsidiaries shall have agreed to engage in, a Competing Transaction; or (iii) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns, or has the right to acquire "beneficial ownership" (as defined in the Rights Agreement) of, more than 20% of the then-outstanding shares of Common Stock of the Company. For the purposes of this Agreement, "Competing Transaction" means any of the following involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction except for such of the foregoing as to which the only parties are the Company or one or more subsidiaries of the Company; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company or any of its subsidiaries constituting 5% or more of the consolidated assets of the Company or accounting for 5% or more of the consolidated revenues of the Company in a single transaction or series of related transactions involving any Person other than the Company or one or more subsidiaries of the Company; or (iii) any tender or exchange offer for 20% or more of the outstanding shares of Voting Stock or the filing of a registration statement under the Securities Act in connection therewith. In the event of any termination and abandonment pursuant to this Section 7.1, no party hereto (or any of its directors or officers) will have any liability or further obligation to any other party to this Agreement, except for obligations under the last sentences of Sections 1.1 and 1.3, the second sentence of Section 5.4 and all of Section 7.10 hereof and except that nothing herein will relieve any party from liability for any breach of this Agreement. Any action by the Company to terminate this Agreement pursuant to this Section 7.1 will require only the approval of a majority of the directors of the Company then in office who are directors of the Company on the date hereof, or persons nominated or elected to succeed such directors by a majority of such directors (the "Continuing Directors").

     7.2. Non-Survival of Representations, Warranties and Agreements. The representations and warranties or agreements in this Agreement will terminate at the Effective Time or the earlier termination of this Agreement pursuant to
Section 7.1, as the case may be, provided, however, that if the Merger is consummated, Sections 2.6, 5.3, 5.8, 5.9, 5.14 and 5.15 hereof will survive the Effective Time to the extent contemplated by such Sections, and provided further, however, that the last sentences of Sections 1.1 and 1.3, the second sentence of Section 5.4 and all of Section 7.10 hereof will in all events survive any termination of this Agreement.

     7.3. Waiver and Amendment. Subject to applicable provisions of the DGCL, any provision of this Agreement may be waived at any time by the party which is, or whose stockholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time, provided that no amendment will be made after any stockholder approval of the adoption of the Merger Agreement which reduces the Merger Price without further approval of the holders of the Voting Stock, provided further that any action by the Company to waive or amend any provision of this Agreement will require the approval of a majority of the Continuing Directors. No such waiver, amendment or supplement will be effective unless in a writing which makes express reference to this Section 7.3 and is signed by the party or parties sought to be bound thereby.

     7.4. Entire Agreement. This Agreement contains the entire agreement among Parent, Purchaser and the Company with respect to the Offer, the Merger and the other transactions contemplated hereby and thereby, and supersedes all prior agreements among the parties with respect to such matters other than, prior to the Effective Time, the Confidentiality Agreement.

     7.5. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect in the principles of conflict of laws of that State.

     7.6. Interpretation. For purposes of this Agreement, a "subsidiary" of a corporation means any corporation or other legal entity (including without limitation partnerships or limited liability companies) more than 50% of the outstanding voting securities or similar rights of which are directly or indirectly owned by such other corporation and "Person" means an individual or legal entity. The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

     7.7. Notices. All notices and other communications hereunder will be in writing and will be given by delivery (and will be deemed to have been duly given upon receipt) in person, by cable, facsimile transmission, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Company to:

        Maxus Energy Corporation
        717 North Harwood Street
        Dallas, Texas 75201
        Attention: General Counsel
        Telephone: 214/953-2000
        Telecopy: 214/979-1986

     With a copy to:

        Jones, Day, Reavis & Pogue
        599 Lexington Avenue, 22nd Floor
        New York, New York 10022
        Attention: Robert A. Profusek, Esq.
        Telephone: 212/326-3800
        Telecopy: 212/755-7306

     If to Parent or Purchaser to:

        YPF Sociedad Anonima
        Avenida Pte. Roque Saenz Pena 777
        Buenos Aires 1364, Argentina
        Attention: President
        Telephone: 011-541-329-5705
        Telecopy: 011-541-329-5704

     With a copy to:

        Andrews & Kurth L.L.P.
        4200 Texas Commerce Tower
        Houston, Texas 77002
        Attention: P. Dexter Peacock, Esq.
        Telephone: 713/220-4354
        Telecopy: 713/220-3690

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

     7.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement.

     7.9. Parties in Interest; Assignment. Except for Sections 2.6 and 5.3 hereof (which are intended to be for the benefit of directors and Senior Executives to the extent contemplated thereby and their beneficiaries, and may be enforced by such persons) and Section 5.8 hereof (which is intended to be for the benefit of directors, officers, agents and employees to the extent contemplated thereby and their beneficiaries, and may be enforced by such persons), this Agreement is not intended to nor will it confer upon any other person (other than the parties hereto) any rights or remedies. Except as otherwise expressly provided herein, this Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Purchaser will have the right (a) to assign to Parent or any direct or indirect wholly owned subsidiary of Parent any and all rights and obligations of Purchaser under this Agreement, including without limitation the right to substitute in its place Parent or such a subsidiary as one of the constituent corporations in the Merger (such subsidiary assuming all of the obligations of Purchaser in connection with the Merger), provided that any such assignment will not relieve Parent or Purchaser from any of its obligations hereunder, and (b) to transfer to Parent or to any direct or indirect wholly owned subsidiary of Parent the right to purchase shares of Common Stock tendered pursuant to the Offer, provided that any such transfer will not relieve Purchaser from any of its obligations hereunder.

     7.10. Expenses; Termination Fee. Whether or not the Offer or Merger is consummated, all costs and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, provided, however, that (a) in the event of a termination of this Agreement by the Company pursuant to Section 7.1(f) or by Parent and Purchaser pursuant to Section 7.1(g)(i) or (ii) hereof, the Company will be obligated to promptly pay to Purchaser $20 million in cash, and (b) in the event of a termination of this Agreement by the Company or by Parent if at the date of such termination any condition to the funding of the loans contemplated by the Commitment has not been satisfied, provided that at such time no other condition to Parent's obligation to consummate the Offer or the Merger, as the case may be, is unsatisfied (other than the failure to meet the Minimum Share Condition as a result of the failure to obtain such funding), Parent and Purchaser, jointly and severally, will be obligated to promptly pay to the Company $20 million in cash.

     7.11. Obligation of Parent. Whenever this Agreement requires Purchaser to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause Purchaser to take such action.

     7.12. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any State of the United States having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, including without limitation under Section 7.10 hereof.

     7.13. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     7.14. Consent to Jurisdiction and Service of Process. (a) Parent consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Agreement. Parent irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Agreement in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Parent agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon Parent and may be enforced in any court to the jurisdiction of which Parent is subject by suit upon such judgment; provided that service of process is effected upon Parent in the manner provided in this Agreement. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with this Agreement may be instituted in any competent court in Argentina.

     (b) Parent agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Agreement against Parent in any court sitting in the Borough of Manhattan, New York City, New York, United States may be made upon CT Corporation System at 1633 Broadway, New York, New York 10019, whom Parent irrevocably appoints as its authorized agent for service of process. Parent represents and warrants that CT Corporation System has agreed to act as Parent's agent for service of process. Parent agrees that such appointment shall be irrevocable so long as this Agreement shall remain in effect or until the irrevocable appointment by Parent of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. Parent further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to be Parent's agent for service of process, Parent shall appoint without delay another such agent and provide prompt written notice to the Company, to the extent known to it, of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon CT Corporation System, as the authorized agent of Parent for service of process, and written notice of such service to Parent, shall be deemed, in every respect, effective service of process upon Parent.

     (c) Nothing in this Section 7.14 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

ATTEST:                                          YPF SOCIEDAD ANONIMA

By                                               By
- ---------------------------------------------    ---------------------------------------------

                                                 YPF ACQUISITION CORP.

By                                               By
- ---------------------------------------------    ---------------------------------------------

                                                 MAXUS ENERGY CORPORATION

By                                               By
- ---------------------------------------------    ---------------------------------------------

                                                                       EXHIBIT A

                            CONDITIONS TO THE OFFER

     Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment, purchase or pay for any shares of Common Stock tendered pursuant to the Offer (the "Shares"), and may postpone the acceptance for payment, the purchase of, and/or payment for Shares, and/or may, subject to the terms of the Agreement, amend or terminate the Offer if (i) the Minimum Share Condition has not been satisfied, (ii) the Company shall not have taken the steps necessary to redeem the Rights, (iii) the applicable waiting period under the HSR Act shall not have expired or been terminated, (iv) the closing of the loans in connection with the Offer shall not have occurred under the Loan Agreement contemplated by the commitment letter, dated February 24, 1995, addressed to Parent from The Chase Manhattan Bank (National Association), a copy of which has heretofore been delivered to the Company, or (v) at any time at or before payment for any Shares (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Offer), any of the following events shall have occurred and be continuing:

          (a) there shall be in effect any temporary restraining order, preliminary or final injunction or other order or decree issued by any United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or authority, (1) enjoining, restraining or otherwise prohibiting the Offer, the Merger or the acquisition by Parent or Purchaser of shares of Common Stock; (2) prohibiting or materially limiting the ownership or operation by Parent or Purchaser of all or any substantial portion of the business or material assets of the Company and its subsidiaries, taken as a whole, or, as a consequence of the Offer, Merger or Parent or Purchaser's acquisition of shares of Common Stock, of Parent or any of its subsidiaries, or compelling Parent or Purchaser to dispose of or to hold separate all or any material portion of the business or material assets of the Company and its subsidiaries, taken as a whole, or of Parent or any of its subsidiaries, or imposing any material limitation on the ability of Parent or Purchaser to conduct such business or own such assets, (3) imposing material limitations on the ability of Parent or Purchaser (or any other affiliate of Parent) to acquire or hold or to exercise full rights of ownership of the shares of Common Stock, including without limitation the right to vote the shares of Common Stock purchased by them on all matters properly presented to the stockholders of the Company, or (4) requiring material divestitures by Parent or Purchaser or any of their subsidiaries or affiliates of any Shares, as a consequence of the Offer, Merger or Parent or Purchaser's acquisition of shares of Common Stock; or

          (b) there shall be any statute, rule, regulation or order promulgated, enacted, entered or deemed applicable to the Offer or the Merger, or any other action shall have been taken, by any Governmental Entity that is reasonably likely to result in any of the consequences referred to in clauses (1) through (4) of paragraph (a) above; or

          (c) there shall have occurred (1) any general suspension of trading in, or limitation on prices for, trading in securities on the New York Stock Exchange or in the over-the-counter-market, (2) a declaration of a banking moratorium or any limitation or suspension of payments by United States authorities on the extension of credit by United States lending institutions, (3) a commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (4) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

          (d) it shall have been publicly disclosed or Purchaser shall have learned that any Person shall have entered into a definitive agreement or an agreement in principle with the Company with respect to a tender offer or exchange offer for any shares of capital stock of the Company (including without limitation the shares of Common Stock) or a merger, consolidation or other business combination or any acquisition or disposition of a material amount of assets or any comparable event with or involving the Company (other than such of the foregoing as is permitted by the Agreement); or

                                      A-1-1

          (e) any of the representations and warranties of the Company in the Agreement shall not have been, or shall cease to be, true and correct in all material respects (whether because of circumstances or events occurring in whole or in part prior to, on or after the date of the Agreement), or the Company shall have not performed in all material respects the covenants to be performed by it pursuant to the Agreement; or

          (f) the Agreement shall have been terminated by the Company, on the one hand, or Parent and Purchaser, on the other hand, in accordance with its terms or Purchaser or Parent, on the one hand, and the Company, on the other hand, shall have reached an agreement providing for the termination of the Offer; or

          (g) the Company's Board of Directors shall have failed to recommend and approve, or shall no longer recommend and approve, the Offer or the adoption of the Merger Agreement, or shall materially modify or amend its recommendation and approval with respect thereto, or shall have resolved to do any of the foregoing (except that the foregoing shall not apply to a modification or amendment solely in the reasons for such recommendation and approval so long as the Board of Directors of the Company continues to recommend and approve acceptance of the Offer and adoption of the Merger Agreement by holders of Voting Stock); or

          (h) without limiting the generality or effect of Paragraph (e) of this Section, except as disclosed to Parent pursuant to the Agreement, there shall have been any material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

which, in the sole judgment of Purchaser, in any such case regardless of the circumstances (including any action or inaction by Purchaser or any of its affiliates other than a material breach by Purchaser or Parent of the Agreement) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment or purchase of or payment for any of the Shares.

     The foregoing conditions (i) may be asserted by Purchaser regardless of the circumstances (including any action or inaction by Purchaser or any of its affiliates other than a breach by Purchaser or Parent of the Agreement) giving rise to such condition and (ii) other than the Minimum Share Condition, are for the sole benefit of Purchaser and its affiliates. The foregoing conditions, other than the Minimum Share Condition, may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion. The failure by Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any other rights and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.

                                      A-1-2

                                   EXHIBIT B

             LETTER, DATED FEBRUARY 28, 1995, FROM CS FIRST BOSTON
              CORPORATION TO THE BOARD OF DIRECTORS OF THE COMPANY

February 28, 1995

The Board of Directors
Maxus Energy Corporation
717 North Harwood Street
Dallas, Texas 75201

Dear Sirs:

     You have asked us to advise you with respect to the fairness to the holders of shares of the Common Stock, par value $1.00 per share (the "Shares"), of Maxus Energy Corporation ("Maxus" or the "Company") from a financial point of view of the consideration to be received by such stockholders pursuant to the terms of the Merger Agreement, dated as of February 28 (the "Merger Agreement"), among the Company, YPF Sociedad Anonima ("YPF"), and YPF Acquisition Corp., a wholly owned subsidiary of YPF ("Acquisition Corp."). The Merger Agreement provides, among other things, for (i) a tender offer (the "Tender Offer") by Acquisition Corp. for all of the outstanding Shares at $5.50 per Share net to the seller in cash and (ii) a subsequent merger (the "Merger") of Acquisition Corp. with and into the Company in which the Company will become a wholly owned subsidiary of YPF and each remaining outstanding Share will be converted into the right to receive $5.50 in cash.

     In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company, including financial statements. We have also reviewed certain other information, including financial forecasts and reserve information, provided to us by the Company and have met with the Company's management to discuss the business prospects and strategic and financial plans of the Company.

     We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses similar to those of the Company and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. You have instructed us to assume that the strategic and financial plans of the management of the Company will be implemented as scheduled. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company, except in regard to Midgard Energy Company, a wholly owned subsidiary of the Company. A number of companies did, however, approach the Company with respect to a possible acquisition of all or a substantial part of the Company, and at your request we did engage in discussions with such interested parties.

     We have acted as financial advisor to Maxus in connection with the Merger and will receive a fee for our services, which is contingent upon the consummation of the Merger.

     In the past, we have performed certain investment banking services for both Maxus and YPF and have received customary fees for such services. In addition, an officer of CS First Boston is an alternate member of YPF's Board of Directors.

     In the ordinary course of our business, CS First Boston and its affiliates may actively trade the debt and equity securities of both the Company and YPF for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of Maxus' Board of Directors only in connection with its consideration of the Merger, does not constitute a recommendation to any stockholder as to whether or not such stockholder should tender Shares pursuant to the Tender Offer or how such stockholder should vote on the proposed Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without CS First Boston's prior written consent.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the stockholders of the Company in the Tender Offer and the Merger is fair to such stockholders from a financial point of view.

                                            Very truly yours,

                                            CS FIRST BOSTON CORPORATION

                                            By:
                                                      William M. Wicker
                                                      Managing Director

                                   EXHIBIT C

                SECTION 262 OF DELAWARE GENERAL CORPORATION LAW

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251, sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with the subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding , the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                  EXHIBIT D

                            YPF 1994 Annual Report

                               ANNUAL REPORT 1994
                                ENGLISH VERSION

                                   [PICTURE]

                                      YPF

                  Computer Mechanical for Second release date:
                               release to printer
                           Tuesday, February 28, 1995
                              for client approval.

    YPF is an integrated oil company, with a dominant position in an expanding economy. Over the next ten years, we confidently expect to continue increasing our production of both oil and gas, and to improve our refineries and better our marketing margins while continuing to cut costs. By focusing on these objectives, we hope to provide long-term growth and superior financial returns for our shareholders.

                   Contents
Financial Highlights                           1

To Our Shareholders                            2

How YPF Will Generate                          6
Incremental Profits
(Management Answers Investors'
Questions)

Directors and Officers                        33

How Sustainable is Argentina's                34
"Economic Miracle"?

Financial Section                             45

Corporate Information                        108

                                   [PICTURE]


***************************************************************************
*                                                                         *
*  Lift page to view YPF's and Argentina's largest refinery, La Plata,    *
*  located 37 miles south of Buenos Aires. La Plata is undergoing         *
*  efficiency improvements to enhance profitability.                      *
*                                                                         *
***************************************************************************

                                   [PICTURE]

                                   [PICTURE]

                                   [PICTURE]

                                                            YPF SOCIEDAD ANONIMA

FINANCIAL HIGHLIGHTS

- ------------------------------------------------------------------------------------------------------
(in millions of pesos except per share data)                    1994            1993           1992
- ------------------------------------------------------------------------------------------------------
Total Revenues                                                     4,192          4,190          4,094
- ------------------------------------------------------------------------------------------------------
Net Income Before TOTAL Contract Renegotiation                       538            523            271
- ------------------------------------------------------------------------------------------------------
Total Net Income                                                     538            747            271
- ------------------------------------------------------------------------------------------------------
Net Income Per Share                                                1.52           2.12           0.77
- ------------------------------------------------------------------------------------------------------
Dividends Per Share                                                 2.01(1)        0.72           0.72
- ------------------------------------------------------------------------------------------------------
Shareholders' Equity                                               5,086          5,257          4,762
- ------------------------------------------------------------------------------------------------------
Fixed Assets Acquisitions and Exploration Expenses                 1,325          1,333            811
- ------------------------------------------------------------------------------------------------------
Number of Common Shares Outstanding                          353,000,000    353,000,000              -
- ------------------------------------------------------------------------------------------------------

Ps. = Peso 1 Peso = 1 U.S. Dollar
(1) Includes Ps. 1.16 of one-time special dividend only for the government shares.


                  [BAR CHART]     [BAR CHART]     [BAR CHART]

                  [BAR CHART]     [BAR CHART]     [BAR CHART]

TO OUR SHAREHOLDERS

1994 has been an exciting first year for YPF as a public company.

We have achieved our basic objectives of increasing oil production by 19%, we have added 179% more crude reserves than we produced in 1994 because of our extensive exploration program, we have successfully negotiated higher priced long-term contracts with the natural gas distribution companies, we have improved our refining efficiency, extremely important for our downstream (refining and marketing) operations, and we have changed the image of our service station network throughout the country.

                   "SUSTAINING EARNINGS DESPITE FALLING WORLD
                    CRUDE PRICES IS A GRATIFYING ACHIEVEMENT
                    AND REFLECTS OUR SUCCESS IN CARRYING OUT
                    OUR STRATEGIES."

Achieving operational targets and making profits happen is a clear definition of our commitment to our stockholders. 1994 net income was Ps. 538 million, compared to Ps. 747 million in 1993. Excluding 1993's one-time gain of Ps. 224 million from the TOTAL contract renegotiation, 1994 earnings closely matched last year's performance, despite a weaker market price for crude oil. Sustaining earnings despite falling world crude oil prices is a gratifying achievement and reflects our success in carrying out our strategies.

Our exploration activities, capitalizing on the choice acreage position we retained at the time of YPF's privatization, allowed us to replace 120% of our production in 1994. Our exploration expenditures for the year were Ps. 298 million, up from the Ps. 150 million spent in 1993. In subsequent years we plan to increase the exploration expenditure in Argentina and in neighboring countries to over Ps. 350 million per year.

During the year we signed exploration contracts in Chile, Bolivia and Peru. In addition, we are expanding our marketing and commercial operations into these countries. The privatization programs of the state controlled oil and gas operations in Bolivia and Peru could provide YPF with an opportunity to acquire unique assets of great importance in the Latin American energy market that may never be available again.

In 1994 average crude oil deliveries rose to 350 thousand barrels per day from 315 thousand barrels in 1993. This increase comes about mainly as a result of increased drilling activity, improved reservoir productivity and expanded transportation facilities. We increased the number of rigs drilling in Argentina to 75 as of December 1994, from 51 in December 1993 and drilled 891 development and exploration wells compared to 472 in 1993.

Regional expansion in exploration and production started in 1994, when contracts were signed in

                                   [PICTURE]
                                                         Jose A. Estenssoro
                                                         President and
                                                         Chief Executive Officer

Bolivia, Chile, Peru and the Gulf of Mexico (offshore Louisiana). These exploration prospects cover 9 million acres. Exploration commitments start in 1995 and continue until 2002.

During the year, we continued to improve reservoir performance by increasing the use of secondary recovery techniques throughout our fields. Our plan is to continue optimizing reservoir performance in 1995 by further expanding secondary recovery.

The use of enhanced production recovery methods throughout our oil fields has provided a permanent improvement of reservoir performance. Severe weather conditions in our winter months of June to August hampered our ability to increase production as fast as we had planned, and we could not put competitively priced drilling rigs in the Golfo San Jorge Basin as early as we had planned. However, we reached delivery of 386 thousand barrels per day in the month of December. We will further increase production in 1995.

                     "REGIONAL EXPANSION IN EXPLORATION AND
                      PRODUCTION STARTED IN 1994, WHEN
                      CONTRACTS WERE SIGNED IN BOLIVIA, CHILE,
                      PERU AND THE GULF OF MEXICO."

In February 1994 the Trans-Andean pipeline came on stream.

TO OUR SHAREHOLDERS
CONTINUED

The inauguration ceremony was attended by Presidents Carlos Menem of Argentina and Patricio Aylwin of Chile. The pipeline crosses over the Andes to the Pacific and opened new markets for us. Today Argentina is the largest supplier of crude oil to neighboring Chile. This is a major achievement for the company, which holds a 57.75% equity interest in the pipeline.

                    "IN FEBRUARY 1994 THE TRANS-ANDEAN PIPE-
                     LINE CAME ON STREAM...TODAY ARGENTINA IS
                     THE LARGEST SUPPLIER OF CRUDE OIL TO
                     NEIGHBORING CHILE."

Prices for natural gas in Argentina were deregulated effective May 1994, and we negotiated five-year contracts with seasonal pricing variations with most of the distribution companies. Increased demand for clean fuels from industrial, residential and power generating markets continue to hold large potential for future sales prospects.

During the year we also signed a three-year agreement with Chevron Corporation to provide technical assistance to our La Plata refinery. The objectives are to lower our operating costs to the most efficient international levels and to train our management to have the highest skills required for such efficiency.

With the completion in 1994 of the revamping of our "platforming" facilities in the Lujan de Cuyo refinery and the modernization of the largest catalytic cracking unit in La Plata, in 1995 we will be the first company in the country to produce only unleaded gasoline.

We believe, in the near future, federal environmental legislation in Argentina will require oil companies to cease production and sale of leaded gasoline, and in 1995 we will already be there.

Capital investment to improve the quality of our refined products will be on stream in 1995, making them the highest quality products available in the market.

Continuing our service stations' modernization program during 1994, a further 583 stations were renovated, bringing to 1,319 the total number of stations completed since the program started.

In May 1994, in suburban Buenos Aires, the first prototype design of our "new image" service

[PICTURE]
Nells Leon
Executive Vice President and
Chief Operating Officer
station was inaugurated. Designed by the French firm SOPHA, it was distinguished in 1994 with the Grand French Global Design Award. Over the next several years, YPF plans to build and operate at least 300 of these new stations as company-owned outlets. They are full service stations complete with AM/PM fast-food stores franchised by ARCO (USA), which should provide higher returns from increased fuels throughput, and additional profits from non-conventional sales. They will be essential in helping us maintain a uniform retail pricing structure across our network.

During the year, as part of our long-term strategy, we continued our expansion in the petrochemical business by acquiring a 50% interest in Petroken, a manufacturer of polypropylene. YPF is also the principal supplier of refinery grade propylene for this facility.

To broaden the professional background and technical expertise of our personnel, we have signed agreements with Harvard University, the Massachusetts Institute of Technology and the University of Texas at Austin for advanced management training. We presently have in the United States 20 managers, engineers and technicians taking specialization courses in their fields of endeavor. The program is expected to continue for the next few years.

Throughout the year, our employees' commitment made a superb contribution in meeting our company objectives.

Despite our progress, much remains to be done. We are still targeting further improvements in refining efficiency and retail margins and increases in crude oil and natural gas production.

                    "OUR STRONG BALANCE SHEET AND KNOWLEDGE
                     OF THE REGION PUTS US IN A UNIQUE
                     POSITION TO CAPITALIZE ON THE GROWING
                     OPPORTUNITIES IN LATIN AMERICA."

Our strong balance sheet and knowledge of the region puts us in a unique position to capitalize on the growing opportunities in Latin America and the world. We believe that achieving operational excellence, growing locally and regionally, as well as looking for opportunities worldwide, will enable YPF to meet the challenge of the international markets.


/s/ JOSE A. ESTENSSORO
Jose A. Estenssoro
President and Chief Executive Officer

/s/ NELLS LEON
Nells Leon
Executive Vice President and Chief Operating Officer

HOW YPF WILL GENERATE INCREMENTAL PROFITS

MANAGEMENT ANSWERS INVESTORS' QUESTIONS

YPF management believes that one of its duties is to provide shareholders and potential shareholders with candid answers to their questions about the company. To answer the questions that investors ask most frequently, the questions were put to several of YPF's corporate executives and some of their senior associates. Top executives in our picture: President and CEO Jose A. Estenssoro; Executive Vice President and COO Nells Leon; Vice President Finance and Corporate Development Cedric Bridger; Vice President

        Juan A. Rodriguez,                      Carlos A. Olivieri,
        Vice President,                         Vice President
        Engineering and                         and Controller
        Technology

                                   [PICTURE]




Eduardo Petazze,         Cedric D. Bridger,          Marcelo Guiscardo,
Vice President,          Vice President, Finance     Vice President,
Refining and Marketing   and Corporate Development   Exploration and Production





Missing from picture:

Juan J. Garacija,
Vice President,
Purchasing, Contracts and
Environmental Protection

Raul Oreste,
Vice President,
Human Resources

Exploration and Production Marcelo Guiscardo; Vice President Refining and Marketing Eduardo Petazze; Vice President and Controller Carlos Olivieri; Vice President Engineering and Technology Juan A. Rodriguez; Vice President Institutional Relations Martin Paez Allende, and Vice President Legal Affairs Noberto Noblia.


Martin Paez Allende, Vice President,       Noberto Noblia,
Institutional Relations                    Vice President, Legal Affairs

                                   [PICTURE]

Jose A. Estenssoro, President              Nells Leon, Executive Vice President
and Chief Executive Officer                and Chief Operating Officer


    Foremost on the minds of investors, J. A. Estenssoro observes, is an underlying question about the company's prospects for growth. "More specifically: whether we are on target with our production plans; whether we are adequately replacing our reserves; what we are doing to improve refining and marketing; and finally, how we are continuing to cut costs."

    In this section of the report, we examine each of these topics in overall terms, and then focus on prospects in specific areas and business units:

- -   We believe growth will be substantial. To take just one example: this year, deliveries grew to an average of some 350 thousand barrels per day; we confidently expect to increase production substantially in 1995.

- - We have aggressive plans to replace our reserves. In 1994 our replacement factor for these properties was over 120% of oil production. We will find and develop production in our low and medium risk areas, and undertake very aggressive exploration in those where the risk is higher. At the same time, we are employing new techniques to improve our secondary recovery.

- -   We also have intensive plans to improve -- still further -- downstream: we made profits of Ps. 145 million downstream in 1993, and Ps. 279 million in 1994.

- -   As Mr. Leon says, cost reduction for YPF is not just a matter of targeting certain areas on a one-time basis, but a permanent objective in all areas and all activities. For instance, although we completed our major personnel reductions by 1992, we lowered staff costs by approximately Ps. 100 million the following year, and by a further Ps. 50 million in 1994. As explained in the separate sections that follow, YPF's costs already compare favorably with those of other major international oil companies. "But continuing reduction is a permanent goal for all of us at YPF," he sums up, "and if anyone ever thinks we've reached that goal, they're wrong."

***************************************************************************
*                                                                         *
*  Production is increasing at the mature oil field, Los Cavaos in        *
*  Mendoza, through the use of new production techniques, such as         *
*  horizontal drilling.                                                   *
*                                                                         *
***************************************************************************

                                  [BAR CHART]

                                   [PICTURE]

EXPLORATION AND PRODUCTION

                                                                     [BAR CHART]

    As noted, YPF delivered 350,000 barrels of crude oil per day in 1994 -- 11% more than in 1993. At January 1, 1995, YPF's proven reserves of crude oil were 1,045 million barrels -- an increase of 10% over the equivalent figure for the remaining properties held at January 1, 1994. Upstream sales amounted to Ps. 2,472 million in 1994, a decrease of 5% from 1993: the increase in production was offset by a decrease in the world price of oil. Operating income decreased to Ps. 566 million down 24% -- due mainly to the reduction in oil prices and to higher exploration expenses, which were to some extent offset by the increases in production and to decreases in costs.

    Where and how will YPF increase production?

    To achieve its planned oil reserve and production increases in 1995 and beyond, Exploration and Production Vice President Marcelo Guiscardo says YPF will use a broad variety of main methods: "we will employ many more rigs; we will explore aggressively in new areas, including offshore; we will improve recovery from existing reservoirs; we will intensify use of new technology; we will move forward vigorously in joint ventures with partner companies; and we will develop an intensive exploration program abroad."

    Answering specific investor questions on each of these topics, YPF executives provided the following details:

- -   With nearly 80 rigs active in 1995, says Guiscardo, YPF will be drilling more than 1,400 new wells: 199 exploration wells, 1,134 production wells, and nearly 100 service wells.

- -   At the most recent lease sale, YPF won 7 of the 9 new areas that were offered. Offshore, we've drilled one well in a virgin basin, and found enough hydrocarbon traces to justify putting money down for a second well in the same area. There are 20 basins in Argentina, covering more than 450 million acres, that can be considered potentially productive, Guiscardo adds, and only 5 of them have been actively explored. "One of these, the Chacoparanaense, he observes, has had only 32 wildcat wells drilled -- and it's the size of France." YPF presently holds exploration permits covering 50 million acres, and production concessions for 5 million acres.

                "WE ARE INCREASING PRODUCTION BY
                 ADDITIONAL DRILLING, EXPLORING IN NEW
                 AREAS, IMPROVING HYDROCARBON RECOVERY
                 AND USING NEW TECHNOLOGY."   MARCELO GUISCARDO





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                                   [PICTURE]





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                                   [PICTURE]

***************************************************************************
*                                                                         *
*  Pumping unit, and oil and gas processing plant in Mendoza.             *
*                                                                         *
***************************************************************************

***************************************************************************
*                                                                         *
*   Next page:                                                            *
*                                                                         *
*  Aggressively exploring for oil and gas, a tractor-like seismic         *
*  vibrator vehicle travels across frontier acreage in Mendoza.  Sound    *
*  waves sent down by the vehicle are reflected back by formations below  *
*  the earth's surface and are measured by instruments.  By interpreting  *
*  these measurements, geophysicists can locate formations likely to      *
*  contain hydrocarbons.                                                  *
*                                                                         *
***************************************************************************


- -   YPF will also expand internationally. As part of its strategic plan, the company has signed exploration agreements in Bolivia, Peru, Chile, and the Gulf of Mexico. To give an idea of the scale on which these efforts are planned, says Guiscardo, "they will involve investments on the order of 15% of our entire exploration budget for the years 1995-1999."

- -   A major effort in joint ventures. For instance, offshore in the Magallanes region, in conjunction with our partner, Sipetrol S.A. of Chile, we aim to increase output in the area of the Straits; we only started production there in 1994, but were up to 13,000 barrels a day by year-end.

- -   Apart from the increase in production that will come from increasing exploration and development, Guiscardo continues, YPF's big opportunity is in better management of existing reservoirs. The average recovery from the world's reservoirs is 30% of the oil that's actually in them, he says, "and YPF's is less than that, so we can gain a lot both by increasing secondary and tertiary recovery, and by taking a fresh look at the possibilities of going deeper in existing fields." We will also employ state-of-the-art technology -- intensifying our use of techniques such as... 3D seismic, both in exploration and development; horizontal and slim hole wells; interactive interpretation; and other advanced processes.

    What about costs? investors are asking -- and what kind of exploration success ratio can YPF reasonably expect, with what kind of risk?

- -   Between exploration, development, and production per se, Estenssoro reports, "we will invest close to Ps. 1.5 billion in 1995."

- -   As far as finding costs are concerned, Leon says YPF's are the lowest in the industry: "less than $1.50 per barrel -- whereas, according to the Oil and Gas Journal, the finding cost of the next lowest company is $3.50 per barrel of oil equivalent, and that of the world's biggest companies is over $4.00." YPF's development costs, Leon continues, are in the



                    "AS FAR AS FINDING COSTS ARE
                     CONCERNED, YPF'S ARE THE LOWEST IN THE
                     INDUSTRY."    NELLS LEON

***************************************************************************
*                                                                         *
*  Production manifolds at the head of the TransAndean oil pipeline. The  *
*  106,000 barrels/day pipeline linking Puesto Hernandez, Argentina to    *
*  Concepcion, Chile, was completed, by YPF and partners, on schedule     *
*  and within budget as a cost of US$ 215 million.                        *
*                                                                         *
***************************************************************************






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                                   [PICTURE]





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                                   [PICTURE]





                                                                              13
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                                   [PICTURE]
    area of $3.50 per barrel: "slightly higher than last year, because of the characteristics of our new fields -- but still below international standards."

    As for lifting costs, Leon notes that those of YPF have been coming down continuously. They were $6.78 per barrel in 1990, he points out, $4.75 in 1991, $4.18 in 1992, and $3.68 in 1993: "we were estimating $3.30 for
    1994," he recalls, "but they actually came in at $3.00 -- and we're aiming for less than $3.00 in '95."

- -   To the question of prospects, Mateo Turic, Division Manager of Exploration, says fields in Argentina are slightly better than those being found these days in the US and Canada: "not a whole lot better, but slightly better -- we don't have a Groningen or a Prudhoe Bay, anyway not at present."
    However, he adds, YPF does have some uncommonly exciting possibilities:
    "for instance, Argentina has large areas with structures similar to those off Brazil -- and the exciting aspect of this is that there was no production offshore Brazil twenty years ago, and that the producers there are now among the world leaders in terms of completing wells and producing at water depths of 3,000 feet and below."

- -   On the topic of risks, Leon says YPF classifies its prospects as low, medium, and high. "Where we're drilling in known fields, we classify our prospects as either low or medium risk. Where we're drilling in new fields, we classify them as high risk." At the moment, he concludes, YPF classifies roughly 25% of its drilling as high risk, and roughly 75% as either low or medium risk.

    "Oil exploration is a business of risk," says Estenssoro. "But to sum up so far," he continues, "increasing production and profits upstream is really very simple and straightforward: all you have to do is find oil and produce it efficiently; the more you produce, the more you raise profits."

***************************************************************************
*                                                                         *
*  At the Barrancas oil field, a worker prepares to start drilling at     *
*  one of the 75 drilling rigs employed by YPF in December 1994. To       *
*  expand production, YPF increased the average number of rigs drilling   *
*  to 60 in 1994 from 28 in 1993.                                         *
*                                                                         *
***************************************************************************


ENVIRONMENTAL CARE:
WHAT IS THE "PAYOUT"--FROM THE INVESTOR'S VIEWPOINT?

    YPF pays particular attention to workplace safety and environmental care. Improvements in these areas are among 1994 key achievements.

    For example, YPF is reducing natural gas emissions, eliminating refinery hydrocarbon effluents, and phasing out leaded gasoline.

    Compared with leading international companies listed on the New York Stock Exchange, YPF is among the four best companies in terms of exploration and production lost-time accidents per million man-hours, and the best in terms of number of accidents per million man-hours. In terms of hours lost due to incidents and accidents, YPF refineries are now lower than international oil company averages.

    However, while the figures are impressive, what is more important is the change in YPF's attitudes on environmental care. Not only is YPF striving to reduce accidents and environmental damage, but to avoid them. For instance, YPF's new safety manual, which is required reading for all exploration and production employees, outlines work procedures and a new safety philosophy. And the way YPF reinjects water used in the production process not only eliminates dirty water emissions into rivers, but it also increases the production from the reservoirs.

    While processes such as this do contribute to YPF's profitability, it is impossible to quantify all the benefits that accrue from safety and environmental care. Two thought-provoking facts: one is that in the oil industry the all-in cost of work related injuries varies between $10,000 and $25,000 per day in lost time per accident; the other is that environmental damages in the past ten years have caused more than one large oil company to shoulder major financial burdens. Improvement in these areas matters because it's not only a social goal, it's also a financial goal.

                                                                     [BAR CHART]

NATURAL GAS: UPTRENDS IN PRICES AND PRODUCTION PROSPECTS

    YPF is the major producer of natural gas in Argentina, and it enjoys a strong position in the country's natural gas market -- a market which has been growing at better than 5% a year. Additionally, prospects for natural gas exports, by pipeline to neighboring countries, are in YPF management's opinion "extremely promising."

    When investors ask about the natural gas sector, YPF management has found, they concentrate on just two questions: what are trends in prices? and what are export prospects?

    In both cases, says Oscar Mussini, Manager of YPF's Natural Gas Division, the answers are "extremely promising."

- -   In the price area, he reports, "we were getting a weighted average of $1.09 per million BTU in 1994, and we have contracts providing for higher prices in 1995, and higher still in '96."

    Behind these expected increases, Mussini explains, are two major factors. First, the alternative to natural gas in Argentina is high-quality fuel oil, which has recently been selling at a higher price. In the second place, he continues, the wellhead price of gas in Argentina is lower than in the US and Canada, and significantly lower than in Europe -- so even with the expected increases, it is still an extremely economical fuel source: given the facts that only 53% of homes in Argentina are connected for gas, and that the remainder are paying much higher prices for their fuels, YPF's prospects for increasing domestic sales are highly encouraging.

              "YPF'S LOW PRODUCTION COST MAKES OUR
               NATURAL GAS AN ECONOMICALLY ATTRACTIVE
               PROPOSITION TO NEARBY COUNTRIES."   OSCAR MUSSINI

- -   For exports, too, YPF's low production cost makes its natural gas an economically attractive proposition to nearby countries. "We believe a gas pipeline to Chile should be completed and operative in 1998," says Estenssoro; two projects are under consideration, but YPF will be the major gas supplier, whichever prevails. And a YPF export prospect that is even more exciting, but for which, Estenssoro points out, the gas reserves have not yet been proven and no contracts have yet been signed, is the huge market in Brazil: the state of Sao Paulo

***************************************************************************
*                                                                         *
*  A natural gas dehydration station at Loma de La Lata gas field,        *
*  Neuquen, in removes water vapor from gas thus preventing operating     *
*  problems and allowing natural gas to meet pipeline/contract            *
*  specifications.                                                        *
*                                                                         *
***************************************************************************







16
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                                   [PICTURE]

                                   [PICTURE]

                                                              [PICTURE]

***************************************************************************
*                                                                         *
*  The low temperature separation plant at Loma de La Lata gas field      *
*  removes natural gas liquids. Because natural gas liquids have greater  *
*  market values as liquid fuel or refinery feedstocks, they are          *
*  frequently separated and sold for higher value prices.                 *
*                                                                         *
***************************************************************************



    alone has an energy consumption almost equal to that of the whole of Argentina.

    Because of Argentina's exceptional potential for additional gas production the Company believes that it will be feasible for YPF and other natural gas producers to meet the demands of these new markets. For instance, says Mussini, we believe the "Noroeste" (Northwest) basin, near the Bolivian border, may well be very productive; "these are beautiful structures," he enthuses, "you can even see them from a plane!" At the moment, adds Estenssoro, this particular basin has proven gas reserves of around 4 trillion cubic feet: "if we and our partners can establish reserves there of around 12 or 13 trillion cubic feet, we would be able to sell over 1 billion cubic feet a day to Sao Paulo for 25 years." This would make a pipeline viable.

    In the meanwhile, Mussini concludes, YPF's natural gas division is also actively pursuing ways to cut costs. For example, "in summer, domestic demand and transport expense are low, so we are analyzing the feasibility of underground storage facilities near Argentina's main centers of consumption -- which would allow us to bring gas in when costs are at their lowest, and to sell when prices are firmer."


***************************************************************************
*                                                                         *
*  A worker prepares rig for gas drilling at YPF's largest gas field,     *
*  Loma de La Lata. Underground gas storage facilities are being studied  *
*  which would allow more gas to be produced during summer months,        *
*  stored, and sold during peak demand winter months at higher prices.    *
*                                                                         *
***************************************************************************

                                   [PICTURE]





20
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                                   [PICTURE]

REFINING AND MARKETING
(DOWNSTREAM): RAISING MARGINS,
AS WELL AS THROUGHPUT AND SALES

                                                                     [BAR CHART]

    With three wholly-owned refineries and 2,740 branded retail outlets in Argentina, YPF's refining and marketing segment sold 275,000 barrels per day of petroleum product, totaling revenues of approximately 2.75 billion, and when added to crude oil sales to third Parties, obtained revenues of close to Ps. 3.5 billion. Some 67% of these revenues were obtained domestically, with the remainder coming from exports to Chile and Brazil and other neighboring countries, and to world markets. 1994 operating income increased to Ps. 279 million, up 92% from 1993 -- due to lower crude oil costs and increased operating efficiencies.


    With 1994 profits from refining and marketing almost doubling those of 1993, Refining and Marketing Vice President Eduardo Petazze says YPF in 1995 plans to cut costs and raise sales and margins in two principal ways:

- -   At refineries, "a vigorous program to reduce expenses, and losses of both energy and product."

- -   In marketing, "by improving the level of YPF service, and the distribution and quality of our products."

    As one example of the ways in which the company is improving refinery performance, YPF executives point to the technical assistance it is obtaining from Chevron at its largest refinery, in La Plata: the program, says Petazze, "will increase the efficiency and flexibility of the refinery." We are doing a number of other things at our refineries to improve their operation. Among our activities are programs to reduce hydrocarbon losses and power consumption. In addition, we are instituting new preventive maintenance programs, along with consolidating our control rooms, optimizing control by computers and replacing analog instruments by distributed digital.

    To improve the product slate, during 1995, we will be producing both 100% unleaded and higher octane gasoline. On the marketing side, he reports, "our studies show that Argentine motorists attach great importance to factors such as service, quality and the image and location of service stations."

    It is on these latter factors, therefore, that YPF is concentrating. For example, says Strategic Planning Manager Anibal Sar, "we

                                                                       [PICTURE]
    have remodeled or otherwise upgraded the appearance of 1,319 of our 2,740 stations, and we are building a large number of new ones -- 300, as a first step!" Indeed many of these stations will have convenience stores and, in 1994, we signed an agreement to allow us to franchise the AM/PM convenience stores throughout Argentina.

    In addition, Sar says, YPF is doing some building to improve its share of the profitable lubricants market: by the end of 1995, the company will have constructed 30-35 oil change centers.

                 "WE HAVE REMODELED OR UPGRADED THE
                  APPEARANCE OF 1,319 OF OUR 2,740 STATIONS
                  ...AND SIGNED AN AGREEMENT TO FRANCHISE
                  THE AM/PM CONVENIENCE STORES."   ANIBAL SAR

    On the product side, in a marketing first in Argentina, YPF recently introduced different colors for its different grades of gasoline, thus eliminating the possibility


***************************************************************************
*                                                                         *
*  High quality customer service is one of the hallmarks of YPF's new     *
*  retail service station image.                                          *
*                                                                         *
***************************************************************************


                                   [PICTURE]

                                                                     [BAR CHART]

    of adulteration. "We're enabling motorists to be sure that with YPF they are getting the quality they pay for," says Petazze.

    Where else can YPF sell more product at a good profit?

    One of management's basic aims is to increase vertical integration, Estenssoro observes. To do so, YPF is moving in three directions:

- -   First, the CEO says, "we're getting more and more involved in petrochemicals." In June, YPF acquired a 50% interest in Petroken S.A. -- a polypropylene manufacturer with a production capacity of 100,000 tons per year. "This industry promises rapid growth in Argentina," Estenssoro continues: for instance, he notes, the use of plastics generally grows in correlation with growth in per capita GDP; "we're expecting the country's per capita GDP very nearly to double during the current decade, so the consumption of plastics -- and of other petrochemical products -- should also double."

- -   The second area in which YPF is increasing vertical integration is in LPG.
    "We have 70% of the wholesale market," Petazze says, "and with our purchase of the AGIP distribution organization in Argentina we have 10% of the retail market."

- -   In the third place, YPF executives continue, the company will be increasing vertical integration by making very significant increases in sales, and/or profits on sales, outside Argentina. Leon notes that "when the new oil pipeline opened to Chile, we started by pumping 40,000 barrels of crude a day -- and we're now up to 65,000 barrels a day."

    Shipped exports have also been rising rapidly, reports Enrique Perlbach, Division Manager of Refining and Transportation -- and this year they should prove more profitable as well. In 1994, he notes, they totaled Ps.
    1.157 billion, which was up 36% from 1993 -- "but they consisted mostly of crude, which of course we sold at world prices, and of component gasoline, which was not particularly profitable"; by contrast, Perlbach concludes, "this year we intend also to export a regular unleaded -- which should give us a higher return."

                 "PRODUCING UNLEADED AND HIGH OCTANE
                  GASOLINES ALLOWS US TO CAPTURE HIGHER
                  MARGINS ON EXPORT SALES."   ENRIQUE PERLBACH

    Also auguring well for higher downstream returns, YPF believes, are the prospects for growth, and for cost reductions, in the domestic market:

- -   The number of cars on the road in Argentina should increase even faster than per capita GDP, company executives expect. As Perlbach observes, "our domestic auto market is a long way from satisfaction, let alone saturation -- where in Western Europe you have one car for every four people, in Argentina we have one car for every seven people."

- -   On the cost side, says Finance Vice President Cedric Bridger, one marketing area that is promising in terms of savings is in our distribution plants. "There is significant room for improvements in distribution plants which have not yet reached the level of automation desired."

    In the retail area, aren't there nonetheless risks?

    YPF management is well aware of the potential dangers in the oil markets. "If we raise prices unjustifiably -- or, obviously, if world prices come down considerably and we do not reduce our own prices -- additional competition will come in and eat into our market share," says Leon. That's the way the market works, he continues "and that's one of the reasons why we have to keep cutting costs -- to compete."

    On the whole, though, says Petazze, "the barriers to entry into Argentina are high." New competitors would need a very substantial investment to make significant inroads, he maintains, so "while we might see more competition in certain products such as lubes, and while Shell and Esso have been strong in Argentina for a long time, it's difficult to envision new broad-scale competition breaking in."

                   "WE HAVE A VIGOROUS REFINERY PROGRAM
                    TO REDUCE EXPENSES, REDUCE ENERGY AND
                    PRODUCT LOSSES AND IMPROVE THE FLEXIBILITY
                    OF OUR LARGEST REFINERY."   EDUARDO PETAZZE

***************************************************************************
*                                                                         *
*  Laboratory analyst tests product quality at La Plata refinery.         *
*                                                                         *
***************************************************************************


                                   [PICTURE]

                                   [PICTURE]

CAN CAPITAL EXPENDITURES BE COMFORTABLY SUSTAINED?                   [Bar Chart]

    An integral part of YPF's transformation, from an old-fashioned state-owned and subsidized utility with a huge labor force into a lean ultra-modern profit-driven corporation, has been a very considerable expenditure of capital.


    In the last three years, YPF has invested well over Ps. 3 billion in oil and gas wells, plant, equipment, and modernization of existing facilities -- and management confidently expects that such investment will continue. In 1995, in fact, between exploration, production, refinery and plant modification, and construction of new service stations, YPF will make capital expenditures of the order of Ps. 1.8 billion -- and this brings up a question which some security analysts are asking: how confident is the company that it can finance all the capital expenditures it needs to meet its very aggressive growth objectives?

    Estenssoro responds to this question stating that YPF's 1994 cash flow, from operating activities, was close to Ps. 1.4 billion."

    Finance Vice President Bridger seconds this statement with details. "Even for 1995," he reports, "when our 'cap ex' peaks, we will generate internally a substantial part of the total we need." And as far as the rest, he says, "it is still uncertain the impact of the Mexican peso crisis on the ability of Latin American companies to borrow money in international markets, but eventually our fundamental financial strength should prevail. Even with the US$ 350 million we borrowed at the beginning of 1994, our debt to capital ratio for the year was still below 22%."

                 "EVEN WITH THE $350 MILLION WE BORROWED AT
                  THE BEGINNING OF 1994, OUR DEBT TO CAPITAL
                  RATIO WAS STILL BELOW 22%."   CEDRIC BRIDGER

***************************************************************************
*                                                                         *
*  YPF's new service station image was launched in May 1994 with the      *
*  opening of this service station in suburban Buenos Aires, complete     *
*  with AM/PM convenience store.                                          *
*                                                                         *
***************************************************************************

***************************************************************************
*                                                                         *
*  Next Page:                                                             *
*                                                                         *
*  Geophysicists study a seismic map and discuss possible sites for       *
*  exploration drilling. In 1994, YPF drilled 160 exploration wells and   *
*  replaced 180% of oil production based on revisions, extensions and     *
*  discoveries.                                                           *
*                                                                         *
***************************************************************************

                                   [PICTURE]

                                   [PICTURE]

A 5-MINUTE RESUME OF YPF'S PROSPECTS

    From the preceding pages it is clear that YPF is growing on an extremely broad front: increasing exploration; increasing production; improving refining, and strengthening marketing; cutting costs, and raising returns. The question that remains for shareholders and potential shareholders: what does all this add up to -- in terms of investment prospects?

    Asked to summarize the company from the investor's viewpoint, YPF executives do so in two separate ways: what differentiates YPF from other international oil companies; and what, in management's actual experience, tends to impress investors.

    In terms of differentiation, Estenssoro, Leon and Bridger point to the following:

- -   The first aspect of YPF that distinguishes it from other oil companies, says Estenssoro, is the degree of its integration. "Few oil companies -- and particularly few oil companies our size -- are integrated to the extent we are," he maintains, and (as discussed in this Report) "we are vigorously integrating further." Along these lines, observes Bridger, YPF is one of the very few oil companies in the world -- possibly the only one in the top 20 -- to get substantially all the oil it refines from its own production:
    "That's a great advantage," he notes, "in terms of cost."

- -   A second differentiating advantage in cost terms, Leon continues, is YPF's low finding cost: as discussed earlier, this is less than half that of most other major oil companies. "The company enjoys a vital comparative advantage," he says, "from the fact that it is located in Argentina, where an exceptionally large amount of potentially productive structures are available to us for exploration."

- -   The third differentiating advantage, Bridger continues, is the strength of
    YPF's balance sheet. With its debt/capital ratio of less than 22%, Bridger says, "there may be other oil companies that have even stronger capital positions -- but there certainly aren't many of them."

                    "OUR STRENGTHS ARE FULL INTEGRATION,
                     LOW FINDING COSTS, FINANCIAL STRENGTH,
                     PRIME EXPLORATION PROSPECTS, DOMINANCE
                     IN AN EXPANDING REGION, AND QUALITY
                     MANAGEMENT."   JOSE ESTENSSORO

    Turning now to those aspects of YPF on which investors comment most often, members of company management particularly note the following:

- -   Not only is YPF's exploration potential exceptional, says Leon, but so are its actual exploration efforts. YPF's rig count is nearly triple in 1995 what it was in 1993, and, says Estenssoro, "if we hit our targets our production from remaining properties at the end of 1995 should be almost double what it was in 1991." This translates into higher revenues, of course -- and, as detailed above, YPF is constantly improving its margins.

- - In the second place, Estenssoro continues, it strikes many investors that YPF's geographical location ties in with its size and its resources to give the company certain advantages that are probably unique. "We have a dominant position in a fast-growing domestic market, and we can expand both upstream and downstream activities into neighboring countries where cultural similarities give us a substantial competitive advantage."

- -   In the third place, Estenssoro concludes, "the final question that concerns many investors, even though they're too polite to ask it, refers to the quality and continuity of management."

    The answer, he continues, "is that we have proven with the transformation and restructuring processes our management's ability to work as a team. I myself will stay on as long as I'm required, and something that struck many of the analysts who came down to our seminar in October was the quality of the next tier of our management: several of them said they were impressed not only by the people at the second level of YPF, but also by the fact that we were happy to present them -- something, the analysts say, that relatively few companies are willing to do."

    To sum up, YPF's top executives then turn to the company's targets and objectives:

- -   "We set our targets very high," says Estenssoro. Any investor or investment organization that

***************************************************************************
*                                                                         *
*  Investments are being completed at the La Plata refinery to produce    *
*  the higher value products -- unleaded and high octane gasoline.        *
*                                                                         *
***************************************************************************

                                   [PICTURE]

[PICTURE]

    reviews YPF's performance over the past three years has to see that the company keeps its promises, he believes: "before 1991, this company had a huge body, with a small heart and a lot of fat; we have strengthened the heart and got rid of the fat, and we're now ready to compete with any company in the oil business, under any conditions."

- -   And Estenssoro concludes by going back to the basic objectives he sets for
    YPF: "we're raising production and reserves, we're increasing revenues, and we're improving productivity." One way or another, he believes, "this translates into what investors are really seeking: profits -- and prospects."

A QUALTITY STAFF --
WITH AN INTERNATIONAL
ORIENTATION

    YPF prides itself on the quality of its personnel throughout all levels of the company and on the fact that uncommonly high percentages of YPF personnel have a truly international outlook on, and experience of, the oil business.

    These characteristics begin at the top and spread throughout the company. For instance, CEO Jose Estenssoro was formerly president of Hughes Tool Company; Finance Vice President Cedric Bridger, also a Hughes alumnus, was General Manager for Brazil and Vice President for Latin America of the Texas-based company; and Upstream Vice President Marcelo Guiscardo spent 14 years with Exxon, working in a number of senior positions.

    As might be expected, these executives received much of their training and experience abroad -- as have many other YPF people at all senior levels of the company.

    During 1994 the company signed high-level training contacts not only with MIT, but also with the Harvard Business School and the University of Texas at Austin. The object is to widen and deepen the knowledge of YPF people about the newest thinking in management generally, and about the petroleum business in particular. Programs in conjunction with the Harvard Business School, for instance, will include executive development and strategic planning, while those with the University of Texas will cover Upstream technology and management training.

    To further encourage employee development through international contacts and concepts, YPF frequently invites members of the faculties of leading foreign institutions to lecture and lead workshops at company headquarters in Buenos Aires. For instance, meetings of this type in 1994 included:

    Conferences at which professors from the University of Texas discussed, respectively, the application of technology to reservoir characteristics, and the maximization of conventional recovery from mature oil and gas fields;

    A workshop at which professors from the Harvard Business School discussed strategy as a component of competitive advantage for business, and the application of these concepts to the current needs of YPF.

"ENGLISH SPOKEN" --
A HIGH PRIORITY

    To ensure that staff obtain maximum benefit from such activities, YPF puts considerable emphasis on knowledge of English. Most senior executives are fluent in the language and 70% of YPF middle managers have reached a high level of proficiency in it.

YOUNG PEOPLE,
CONTINUITY OF
MANAGEMENT

    Two other features of YPF today merit comment:

    One is the age of many managers holding very important positions -- in their early 40s; other senior executives are in the age group between 45 and 59; and of the 37 men and women at the corporate level of YPF, only five are 60 or older.

    The other is the strength of the staff in general and at the Vice Presidential level in particular. As this report demonstrates YPF people are of a quality equal to or higher than, their counterparts at any other international oil company -- and this fact not only fosters YPF's cohesion and continuity, but it also enhances the company's performance and future prospects as well.

***************************************************************************
*                                                                         *
*  Above: Increasing oil production by greater use of secondary recovery  *
*  techniques, a drilling operator perforates one of the 126 water        *
*  injection wells at the Chihuido de la Sierra Negra oil field in        *
*  Neuquen.                                                               *
*                                                                         *
***************************************************************************

DIRECTORS AND OFFICERS


                                  [PICTURE]

Carlos de la Vega*           Miguel Madanes*           Mario L. Pineiro*

Hector A. Domeniconi*        Mario E. Vazquez+         Ernst Schneider*

Rodolfo A. Diaz*             Bayless Manning*          Luis A. Prol*

Roberto J.A.                 Dormal Bosch+             Angel Cirasino*

James R. Lesch*

Nells Leon,
Executive Vice President*

Jose A. Estenssoro, President*



* BOARD OF DIRECTORS
+ STATUTORY AUDIT COMMITTEE
  (SUPERVISORY COMMITTEE)

Missing from picture: Carlos Priani +

HOW SUSTAINABLE IS ARGENTINA'S
"ECONOMIC MIRACLE"?

    A massive new sign over the entrance to Argentina's venerable Central Bank building makes an unequivocal statement: the bank's purpose is "to preserve the value of the currency."

         The economic recovery of Argentina over the last few years is the result of several factors:

         - The first is based on a 1991 law called the "Convertibility Law" which obligates the Central Bank to fully support the Argentine peso, with gold, dollars and international negotiable instruments, and to sell US dollars on demand at a fixed rate of one peso per dollar.

         If the government has to sell dollars, the money supply shrinks, reducing the risk of inflation. And the law prevents the government from printing money to finance a deficit. Argentina could if it wanted meet the EC's "Maastricht" conditions.

         - Another important aspect of Argentina's recovery is fiscal dicipline. Whereas during the 1980s the budget deficit averaged 9% of GDP, for the last two years the program has produced a surplus.

         - The third cornerstone of the recovery program is deregulation and the liberalization of trade: since 1991 the government has been exposing Argentine business to international competition -- reducing import tariffs from an average of around 50% to around 10%, and eliminating a maze of non-tariff barriers.

         - The fourth cornerstone is privatization: Argentina has engaged in an extraordinary program of privatization -- which

                                   [PICTURE]

***************************************************************************
*                                                                         *
*  Many avenues converge at the Plaza De La Republica in downtown Buenos  *
*  Aires.                                                                 *
*                                                                         *
***************************************************************************
    has produced more than $20 billion in proceeds to the government, and eliminated the cost of numerous government bureaucratic requirements.

                                   [PICTURE]

         Argentina has not only privatized its oil, gas, electrical, and steel industries, but also its ports, its rail networks, and its telephone and subway systems. In the near future it will privatize its post office, mint, and airports.

                                  [BAR CHART]

                                   [PICTURE]

***************************************************************************
*                                                                         *
*  The Bolsa de Comercio de Buenos Aires where YPF ordinary shares trade  *
*  under the ticker symbol YPF. YPF shares began trading on June 29,      *
*  1993 following the successful privatization of the company by the      *
*  Government of Argentina. Today, YPF is a public company with nearly    *
*  60% ownership by private investors.                                    *
*                                                                         *
***************************************************************************


    The results of these policies have been, in macroeconomic terms, remarkable:

- -   First and foremost, Argentina's inflation rate has been dropping from frightening levels to those of the US and Western Europe, and it should remain there. Consumer prices rose 3.9% in 1994.

- -   Second, low inflation and increased competitiveness have brought strong economic growth. After declining at 1% a year in the 1980s, GDP has been growing at 6% or more, in real terms, since 1991. For 1994, the increase was 6.0%, and independent economists outside Argentina estimate that, other things being equal, it should continue to grow at between 4% and 6% a year for the rest of this century.

    What "other things" have to be equal -- what could go wrong? The principal risks, again as outsiders see them, are two:

- -   The "political" risk. Unemployment is undeniably high and this breeds concern about a possible weakness of governmental resolve.

- -   Import controls. While exports are rising, the growth of the economy has, not surprisingly, led to large inflows of capital goods and a rising trade deficit. The concern, says a leading US "think tank," is that political leaders could be badgered into a reimposition of protectionist measures, which would create shortages and price pressures, and hinder growth.

    Balanced against these risks are the Convertibility Law mentioned earlier, and the public's memories of hyperinflation. These factors make a relaxation of monetary stringency highly improbable.

    Therefore, the commitment to monetary stability and balanced budgets makes the risks in the Argentine economy considerably less than those of most "emerging" countries -- while its prospects for growth are considerably greater.

                                   ARGENTINA

                                     [MAP]

                                  [BAR CHART]

                                   [PICTURE]

                                   [PICTURE]

                                                            YPF SOCIEDAD ANONIMA

FINANCIAL SUMMARY

  (in millions of pesos except where noted)         1994           1993           1992
- -----------------------------------------------------------------------------------------
REVENUES BY SEGMENT

- -----------------------------------------------------------------------------------------
Crude Oil and Natural Gas
- -----------------------------------------------------------------------------------------
    To Unaffiliated Customers                         676            792            777
- -----------------------------------------------------------------------------------------
    To Affiliated Customers                            25             29              -
- -----------------------------------------------------------------------------------------
    To Refining and Marketing Segment               1,771          1,771          1,996
- -----------------------------------------------------------------------------------------
         Total Crude Oil and Natural Gas            2,472          2,592          2,773
- -----------------------------------------------------------------------------------------
Refining and Marketing                              3,503          3,369          3,317
- -----------------------------------------------------------------------------------------
Less Intersegment Sales                            (1,783)        (1,771)        (1,996)
- -----------------------------------------------------------------------------------------
    Net Sales                                       4,192          4,190          4,094

=========================================================================================

REVENUES BY GEOGRAPHIC MARKET

- -----------------------------------------------------------------------------------------
Domestic
- -----------------------------------------------------------------------------------------
    Crude Oil and Natural Gas                         706            746            722
- -----------------------------------------------------------------------------------------
    Petroleum Products and Others                   2,329          2,596          2,644
- -----------------------------------------------------------------------------------------
Export
- -----------------------------------------------------------------------------------------
    Crude Oil and Natural Gas                         711            335            186
- -----------------------------------------------------------------------------------------
    Petroleum Products                                446            513            542
- -----------------------------------------------------------------------------------------
         Net Sales                                  4,192          4,190          4,094
=========================================================================================


RESULTS BY BUSINESS SEGMENT

- -----------------------------------------------------------------------------------------
Exploration and Production                            566            746            914
- -----------------------------------------------------------------------------------------
Refining and Marketing (1)                            269            132           (106)
- -----------------------------------------------------------------------------------------
Corporate                                            (127)          (123)          (254)
- -----------------------------------------------------------------------------------------
    Operating Income                                  708            755            554
- -----------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
Income on Equity Investments                           22              8              4
- -----------------------------------------------------------------------------------------
Other Expenses, Net                                  (142)          (122)           (48)
- -----------------------------------------------------------------------------------------
Financial and Holding
Income/(Losses), Net                                  (40)           (43)           (77)
- -----------------------------------------------------------------------------------------
Net Income before the Renegotiation
of Long-Term Contracts and Sale of Areas
and Unusual and Extraordinary Losses                  548            598            433
- -----------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
Income from the Renegotiation of
Long-Term Contracts and Sale of Areas                   1            224              -
- -----------------------------------------------------------------------------------------
Net Income before Unusual and
Extraordinary Losses                                  549            822            433
- -----------------------------------------------------------------------------------------
Unusual and Extraordinary Losses                        -            (45)          (162)
- -----------------------------------------------------------------------------------------
    Net Income before Income and
    Assets Tax                                        549            777            271
- -----------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
Income and Assets Tax                                 (11)           (30)             -
- -----------------------------------------------------------------------------------------
    Net Income                                        538            747            271
=========================================================================================

- -----------------------------------------------------------------------------------------
Net Income per Share                                 1.52           2.12           0.77
=========================================================================================
Dividends per Share                                  2.01(*)        0.72           0.72
=========================================================================================

(*) Includes 1.16 of one-time special dividend only for the government shares.
(1) Includes (10) and (13) of Intersegment in 1994 and 1993 respectively.


  (in millions of pesos except where noted)          1994           1993           1992
- -----------------------------------------------------------------------------------------
OPERATING COST DETAILS

- -----------------------------------------------------------------------------------------
Purchased Crude Oil, Refined Products
and Others                                            348            512            559
- -----------------------------------------------------------------------------------------
Purchased Natural Gas                                 293            128             68
- -----------------------------------------------------------------------------------------
Operating Expenses                                  1,531          1,689          1,740
- -----------------------------------------------------------------------------------------
Depreciation, Depletion and
Amortization
- -----------------------------------------------------------------------------------------
    Exploration and Production                        547            443            523
- -----------------------------------------------------------------------------------------
    Refining and Marketing                            115            108            124
- -----------------------------------------------------------------------------------------
         Total DD&A                                   662            551            647
=========================================================================================
Exploration Expenses                                  174            110             73
- -----------------------------------------------------------------------------------------
Selling Expenses                                      329            321            199
- -----------------------------------------------------------------------------------------
Administrative Expenses                               147            124            254
- -----------------------------------------------------------------------------------------
         Total Operating Costs                      3,484          3,435          3,540
=========================================================================================


BALANCE SHEET SUMMARY

- -----------------------------------------------------------------------------------------
Current Assets                                      1,097          1,390          1,535
- -----------------------------------------------------------------------------------------
Noncurrent Assets                                   6,412          6,230          6,245
- -----------------------------------------------------------------------------------------
Current Liabilities                                 1,395          1,231          1,533
- -----------------------------------------------------------------------------------------
Noncurrent Liabilities                              1,028          1,132          1,485
- -----------------------------------------------------------------------------------------
Shareholders' Equity                                5,086          5,257          4,762
- -----------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
Return on Shareholders' Equity (%)                  10.58          14.21           5.69
- -----------------------------------------------------------------------------------------
Debt to Capital Ratio (%)                           17.85          12.00          15.02
- -----------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
Assets
- -----------------------------------------------------------------------------------------
    Exploration and Production                      3,995          3,772          3,776
- -----------------------------------------------------------------------------------------
    Refining and Marketing (1)                      2,824          2,974          3,286
- -----------------------------------------------------------------------------------------
    Corporate and Other                               690            874            718
- -----------------------------------------------------------------------------------------
         Total                                      7,509          7,620          7,780
=========================================================================================
(1) In 1994 includes (47) of Intersegment Adjustment
- -----------------------------------------------------------------------------------------
Return on Assets (%)                                 7.17           9.80           3.48
- -----------------------------------------------------------------------------------------


CASH FLOW SUMMARY

- -----------------------------------------------------------------------------------------
Net Cash Flow from Operations                       1,369            862            526
=========================================================================================
Net Cash Flow from Investments                     (1,205)          (454)          (334)
=========================================================================================
Net Cash Flow from Financing                         (187)          (403)          (231)
=========================================================================================
Net Cash Flow                                         (23)             5            (39)
=========================================================================================

(in millions of pesos except where noted)            1994           1993           1992
- -----------------------------------------------------------------------------------------
FIXED ASSETS ACQUISITION

- -----------------------------------------------------------------------------------------
Exploration and Production                          1,034            881            569
- -----------------------------------------------------------------------------------------
Refining and Marketing                                200            397            201
- -----------------------------------------------------------------------------------------
Corporate and Other                                    23              6              4
- -----------------------------------------------------------------------------------------
         Total                                      1,257          1,284            774
=========================================================================================


CAPITAL AND EXPLORATION
EXPENDITURES

- -----------------------------------------------------------------------------------------
Exploration and Production                          1,102            930            606
- -----------------------------------------------------------------------------------------
Refining and Marketing                                200            397            201
- -----------------------------------------------------------------------------------------
Corporate and Other                                    23              6              4
- -----------------------------------------------------------------------------------------
         Total                                      1,325          1,333            811
=========================================================================================


OTHER DATA

- -----------------------------------------------------------------------------------------
Gross Payroll and Benefits                            292            346            439
- -----------------------------------------------------------------------------------------
Number of Employees at Year-End                     5,839          7,514         13,225
- -----------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
Common Shares Outstanding Year-End                  353.0          353.0
- -----------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
Stock Price per ADR ($)
- -----------------------------------------------------------------------------------------
    High                                          $29.625        $29.000            N/A
- -----------------------------------------------------------------------------------------
    Low                                           $20.375        $18.875            N/A
- -----------------------------------------------------------------------------------------
    Closing                                       $21.375        $26.000            N/A
- -----------------------------------------------------------------------------------------

                              OPERATING SUMMARY

                                                     1994           1993           1992
- -----------------------------------------------------------------------------------------

EXPLORATION AND PRODUCTION

- -----------------------------------------------------------------------------------------
Reserves of Crude Oil and Condensates -- millions of barrels
    Proved Developed
- -----------------------------------------------------------------------------------------
         Neuquen                                      389            378            387
- -----------------------------------------------------------------------------------------
         Golfo San Jorge                              186            210            189
- -----------------------------------------------------------------------------------------
         Cuyana                                        93             88             80
- -----------------------------------------------------------------------------------------
         Noroeste                                      18             29             34
- -----------------------------------------------------------------------------------------
         Austral                                       19             14             21
- -----------------------------------------------------------------------------------------
           Total                                      705            719            711
=========================================================================================

- -----------------------------------------------------------------------------------------
Reserves of Crude Oil and Condensates -- millions of barrels
    Proved Undeveloped
- -----------------------------------------------------------------------------------------
         Neuquen                                      148            105            116
- -----------------------------------------------------------------------------------------
         Golfo San Jorge                              154            157            185
- -----------------------------------------------------------------------------------------
         Cuyana                                        28             17             15
- -----------------------------------------------------------------------------------------
         Noroeste                                       2              3              0
- -----------------------------------------------------------------------------------------
         Austral                                        8              4              2
- -----------------------------------------------------------------------------------------
           Total                                      340            286            318
=========================================================================================

- -----------------------------------------------------------------------------------------
Reserves of Natural Gas -- millions of cubic feet
    Proved Developed
- -----------------------------------------------------------------------------------------
         Neuquen                                    6,128          6,380          7,148
- -----------------------------------------------------------------------------------------
         Golfo San Jorge                               73             57             67
- -----------------------------------------------------------------------------------------
         Cuyana                                        22             12             19
- -----------------------------------------------------------------------------------------
         Noroeste                                     514            535            374
- -----------------------------------------------------------------------------------------
         Austral                                      427            351            411
- -----------------------------------------------------------------------------------------
           Total                                    7,164          7,335          8,019
=========================================================================================

- -----------------------------------------------------------------------------------------
Reserves of Natural Gas -- millions of cubic feet
    Proved Undeveloped
- -----------------------------------------------------------------------------------------
         Neuquen                                    1,171          1,669          2,813
- -----------------------------------------------------------------------------------------
         Golfo de San Jorge                            42             46             61
- -----------------------------------------------------------------------------------------
         Cuyana                                         4              2              6
- -----------------------------------------------------------------------------------------
         Noroeste                                      58             39              4
- -----------------------------------------------------------------------------------------
         Austral                                       85             38             15
- -----------------------------------------------------------------------------------------
           Total                                    1,360          1,794          2,899
=========================================================================================

                                  [BAR CHART]

                                                     1994           1993           1992
- -----------------------------------------------------------------------------------------

EXPLORATION AND PRODUCTION

continued
- -----------------------------------------------------------------------------------------
Production of Crude Oil, Condensate
and NGLs -- thousands of barrels per day
- -----------------------------------------------------------------------------------------
         Neuquen                                      201            167            144
- -----------------------------------------------------------------------------------------
         Golfo San Jorge                              102             87             82
- -----------------------------------------------------------------------------------------
         Cuyana                                        31             32             31
- -----------------------------------------------------------------------------------------
         Noroeste                                       5              5             13
- -----------------------------------------------------------------------------------------
         Austral                                        6              8              7
- -----------------------------------------------------------------------------------------
           Total                                      345            299            277
=========================================================================================
- -----------------------------------------------------------------------------------------

Production of Natural Gas -- millions
of cubic feet per day
- -----------------------------------------------------------------------------------------
         Neuquen                                      944          1,062          1,038
- -----------------------------------------------------------------------------------------
         Golfo San Jorge                               24             41             77
- -----------------------------------------------------------------------------------------
         Cuyana                                         6              6             11
- -----------------------------------------------------------------------------------------
         Noroeste                                       4             29            102
- -----------------------------------------------------------------------------------------
         Austral                                       60             87            123
- -----------------------------------------------------------------------------------------
           Total                                    1,038          1,225          1,351
=========================================================================================

- -----------------------------------------------------------------------------------------
Crude Oil Deliveries -- thousands of
barrels per day                                    350            315            308
=========================================================================================
Natural Gas Sales -- millions of
cubic feet per day                                     1,538          1,828          1,767
=========================================================================================

- -----------------------------------------------------------------------------------------
Other Selected Data
- -----------------------------------------------------------------------------------------
    Average Price Crude Oil
    (transfer price) -- $ per barrel                12.90          14.51          16.80
- -----------------------------------------------------------------------------------------
    Average Sales Price
    Natural Gas -- $ per thousand cubic feet         1.14           1.01           1.01
- -----------------------------------------------------------------------------------------
    Average Lifting Cost -- $ per
    barrel oil equivalent                            3.00           3.68           4.18
- -----------------------------------------------------------------------------------------
    Average Development Cost -- $ per
    barrel oil equivalent                            3.50           3.30           2.40
- -----------------------------------------------------------------------------------------
    Average Finding Cost -- $ per
    barrel oil equivalent                            1.95            .70            .60
- -----------------------------------------------------------------------------------------

                                                     1994           1993           1992
- -----------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
Gross Wells Drilled
- -----------------------------------------------------------------------------------------
    Exploratory
- -----------------------------------------------------------------------------------------
         Oil                                           36             27             13
- -----------------------------------------------------------------------------------------
         Gas                                            6              2              3
- -----------------------------------------------------------------------------------------
         Dry                                           67             33             19
- -----------------------------------------------------------------------------------------
           Total                                      109             62             35
=========================================================================================

- -----------------------------------------------------------------------------------------
    Development
- -----------------------------------------------------------------------------------------
         Oil                                          806            469            505
- -----------------------------------------------------------------------------------------
         Gas                                           24              8             19
- -----------------------------------------------------------------------------------------
         Dry                                           49             27             37
- -----------------------------------------------------------------------------------------
           Total                                      879            504            561
=========================================================================================

- -----------------------------------------------------------------------------------------
Net Wells Drilled
- -----------------------------------------------------------------------------------------
    Exploratory
- -----------------------------------------------------------------------------------------
         Oil                                           35             23             13
- -----------------------------------------------------------------------------------------
         Gas                                            5              -              3
- -----------------------------------------------------------------------------------------
         Dry                                           66             32             19
- -----------------------------------------------------------------------------------------
           Total                                      106             55             35
=========================================================================================

- -----------------------------------------------------------------------------------------
    Development
- -----------------------------------------------------------------------------------------
         Oil                                          724            386            415
- -----------------------------------------------------------------------------------------
         Gas                                           17              5             17
- -----------------------------------------------------------------------------------------
         Dry                                           44             26             32
- -----------------------------------------------------------------------------------------
           Total                                      785            417            464
=========================================================================================

                        [PIE CHART]          [PIE CHART]

                                                            YPF SOCIEDAD ANONIMA

                                                     1994           1993           1992
- -----------------------------------------------------------------------------------------

REFININING AND MARKETING

- -----------------------------------------------------------------------------------------
Refinery Capacity -- thousands of barrels per day
- -----------------------------------------------------------------------------------------
    La Plata                                          180            200            200
- -----------------------------------------------------------------------------------------
    Lujan de Cuyo                                     120            120            120
- -----------------------------------------------------------------------------------------
    Plaza Huincul                                      25             25             25
- -----------------------------------------------------------------------------------------
         Total                                        325            345            345
=========================================================================================

- -----------------------------------------------------------------------------------------
Refinery Throughput -- thousands of barrels per day
- -----------------------------------------------------------------------------------------
    La Plata                                          121            160            174
- -----------------------------------------------------------------------------------------
    Lujan de Cuyo                                     105            117            115
- -----------------------------------------------------------------------------------------
    Plaza Huincul                                      20             23             21
- -----------------------------------------------------------------------------------------
         Total                                        246            300            310
=========================================================================================
Refinery Crude Oil Runs                               239            289            297
=========================================================================================

- -----------------------------------------------------------------------------------------
Refined Products Sold -- thousands of barrels per day
- -----------------------------------------------------------------------------------------
    Diesel fuel                                      88.9          110.7          118.0
- -----------------------------------------------------------------------------------------
    Gasoline                                         81.4           95.5          107.2
- -----------------------------------------------------------------------------------------
    Jet fuel                                         11.0           10.2            8.8
- -----------------------------------------------------------------------------------------
    Kerosene                                          4.4            6.0            7.0
- -----------------------------------------------------------------------------------------
    Lubricants                                        1.9            2.0            2.0
- -----------------------------------------------------------------------------------------
    Base oils                                         0.7            0.8            0.5
- -----------------------------------------------------------------------------------------
    Other products                                   86.4           89.9           84.6
- -----------------------------------------------------------------------------------------
         Total                                      274.7          315.1          328.1
=========================================================================================

- -----------------------------------------------------------------------------------------
Export
- -----------------------------------------------------------------------------------------
    Crude Oil -- thousands of barrels per day       130.9           60.0           30.1
- -----------------------------------------------------------------------------------------
    Refined Products -- thousands of
    barrels per day                                  61.0           69.2           67.9
- -----------------------------------------------------------------------------------------

                                                     1994           1993           1992
- -----------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------
Number of Retail Service Stations
- -----------------------------------------------------------------------------------------
    Buenos Aires                                    1,074          1,052            N/A
- -----------------------------------------------------------------------------------------
    Sante Fe                                          297            301            N/A
- -----------------------------------------------------------------------------------------
    Cordoba                                           345            342            N/A
- -----------------------------------------------------------------------------------------
    Northeast                                         313            313            N/A
- -----------------------------------------------------------------------------------------
    Northwest                                         192            197            N/A
- -----------------------------------------------------------------------------------------
    South                                             241            238            N/A
- -----------------------------------------------------------------------------------------
    West                                              278            272            N/A
- -----------------------------------------------------------------------------------------
         Total Argentina                            2,740          2,715            N/A
=========================================================================================

- -----------------------------------------------------------------------------------------
Number of Company Owned
Retail Service Stations                                14             32            N/A
- -----------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
LPG Sales -- thousands of barrels                  15,581         15,155          9,455
- -----------------------------------------------------------------------------------------
Crude Oil Pipelines -- miles                        1,111          1,111          1,111
- -----------------------------------------------------------------------------------------
Product Pipelines -- miles                            738            738          1,597
- -----------------------------------------------------------------------------------------


OTHER

- -----------------------------------------------------------------------------------------
Chemical Revenues -- millions of pesos
    (Petroken S.A.)                                    20            N/A            N/A
- -----------------------------------------------------------------------------------------

YPF S.A. acquired 50% of Petroken S.A. (June 1994)

- --------------------------
OTHER SELECTED
INFORMATION


ARGENTINE ECONOMIC INDICATORS

- -----------------------------------------------------------------------------------------
GDP (%) *                                            6.00           6.00           8.70
- -----------------------------------------------------------------------------------------
Peso/Dollar Exchange Rate                            0.99           0.99           0.99
- -----------------------------------------------------------------------------------------
Wholesale Price Index (%) *                          5.90           0.10           3.20
- -----------------------------------------------------------------------------------------
Consumer Price Index (%) *                           3.90           7.40          17.50
- -----------------------------------------------------------------------------------------
Inflation factor used to restate to
1994 year-end                                       1.000          1.059          1.059
- -----------------------------------------------------------------------------------------

 * Source: Economy Ministry


[PIE CHART]

                                   [PICTURE]

FINANCIAL INFORMATION



- -------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL                      46
CONDITION AND RESULT OF OPERATIONS

- -------------------------------------------------------------------------
BALANCE SHEETS                                                         58

- -------------------------------------------------------------------------
INCOME STATEMENTS                                                      59

- -------------------------------------------------------------------------
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY                          60

- -------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS                                               61

- -------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS                                          62

- -------------------------------------------------------------------------
SUPPLEMENTAL OIL AND GAS DISCLOSURES                                   85

- -------------------------------------------------------------------------
EXHIBITS                                                               88

- -------------------------------------------------------------------------
SCHEDULES -- CONSOLIDATED FINANCIAL STATEMENTS                         97

- -------------------------------------------------------------------------
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              106

- -------------------------------------------------------------------------
STATUTORY AUDIT COMMITEE'S REPORT                                     107
(SUPERVISORY COMMITTEE)




***************************************************************************
*                                                                         *
*  Photo Left:                                                            *
*                                                                         *
*  YPF began trading on the New York Stock Exchange on June 29, 1993      *
*  after its successful initial public offering. YPF trades under the     *
*  ticker symbol, YPF.                                                    *
*                                                                         *
***************************************************************************

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    This information should be read together with the Financial Statements of the Company and Notes thereto. Such Financial Statements and Notes have been prepared in accordance with generally accepted accounting principles in Argentina ("Argentine GAAP"), which differ in certain respects from generally accepted accounting principles in the United States ("US GAAP").
    Note 18 of the Notes to the Company's Financial Statements provides a description of the principal differences between Argentine GAAP and US
    GAAP, as they relate to the Company, Note 19 provides the effect of the significant differences on net income and shareholders' equity and Notes 20 and 22 provide certain additional disclosures required under US GAAP.
    ----------------------------------------------------------------------------
    OVERVIEW

    During the periods discussed below, YPF's business underwent important changes that significantly affect the period-to-period comparability of its financial results. Prior to 1991, the oil and gas industry in Argentina was completely dominated by Yacimientos Petroliferos Fiscales Sociedad del Estado (the "Company's Predecessor"), a state owned company that operated in a completely regulated environment. Beginning in 1991, the Company commenced a transformation program (the "Transformation Plan") that included dispositions of reserves and other assets in accordance with government policies intended to create competition in the oil and gas industry and in furtherance of the Company's strategic program designed to make YPF more competitive and enhance profitability. Largely as a result of these dispositions, which included the transfer to third parties of interests in important oilfields, YPF's proved oil and gas reserves declined from 4.1 billion barrels of oil equivalent ("BOE") at January 1, 1991 to 2.5 at January 1, 1995, and natural gas production fell from 619 billion cubic feet ("Bcf") in 1991 to 379 Bcf in 1994 (365 Bcf from properties held by YPF at January 1, 1995). Crude oil production in 1994, however, was 126 million barrels (120 million barrels from properties held by YPF at January 1, 1995) compared to 127 million barrels in 1991, reflecting YPF's efforts to improve crude oil production in its remaining properties. See "--Oil and Gas Reserves and Production".

    In addition, YPF's new management initiated a program of cost reductions that included reducing the number of employees from over 51,000 (including approximately 15,000 personnel under contract) at January 1, 1991 to approximately 5,800 at January 1, 1995, excluding approximately 3,500 former employees who provide part-time services to the Company pursuant to contractual arrangements between companies formed by such former employees and the Company. The cost of using third party contractors to provide services previously under-taken by the Company's employees partially offset the decline in payroll expenses. The Company believes that the reduction in employees has significantly reduced the cost structure of the Company without adversely affecting the ability of the Company to generate revenues.

    YPF's operations are affected by changes in oil prices and the Argentine economy. Over the period discussed below, the price of oil internationally and in the domestic market fluctuated significantly. The average transfer price per barrel of oil for YPF (which reflects the local market price) was U.S.$16.80 for 1992, U.S.$14.51 for 1993 and U.S.$12.90 for 1994. The
    average sales price per barrel of West Texas Intermediate crude oil ("WTI") was U.S.$20.55, U.S.$18.44 and U.S.$17.18 for 1992, 1993 and 1994,
    respectively. Since deregulation, the difference between the market price for crude oil in Argentina and the price of WTI has been primarily due to freight costs and relative quality. The difference between the average transfer price of oil for YPF and WTI during each period varies according to the volume of the crude oil delivered in each transference location; for example, as the volume of Neuquen crude has increased, the gap has widened, because of its distance to market. In December 1993, the price of WTI hit a five-year low of approximately U.S.$14 per barrel; by the end of 1994, the price of WTI had recovered to U.S.$17.77 per barrel. The volatility in the sales price of oil during the three-year period was in part due to the current excess of international oil availability over demand and the disarray of OPEC. Future changes in international oil prices will continue to affect the results of YPF.

    Natural gas markets were deregulated in Argentina effective as of May 1, 1994. YPF has negotiated medium-term agreements with the eight distribution companies. These agreements provide for the sale of natural gas for a period of five years and establish prices that vary according to each production basin in which the natural gas originates and the season in which the sale occurs. YPF believes that the relevant statutes and regulations require ENARGAS, the regulatory agency that approves the gas prices charged to consumers by the distribution companies, to pass through contract prices automatically, except where they are the product of non-competitive conditions. If such approval is obtained by the distribution companies, YPF anticipates an average price for its natural gas sales of about U.S.$1.20 per MMbtu for 1995.

    The Argentine economy has undergone dramatic changes in recent years. Since early 1991, when the government instituted a set of economic reforms known as the "Convertibility Plan", inflation declined dramatically and growth increased to levels above those in most industrialized nations. The following table sets forth the rate of inflation, as measured by the general level wholesale price index ("GLWPI"), the rate of devaluation of the peso relative to the dollar and the rate of real Argentine gross

                                                            YPF SOCIEDAD ANONIMA

    domestic product ("GDP") growth for each of the last three years.

                                                     1994           1993           1992
    ------------------------------------------------------------------------------------
    Inflation -- Wholesale Price Index               5.8%           0.1%           3.2%
    Currency devaluation/revaluation                 0.0%           0.0%           0.0%
    GDP growth                                       6.0%(1)        6.0%           8.7%
    ====================================================================================

    (1) Estimated by the Ministry of Economy and Public Works and Services.

    In accordance with Argentine GAAP, all financial information contained in the Company's Financial Statements has been price-level restated using GLWPI to recognize the effects of inflation. Financial information for 1992 through 1994 has been expressed in constant pesos as of December 31, 1994. See Note 2 of Notes to Financial Statements. Certain of the Company's products and costs are priced by reference to international prices. Because these prices are typically denominated in dollars, period-to-period comparisons of sales revenues and costs of sales, as restated in constant pesos, have been, and in the future could be, affected when the rate of Argentine inflation differs from the rate of devaluation of the peso against the dollar. For example, if volumes of products sold and prices expressed in dollars for the period being compared are the same, but the rate of devaluation of the peso has been lower than the rate of Argentine inflation as measured by the GLWPI, the related dollar-linked revenues when expressed in constant pesos will decline from one period to the next. Conversely, if the rate of devaluation has exceeded the rate of inflation, such revenues expressed in constant pesos will increase from one period to the next.

    The Company's results of operations are somewhat seasonal because demand for natural gas and refined products is typically lowest in the first quarter, which includes Argentina's summer months, and is generally highest in the third quarter, which includes Argentina's winter months.
    ============================================================================
    RECENT EVENTS

    Renegotiation of TOTAL Contract

    Until February 1994, YPF was a party to a service contract with TOTAL Austral S.A. and its partners (the "TOTAL Partners") relating to certain oil and gas fields offshore Tierra del Fuego ("the TOTAL Service Contract"). This contract required the Company to take or pay for certain quantities of natural gas through 2026 at contract prices that significantly exceeded the previously regulated price of U.S.$0.97 per MMbtu. A final settlement, effective February 1994, replaced the TOTAL Service Contract with certain new agreements (the "TOTAL Renegotiation"). The settlement relieved YPF of substantial losses on the gas purchase contract but the settlement entailed a transfer of properties that resulted in a loss of oil and gas production from the concessions and interests in joint ventures transferred to the TOTAL Partners. Proved reserves transferred to the TOTAL Partners, as of December 31, 1993, were 1,901 Bcf of natural gas and 52 million barrels of crude oil. See Note 15.a of Notes to Financial Statements.

    Commencement of Oleoducto Trasandino

    On February 15, 1994, the Company commenced crude oil transportation services through the Oleoducto Trasandino, a pipeline from Puesto Hernandez in the Neuquen basin in Argentina across the Andes to Concepcion, Chile. The capacity of the pipeline has been increased to 106,000 barrels per day. The quantity of crude oil transported through the pipeline has steadily increased since service began, and the pipeline transported an average of 80,300 barrels per day in December 1994, with YPF supplying an average of 60,250 barrels per day during such period. ENAP, the national oil company of Chile, is obligated to purchase a minimum of 40,000 barrels per day to supply its Concepcion refinery; the remainder is being exported through the port of Concepcion. YPF, ENAP and Inter-Rio Holdings Establishment own and manage the pipeline, with YPF owning a 57.75% interest. See Note 15.c of Notes to Financial Statements.

    Sale of Rio Neuquen Field

    During May 1994, the Company agreed to sell its Rio Neuquen field as required by the Argentine Government as a condition of YPF's privatization in July 1993 for the purpose of increasing competition among producers of natural gas within the country. The Company received several bids for the Rio Neuquen field, and the winning bid was almost U.S.$161. The Company transferred a 90% interest in this field in May 1994, and the remaining 10% was transferred when the Argentine Government authorized the transfer of 100% of the concession in August 1994. In 1993, the field produced 890,000 barrels of oil and condensate and 21.5 Bcf of natural gas. Proved reserves associated with this field were 10 million barrels of oil and 238 Bcf of gas as of January 1, 1994. The proceeds of the sale were retained by the Company and used for general corporate purposes. The Company recognized a gain, for financial reporting purposes, of Ps.67 million from this transaction in the second quarter of 1994.

    Amoco Settlement

    On January 1, 1995, YPF completed the transactions called for in the renegotiation of its Service Contract with Amoco Argentina relating to the Cerro Dragon/Anticlinal Grande field in the Golfo San Jorge basin (the "Amoco Settlement"). As a result of such renegotiation, YPF will retain a 12.2% interest in the Cerro Dragon/Anticlinal Grande production, and will annex to the

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
CONTINUED

    contract two small adjacent fields. YPF will retain the obligation to pay provincial royalties on 100% of the production from the combined areas. In return, YPF will be relieved from the obligation to pay Amoco's federal taxes related to its share of the production in this concession area--an obligation which was a provision of the original contract first entered into in 1958. At that time, YPF was a state-owned company, and contractors with state-owned companies, such as Amoco, were exempt from taxes arising from such contracts. Upon YPF's privatization in 1993, Amoco lost this exemption, and YPF's potential exposure for taxes and royalties under this contract, which ran until 2013, could have become substantial. See Note 15.c of Notes to Financial Statements.

    Proved reserves associated with these properties were 50 million barrels of crude oil and condensate and 5.3 Bcf of natural gas as of January 1, 1995; production attributable to these interests in 1994 was 5.7 million barrels of crude oil and condensate and 0.5 Bcf of natural gas. YPF accrued a loss, for financial reporting purposes, of Ps.66 million in the second quarter of 1994 from transactions comprising the Amoco Settlement. See Note 15.c of Notes to Financial Statements.

    Purchase of 50% Interest in Petroken

    On June 17, 1994, the Company purchased a 51% equity interest in Petroken Petroquimica Ensenada S.A. ("Petroken") from IPAKO S.A. for a total purchase price of U.S.$42 million and concurrently sold a 1% equity interest to Shell Compania Argentina de Petroleo S.A. ("Shell Argentina"), resulting in each of YPF and Shell Argentina owning a 50% equity interest in Petroken. Petroken owns and operates a petrochemical plant that produces polypropylene and other products. The plant has a capacity to produce 100,000 tons of polypropylene on an annual basis. In connection with this transaction, YPF assumed certain guarantees given in favor of creditors of Petroken with respect to approximately Ps.39 million of liabilities that are expected to be paid out of Petroken's cash flow. YPF will also reimburse IPAKO S.A. in an amount equal to the face value of any government bonds that Petroken may receive related to the tax loss carryforwards attributable to fiscal years prior to March 31, 1991, up to a maximum of U.S.$2.2 million. In connection with this transaction, IPAKO assigned to YPF approximately U.S.$6 million of claims of IPAKO against Petroken and YPF entered into a long-term agreement with Petroken providing for YPF to supply Petroken with propylene. YPF is currently one of Petroken's principal suppliers of propylene. Shell Argentina will continue to manage the plant. YPF believes that the acquisition of this equity interest in Petroken will strengthen the Company's position in the petrochemical market by allowing it to vertically integrate into higher margin products.

    Regulatory Action Relating to Natural Gas Contracts

    YPF's contracts with the gas distribution companies provided for the initiation of a U.S.$1.25 per MMbtu well-head price payable to YPF for its Neuquen basin natural gas in January 1995. YPF has received payments based on this new price from almost all of the distribution companies even though ENARGAS the regulatory agency that approves the gas prices charged to consumers by the gas distribution companies, approved the pass-through of a price of only U.S.$1.15 per MMbtu by the gas distribution companies for January and February 1995. YPF believes that the relevant statutes and regulations require ENARGAS to pass through contract prices automatically, except where they are the product of non-competitive conditions, which have not been alleged here. The distribution companies are contractually obligated to pursue all available regulatory and judicial remedies to require ENARGAS to restore the contract price for January and February 1995. Accordingly, the Company is negotiating the impact of the ENARGAS decision with the distribution companies that have already paid the contract prices and analyzing actions to be taken with respect to the distribution companies that have not paid, or may not pay in the future, prices established in the contracts.

    Tender Offer for Common Stock
    of Maxus Energy Corporation

    On February 28, 1995, the Company and Maxus Energy Corporation ("Maxus") entered into an agreement pursuant to which YPF will make a tender offer to purchase all of the Common Stock of Maxus, at U.S.$5.50 per share, and, if more than 50% of the outstanding voting shares are tendered and certain other conditions are satisfied, a merger with a subsidiary of the Company will be effected, in which the remaining Maxus Common Stock will be exchanged for the same U.S.$5.50 per share. Maxus' Board of Directors has approved the tender offer and the merger and has recommended that common stock-holders accept the tender offer. Maxus' preferred stock will remain outstanding.

    The tender offer for all of Maxus Common Stock commenced in early March 1995. YPF has received a commitment letter from The Chase Manhattan Bank N.A. to arrange, underwrite and syndicate financings of up to U.S.$800 million for the purchase. From this amount up to U.S.$600 million would be Maxus debt following the proposed merger and is expected to be cancelled in part by the application of U.S.$100 million of Maxus cash on hand and from loans totaling U.S.$500 million to Maxus Midcontinent and Indonesian subsidiaries. The acquisition indebtedness and such loans will be guaranteed in full by YPF. In addition, under the Merger Agreement, in the event that Maxus is unable to meet its obligations as they come due, whether at

                                                            YPF SOCIEDAD ANONIMA

    maturity or otherwise, including preferred stock dividend and redemption payments, YPF has agreed for a period of nine years following the consummation of the merger to capitalize Maxus in an amount necessary to permit Maxus to meet such obligations. This obligation is limited to the amount of debt service obligations under the acquisition loans or the refinancing loans, and would be reduced by the amount of any capital contributions received by Maxus after the consummation of the merger and the net proceeds of any sale by Maxus of common stock or non-redeemable preferred stock after the merger. It is also contemplated that YPF shall guarantee existing debentures and notes issued by Maxus for approximately U.S.$1,000 million upon effectiveness of the merger. The tender offer, the merger and the financing are subject to various conditions, including that at least a majority of Maxus' voting stock be tendered.
    ============================================================================
    OIL AND GAS RESERVES AND PRODUCTION

    Historical Reserves and Production

    The following table sets forth YPF's estimated proved reserves of crude oil and natural gas for the years ended December 31, 1994, 1993 and 1992. YPF's reserve estimates for such dates were audited by Gaffney, Cline and Associates, independent petroleum engineers ("Gaffney, Cline"). The reserve estimates set forth below were prepared in accordance with Rule 4-10 of Regulation S-X of the Securities and Exchange Commission. All of YPF's proved reserves are located in Argentina.

                                                         YEAR ENDED DECEMBER 31,
                                                    ------------------------------------
                                                    1994          1993            1992
    ------------------------------------------------------------------------------------
                                                        (MILLIONS OF BARRELS)
    Estimated proved crude oil reserves(1)(2)
         Developed                                    705            719            711
         Undeveloped                                  340            286            318
    ------------------------------------------------------------------------------------
           Total                                    1,045          1,005          1,029

                                                          (BILLIONS OF CUBIC FEET)
    Estimated proved natural gas reserves(1)(2)
         Developed                                  7,164          7,335          8,019
         Undeveloped                                1,360          1,794          2,899
    ------------------------------------------------------------------------------------
           Total                                    8,524          9,129         10,918

                                                           (MILLIONS OF BARRELS)
    Crude oil production(1)(2)                        126            109            101

                                                          (BILLIONS OF CUBIC FEET)
    Natural gas production(1)(2)                      379            447            493
    ------------------------------------------------------------------------------------

    (1) See Note 22 Oil and Gas Disclosures (Unaudited) of Notes to Financial Statements. Crude oil and gas reserves and production amounts are stated before making any deductions for royalties and include condensate and natural gas liquids. Royalties are accounted for as a cost of production and are not deducted in determining net sales. See
         Note 3.g of Notes to Financial Statements.
    (2) All information relating to the Company's oil and gas production has been determined in accordance with Rule 4-10 of the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, and such amounts may differ from actual production amounts and actual deliveries of oil or gas.

    Reserves and Production Restated to Remove Impact of Property Transfers Related to the YPF Privatization and Transformation Plan

    The following table sets forth certain information regarding oil and gas reserves and production for the years ended December 31, 1994, 1993 and 1992. Such information relates only to interests in properties held by YPF at January 1, 1995 (the "Remaining Properties"), and therefore excludes information relating to properties sold prior to such date. The Company prepared such table by eliminating information regarding fields, or interest in fields, sold at any time prior to such date. Such table was developed from reserve data prepared in accordance with Rule 4-10 of Regulation S-X of the Securities and Exchange Commission.

                                                           YEAR ENDED DECEMBER 31,
                                                    ------------------------------------
                                                     1994            1993           1992
    ------------------------------------------------------------------------------------
                                                            (MILLIONS OF BARRELS)
    Estimated proved crude oil reserves(1)(2)(3)
         Developed                                    705            671            655
         Undeveloped                                  340            275            304
    ------------------------------------------------------------------------------------
           Total                                    1,045            946            959

                                                           (BILLIONS OF CUBIC FEET)
    Estimated proved natural gas reserves(1)(2)(3)
         Developed                                  7,164          7,169          7,217
         Undeveloped                                1,360          1,719          1,777
    ------------------------------------------------------------------------------------
           Total                                    8,524          8,888          8,994

                                                            (MILLIONS OF BARRELS)
    Crude oil production(1)(2)(3)                     120            101             90

                                                           (BILLIONS OF CUBIC FEET)
    Natural gas production(1)(2)(3)                   365            373            393
    ------------------------------------------------------------------------------------

    (1) See Note 22 Oil and Gas Disclosures (Unaudited) of Notes to Financial Statements. Crude oil and gas reserves and production amounts are stated before making any deductions for royalties and include condensate and natural gas liquids. Royalties are accounted for as a cost of production and are not deducted in determining net sales. See
         Note 3.g of Notes to Financial Statements.
    (2) All information relating to the Company's oil and gas production has been determined in accordance with Rule 4-10 of the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, and such amounts may differ from actual production amounts and actual deliveries of oil or gas.
    (3) Does not include reserves or production for any period attributable to the following properties, which were transferred to third parties in connection with the privatization of the Company and the Transformation Plan:
         (i) The properties transferred in February 1994, in connection with the TOTAL Renegotiation. Reserves attributable to these fields of approximately 52 million and 23 million barrels of crude oil and condensate and approximately 1,901 Bcf and 1,632 Bcf of natural gas have been eliminated from the reserve estimates for December 31, 1993 and 1992, respectively. Crude oil production related to YPF's interest that was transferred was approximately 0.3 million barrels during January and February 1994, and 3 million and 2 million barrels for 1993 and 1992, respectively. Natural gas production related to YPF's interest that was transferred was approximately 7 Bcf during January and February 1994, and 53 Bcf and 40 Bcf for 1993 and 1992, respectively.
         (ii) The Rio Neuquen field that was transferred in August 1994. Reserves attributable to this field of approximately 10 million and 11 million barrels of crude oil and condensate and approximately 238 Bcf and 284 Bcf of gas have been eliminated from the reserve estimates for December 31, 1993 and 1992, respectively. Crude oil production related to YPF's interest that was transferred was approximately 0.4 million barrels for the period during which the property was owned by YPF during 1994, and approximately 1 million barrels for each of 1993 and 1992. Natural gas production related to YPF's interest that was transferred was approximately 7 Bcf for the period during which the property was owned by YPF during 1994, and approximately 21 Bcf and 28 Bcf for 1993 and 1992, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
CONTINUED

         (iii) Properties covered by the Amoco Settlement that were transferred effective as of January 1, 1995. Reserves attributable to these fields of approximately 50 million, 49 million and 37 million barrels of crude oil and condensate and approximately 5 Bcf, 3 Bcf and 8 Bcf of gas have been eliminated from the reserve estimates as of December 31, 1994, 1993 and 1992, respectively. Crude oil production related to YPF's interest that was transferred was approximately 6 million, 5 million and 5 million barrels for 1994, 1993 and 1992, respectively. Natural gas production related to YPF's interest that was transferred was approximately 0.5 Bcf, 0.3 Bcf and 0.4 Bcf for 1994, 1993 and 1992, respectively.

    RESULTS OF OPERATIONS

    The following table sets forth certain financial information as a percentage of net sales for the periods indicated.

                                                          YEAR ENDED DECEMBER 31,
                                                    ------------------------------------
    (PERCENT OF NET SALES)                          1994            1993           1992
    ------------------------------------------------------------------------------------
    Net sales                                       100.0          100.0          100.0
    Cost of sales                                   (67.6)         (68.7)         (73.6)
    ------------------------------------------------------------------------------------
    Gross profit                                     32.4           31.3           26.4
    Administrative expenses                          (3.6)          (3.0)          (6.2)
    Selling expenses                                 (7.8)          (7.7)          (4.8)
    Exploration expenses                             (4.1)          (2.6)          (1.8)
    ------------------------------------------------------------------------------------
    Operating income                                 16.9           18.0           13.6
    ====================================================================================

    SEGMENT ANALYSIS

    YPF's operations are organized into an Upstream Strategic Business Unit ("Upstream") for exploration and production activities and a Downstream Strategic Business Unit ("Downstream") for refining, marketing and transportation activities. Upstream sales to third parties include natural gas sales and fees for services provided (primarily transportation, storage and treatment). All crude oil produced by YPF or purchased from third parties pursuant to risk or service contracts are sold from Upstream to Downstream at a transfer price that reflects the Argentine market price. Non-mandatory purchases of crude oil, and exports of crude oil, are made directly by Downstream.

    1994 COMPARED TO 1993

    The Company

    Net sales in 1994 were Ps.4,192 million compared to Ps.4,190 million in 1993. Upstream net sales decreased to Ps.2,472 million in 1994 (including Ps.1,695 million of crude oil transferred to Downstream) from Ps.2,592 million in 1993 (including Ps.1,710 million of crude oil transferred to Downstream), reflecting primarily a decrease in crude oil prices and natural gas volumes, offset partially by the sale of a greater number of barrels of crude oil. Downstream net sales during 1994 were Ps.3,503 million, an increase from net sales of Ps.3,369 million during 1993. This net increase resulted from a 36% increase in the volume of crude oil exports, and improved prices realized on sales of gas oil and premium gasoline, offset partially by a decline in the volume of refined products sold in the domestic and export markets and lower prices for crude oil exports.

    Cost of sales in 1994 was Ps.2,834 million compared to Ps.2,880 million in 1993, a 2% decrease. The decrease reflects a reduction in operating expenses and reduced purchases of crude oil and refined products, offset partially by higher depreciation costs. The reduction in operating expenses was due to lower salary expenses and improved operating efficiencies. The reduced purchases of crude oil and refined products was due to the expiration of mandatory purchase contracts. Depreciation expenses increased, corresponding with increased production of crude oil.

    Operating income in 1994 was Ps.708 million compared to Ps.755 million in 1993, a decrease of 6%. This decrease reflects a 58% increase in exploration expenses from Ps.110 million in 1993 to Ps.174 million in 1994. Exploration activities during 1994 allowed the Company to replace proved reserves of crude oil, based on revisions, extensions and discoveries, at a rate of 179% of 1994 production. Administrative expenses increased by Ps.23 million primarily as a result of the inclusion of certain consultants' fees relating to the installation of accounting and information systems as administrative expenses in 1994.

    The Company recognized a gain of Ps.67 million in the second quarter of 1994 from the sale of the Rio Neuquen field, which gain was offset by the loss of Ps.66 million taken in the same quarter in connection with the Amoco Settlement.

    Income before unusual losses in 1994 was Ps.549 million compared to Ps.822 million in 1993, a decrease of 33%. Income before unusual losses in 1993 was favorably impacted by the TOTAL Renegotiation under which a reserve established prior to 1991 was partially reversed leading to the recognition of a Ps.224 million gain. Income before unusual losses in 1994 was also affected by the inclusion in other expenses, net of Ps.36 million of severance costs relating to employee terminations that were treated as an ordinary expense during 1994 rather than an unusual expense as was the case in 1993.

    The Company did not experience any unusual gains or losses during 1994 but realized unusual losses of Ps.45 million in 1993 due to expenses incurred in connection with reductions in personnel and expenses associated with the initial public offering of YPF Class D Shares and related transactions, offset in part by net gains from the disposal of the Allen-Puerto Rosales pipeline, the marine terminal facilities at Puerto Rosales, the San Lorenzo and Dock Sud refineries, and a portion of YPF's tanker fleet.

    As a result of the foregoing, net income before income and assets tax in 1994 was Ps.549 million (13% of net sales) compared to Ps.777 (19% of net sales) in 1993, a decrease of 29%. Net income in 1994 was Ps.538 million compared to Ps.747 million in 1993. During 1994, the Company accrued an aggregate of Ps.11 million for its liability for the income and assets

                                                            YPF SOCIEDAD ANONIMA

    tax as compared to Ps.30 million during 1993. Under current law, YPF is required to pay the greater of the income tax or the assets tax. The Company did not accrue any liability for income taxes in either year due to the existence of income tax loss carryforwards. See "--Taxation".

    Upstream Strategic Business Unit

    Net sales for Upstream in 1994 were Ps.2,472 million compared to Ps.2,592 million in 1993, a decrease of 5%. The slight decrease was due primarily to a Ps.56 million reduction in natural gas sales to third parties, a Ps.49 million reduction in sales of other products and services to third parties and to Downstream and a Ps.15 million decrease in intersegment sales of crude oil to Downstream.

    Sales of natural gas decreased to Ps.643 million in 1994 from Ps.699 million in 1993, due to lower demand and the sale of the Rio Neuquen field in June 1994. Demand for natural gas was substantially reduced by a combination of unusual weather conditions in Argentina in 1994. First, Argentina experienced one of its warmest winters in many years, which substantially reduced winter space heating requirements and residential load. Second, heavy rain increased the supply of hydroelectric power, which displaced electricity generated by gas-fired turbines, further reducing the demand for natural gas. As a result of these factors, the volume of natural gas sold during 1994 declined as compared to 1993. The reduced volume of natural gas was offset in part by increases in gas prices from an average of U.S.$0.97 per MMbtu for 1993 to an average of U.S.$1.09 per MMbtu for 1994.

    The reduction in intersegment sales to Downstream was due primarily to a decline in the average internal transfer price of crude oil, reflecting lower international crude oil prices of U.S.$12.90 per barrel during 1994 as compared to U.S.$14.51 per barrel during 1993. Oil production from properties held throughout both periods (excluding production relating to interests in properties transferred in connection with the TOTAL Renegotiation and the Amoco Settlement and excluding production relating to the Rio Neuquen field sold in June 1994) increased to 120 million barrels during 1994 compared to 101 million barrels during 1993. The increased production primarily reflected the results of development drilling in the Golfo San Jorge and the Neuquen basins and the removal of transportation bottlenecks in the Neuquen basin by the commencement of crude oil transportation services through the Oleoducto Trasandino in February 1994.

    Operating income for Upstream was Ps.566 million in 1994 compared to Ps.746 million in 1993, a decrease of 24%. The decrease in operating income was caused by the decline in revenues due to decreased natural gas sales, falling crude oil prices and increased costs. Costs increased during 1994 to Ps.1,906 million from Ps.1,846 million, due principally to increased gas purchases from third parties (primarily the TOTAL Partners), an increase in depreciation expenses due to higher production and higher exploration expenses due to greater exploration activity, offset in part by reduced lifting costs.

    Downstream Strategic Business Unit

    Net sales in 1994 were Ps.3,503 million compared to Ps.3,369 million in 1993. This increase reflects a rise in export sales, principally of crude oil, of approximately Ps.309 million, partially offset by a decline of Ps.175 million in domestic market sales. Exports rose principally due to the sale of greater volumes of crude oil, primarily to neighboring countries, including Brazil, Chile, Paraguay and Uruguay. The decline in domestic sales was principally due to lower sales of gasoline, diesel fuel, fuel oil and jet fuel, offset partially by an improvement in prices of premium gasoline and diesel fuel and an increase in sales of petrochemical products. This decline reflects the extensive remodeling of YPF-branded stations, and the Company's strategy to minimize production of low margin products and to cease product purchases from certain refineries, including refineries sold by YPF pursuant to the Transformation Plan, after the expiration of existing contracts, due to low margins from resales of such products.

    Domestic gasoline and diesel fuel sales in 1994 decreased by Ps.110 million as compared to 1993 as a result of decreased volumes in 1994 as compared to 1993, partially offset by an improvement in prices for premium gasoline and diesel fuel. Domestic fuel oil sales declined due to a determination by the Company to reduce production of fuel oil to permit the Company to produce higher margin products and to make available a greater quantity of crude oil for export.

    Operating income for Downstream in 1994 was Ps.279 million compared to operating income of Ps.145 million in 1993. Downstream operating income was favorably affected by the increased volumes of crude oil exports, a slight decrease of Ps.6 million in cost of sales and the increase in premium gasoline and diesel fuel prices discussed above, offset by lower sales volumes for gasoline, diesel fuel, fuel oil and jet fuel in the domestic market and lower prices realized for crude oil exports. Selling expenses decreased by 5%, primarily as a result of employee reductions. Although Downstream increased the volume of crude oil purchased from Upstream by 11% in 1994 as compared to 1993, cost of sales declined in 1994 primarily due to the decline in the average internal transfer price for crude oil (reflecting the decrease in the average daily price for WTI from U.S.$18.44 per barrel in 1993 to U.S.$17.18 per barrel in 1994).

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
CONTINUED

    Cost of sales of Downstream also benefited from a Ps.32 million decrease in salary expenses resulting from employee reductions. This decrease in salary expenses more than compensated for increases in contract expenses associated with the Company's increased use of third party contractors by Downstream.

    1993 COMPARED TO 1992

    The Company

    Net sales in 1993 were Ps.4,190 million compared to Ps.4,094 million in 1992, an increase of 2%. Upstream net sales decreased to Ps.2,592 million in 1993 (including Ps.1,710 million of crude oil transferred to Downstream) from Ps.2,773 million in 1992 (including Ps.1,996 million of crude oil transferred to Downstream), reflecting lower crude oil sales following the disposition of certain oil producing fields and a decrease in crude oil prices, offset partially by an increase in LPG sales to Downstream. Downstream net sales during 1993 were Ps.3,369 million, increasing slightly from net sales of Ps.3,317 million during 1992. This increase resulted from an increase in export sales, which were largely offset by a decline in Downstream domestic sales.

    Cost of sales in 1993 was Ps.2,880 million compared to Ps.3,014 million in 1992, a 4% decrease. The decrease reflected a reduction in salary expenses and the Company's efforts to improve operating efficiencies.

    Operating income in 1993 rose Ps.755 million from Ps.554 million in 1992, an increase of 37%. Selling expenses increased by Ps.122 million between the two years as the Company added sales personnel and increased salaries and advertising expenses. Exploration expenses increased by Ps.37 million due to substantially greater exploration activities. Administrative expenses declined Ps.130 million primarily as a result of a change in expense allocation policy under which expenses of approximately Ps.79 million, formerly reflected as corporate administrative expenses, are now included in the costs of sales and selling expenses for Upstream and Downstream and in other expenses, net.

    Income before unusual and extraordinary gains in 1993 was Ps.822 million compared to Ps.433 million in 1992, an increase of 90%. Income before unusual and extraordinary gains in 1993 was favorably impacted by the TOTAL Renegotiation. The TOTAL Service Contract, in respect of which a reserve against future losses was established prior to 1991, was renegotiated in late 1993, resulting in the partial reversal of this reserve and the recognition of a Ps.224 million gain. The remainder of the loss reserve has been retained against YPF's obligation to pay the TOTAL Partners' taxes, if any, on the property transfers that will occur due to the renegotiations, if any taxes are payable, under a tax indemnity agreement between YPF and the TOTAL Partners. See "--Liquidity and Capital Resources" and Note 15.a of Notes to Financial Statements.

    Unusual and extraordinary losses totaled Ps.45 million in 1993 compared to Ps.162 million in 1992. Losses in 1993 reflected the expenses incurred in connection with reductions in personnel and expenses associated with the initial public offering of YPF Class D Shares and related transactions, offset in part by net gains from the disposal of the Allen-Puerto Rosales pipeline, the marine terminal facilities at Puerto Rosales, the San Lorenzo and Dock Sud refineries, and a portion of YPF's tanker fleet.

    As a result of the foregoing, net income before the income and assets tax in 1993 was Ps.777 million (18.6% of net sales) compared to Ps.271 million (6.6% of net sales) in 1992, an increase of 186%. Net income in 1993 was Ps.747 million compared to Ps.271 million in 1992. During the third and fourth quarters of 1993, the Company accrued an aggregate of Ps.30 million for its liability for the assets tax. No such tax liability was accrued during 1992. Under current law, YPF is required to pay the greater of the income tax or the asset tax. The Company did not accrue any liability for income taxes in 1993 due to the existence of income tax loss carryforwards. See "--Taxation" and Note 3.g of Notes to Financial Statements.

    Upstream Strategic Business Unit

    Net sales in 1993 were Ps.2,592 million compared to Ps.2,773 million in 1992, a decrease of 7%. The decrease reflects a reduction of Ps.286 million in intersegment sales of crude oil to Downstream, partially offset by a substantial increase of approximately Ps.100 million in LPG sales to third parties and to Downstream. The reduction in intersegment sales was due primarily to a significant decline in the average internal transfer price of crude oil, reflecting lower international crude oil prices and the loss of production from significant oil producing fields in the Noroeste basin sold in late 1992. Oil production from properties held throughout both periods (including production relating to interests in properties transferred to the TOTAL Partners in connection with the renegotiation of a service contract) increased to 109 million barrels in 1993 compared to 98 million barrels during 1992.

    Sales of natural gas remained essentially the same in 1993 (Ps.699 million) as in 1992 (Ps.697 million). Gas production from properties held throughout both periods (including production related to interests in properties transferred to the TOTAL Partners in connection with the TOTAL Renegotiation) declined by 14 Bcf, however, due to two factors: first, above-average rainfall favored hydroelectric power generation during the fourth quarter of 1993, which significantly reduced the sale of gas for electrical generation; and second, natural gas liquids





52
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                                                            YPF SOCIEDAD ANONIMA

    ("NGLs") were included in natural gas sold to Gas del Estado in 1992, whereas after the privatization of Gas del Estado at the end of 1992, YPF began to strip NGLs out of the natural gas stream and sell the NGLs for its own account (through ownership of the Loma de la Lata plant and a tolling arrangement with the General Cerri plant). Removing the liquids reduces the volume of the gas stream. The Company's sales in 1993 included approximately 70 Bcf of gas that was purchased by the Company from third parties at average purchase prices lower than the regulated sales price of gas in effect during 1993.

    Operating income of Ps.746 million in 1993 decreased 18% from Ps.914 million in 1992. The decrease in operating income was caused by a decline in revenues partially offset by a decrease in costs. Costs decreased during 1993 to Ps.1,736 million from Ps.1,786 million, principally due to a decline in depreciation expenses, reduced salary expenses resulting from employee headcount reductions and lower royalties, offset in part by higher exploration expenses due to substantially greater exploration activity, increased gas purchases from third parties, the payment of certain amounts associated with crude oil treatment, storage and shipments by truck and train and an increase in certain other costs allocated to the Upstream unit in 1993 that had previously been reflected as corporate administrative expenses.

    Downstream Strategic Business Unit

    Net sales in 1993 were Ps.3,369 million compared to Ps.3,317 million in 1992. This small increase reflects an increase in export sales of approximately Ps.120 million, due primarily to increased exports of crude oil and LPG, offset by a decline of approximately Ps.68 million in domestic sales, due principally to lower sales of diesel and fuel oil, the production of which YPF reduced due to low margins. Reduced production of these products permitted the increased production of higher margin products and increased volumes of crude oil available for export. The increase in export sales was principally due to sale of greater volumes of crude oil, and, to a lesser extent, LPG and gasoline primarily to neighboring countries, including Brazil, Chile and Paraguay.

    Domestic gasoline sales in 1993 increased by Ps.72 million as compared to 1992 due to a weighted average price increase of 10.5% for its three categories of gasoline. Volumes of domestic gasoline sales were essentially the same in 1993 as in 1992 despite such price increase and the negative effect on sales caused by disruption of service resulting from the Company's extensive service station remodeling program.

    Sales of LPG by Downstream in 1993 increased by approximately Ps.53 million as compared with 1992. The increase was largely due to deregulation of the LPG market and the privatization of Gas del Estado in late 1992. YPF now sells directly to third parties all LPG produced at the field recovery plants in addition to the LPG produced and stored at its refineries. In addition, the Company acquired AGIP Argentina S.A. in November 1993 for a purchase price of approximately U.S.$60 million, subject to certain post-closing adjustments. AGIP Argentina S.A. (now operated under the name YPF Gas S.A.) has an extensive LPG retail network which the Company has used to integrate the production, distribution and marketing of LPG. The addition of this LPG retail network did not have a significant effect on Downstream's operating results for 1993 due to its acquisition late in the year.

    Operating income in 1993 was Ps.145 million compared to a loss of Ps.106 million in 1992. This improvement was due to a Ps.324 million reduction in cost of sales and an increase of Ps.52 million in net sales, partially offset by an increase of Ps.122 million in selling expenses. The increase in selling expenses was due primarily to an increase in the sales force, increased advertising and promotion expenses, higher transportation expenses and an allocation of other selling expenses to Downstream in 1993 that had been previously reflected as corporate administrative expenses. The decline in the cost of sales was primarily due to an approximately 10% decline in the cost of crude feedstock. This decline, which reflected a 10% decrease in average internal transfer prices for crude oil furnished by Upstream, resulted primarily from the decrease in international oil prices during the periods compared. The average daily price for WTI during 1993 was U.S.$18.44 as compared to U.S.$20.55 for 1992. During the fourth quarter of 1993, the average daily price for WTI was approximately U.S.$16.40.

    Cost of sales of Downstream also benefited from a Ps.37 million decrease in salary expense resulting from employee reductions, and a Ps.20 million decrease in depreciation expenses resulting from the disposition of three refineries, barges and certain other assets. These improvements in costs of sales more than compensated for Ps.50 million in contract expenses associated with the Company's increased use of third party contractors by Downstream.

    TAXATION

    At December 31, 1994, the statutory income tax rate applicable to YPF was 30%. However, for 1992 through 1994, the Company paid no income tax due to losses on a tax basis resulting from differences between reported income and taxable income.





                                                                              53
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
CONTINUED

    As of December 31, 1994, the Company had accumulated net operating loss carryforwards equal to Ps.1,043 million, which, based on a 30% tax rate, resulted in a potential net unrecognized tax benefit of Ps.313 million. Of this amount, Ps.35 million expires in 1996, Ps. 263 million expires in 1997 and Ps.15 million expires in 1998. See Note 3.g of Notes to Financial Statements. In addition, the Company may be entitled to additional tax benefits in future years under provisions in the Argentine tax laws which provide that expense reserves give rise to a tax deduction at the time that the corresponding write-off or payment is made rather than at the time they are established. As of December 31, 1994, the temporary differences between reported income under Argentine GAAP and taxable income for the Company (including the tax loss carryforward) amounted to approximately Ps.1,300 million, which, based on a 30% tax rate, resulted in a potential net unrecognized tax benefit of Ps.390 million.

    Argentine companies are also subject to a 1% tax on total assets located in certain provinces. This tax is effectively an alternative minimum tax, because a company must pay the higher of its income tax or assets tax liability. In 1992 and the six months ended June 30, 1993, the Company was exempt from the assets tax pursuant to a decree of the National Executive; however, effective July 7, 1993, the Company became subject to the assets tax. Given the significant amount of its net operating tax loss carryforwards, the Company was not required to pay income taxes for the fiscal years ended December 31, 1993 and 1994 and therefore accrued Ps.30 million and Ps.11 million, respectively, for its liability for the assets tax. Under a decree of the National Executive, the assets tax was abolished for all companies with respect to fiscal years ending on or after June 30, 1995. Because the Company's fiscal year ends on December 31, YPF will not accrue any assets tax liability for 1995.

    LIQUIDITY AND CAPITAL RESOURCES

    Net cash flow from operating activities was Ps.1,369 million in 1994, as compared to Ps.862 million in 1993, a 59% increase. This was primarily due to smaller disbursement for employee terminations in 1994 (Ps.64 million) than in 1993 (Ps.250 million), and a Ps.148 million prepayment of fuel transfer taxes and other taxes in 1993. This prepayment accrued interest at a monthly rate of 1% and was used to offset taxes liabilities in 1994.

    Significant sources of cash in 1994 from investing and financing activities included Ps.1,448 million from new borrowings and Ps.134 million from the sale of the Rio Neuquen field. Significant sources of cash in 1993 from investing and financing activities included Ps.481 million from new borrowings and Ps.393 million from non-cash investments (principally from a decrease of current investments from Ps.343 million at year-end 1992 to Ps.12 million at year-end 1993, due principally to the sale of all pension indebtedness consolidated bonds ("BOCONES") owned by the Company) and Ps.91 million from the sale, assignment or association of certain oil and gas properties and other assets.

    The principal uses of cash in 1994 included Ps.1,257 million for fixed asset acquisitions (of which approximately Ps.1,200 million represented capital expenditures), repayment of outstanding loans of Ps.1,048 million, and a dividend payment of Ps.587 million. In addition, during 1994 the Company expended Ps.64 million related to employee terminations. The principal uses of cash in 1993 included Ps.866 million for fixed asset acquisitions (of which approximately Ps.750 million represented capital expenditures), Ps.707 million for repayment of outstanding loans (on a net basis), Ps.250 million of disbursements for employee terminations and a dividend payment of Ps.177 million.

    Of the approximately Ps.1,200 million of capital expenditures in 1994, approximately Ps.1,000 million represented Upstream capital expenditures and approximately Ps.170 million represented Downstream capital expenditures. In addition, the Company invested approximately Ps.90 million in controlled companies in 1994, including Ps.42 million for the acquisition of Petroken and Ps.24 million for companies formed to implement YPF's service station modernization program. Upstream capital expenditures related primarily to exploration and development costs, the majority of which represented the drilling of development wells and workovers in the Golfo San Jorge and Neuquen basins. Downstream capital expenditures included approximately Ps.80 million to upgrade YPF-branded service stations and for improvements to product terminals, Ps.44 million for efficiency and other improvements at the La Plata Refinery, Ps.25 million for efficiency and other improvements at the Lujan de Cuyo Refinery and Ps.11 million related to capacity expansion and maintenance of pipelines.

    Projected capital expenditures for 1995 include approximately Ps.1,500 million of projected Upstream capital expenditures and approximately Ps.240 million of projected Downstream capital expenditures.

    The Upstream capital budget for 1995 includes approximately Ps.1,100 million to improve production through new development drillings, joint venture participations, workovers and secondary recovery projects and approximately Ps.350 million for exploration (of which, based on experience, approximately Ps.80 million is expected to be capitalized). Following the strategy of expanding YPF activities outside Argentina, the Compa-





54
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                                                            YPF SOCIEDAD ANONIMA

    ny's exploration budget for 1995 includes Ps.37 million for operations in international areas in which YPF has interests.

    The principal capital projects in Downstream for 1995 include approximately Ps.85 million for efficiency and environmental projects at the Company's refineries and plants (approximately Ps.41 million for the La Plata Refinery, Ps.23 million for the Lujan de Cuyo Refinery and Ps.20 million for the Petroquimica La Plata Plant), approximately Ps.93 million to upgrade tanks and pumps and to improve the image of YPF-branded service stations, and approximately Ps.34 million to improve terminals.

    YPF has completed initial studies with respect to a broad range of environmental projects in both the Upstream and Downstream businesses. Capital expenditures associated with these projects, which are included in the capital expenditure projections set forth above, are estimated at approximately Ps.260 million over a three-year period ending December 31, 1997. In addition to such amounts, the Company is being and will be required to remediate existing conditions caused by past operations. The Company established a financial statement reserve in 1992 in an amount the Company believes would cover the cost of remediating existing conditions caused by operations in prior years. The balance of such reserve was Ps.21 million at December 31, 1994. A significant portion of the proposed environmental program is dedicated to the La Plata Refinery.

    Pursuant to shareholders' resolutions adopted in July 1993 and April 1994, the Company paid six quarterly dividends, each in the amount of Ps.0.20 per share, to shareholders of record on October 26, 1993, January 26, May 25, August 24, November 23 of 1994 and February 22, 1995. In connection with the privatization of the Company, the Argentine Government obtained an agreement from the Company, which is reflected in the Company's Bylaws, that the Company would pay to the Argentine Government a one-time special dividend based upon the Company's net income for the six months ended June 30, 1993 and certain other factors, which dividend would not be paid to any other shareholder of the Company. At the shareholders' meeting held on April 29, 1994, the shareholders approved the payment of a special dividend of Ps.410 million in satisfaction of the requirements of the By-laws. The actual amount paid to the Argentine Government in respect of the special dividend was approximately Ps.284 million as a result of an offset relating to receivables owing to the Company from the Argentine Government. The special dividend was paid to the Argentine Government in April 1994 after its approval at the shareholders' meeting held on April 29, 1994. The decrease in net worth during 1994 was substantially due to the payment to the Argentine Government of such special dividend.

    Certain of the Company's loan agreements include clauses whereby the lenders must be informed prior to any material change in the course of business of the Company, any disposal and/or sale of assets, or any other event that materially changes the Company's economic or financial position. A failure to observe these provisions would permit the lenders to suspend disbursements, terminate the agreements and/or demand repayment of the outstanding principal plus interest. Such lenders could also give notice of an event of default if the Argentine Government, which has guaranteed such loans, fails to pay its obligations as they become due. The Company has never received a notice of an event of default.

    Total debt outstanding at December 31, 1994, net of the Argentine Government commitment to assume certain foreign financial debt, was approximately Ps.1,105 million, consisting of short-term debt (including the current portion of long-term debt) of Ps.464 million and long-term debt of Ps.641 million. Of the total debt at December 31, 1994, approximately Ps.770 million was denominated in dollars and Ps.325 million was denominated in yen. In September 1993, the Company entered into a yen-dollar currency swap transaction with respect to yen-denominated debt, equivalent to U.S.$334 million at the time of the transaction, in order to reduce the Company's exposure to the effects of fluctuations in exchange rates of the yen in relation to the dollar. Of the Ps.641 million of long-term debt at December 31, 1994, approximately Ps.160 million is due over the next five years. The weighted average interest rate on the Company's total debt at December 31, 1994 was approximately 8%.

    In February 1994, the Company completed an offering of U.S.$350 million of 8% Negotiable Obligations. Of the net proceeds from such offering, the Company has repaid Ps.192 million of less-favorable indebtedness and has made capital expenditures of Ps.158 million. The Negotiable Obligations were issued under an Indenture that contains certain covenants restricting, among other things, creation of liens, engagement in sale and leaseback transactions and sales of assets. The Company has also established a medium term note program pursuant to which it may issue up to U.S.$500 million of notes in one or more classes or series. See Note 4.g of Notes to Financial Statements.

    The Company expects to finance its 1995 capital expenditure budget through cash from operations, the issuance of debt securities under the Company's medium term note program and bank loans.

    Since the devaluation of the Mexican peso in relation to the U.S. dollar in December 1994 and the economic uncertainty in Mexico related to such event, many Latin American companies have experienced difficulty borrowing money on acceptable

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
CONTINUED

    terms. Although the Company does not expect that this credit tightening will affect its ability to implement its capital expenditure budget for 1995, a continuation of this credit situation over an extended period would make it difficult for the Company to finance participation in other Latin American privatizations, other future acquisitions or an increase in its exploration and development budget in the future.

    As of December 31, 1994, the net book value of the shareholders' equity was Ps.5,086 million including a legal reserve of Ps.65 million in accordance with Law 19,550 (the Argentine Corporation Law). At the shareholders' meeting to be held on April 28, 1995, the Company's Board of Directors will propose to increase such reserve by Ps.27 million.

    US GAAP RECONCILIATION

    The principal difference between the Company's net income under Argentine GAAP and the Company's net income under US GAAP for the year ended December 31, 1994 is the effect of the charge under US GAAP related to the Employee Stock Purchase Program, the change in the Company's accounting policy regarding fixed assets recoverability, and the accounting under US GAAP for deferred income tax.

    Under US GAAP, the Company recognized compensation expense of Ps.132 million in connection with the transfer of Class C shares to employees, which represented the difference between the purchase price for the shares and the fair value of the shares at the measurement date in December 1994. In the fourth quarter of 1994, the Company changed its accounting policy regarding fixed assets recoverability for purposes of the reconciliation to US GAAP, which resulted in a charge of Ps.72 million in December 1994. Under Argentine GAAP, income tax expense is generally recognized based upon the estimate of the current income tax liability to the Argentine tax authorities; under US GAAP, deferred tax assets and liabilities are recognized for differences between the financial and tax basis of assets and liabilities at each reporting date. As of December 31, 1994, a net deferred tax asset of Ps.192 million was recognized for US GAAP purposes. See Notes 19, 20 and 22 of Notes to Financial Statements.

    TRANSACTIONS WITH RELATED COMPANIES

    The Company owns, directly or indirectly, approximately 100% of the stock of three new companies formed during fiscal year 1994 to implement its service station modernization program: Operadora de Estaciones de Servicio S.A. ("OPESSA"), Servired YPF S.A. ("SERVIRED") and Sociedad Immobiliaria Red Propia S.A. ("SIRPSA"). OPESSA acquires, sells, maintains and manages commercial operations of YPF's gas stations. SIRPSA is a real estate company engaged in the construction and installation of the Company's gas stations and the convenience stores operating in the facilities. SERVIRED is engaged in the construction and operation of convenience stores in gas stations.

    In the second quarter of 1994, YPF acquired 50% of Petroken Petroquimica Ensenada S.A. ("Petroken"), a company that produces polypropylene. See "-- Recent Events."

    In the first quarter of 1995, YPF Chile S.A. ("YPF Chile") and Petroleos Trasandinos YPF S.A. ("Petroleos Trasandinos") commenced operations in Chile, allowing YPF to enter the Chilean market. YPF Chile was formed to make acquisitions and investments and Petroleo Trasandino is engaged in oil and gas exploration and production. The Company is directly or indirectly the holder of 100% of the stock of both companies.

    YPF Exploration and Production Overseas Inc. is a wholly owned subsidiary of YPF engaged in oil exploration and production in the Gulf of Mexico. The company was formed in 1994.

    YPF holds an interest of 57.75% in Oleoducto Trasandino (Argentina), Oleoducto Trasandino (Chile) and A&C Pipeline Holding Co. Such companies operate the Oleoducto Trasandino. See "--Recent Events."

    The Company makes substantial sales and purchases to Refineria del Norte S.A. ("Refinor") and Oleoducto del Valle S.A. ("Oldelval"). The transactions with Refinor involve complementary products commercialized by the Company. Oldelval's ownership of the pipeline originates the commercial relation between YPF and such company.

    The Company maintained all the investments that it carried at the beginning of the fiscal year. The net income obtained from these investments during 1994 was Ps.22 million.

    Among other purposes, the foregoing discussion and analysis is intended to cover the reporting items required by the Argentine Corporation Law (Article 66 of Law No. 19,550).


    THE BOARD OF DIRECTORS

    Buenos Aires, March 7, 1995

                                                            YPF SOCIEDAD ANONIMA

FISCAL YEARS NUMBERS 18, 17 AND 16
BEGINNING ON JANUARY 1, 1994, 1993 AND 1992

Financial Statements as of December 31, 1994, 1993 and 1992

Avenida Presidente Roque Saenz Pena 777 - Buenos Aires

Principal business of the Company: exploration, development and production of oil and natural gas and refining, marketing, transportation and distribution of oil and petroleum products, and petroleum derivatives.

Date of registration with the Public Commerce Register: June 2, 1977.

Duration of the Company: through June 15, 2093.

Last amendment to the bylaws: June 15, 1993.

CAPITAL STRUCTURE AS OF DECEMBER 31, 1994

- ------------------------------------------------------------------------------------------------------------------------
                                                                                                 SUBSCRIBED, PAID-IN AND
                                                                                                  AUTHORIZED FOR STOCK
                                                                                                    EXCHANGE LISTING
(EXPRESSED IN ARGENTINE PESOS)                                                                           (NOTE 7)
- ------------------------------------------------------------------------------------------------------------------------
Book-entry shares of Common Stock, Argentine pesos 10 par value, 1 vote per share                     3,530,000,000
========================================================================================================================






/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO

Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

BALANCE SHEETS

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - Note 2 and U.S. Dollars, exchange rate $1 to US$1 - Note 18)

====================================================================================================================
AS OF DECEMBER 31,                                                             1994           1993            1992
- --------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
Cash                                                                             55             77              79
Investments (Note 4.a)                                                           11             12             343
Trade receivables (Note 4.b)                                                    529            456             492
Other receivables (Note 4.c)                                                    230            462             219
Inventories (Note 4.d)                                                          272            383             402
- --------------------------------------------------------------------------------------------------------------------
      Total current assets                                                    1,097          1,390           1,535
- --------------------------------------------------------------------------------------------------------------------

NONCURRENT ASSETS
Trade receivables (Note 4.b)                                                    231            304             810
Other receivables (Note 4.c)                                                    255            201              28
Investments (Note 4.a)                                                          231            117             103
Fixed assets (Note 4.e)                                                       5,640          5,546           5,304
Intangible assets (Exhibit B)                                                    55             62               -
- --------------------------------------------------------------------------------------------------------------------
      Total noncurrent assets                                                 6,412          6,230           6,245
- --------------------------------------------------------------------------------------------------------------------
      Total assets                                                            7,509          7,620           7,780
====================================================================================================================

CURRENT LIABILITIES
Accounts payable (Note 4.f)                                                     665            671             474
Loans (Notes 4.g and 11)                                                        464            263             411
Salaries and social security                                                     26             38              95
Taxes payable                                                                    98            131             273
Dividends payable                                                                71             75               -
Reserves (Exhibit E)                                                             71             53             280
- --------------------------------------------------------------------------------------------------------------------
      Total current liabilities                                               1,395          1,231           1,533
- --------------------------------------------------------------------------------------------------------------------

NONCURRENT LIABILITIES
Accounts payable (Note 4.f)                                                      23             46              85
Loans (Notes 4.g and 11)                                                        641            453             431
Taxes payable                                                                   249            344             405
Reserves (Exhibit E)                                                            115            289             564
- --------------------------------------------------------------------------------------------------------------------
      Total noncurrent liabilities                                            1,028          1,132           1,485
- --------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                       2,423          2,363           3,018

SHAREHOLDERS' EQUITY
(PER CORRESPONDING STATEMENTS)                                                5,086          5,257           4,762
- --------------------------------------------------------------------------------------------------------------------
      Total liabilities and shareholders' equity                              7,509          7,620           7,780
====================================================================================================================







/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO

Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

STATEMENTS OF INCOME

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - Note 2 and U.S. Dollars, exchange rate $1 to US$1 - Note 18, except for per share and per ADS amounts in Argentine pesos as of the same date)


====================================================================================================================
FOR THE YEARS ENDED DECEMBER 31,                                               1994           1993            1992
- --------------------------------------------------------------------------------------------------------------------
Net sales                                                                     4,192          4,190           4,094
Cost of sales                                                                (2,834)        (2,880)         (3,014)
- --------------------------------------------------------------------------------------------------------------------
      Gross profit                                                            1,358          1,310           1,080

Administrative expenses                                                        (147)          (124)           (254)
Selling expenses                                                               (329)          (321)           (199)
Exploration expenses                                                           (174)          (110)            (73)
- --------------------------------------------------------------------------------------------------------------------
      Operating income                                                          708            755             554

Income on long-term investments in related companies                             22              8               4
Other expenses, net                                                            (142)          (122)            (48)
Financial income (expense) and holding gains (losses), net:
      Gains (losses) on assets                                                  (67)           128             (53)
      Gains (losses) on liabilities                                              27           (171)            (24)
Income from the renegotiation of long-term contracts and sale of areas            1            224               -
- --------------------------------------------------------------------------------------------------------------------
      Income before unusual and extraordinary losses                            549            822             433
Unusual and extraordinary losses, net                                             -            (45)           (162)
- --------------------------------------------------------------------------------------------------------------------
      Net income before income and assets tax                                   549            777             271
Income and assets tax                                                           (11)           (30)              -
- --------------------------------------------------------------------------------------------------------------------
      Net income                                                                538            747             271
====================================================================================================================
      Earnings per share and per ADS (Note 2)                                  1.52           2.12            0.77
====================================================================================================================

For supplemental information on statements of income, see Note 4.h.






/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO

Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - Note 2 and U.S. Dollars, exchange rate $1 to US$1 - Note 18, except for per share and per ADS amounts in Argentine pesos as of the same date)

=================================================================================================================================
                                                   SHAREHOLDERS' CONTRIBUTIONS
                                               ------------------------------------               UNAPPROPRIATED          TOTAL
                                               SUBSCRIBED    ADJUSTMENT TO                LEGAL         RETAINED  SHAREHOLDERS'
                                                  CAPITAL    CONTRIBUTIONS    TOTAL     RESERVE         EARNINGS         EQUITY
- ---------------------------------------------------------------------------------------------------------------------------------
   Balance December 31, 1991                          610           3,865     4,475           -              269          4,744

As decided by the Ordinary Shareholders'
   meeting of:
   - November 25, 1992:
      Appropriation to legal reserve                    -               -         -          15              (15)             -
      Cash dividends ($0.72 per share and per ADS)      -               -         -           -             (253)          (253)
Net income for the year ended December 31, 1992         -               -         -           -              271            271
- ---------------------------------------------------------------------------------------------------------------------------------
      Balance December 31, 1992                       610           3,865     4,475          15              272          4,762
- ---------------------------------------------------------------------------------------------------------------------------------

As decided by the Ordinary and Extraordinary
   Shareholders' meetings of:
   - June 11, 1993:
      Capitalization of the Adjustment to
         Contributions account                      2,920          (2,920)        -           -                -              -
      Appropriation to legal reserve                    -               -         -          13              (13)             -
      Cash dividends ($0.30 per share and per ADS)      -               -         -           -             (105)          (105)
   - July 6, 1993:
      Cash dividends ($0.42 per share and per ADS)      -               -         -           -             (147)          (147)
Net income for the year ended December 31, 1993         -               -         -           -              747            747
- ---------------------------------------------------------------------------------------------------------------------------------
      Balance December 31, 1993                     3,530             945     4,475          28              754          5,257
- ---------------------------------------------------------------------------------------------------------------------------------

As decided by the Ordinary Shareholders'
   meeting of:
   -  April 29, 1994:
      Appropriation to legal reserve                    -               -         -          37              (37)             -
      Cash dividends ($0.84 per share and per ADS)      -               -         -           -             (299)          (299)
      Special Dividend (Note 16)                        -               -         -           -             (410)          (410)
Net income for the year ended December 31, 1994         -               -         -           -              538            538
- ---------------------------------------------------------------------------------------------------------------------------------
      Balance December 31, 1994                     3,530             945     4,475          65              546          5,086
=================================================================================================================================







/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO

Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

STATEMENTS OF CASH FLOWS

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - Note 2 and U.S. Dollars, exchange rate $1 to US$1 - Note 18)

========================================================================================================================
FOR THE YEARS ENDED DECEMBER 31,                                                         1994         1993        1992
- ------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                                538          747         271
Adjustments to reconcile net income to net cash provided
      by operating activities:
      Unusual and extraordinary losses                                                      -           45         162
      Income from the renegotiation of long-term contracts
         and sale of areas                                                                 (1)        (224)          -
      Income on long-term investments in related companies                                (24)          (7)         (4)
      Depreciation of fixed assets                                                        688          571         665
      Net book value of fixed assets retired                                              144          313         361
      Increase in allowances for fixed assets                                             108           28          10
      Net decrease in reserve for miscellaneous contingencies
         and future losses on long-term contracts                                         (38)         (92)        (76)
      Net decrease in reserve for employee terminations                                   (28)        (250)       (332)
Changes in assets and liabilities:
      Trade receivables                                                                     -           54        (343)
      Other receivables                                                                   (18)        (292)       (106)
      Inventories                                                                         109           19         102
      Accounts payable                                                                    (72)         109         (62)
      Salaries and social security                                                        (12)         (57)        (51)
      Taxes payable                                                                       (40)        (203)        (91)
      Interest payable and other                                                           15          101          20
- ------------------------------------------------------------------------------------------------------------------------
         Net cash flows provided by operating activities                                1,369          862         526
========================================================================================================================

CASH FLOWS USED IN INVESTING ACTIVITIES
Acquisitions of fixed assets                                                           (1,257)        (866)       (774)
Acquisitions of long-term investments and intangible assets                               (91)         (75)         (4)
Net proceeds on the assignment and or association of areas
      and sale of other assets                                                            134           91         444
Investments (non-cash and equivalents)                                                      -          393         (10)
Dividends from long-term investments                                                        9            3          10
- ------------------------------------------------------------------------------------------------------------------------
         Net cash flows used in investing activities                                   (1,205)        (454)       (334)
========================================================================================================================

CASH FLOWS USED IN FINANCING ACTIVITIES
Proceeds from loans                                                                     1,448          481         360
Payment of loans                                                                       (1,048)        (707)       (344)
Dividends paid                                                                           (587)        (177)       (247)
- ------------------------------------------------------------------------------------------------------------------------
         Net cash flows used in financing activities                                     (187)        (403)       (231)
========================================================================================================================

INCREASE (DECREASE) IN CASH AND EQUIVALENTS                                               (23)           5         (39)
         Cash and equivalents at the beginning of years                                    84           79         118
- ------------------------------------------------------------------------------------------------------------------------
         Cash and equivalents at the end of years                                          61           84          79
========================================================================================================================

For supplemental information on cash flows, see Note 12.







/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO

Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

NOTES TO FINANCIAL STATEMENTS FOR THE YEARS
ENDED DECEMBER 31, 1994, 1993 AND 1992

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - Note 2 and U.S. Dollars, exchange rate $1 to US$1 - Note 18, except for per share and per ADS amounts in Argentine pesos or where otherwise indicated).

    1 THE PROCESS OF TRANSFORMING THE COMPANY TO A COMMERCIAL BUSINESS AND THE PRIVATIZATION PROCESS

    The process of transforming YPF Sociedad Anonima (the "Company" or "YPF") into a commercial business began on the effective date of Decree Number 2,778/90 (the "Transformation Decree") issued by the Executive Branch of the Argentine government on January 1, 1991. Subsequently, in 1992, the Argentine Congress passed Law Number 24,145 (the "YPF Privatization Law"), which reaffirmed and provided the legal framework for the privatization of the Company and the reorganization strategy established by the Transformation Decree. As of December 31, 1993, YPF's restructuring process was completed.

    The transformation process included restructuring actions, principally involving the focusing of the Company on its strategic operations and the sale of assets not considered necessary for the Company's future operations. The YPF Privatization Law also provided for the conversion of the Company's producing fields and undeveloped properties into exploitation (production) concessions and exploration permits under Law Number 17,319 (the "Hydrocarbons Law").

    2 SIGNIFICANT ACCOUNTING POLICIES

    The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in Argentina ("Argentine GAAP") and the regulation of the Argentine Securities Commission ("CNV"). They also include certain reclassifications and additional disclosures that allow, still complying with the regulations of the CNV, the financial statements to conform more closely to the form and content required by the Securities and Exchange Commission of the United States of America ("SEC").

    Presentation of Financial Statements in Constant
    Argentine Pesos

    In accordance with the restatement methodology established in Technical Resolution Number 6 of the Argentine Federation of Professional Councils in Economic Sciences ("FACPCE") and current legislation, the financial statements of the Company have been stated in constant Argentine pesos as of the end of each year. All financial statement amounts have been subsequently restated to December 31, 1994, constant Argentine pesos. This restatement does not change the prior period statements in any way except to update the reported amounts to constant Argentine pesos as of December 31, 1994. In accordance with these requirements, conversion factors derived from the general level wholesale price index ("GLWPI") issued by the National Institute of Statistics and Census ("INDEC") have been used to arrive at the constant Argentine pesos financial statements.

    The conversion factors used to restate the financial statements in constant Argentine pesos as of the end of each year to December 31, 1994 are as follows:

    YEAR ENDED                              CONVERSION
    --------------------------------------------------
    December 31, 1992                         1.059
    December 31, 1993                         1.059
    December 31, 1994                         1.000


    Financial Instruments with Off-Balance Sheet Risk and Concentrations of Credit Risk

    In September 1993, the Company entered into a currency swap agreement with the Chase Manhattan Bank ("Chase") that is intended to hedge a Japanese yen borrowing through the exchange of U.S. dollars for Japanese yens at a fixed rate of exchange of 105.65 Yen/US$. The principal amount of this currency swap is 334 million U.S. dollars and the agreement runs through 2003. This transaction does not imply the replacement of the original creditor or the generation of any new liabilities.

    During September and October 1994, the Company signed agreements with Chase, Internationale Nederlanden Bank ("ING") and Morgan Guaranty Trust Company ("Morgan") under which each bank will be responsible for 80%, 10% and 10% respectively, of the currency swap originally entered into with Chase.

    Other than as stated in the previous paragraph, the Company has not used financial instruments to manage its exposure to fluctuations in foreign currency exchange rates or fluctuations in crude oil prices and, accordingly, has not entered into other transactions that create off-balance sheet risks associated with such financial instruments.

    The Company provides credit in the normal course of business to refiners and marketers of petroleum products, petrochemical companies, trading companies for crude oil exports, retail customers, state owned entities and agencies of the Argentine government and natural gas distributors.

    Cash and Short Term Investments

    In the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash and cash equivalents (Note 12).

    Recognition of Revenue

    Revenue is recognized on sales of crude oil, refined products and natural gas, in each case, upon delivery to the customers.





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

    Joint Ventures (Uniones Transitorias de Empresas or "UTEs") and Foreign Branches

    The Company's interests in oil and gas related joint ventures involved in exploration and in oil and gas extraction have been proportionately consolidated, and foreign branches have been fully consolidated (Note 9).

    Earnings Per Share

    Earnings per share have been computed as if the Company's 353,000,000 shares were outstanding during each year.

    3 VALUATION METHODS

    The principal valuation methods used in the preparation of the financial statements are as follows:

    a) Cash, Trade and Other Receivables and Payables:

- -   Amounts in Argentine pesos have been valued at nominal value, which includes accrued interest through the end of each year, if applicable.

- -   Amounts in foreign currencies have been valued at the relevant exchange rates in effect as of each year end, including accrued interest, if applicable. Additional information on assets and liabilities denominated in foreign currency is presented in Exhibit G. Exchange differences have been credited (charged) to current income.

    If applicable, allowances have been made to reduce receivables to their estimated realizable values.

    b) Current Investments:

    Short term investments:

- -   Certificates of deposit in Argentine pesos have been valued at nominal value, including accrued interest through the end of each year.

- -   Certificates of deposit in foreign currency have been valued at the exchange rates in effect as of the year end, including accrued interest through the end of each year. The related detail is set forth in Exhibit G.

    Government securities (Bonex and BOCONES) have been stated at market prices, net of estimated sales costs or at estimated realizable value if no representative market value exists, as of the end of each year.

    c) Inventories:

- -   Refined products for sale, products in process of refining and crude oil have been valued at replacement cost as of the end of each year.

- -   Materials, raw materials and packaging materials, prior to January 1, 1993, have been valued at inflation-adjusted historical cost on a LIFO basis. As of December 31, 1992, the excess of current cost over the LIFO cost of these inventories was not significant. Effective January 1, 1993 the Company changed to the FIFO basis of accounting. The effect of the change did not have a material effect on unappropriated retained earnings or net income.

    If applicable, allowances have been made to reduce inventories to their estimated realizable value.

    d) Noncurrent Investments:

    These include the Company's investments in controlled and related companies as defined by Argentine Corporation Law (Article 33 of Law Number 19,550). These investments are detailed in Exhibit C and have been valued using the equity method.

    Holdings in preferred shares have been valued at redemption value plus equity in retained earnings, as defined in the respective bylaws which establish that dividends are to be distributed 60% to preferred shares and the remaining 40% pro-rata among all shares (common and preferred).

    Adjustments have been recorded to the carrying amount of investments if the equity adjusted carrying value of the investment exceeds its estimated realizable value. The equity of foreign investments have been converted into Argentine pesos at the exchange rate prevailing at the end of each year.

    In addition, adjustments have been made to conform the accounting policies of the investees to those of the Company. No events have come to management's attention that would indicate a change in the financial position and/or results of operations of related companies as of December 31, 1994 that might have a significant impact on the valuation of these investments as of that date.

    The Company maintains a reserve for the full amount of its 60% investment in Agroquimica Latinoamericana S.A., since recovery of the cost of this investment is doubtful.

    During the year ended December 31, 1992, the Company established the following corporations: Oleoducto Trasandino (Argentina) S.A., Oleoducto Trasandino (Chile) S.A., Refineria del Norte S.A., Oleoductos del Valle S.A. and Ebytem S.A.





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

    During 1993, YPF organized A&C Pipeline Holding Company, Transportes Maritimos Petroleros S.A., Terminales Maritimas Patagonicas S.A. and YPF USA Inc. and acquired 99.99% of the shares of Agip Argentina S.A. (currently YPF Gas S.A.). YPF also completed the sale of its 49% interest in Interpetrol S.A. and the Company's shareholdings in Petroquimica Bahia Blanca S.A. and Petroquimica General Mosconi S.A.I.C. were assigned to the Ministry of Defense. The Company did not receive any proceeds from the assignment. Consequently, the amounts recorded as investments were written off, together with the related reserves.

    In addition, during the year ended December 31, 1994, YPF organized the companies Servired YPF S.A., Sociedad Inmobiliaria Red Propia S.A., Operadora de Estaciones de Servicios S.A., YPF Exploration and Production Overseas Inc., YPF Chile S.A. and Petroleos Transandinos YPF S.A., and acquired 50% of Petroken Petroquimica Ensenada S.A.

    As of and for the years ended December 31, 1994 and 1993, the Company presented supplemental consolidated financial statements as part of the basic financial statements (Schedule I). Since the full amount of the investment in Agroquimica Latinoamericana S.A. had been reserved, and on December 31, 1992 the Company's investments in its other controlled companies were not material, the Company did not present supplemental consolidated financial statements as part of the basic financial statements as of December 31, 1992.

    e) Fixed Assets:

    Fixed assets have been valued at acquisition cost, restated to year end constant Argentine pesos, less related accumulated depreciation. For those assets to be sold, assigned or associated with third parties, an allowance to reduce the carrying value to estimated realizable value has been recorded, if applicable.

    Beginning on January 1, 1994, for those assets whose construction requires an extended period of time, financing costs generated by related liabilities, net of the effect of inflation on such liabilities, have been capitalized. This capitalization has been made in accordance with Technical Resolution Number 10 of the FACPCE, with General Resolution Number 195 of the CNV and with Statement of Financial Accounting Standards Number 34 of the Financial Accounting Standards Board of the United States of America. The above mentioned change has not been applied retroactively due to its immaterial effect in previous years.

    Oil and Gas Producing Activities

- -   The Company follows the "successful efforts" method of accounting for its oil and gas exploration and production operations. Accordingly, exploratory costs, excluding the costs of exploratory wells, have been charged to expense as incurred. Costs of drilling exploratory wells, including stratigraphic test wells, have been capitalized pending determination as to whether the wells have found proved reserves which justify commercial development. If such reserves are not found, the drilling costs are charged to exploratory expenses.

- -   Intangible drilling costs applicable to productive wells and to developmental dry holes, as well as tangible equipment costs related to the development of oil and gas reserves, have been capitalized.

- -   The capitalized costs related to producing activities, including tangible and intangible costs, have been amortized by field on the unit-of-production basis by applying the ratio of produced oil and gas to estimated recoverable proved and developed oil and gas reserves. The Company's reserve estimates for December 31, 1994, 1993 and 1992 have been audited by Gaffney, Cline & Associates, petroleum engineers.

- -   Estimated future abandonment and plugging costs have been considered in determining amortization and depreciation rates.

    Other Fixed Assets

- -   The Company's other fixed assets have been depreciated using the straight-line method, with depreciation rates based on the estimated useful life of each class of property.

- -   Periodic maintenance and repairs to production installations carried out at greater than annual frequency have been accounted for on the accrual basis in order to allocate the expense in the corresponding period. Normal maintenance and repairs to all other fixed assets have been charged to expense as incurred.

    Renewals, betterments and major repairs that materially extend the life of properties are capitalized. As fixed assets are retired, the cost and accumulated depreciation relating to the fixed asset is removed from the balance sheet.

    The Company capitalizes the costs incurred in limiting, neutralizing or preventing environmental pollution only in those cases in which at least one of the following conditions is met: (a) the expenditure improves the safety or efficiency of an operating plant (or other productive asset); (b) the expenditure prevents or limits environmental pollution at operating facilities; or (c) the expenditures are incurred to prepare assets for sale and do not raise the asset's carrying value above its estimated realizable value.

- -   The carrying value of the fixed assets, taken as a whole, does not exceed their estimated realizable value.





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

    f) Intangible Assets:

    Goodwill represents the excess of the acquisition cost of the investment in YPF Gas S.A. over its equity, which is similar to the fair value of net assets acquired at the date of its acquisition, restated to year end constant Argentine pesos. Goodwill has been disclosed net of the related accumulated amortization. Amortization of this goodwill is provided over its estimated useful life of 120 months.

    g) Taxes and Royalties:

    Income and Assets Tax

    In practice these taxes are complementary, because the income tax is levied on the tax year's actual taxable income and the assets tax is a minimum tax imposed on the Company's potential income from its productive assets. Consequently, the Company's tax payments will be the greater of the income or assets tax liability.

    No income tax has been provided due to the existence of income tax carryforwards at the end of each fiscal year.

    As of December 31, 1994, the Company's estimated net operating tax loss carryforwards amounted to 1,043 approximately, all of which arose subsequent to January 1, 1991, which computed at the current tax rate of 30% amounts to a possible future tax benefit of 313. Of this amount, 35 expires in 1996, 263 expires in 1997, and 15 expires in 1998.

    Due to the issuance of Decrees Number 1924/91 and 1521/93 by the Executive Branch of the Argentine government, the Company was exempt from the assets tax until July 7, 1993, the completion date of the privatization. During 1994, the assets tax was repealed in most of the provinces in which YPF's assets are located. For the remaining provinces, this tax will be repealed for fiscal years ending on or after June 30, 1995.

    The assets tax rate is 1%. The assets tax base comprises virtually all the Company's assets except additions to fixed assets during the first two-fiscal years from purchases, and noncurrent investments in Argentine companies, as valued for tax purposes. Differences between the book value and the tax value of the Company's assets are principally due to the valuation allowances and reserves established by the Company, which are not deductible for tax purposes until utilized or until the liability is paid.

    Tax Amnesties

    On July 2, 1993, the Company elected under the tax amnesty Decree Number 932/93 to pay 30 of tax in thirty installments. On February 3, 1994, this tax liability was settled. This tax liability arose due to a change in the methodology used by the Company in computing the VAT payable on sales of natural gas and other items. The change in methodologies also results in a similar balance of recoverable VAT. The Company has filed a request with the DGI (the tax authorities) for either a refund or the establishment of a right of offset of the VAT payable against other taxes owed to the DGI.

    Royalties and Turnover Tax

    A 12% royalty is payable on the estimated value at the wellhead of crude oil production and the natural gas volumes effectively utilized. The royalty expense is accounted for as a production cost. The estimated value is calculated based upon the approximate sales price of the crude oil and gas produced, less the costs of transportation, storage and treatment.

    Sales, excluding exports, are subject to turnover tax at an average effective rate of approximately 1.37%, 1.20% and 1.20% as of December 31, 1994, 1993 and 1992, respectively.

    h) Allowances and Reserves:

    Allowances and Reserves Related to Assets

    Amounts have been provided in order to reduce the valuation of trade receivables, other receivables, inventories, noncurrent investments and fixed assets based on analysis of doubtful accounts or on the estimated realizable value of these assets.

    Reserves for Losses

    Amounts have been provided for various contingencies involving the Company. The estimated probable amounts recorded take into consideration the probability of occurrence, based on management's expectations and on the opinion of legal counsel. The reserves for future losses on long-term contracts have been stated at net present value, using a 10% annual discount rate (Note 15).

    See Note 15 for the assumption of contingencies as of December 31, 1990 by the Argentine government.

    The movement of reserves and allowances is set forth in Exhibit E.

    i) Shareholders' Equity Accounts:

    These accounts have been stated in constant Argentine pesos as of the end of each year, except for the "Subscribed capital" account which is stated at its historical value. The adjustment required to state the balance in constant Argentine pesos is disclosed in the "Adjustment to contributions" account.





English translation of the financial statemnts originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

    j) Statements of Income Accounts:

    All amounts have been restated in constant Argentine pesos as of the end of each year, as follows:

- -   Accounts accumulating monetary transactions throughout the year have been restated by applying the conversion factors corresponding to the month of accrual of the original transaction.

- -   The charges for the depreciation and amortization of nonmonetary assets, valued at historical cost, have been restated based on the GLWPI adjusted amounts of such assets.

- -   Holding gains (losses) on inventories and short-term investments in government securities valued at current value are stated net of the effect of the year's inflation on such inventories and short-term investments and have been disclosed in the accounts "Holding gains (losses) on inventories" and "Profits due to the sale and holding gains on BOCONES", respectively (Note 4.j).

- -   Income and financial costs have been disclosed net of the effect of general inflation on the related assets and liabilities. The effect of inflation on the remaining monetary assets and liabilities has been disclosed in the account "Gains (losses) on exposure to inflation" (Note 4.j).

- -   The income on long-term investments in controlled companies (except for
    Agroquimica Latinoamericana S.A., which is fully reserved) and companies in which a 50% interest is held, has been proportionately consolidated, based on the Company's interest in income accounts of the financial statements of such companies.

- -   The income on long-term investments in other related companies has been calculated on the basis of the income of the investee adjusted for inflation and is disclosed in the account "Income on long-term investments in related companies".

- -   The Company has reflected the imputed financial interest components of purchases and sales accrued during the years, if significant, as required by Argentine GAAP, separately in "Financial income (expense) and holding gains (losses), net".

    Monetary assets and liabilities represent a claim to receive or an obligation to pay a fixed sum without reference to future prices of specific goods and services. Examples of monetary assets and liabilities include cash, receivables, accounts payable, accrued expenses and loans. Examples of nonmonetary assets and liabilities include inventories, fixed assets and some reserves. In an inflationary environment, losses are generated by holding monetary assets and gains are generated by holding monetary liabilities.

    4 ANALYSIS OF THE MAIN ACCOUNTS OF THE FINANCIAL STATEMENTS

    Details regarding the significant accounts included in the accompanying financial statements are as follows (as of or for the year then ended, as applicable):

    Balance Sheet Accounts

    Assets

                                                                 1994                     1993                        1992
                                                         ---------------------     ---------------------       ---------------------
                                                         CURRENT        NON        CURRENT        NON          CURRENT        NON
A) INVESTMENTS                                                        CURRENT                   CURRENT                     CURRENT
- ------------------------------------------------------------------------------------------------------------------------------------
Short-term investments                                    6              -           7              -            18(1)           -
Government securities (Exhibit C)                         5              -           5              -           325             64
Controlled and related companies (Exhibit C)              -            233           -              119           -            243
Allowance for reduction in value of holdings in
     controlled and related companies (Exhibit E)         -             (2)          -              (2)           -           (204)
- ------------------------------------------------------------------------------------------------------------------------------------
                                                         11            231           12             117         343            103
====================================================================================================================================

    (1) Investments with an original maturity of more than three months.





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

================================================================================================================================
                                                                     1994                    1993                 1992
                                                            -------------------    --------------------   ----------------------
                                                            CURRENT        NON     CURRENT         NON    CURRENT        NON
B) TRADE RECEIVABLES                                                     CURRENT                 CURRENT                CURRENT
- --------------------------------------------------------------------------------------------------------------------------------
Trade accounts receivable from the public sector              139           29        160          69        548         393
Trade accounts receivable from the private sector             541            -        488           -        355           -
Notes receivable (1) (2)                                       90          206         59         240        136         352
Controlled and related companies (Note 10)                      9            -          5           -         12         125
- --------------------------------------------------------------------------------------------------------------------------------
                                                              779          235        712         309      1,051         870

Allowance for doubtful trade receivables (Exhibit E)         (141)           -       (144)          -       (149)          -
Allowance for the valuation of public sector receivables to
     their estimated realizable value (Exhibit E)            (109)          (4)      (112)         (5)      (410)        (60)
- --------------------------------------------------------------------------------------------------------------------------------
                                                              529          231        456         304        492         810
================================================================================================================================

    (1) Current and noncurrent notes receivable include accrued interest as of December 31, 1994, amounting to 38. Interest accrues at an annual rate of Libor plus 4.8%.
    (2) The maturities of noncurrent notes receivable as of December 31, 1994, are as follows: 83 in 1996, 95 in 1997, 12 in 1998 and 16 in 1999.

                                                                    1994                  1993                    1992
                                                            --------------------   -------------------     -------------------
                                                            CURRENT        NON     CURRENT       NON       CURRENT      NON
C) OTHER RECEIVABLES                                                     CURRENT               CURRENT                CURRENT
- ------------------------------------------------------------------------------------------------------------------------------
Tax credits and advances, and royalty refunds                 105          16        210           -         52          -
Trade                                                          42           -         66           -         52          -
From sale of BOCONES (1)                                       28          49          -          84          -          -
Prepaid expenses                                               13          63         69           -         22          -
Controlled and related companies (Note 10)                      5           4          5           -          2          -
Currency swap                                                   3          23          -           -          -          -
Compulsory saving (Note 16)                                     -           -         71           -         70          -
From sale of fixed assets (1)                                   -          39          -          46          -          -
Loans to clients                                               26          32          9          27          -          -
Miscellaneous                                                  65          29         32          44         35         28
- ------------------------------------------------------------------------------------------------------------------------------
                                                              287         255        462         201        233         28
Allowance for other doubtful accounts (Exhibit E)             (57)          -          -           -        (14)         -
- ------------------------------------------------------------------------------------------------------------------------------
                                                              230         255        462         201        219         28
==============================================================================================================================

    (1) These receivables accrue interest at an annual rate of Libor plus 4% and 5%, respectively and the maturities of the noncurrent portion as of December 31, 1994, are as follows:

                                                               From 1 to      From 2 to       From 3 to        Over
                                                                2 years        3 years         4 years        4 years         Total
- ------------------------------------------------------------------------------------------------------------------------------------
    From sale of fixed assets                                      10              9              8             12             39
    From sale of BOCONES                                           49              -              -              -             49
====================================================================================================================================

    D) INVENTORIES                                                                             1994           1993           1992
- ------------------------------------------------------------------------------------------------------------------------------------
    Refined products for sale                                                                   143            213            241
    Products in process of refining                                                              13             45             27
    Crude oil                                                                                    84            103            103
    Materials                                                                                    10             96             88
    Raw materials and packaging materials                                                        31             23             31
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                281            480            490
    Allowance for inventory obsolescence (Exhibit E)                                             (9)           (97)           (88)
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                272            383            402
====================================================================================================================================


    E) FIXED ASSETS
- ------------------------------------------------------------------------------------------------------------------------------------
    Net book value of fixed assets (Exhibit A)                                                5,694          5,708          5,788
    Allowance for obsolescence of materials (Exhibit E)                                         (31)           (60)          (196)
    Allowance for unproductive exploratory drilling (Exhibit E)                                 (19)           (27)           (11)
    Allowance for fixed assets to be disposed of (Exhibit E)                                     (4)           (75)          (277)
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                              5,640          5,546          5,304
====================================================================================================================================

    Liabilities

                                                                  1994                      1993                      1992
                                                           -------------------       ------------------       ----------------------
                                                           CURRENT       NON         CURRENT      NON         CURRENT       NON
    F) ACCOUNTS PAYABLE                                                CURRENT                  CURRENT                   CURRENT
- ------------------------------------------------------------------------------------------------------------------------------------
    Trade                                                    553         14            513        21            340        20
    Controlled and related companies (Note 10)                28          -             23         -              -         -
    Notes                                                     10          2             16        11             23        20
    Other                                                     74          7            119        14            111        45
- ------------------------------------------------------------------------------------------------------------------------------------
                                                             665         23            671        46            474        85
====================================================================================================================================





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

====================================================================================================================================
                                                                                INTEREST
    G) LOANS                                                                    RATES (1)           1994        1993        1992
- ------------------------------------------------------------------------------------------------------------------------------------
    Current
         Foreign financial debt
           Bank of New York and others - interest                                   -                  -         163          1,644
           The Export Import Bank of Japan                                         5.25%              45          44             38
           World Bank                                                              8.25%               2          55             90
           Currency swap                                                           7.28%               2           5              -
           Bank of Tokyo Ltd.                                                       -                  -           -             34
           Other creditors                                                         4-7%               26          72             64
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      75         339          1,870

         Withholding taxes on interest                                                                23          46            217

         Less: Government commitment to assume interest on foreign financial debt subject to the Brady Plan - Bank of New York and others - Law Number
         23,526 (Note 11)                                                                              -        (208)        (1,827)

         Less: Government commitment to assume foreign financial debt - Law
         Number 23,526 (Note 11)                                                                     (50)        (57)          (118)
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      48         120            142
    Negotiable obligations - interest                                               -                 11           -              -
    Other bank loans                                                            6.21-11.5%           405         143            269
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     464         263            411
====================================================================================================================================

    (1) Interest rates as of December 31, 1994.

                                                                         INTEREST
                                                                         RATES (1)       MATURITY     1994        1993       1992
- ------------------------------------------------------------------------------------------------------------------------------------
    Noncurrent
         Foreign financial debt
           The Export Import Bank of Japan                                 5.25%         1996-2003    280         299         305
           World Bank                                                       -                -          -         102         135
           Currency swap                                                   7.28%         1996-2003      -          18           -
           Other creditors                                              8.85-9.74%       1996-2003     11          47          22
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      291         466         462

           Less: Government commitment to assume foreign
           financial debt - Law Number 23,526 (Note 11)                                                 -         (13)        (31)
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      291         453         431
         Negotiable obligations                                             8%             2004       350           -           -
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      641         453         431
====================================================================================================================================

    (1) Interest rates as of December 31, 1994.


    The maturities of the Company's noncurrent loans, net of the Government commitment to assume foreign financial debt, as of December 31, 1994, are as follows:

                                              FROM 1 TO 2    FROM 2 TO 3    FROM 3 TO 4    FROM 4 TO 5       OVER 5
                                                 YEARS          YEARS          YEARS          YEARS          YEARS          TOTAL
- ------------------------------------------------------------------------------------------------------------------------------------
    Loans                                         39             40              40             40            482            641
====================================================================================================================================





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

    The principal loans of the Company with restrictive covenants as of December 31, 1994, are as follows:

    a) Negotiable Obligations:

    During the quarter ended March 31, 1994, the Company issued Negotiable Obligations with a principal value of 350 million U.S. dollars. The Negotiable Obligations were issued at 0.9977 of their principal value and carry a fixed annual interest rate of 8%. The net proceeds from this issue were partially used to prepay one of the outstanding loans owed to the World Bank. The remaining proceeds from this issue were used to cancel other bank loans and to finance investments and capital expenditures.

    In connection with the issuance of the Negotiable Obligations, the Company and its controlled companies have agreed to certain covenants, including among others, to pay all current liabilities and not to create other encumbrances that exceed 15% of total assets.

    If the Company does not comply with any covenant, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Negotiable Obligations may declare the principal and accrued interest immediately due and payable.

    b) The Export Import Bank of Japan: Financing of infrastructure projects.

    If any of the following events take place, this bank may, at its option, declare all the outstanding principal immediately due and payable, together with interest and other charges:

- -   If the Company were to withhold for 30 days the payment of principal or interest,

- -   If there exists the possibility the Company's assets might be distributed among its creditors, or

- -   If the Company were to dissolve itself and/or suspend its operations.

    The loan agreement from the Export Import Bank of Japan contains provisions governing events of default. The loan agreement requires the Company to notify the Export Import Bank of Japan of transactions outside the ordinary course of business that result in asset disposals that are material in relation to the Company. Due to the privatization and transformation process which the Company recently completed (Note 1), the Company has received a permanent waiver from the Export Import Bank of Japan of this covenant. In connection with the granting of this waiver, the Company has agreed to retain its thirty percent interest in Refineria del Norte S.A. ("Refinor") and has agreed not to allow Refinor to dispose of its principal operating assets during the life of the loan.

    In addition, the Company's loan agreement with the Export Import Bank of Japan contains events of default which can be triggered, upon notice by the lender, when the Argentine government as guarantor on the loans, fails to pay its obligations as they become due in an amount in excess of 15 million U.S. dollars or stops payment of, or is unable to pay or requests that payment of any of its indebtedness be deferred, postponed or rescheduled or a moratorium is agreed, declared or imposed on the payment thereof. The Company has not received any notice of an event of default under any of its loan agreements.

    Loans payable as of December 31, 1994, 1993 and 1992 denominated in foreign currencies are detailed in Exhibit G. Information regarding the currency swap that hedges the currency exposure to the devaluation of the dollar in terms of the yens related to the Export Import Bank of Japan loan is disclosed in Note 2.

    c) Medium Term Notes Program:

    The Ordinary Shareholders' Meeting of December 7, 1993, and the Board of Directors' Meetings of June 7, 1994, and July 6, 1994 approved a Medium Term Notes Program not convertible into shares, for an amount of up to 500 million U.S. dollars. The covenants and main events of default are similar to the ones referred to above for the 350 million U.S. dollars Negotiable Obligations due 2004. The proceeds of these offerings will be used to refinance liabilities, invest in working capital and in fixed assets in the Argentine Republic, especially in environmental projects, and in controlled and related companies for the same purposes.

    The Board of Directors' Meeting of February 6, 1995, approved the issuance of Negotiable Obligations for an amount of 300 million U.S. dollars, corresponding to the program mentioned above. Interest and principal payments will be made out of the proceeds from the exports of oil under certain long-term contracts.

    Statements of Income Accounts

    H) PROPORTIONAL CONSOLIDATION:

    As discussed in note 3.j, the income on long-term investments in controlled companies (except for Agroquimica Latinoamericana S.A., which is fully reserved) and companies in which a 50% interest is held, has been proportionately consolidated net of intercompany transactions. This change in presentation has been applied retroactively for comparative purposes.





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

    A breakdown of the statements of income between YPF and proportionately consolidated companies ("Other"), net of intercompany transactions, is as follows:

                                                          1994                          1993                        1992
- ------------------------------------------------------------------------------------------------------------------------------------
                                                YPF       OTHER    TOTAL       YPF      OTHER   TOTAL       YPF     OTHER   TOTAL
- ------------------------------------------------------------------------------------------------------------------------------------
Net sales (Note 13)                             4,128       64     4,192       4,188      2      4,190      4,094     -      4,094
Cost of sales (Exhibit F)                      (2,791)     (43)   (2,834)     (2,879)    (1)    (2,880)    (3,014)    -     (3,014)
- ------------------------------------------------------------------------------------------------------------------------------------
     Gross profit                               1,337       21     1,358       1,309      1      1,310      1,080     -      1,080

Administrative expenses (Exhibit H)              (136)     (11)     (147)       (123)    (1)      (124)      (254)    -       (254)
Selling expenses (Exhibit H)                     (328)      (1)     (329)       (320)    (1)      (321)      (199)    -       (199)
Exploration expenses (Exhibit H)                 (170)      (4)     (174)       (110)     -       (110)       (73)    -        (73)
- ------------------------------------------------------------------------------------------------------------------------------------
     Operating income                             703        5       708         756     (1)       755        554     -        554

Income on long-term investments in
     related companies                             24       (2)       22           7      1          8          4     -          4
Other expenses, net (Note 4.i)                   (140)      (2)     (142)       (122)     -       (122)       (48)    -        (48)
Financial income (expense) and
     holding gains (losses), net:
     Gains (losses) on assets (Note 4.j)          (65)      (2)      (67)        128      -        128        (53)    -        (53)
     Gains (losses) on liabilities (Note 4.j)      25        2        27        (171)     -       (171)       (24)    -        (24)
Income from the renegotiation of long-
     term contracts and sale of areas
     (Note 4.k)                                     1        -         1         224      -        224          -     -          -
- ------------------------------------------------------------------------------------------------------------------------------------
Income before unusual and
     extraordinary losses                         548        1       549         822      -        822        433     -        433

Unusual and extraordinary losses, net
     (Note 4.l)                                     -        -         -         (45)     -        (45)      (162)    -       (162)
- ------------------------------------------------------------------------------------------------------------------------------------
     Net income before income and assets tax      548        1       549         777      -        777        271     -        271

Income and assets tax                             (10)      (1)      (11)        (30)     -        (30)         -     -          -
- ------------------------------------------------------------------------------------------------------------------------------------
     Net income                                   538        -       538         747      -        747        271     -        271
====================================================================================================================================
     Earnings per share and per ADS
     (Note 2)                                    1.52        -      1.52        2.12      -       2.12       0.77     -       0.77
====================================================================================================================================


    I) OTHER EXPENSES, NET:

                                                             Income (Expense)
- --------------------------------------------------------------------------------
                                                    1994           1993    1992
- --------------------------------------------------------------------------------
    Health plan:
         Contributions                                 11             22     46
         Cost of services provided                    (29)           (92)  (121)
- --------------------------------------------------------------------------------
         Net                                          (18)           (70)   (75)
    Severance payments and other personnel
         expenses                                     (58)             -      -
    Research and development expense                    -             (7)   (15)
    Miscellaneous                                     (64)           (45)    42
- --------------------------------------------------------------------------------
                                                     (140)          (122)   (48)
================================================================================

    See Note 14 for further discussion of the health plan.

    J) FINANCIAL INCOME (EXPENSE) AND HOLDING GAINS (LOSSES), NET:

                                                 Income (Expense)
- --------------------------------------------------------------------------------
                                        1994           1993          1992
- --------------------------------------------------------------------------------
    Gains (losses) on assets:
         Interest                          60             71           37
         Exchange differences             (26)             -          (12)
         Profits due to the sale and
           holding gains on BOCONES         -             53            -
         Gains (losses) on exposure to
           inflation                      (47)             2          (28)
         Holding gains (losses) on
           inventories
           (Exhibit F)                    (52)             2          (50)
- --------------------------------------------------------------------------------
                                          (65)           128          (53)
- --------------------------------------------------------------------------------


                                                 INCOME (EXPENSE)
- --------------------------------------------------------------------------------
                                         1994          1993          1992
- --------------------------------------------------------------------------------
    Gains (losses) on liabilities:
         Interest                         (93)          (120)         (79)
         Exchange differences              74            (58)          24
         Gains on exposure to inflation    44              7           31
- --------------------------------------------------------------------------------
                                           25           (171)         (24)
- --------------------------------------------------------------------------------
                                          (40)           (43)         (77)
================================================================================


    K) INCOME FROM THE RENEGOTIATION OF LONG-TERM

    CONTRACTS AND SALE OF AREAS (NOTE 15):

                                                    INCOME (EXPENSE)
- --------------------------------------------------------------------------------
                                         1994          1993         1992
- --------------------------------------------------------------------------------
    Renegotiation of Amoco contract
      (Exhibit E)                         (66)             -            -
    Sale of Rio Neuquen area               67              -            -
    Renegotiation of TOTAL contract
      (Exhibit E)                           -            224            -
- --------------------------------------------------------------------------------
                                            1            224            -
================================================================================





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

    L) UNUSUAL AND EXTRAORDINARY LOSSES, NET:

                                                                            INCOME (EXPENSE)
- ----------------------------------------------------------------------------------------------------------
                                                                   1994           1993            1992
- ----------------------------------------------------------------------------------------------------------
    UNUSUAL
    Restructuring plan - employee terminations
         related to the privatization of YPF                           -            (65)          (161)
    Gain on assignment and/or establishment of
         joint operations in areas in accordance with
         the Oil Deregulation Decrees and related
         Law and net gain on sale of assets in
         accordance with Transformation Decree (1).                    -             33             96
    Write-down of fixed assets to be sold or
         contributed to joint ventures to their
         estimated realizable value in accordance
         with the YPF Privatization Law                                -              -            (41)
    Other                                                              -            (13)           (35)
- ----------------------------------------------------------------------------------------------------------
                                                                       -            (45)          (141)
- ----------------------------------------------------------------------------------------------------------
    EXTRAORDINARY
    Write-off of receivable arising from a request
         for funds by the Secretary of Energy to pay
         governmental expenses under the Argentina
         Plan                                                          -              -            (12)
    Adjustment of investments in related
         companies due to the transfer of the
         ownership in these companies to the
         Argentine government, without
         compensation to YPF                                           -              -              8
    Write-down of trade receivables from
         public sector companies due to the
         consolidation Decrees and the
         privatization of state enterprises                            -              -             (4)
    Other                                                              -              -            (13)
- ----------------------------------------------------------------------------------------------------------
                                                                       -              -            (21)
- ----------------------------------------------------------------------------------------------------------
                                                                       -            (45)          (162)
==========================================================================================================

    (1) The Company recorded these transactions as described below:

- --------------------------------------------------------------------------------------------------------------
                                                                     1994          1993           1992
- --------------------------------------------------------------------------------------------------------------
    Net proceeds (i)                                                   -            138            444
    Cost                                                               -           (105)          (348)
- --------------------------------------------------------------------------------------------------------------
    Gain on sale and/or association of areas and
         sale of other assets                                          -             33 (ii)        96 (iii)
- --------------------------------------------------------------------------------------------------------------

      (i) Net of 30% of the contribution to the Social Security System.
     (ii) Refers to the sale of the 70% interest in Oleoductos del Valle S.A., Ebytem S.A. and Transportes Maritimos Petroleros S.A., the sale of its 49% interest in Interpetrol S.A. and the sale of Dock Sud and San Lorenzo refineries.
    (iii) Refers to the transfer of the 70% interest in Santa Cruz II, Tierra del Fuego, Aguarague and Palmar Largo areas, and the sale of the 70% interest in Refineria del Norte S.A.

    5 RESTRICTED ASSETS AND GUARANTEES GIVEN

    As of December 31, 1994, the Company has deposited Government securities in respect to guarantees amounting to 5. In addition, to guarantee the performance of certain contracts, the Company has delivered promissory notes in the amount of 25 and has furnished a guarantee of 6 in favor of Perupetro as of December 31, 1994.

    YPF has assumed guarantees in the amount of 39 given in favor of the creditors of Petroken Petroquimica Ensenada S.A. ("Petroken"), due to YPF's acquisition in June 1994 of 50% of this company's shares. In addition, Petroken may not pay dividends if it does not maintain certain ratios; and the Petroken shares that YPF owns cannot be sold without the prior authorization of the International Finance Corporation, due to loans given by this entity to Petroken.

    Since October, 1993, the Company has pledged the shares representing its interest in Oleoducto Trasandino (Argentina) S.A., Oleoducto Trasandino (Chile) S.A. and A&C Pipeline Holding Company to secure a portion of certain loans given to the first two companies by Banco Rio de la Plata S.A. of 126. In addition, the Company has granted a security interest in the transportation concession for the pipeline within Argentina to secure a portion of the same loans mentioned above. The Company is the guarantor of the loans.

    6 ENVIRONMENTAL MATTERS

    Management of YPF believes that the Company's operations are in substantial compliance with Argentine laws and regulations currently in effect relating to the protection of the environment as such laws have historically been interpreted and enforced. However, local, provincial and national authorities are moving towards more stringent enforcement of applicable laws and to the adoption of environmental standards comparable in many respects to those in effect in the United States and in countries within the European Union.

    Future capital expenditures related to the Company's environmental, health and safety program are expected to total 260 over three years, starting in 1995. Expenditures related to the remediation of existing conditions caused by past operations were fully provided for at December 31, 1994.

    The estimates underlying such provision are based on the Company's existing remediation program. Future legislative and technological changes may cause a re-evaluation of the estimates. From evidence currently available, Management does not believe these changes would have a significant impact on the





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18,19 and 20 in the English translation.

YPF SOCIEDAD ANONIMA

    Company's financial position, although changes in projected expenditures as a result of changes in Management's plans or in Argentine laws and regulations could affect results of operations in any given year.

    7  CAPITAL STOCK

    In accordance with the Company's By-laws, approved by the Ordinary and Extraordinary Shareholders' Meeting of June 11, 1993, the Company's subscribed capital was increased from 610 to 3,530 and is represented by 353,000,000 book entry shares of common stock, with a face value of Argentine pesos 10. These shares are fully subscribed, paid in and authorized for stock exchange listing. There has been no change in the number of shares since the above mentioned date.

    In connection with the Company's privatization and the initial public offering of shares, the Company's shares were converted into four classes, as detailed below:


- --------------------------------------------------------------------------------
    Class A shares:          Shares owned by the Argentine government.
- --------------------------------------------------------------------------------
    Class B shares:          Shares acquired by the Provinces.
- --------------------------------------------------------------------------------
    Class C shares:          Shares to be acquired by the Company's personnel,
                             in an amount of 10% of the Company's capital, at a
                             price of $19 per share. The sale price of these
                             shares will be paid with related dividend
                             distributions and 50% of the income generated by
                             profit sharing certificates issued under Law
                             23,696 (Note 16).
- --------------------------------------------------------------------------------
    Class D shares:          Shares sold to private investors.
- --------------------------------------------------------------------------------

    So long as any Class A shares remain outstanding, the affirmative vote of such shares is required for: 1) mergers, 2) acquisitions of more than 50% of the Company's shares in an agreed or hostile bid, 3) transfers of all the Company's production and exploration rights or 4) the voluntary dissolution of YPF. The last two items will also require prior approval by the Argentine Congress.

    The capital structure as of December 31, 1994, is as follows:

- -------------------------------------------
    Class A shares           71,672,544
- -------------------------------------------
    Class B shares           39,765,234
- -------------------------------------------
    Class C shares           35,300,000
- -------------------------------------------
    Class D shares           206,262,222
- -------------------------------------------
                             353,000,000
- -------------------------------------------

    8 PUBLIC SECTOR RECEIVABLES

    As of December 31, 1992 negotiations with the principal public sector customers were concluded, and agreements or statements recognizing debts outstanding as of December 31, 1991, were signed with the important public sector customers. The agreements discussed above included the transfers to the Company of fixed assets owned by Gas del Estado and Petroquimica General Mosconi S.A.I.C. which have been approved by the Ministry of Economy and Public Works and Services. The Company is still pursuing the necessary title transfer procedures.

    As of December 31, 1994, the outstanding public sector receivables which will be paid by the future awardees of government owned companies to be privatized, in accordance with Resolution Number 2/94 issued by the Secretary of Energy, amounted to 29.





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

    9 FOREIGN BRANCHES AND PARTICIPATION IN JOINT VENTURES

     As of December 31, 1994, the Company participated in the following exploration and production joint ventures:

- -------------------------------------------------------------------------------------------------------------------------
                            OWNERSHIP                                               DURATION
NAME AND LOCATION            INTEREST        OPERATOR                               THROUGH       ACTIVITY
- -------------------------------------------------------------------------------------------------------------------------
Block 14(1)                     25%          Elf Hydrocarbures Equateur               (3)         Exploration and
  Ecuador                                                                                         Production
- -------------------------------------------------------------------------------------------------------------------------
Vizcacheras                     10%          Astra C.A.P.S.A.                         2016        Oil extraction
  Mendoza
- -------------------------------------------------------------------------------------------------------------------------
El Huemul                       30%          Total Austral S.A.                       2016        Oil extraction
  Santa Cruz
- -------------------------------------------------------------------------------------------------------------------------
Puesto Hernandez                40%          Compania Naviera Perez                   2016        Oil extraction
  Neuquen and Mendoza                        Companc S.A.C.F.I.M.F.A.
- -------------------------------------------------------------------------------------------------------------------------
El Tordillo                     10%          Tecpetrol S.A.                           2016        Oil extraction
  Chubut
- -------------------------------------------------------------------------------------------------------------------------
Santa Cruz I                    30%          Quintana Exploration Argentina S.A.      2016        Oil and gas extraction
  Santa Cruz
- -------------------------------------------------------------------------------------------------------------------------
Magallanes "A"                  50%          Sipetrol S.A.                            2016        Oil and gas extraction
  Santa Cruz
- -------------------------------------------------------------------------------------------------------------------------
Santa Cruz II                   30%          Compania Naviera Perez                   2017        Oil and gas extraction
  Santa Cruz                                 Companc S.A.C.F.I.M.F.A.
- -------------------------------------------------------------------------------------------------------------------------
Tierra del Fuego                30%          Bridas S.A.P.I.C                         2017        Oil and gas extraction
  Tierra del Fuego
- -------------------------------------------------------------------------------------------------------------------------
Palmar Largo                    30%          Pluspetrol S.A.                          2017        Oil and gas extraction
  Formosa
- -------------------------------------------------------------------------------------------------------------------------
Aguarague                       30%          Ampolex S.A.                             2017        Oil and gas extraction
  Salta
- -------------------------------------------------------------------------------------------------------------------------
El Porton-Buta Ranquil          50%          Mexpetrol Argentina S.A.                 2017        Oil and gas extraction
  Neuquen
- -------------------------------------------------------------------------------------------------------------------------
Aguada Pichana(2)             27.28%         Total Austral S.A.                       2017        Oil and gas extraction
  Neuquen
- -------------------------------------------------------------------------------------------------------------------------
San Roque(2)                  34.11%         Total Austral S.A.                       2017        Oil and gas extraction
  Neuquen
- -------------------------------------------------------------------------------------------------------------------------
Acambuco(2)                     45%          YPF S.A.(4)                              2016        Exploration and
  Salta                                                                                           Production
- -------------------------------------------------------------------------------------------------------------------------

(1) Joint venture that the Company participates in outside Argentina.
(2) Joint ventures formed in 1994.
(3) Discovery of commercially exploitable reserves, at which time the Company will decide whether to sell the property or exploit the field.
(4) Upon completion of the exploration phase and reimbursement of certain YPF's expenditures (without taking into account the minimum committed expenditures), Bridas S.A.P.I.C. will become the operator of this joint venture.


    The Company's interest in the joint ventures ("UTEs"), except for Block 14 and Magallanes "A", have been consolidated line by line on the basis of the Company's proportionate share in the assets, liabilities, income, costs and expenses of the financial statements of such joint ventures. Additionally, foreign branches have been fully consolidated line by line. For Block 14, 21, 20 and 16 as of December 31, 1994, 1993 and 1992, respectively, have been included in other noncurrent receivables. In the case of Magallanes "A" no amounts have been included because under the joint venture contract, YPF's sole and exclusive contribution to the joint venture is the area with the reserves, discoveries and technical information available, while Sipetrol S.A. is to contribute the investments and the operation of the joint venture and has six years within which to recover these expenditures out of production; which will be distributed in equal parts between the joint venturers.

    The Company's share of the aggregate minimum committed investments for these joint ventures is approximately 130.

    In addition, the Company participates in the "Argentina Plan", a plan whereby the Argentine government offers exploration concessions for a bid. As of December 31, 1994, the Company had successfully bid by itself or with other partners and received exploration permits for acreage in several areas, having an interest between 20% and 100%. Investment commitments as of December 31, 1994, were approximately 64.





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

YPF SOCIEDAD ANONIMA

    The Company also entered into an agreement with another oil company to carry out exploration efforts at the latter's expense in certain areas of the Neuquen basin.

    The Company has chosen to participate in hydrocarbon exploration and production projects in certain areas of Bolivia, Peru and the Gulf of Mexico; therefore, YPF established branches in Bolivia and Peru and a subsidiary company in the United States of America (YPF Exploration and Production Overseas Inc.) during the year ended December 31, 1994.

    YPF S.A. (Bolivia Branch) entered into agreements with Yacimientos Petroliferos Fiscales Bolivianos, to carry out the exploration and possible association in the exploitation of two areas in Bolivia (Charagua and Montero). In addition, YPF Exploration and Production Overseas Inc. entered into association agreements with several oil companies, to carry out the exploration and possible exploitation of the following areas in the Gulf of
    Mexico: Blocks 71 and 148 (Eugene Island), Block 77 (East Cameron) and Blocks 224 and 235 (Timbalier). Additionally YPF S.A. (Peru Branch) entered into an agreement with Perupetro and Quintana Minerals Corporation (Peru Branch) to carry out the exploration and possible exploitation of the area Block 50 in Peru. As of December 31, 1994, investment commitments are approximately 16.

    In addition, the Company continues to assess certain existing prospects for exploration, development, production and marketing operations in Chile, Paraguay, Peru, Uruguay, Colombia and Algeria.

    The assets and liabilities of the joint ventures and branches included in each balance sheet account are as follows:

                                                     1994           1993           1992
- -------------------------------------------------------------------------------------------
    Current assets                                     20              7              6
    Noncurrent assets                                 128             79             45
- -------------------------------------------------------------------------------------------
    Total assets                                      148             86             51
===========================================================================================
    Current liabilities                                28             21             17
    Noncurrent liabilities                              4              2              -
- -------------------------------------------------------------------------------------------
    Total liabilities                                  32             23             17
===========================================================================================

    10 TRANSACTIONS AND BALANCES WITH CONTROLLED AND RELATED COMPANIES

    The outstanding balances as of December 31, 1994, 1993 and 1992, from transactions with controlled and related companies are as follows:

                                                                                    TRADE RECEIVABLES
- ------------------------------------------------------------------------------------------------------------------------------------
                                                              1994                         1993                        1992
                                                     ----------------------       ----------------------        --------------------
                                                                      NON                          NON                       NON
                                                     CURRENT        CURRENT       CURRENT        CURRENT        CURRENT    CURRENT
- ------------------------------------------------------------------------------------------------------------------------------------
    CONTROLLED COMPANY:
    YPF Gas S.A.                                      2              -              -              -              -           -
- ------------------------------------------------------------------------------------------------------------------------------------
    RELATED COMPANIES:
    Refineria del Norte S.A.                          6              -              5              -              -           -
    Petroken Petroquimica Ensenada S.A.               1              -              -              -              -           -
    Interpetrol S.A.                                  -              -              -              -             12           -
    Petroquimica General Mosconi S.A.I.C.             -              -              -              -              -         120 (1)
- ------------------------------------------------------------------------------------------------------------------------------------
                                                      7              -              5              -             12         120
- ------------------------------------------------------------------------------------------------------------------------------------
                                                      9              -              5              -             12         120
====================================================================================================================================

    (1) This amount is net of 5 for an allowance to value public sector receivables at estimated realizable value.

                                                                                      OTHER RECEIVABLES
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                 1994                       1993                      1992
                                                         ----------------------      ---------------------      ------------------
                                                                        NON                         NON                     NON
                                                         CURRENT      CURRENT        CURRENT      CURRENT       CURRENT   CURRENT
- ----------------------------------------------------------------------------------------------------------------------------------
    CONTROLLED COMPANIES:
    Sociedad Inmobiliaria Red Propia S.A.                   2           -              -           -              -           -
    Operadora de Estaciones de Servicios S.A.               1           -              -           -              -           -
    YPF USA Inc.                                            -           4              -           -              -           -
    YPF Gas S.A.                                            -           -              5           -              -           -
    Oleoducto Trasandino (Argentina) S.A.                   -           -              -           -              2           -
- ----------------------------------------------------------------------------------------------------------------------------------
                                                            3           4              5           -              2           -
- ----------------------------------------------------------------------------------------------------------------------------------

    RELATED COMPANIES:
    Transportes Maritimos Petroleros S.A.                   1           -              -           -              -           -
    Terminales Maritimas Patagonicas S.A.                   1           -              -           -              -           -
- ----------------------------------------------------------------------------------------------------------------------------------
                                                            2           -              -           -              -           -
- ----------------------------------------------------------------------------------------------------------------------------------
                                                            5           4              5           -              2           -
==================================================================================================================================





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

                                                         ACCOUNTS PAYABLES -- CURRENT
- -----------------------------------------------------------------------------------------------
                                                       1994           1993           1992
- -----------------------------------------------------------------------------------------------
    CONTROLLED COMPANIES:
    Oleoducto Trasandino (Argentina) S.A.               2              1              -
    YPF Gas S.A.                                        2              -              -
- -----------------------------------------------------------------------------------------------
                                                        4              1              -
- -----------------------------------------------------------------------------------------------
    RELATED COMPANIES:
    Refineria del Norte S.A.                            9              5              -
    Oleoductos del Valle S.A.                           9             11              -
    Ebytem S.A.                                         2              3              -
    Transportes Maritimos Petroleros S.A.               2              3              -
    Terminales Maritimas Patagonicas S.A.               2              -              -
- -----------------------------------------------------------------------------------------------
                                                       24             22              -
- -----------------------------------------------------------------------------------------------
                                                       28             23              -
===============================================================================================

    The Company purchases and sells to controlled and related parties. The prices of these transactions approximate the amounts charged by the Company to unaffiliated third parties. The principal transactions with related companies for the years ended December 31, 1994, 1993 and 1992, include the following:

                                                     1994           1993           1992
- -----------------------------------------------------------------------------------------------
    Sales
    CONTROLLED COMPANY:
    YPF Gas S.A.                                       16              1              -
- -----------------------------------------------------------------------------------------------
    RELATED COMPANIES:
    Refineria del Norte S.A.                           73             57              -
    Petroken Petroquimica Ensenada S.A.(2)              4              -              -
    Oleoductos del Valle S.A.                           3              3              -
    Transportes Maritimos Petroleros S.A.               1              -              -
    Terminales Maritimas Patagonicas S.A.               1              -              -
    Petroquimica General Mosconi S.A.I.C.(1)            -             17             96
    Interpetrol S.A.(1)                                 -            100            245
- -----------------------------------------------------------------------------------------------
                                                       82            177            341
- -----------------------------------------------------------------------------------------------
                                                       98            178            341
===============================================================================================
    Purchases and Expenses
    CONTROLLED COMPANIES:
    Oleoducto Trasandino (Argentina) S.A.              16              -              -
    Servired YPF S.A.                                   3              -              -
    Oleoducto Trasandino (Chile) S.A.                   2              -              -
    YPF Gas S.A.                                        1              -              -
    Sociedad Inmobiliaria Red Propia S.A.               1              -              -
    Operadora de Estaciones de Servicios S.A.           1              -              -
- -----------------------------------------------------------------------------------------------
                                                       24              -              -
- -----------------------------------------------------------------------------------------------
    RELATED COMPANIES:
    Refineria del Norte S.A.                          126            117              -
    Oleoductos del Valle S.A.                          48             35              -
    Transportes Maritimos Petroleros S.A.              16              5              -
    Ebytem S.A.                                        14             15              -

    Terminales Maritimas Patagonicas S.A.              10              -              -
    Petroquimica General Mosconi S.A.I.C.(1)            -             11             29
    Interpetrol S.A.(1)                                 -              5             33
- -----------------------------------------------------------------------------------------------
                                                      214            188             62
- -----------------------------------------------------------------------------------------------
                                                      238            188             62
===============================================================================================

    (1) These transactions occurred until these companies ceased to be related companies.
    (2) These transactions occurred since this company is related company.


    11 FOREIGN FINANCIAL DEBT - LAW NUMBER 23,526

    The Company's foreign financial debt consisted of three categories of debt, as follows: debt incurred prior to December 31, 1986 with private sector foreign lenders; debt incurred prior to December 31, 1986 with public sector foreign lenders; and foreign financial debt incurred subsequent to December 31, 1986.

    For the private sector and public sector debt existing at December 31, 1986, the National Congress enacted Law Number 23,526 which provided that the Argentine government would assume responsibility for all foreign debt outstanding as of December 31, 1986, including interest and other debt related expenses. Such assumption has resulted in an increase to shareholders' equity which is included in the shareholders' contribution account.

    The Company has been formally released since April 7, 1993, from its obligation with respect to the principal amount of the private sector foreign debt incurred prior to December 31, 1986, the date when Argentina formally entered the so called "Brady Plan". It has also been released with respect to all of the related interest and accrued withholding taxes in the last quarter of 1994. Management does not believe that any claim on interest will occur in the future. If they occur, they will be assumed by the Argentine government according to Law Number 23,526.

    Since the Company had not been formally released from its obligations with respect to the interest and related accrued withholding taxes that amounted to 208 and 1,827 as of December 31, 1993 and 1992, they were included in the current portion of the loans balance offset by the related government commitment to assume interest on private foreign financial debt (Note 4.g).

    The Company will not be formally released from its obligation by the lenders with respect to the 50, 70 and 149 as of December 31, 1994, 1993 and 1992 of public sector debt and related withholding taxes existing at December 31, 1986 which did not qualify for the Brady Plan. These amounts are shown in the balance sheet offset by the government commitment to assume foreign financial debt (Note 4.g).

    12 ADDITIONAL INFORMATION ON THE STATEMENT OF CASH FLOWS

    Cash payments for the income and assets tax and interest were as follows:

                                                     1994           1993           1992
- ------------------------------------------------------------------------------------------
    Income and assets tax                              17             25             12
    Interest                                           55             30             46
- ------------------------------------------------------------------------------------------
                                                       72             55             58
==========================================================================================
    Cash and cash equivalents include:
    Cash                                               55             77             79
    Investments (Note 2)                                6              7              -
- ------------------------------------------------------------------------------------------
                                                       61             84             79
==========================================================================================





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

    The principal financing and investing transactions not affecting cash, for the years ended December 31, 1994, 1993 and 1992, consist of fixed assets contributed to related companies, reserves for future losses on long-term contracts, dividends pending payment, dividends offset against other accounts receivable, credit sales of BOCONES and fixed assets, collection of receivables in fixed assets and BOCONES, non-cash acquisition of long-term investments and intangible assets, and social security and other taxes payable offset against receivables from the Federal Treasury.

    13 BUSINESS SEGMENT INFORMATION

    The Company's primary business is the exploration and production of crude oil and natural gas and the refining and marketing of petroleum products. The Company's upstream operations include contractual purchases of gas and purchases of crude oil arising from service contracts and concession, obligations, and oil and gas producing activities. All of the Company's upstream operations are conducted through the Exploration and Production segment. All downstream operations are conducted through the Refining and Marketing segment. The Company's other activities, not falling into these categories, are grouped under the classification Corporate and Other, which also includes corporate administration costs and corporate assets, including cash.

    During the second quarter of the year ended December 31, 1993, and as part of the process of transforming the Company into a private sector business, the management of the Company's business units decided to implement a new cost allocation procedure, retroactive to January 1, 1993, to improve management control and the earnings measurement of the business units. If this change had been applied retroactively to January 1, 1992, it would have resulted in a decrease of 79 in the expenses for Corporate and other, increases of 21 in the expenses for the Exploration and Production segment, 24 for the Refining and Marketing segment and 34 for other expenses, net, as of December 31, 1992.

    Operating income (loss) and identifiable assets for each segment have been determined after intersegment adjustments. Sales between business segments are made at internal transfer prices established by YPF which approximate Argentine market prices.

- ------------------------------------------------------------------------------------------------------------------------------------
                                                               EXPLORATION      REFINING       CORPORATE
                                                                   AND            AND             AND       INTERSEGMENT
                                                                PRODUCTION     MARKETING         OTHER       ADJUSTMENTS       TOTAL
- ------------------------------------------------------------------------------------------------------------------------------------
    YEAR ENDED DECEMBER 31, 1994
    Net sales to unaffiliated customers                              676          3,354              -              -          4,030
    Net sales to affiliated customers                                 25             73              -              -             98
    Net intersegment sales                                         1,771             12              -         (1,783)             -
- ------------------------------------------------------------------------------------------------------------------------------------
         Total net sales                                           2,472          3,439              -         (1,783)         4,128
====================================================================================================================================

    Operating income (loss)                                          570            270           (127)           (10)           703
    Equity in income of controlled and related companies              (4)            28              -              -             24
    Depreciation, depletion and amortization (1)                     547            137              4              -            688
    Acquisition of fixed assets                                    1,034            200             23              -          1,257
    Identifiable assets                                            3,995          2,871            690            (47)         7,509
====================================================================================================================================

    YEAR ENDED DECEMBER 31, 1993
    Net sales to unaffiliated customers                              792          3,218              -              -          4,010
    Net sales to affiliated customers                                 29            149              -              -            178
    Net intersegment sales                                         1,771              -              -         (1,771)             -
- ------------------------------------------------------------------------------------------------------------------------------------
         Total net sales                                           2,592          3,367              -         (1,771)         4,188
====================================================================================================================================
    Operating income (loss)                                          746            146           (123)           (13)           756
    Equity in income of controlled and related companies               -              7              -              -              7
    Depreciation, depletion and amortization                         443            126              2              -            571
    Acquisition of fixed assets                                      881            397              6              -          1,284
    Identifiable assets                                            3,772          2,974            874              -          7,620
====================================================================================================================================
    YEAR ENDED DECEMBER 31, 1992
    Net sales to unaffiliated customers                              777          2,976              -              -          3,753
    Net sales to affiliated customers                                  -            341              -              -            341
    Net intersegment sales                                         1,996              -              -         (1,996)             -
- ------------------------------------------------------------------------------------------------------------------------------------
         Total net sales                                           2,773          3,317              -         (1,996)         4,094
====================================================================================================================================
    Operating income (loss)                                          914           (106)          (254)             -            554
    Equity in income of controlled and related companies               -              4              -              -              4
    Depreciation, depletion and amortization (1)                     523            139              3              -            665
    Acquisition of fixed assets                                      569            201              4              -            774
    Identifiable assets                                            3,776          3,286            718              -          7,780
====================================================================================================================================

    (1) Net of accelerated depreciation





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

    Export revenues were 1,157, 848 and 728 in the years ended December 31, 1994, 1993 and 1992, respectively. Approximately 66% of the export sales are to Central and South American countries with the balance split between Europe and North America.

    14 SOCIAL AND OTHER EMPLOYEE BENEFITS

    The Company grants a series of benefits to its employees, the main features of which are as follows:

    a) Health Plan and Other Postretirement Benefits:

    The Health Plan provided comprehensive medical coverage for the Company's active employees, and in previous years provided coverage for pensioned and retired employees. It was funded by the 3% statutory withholdings from the compensation of all active employees, the 6% withholding on such compensation the Company would be legally required to remit to the Argentine government sponsored system if it did not have its own health plan (both subject to a maximum per employee, and net of contributions to the Administracion Nacional del Seguro de Salud) and, through April 1993 (when the Company announced that it would stop paying for pensioners' and retirees' medical services), from a monthly contribution which the Instituto Nacional de Servicios Sociales para Jubilados y Pensionados (the "INSSJP", the Pensioners' Health Plan), made for each pensioner and retiree covered by the Company's Health Plan. Plan revenues were recorded as they accrue and the cost of benefits were recorded at the time the services were provided.

    As described in Note 4.i, the Health Plan was operating at a significant loss, since the care of pensioners and retirees required more funds than those contributed by the INSSJP. Since December 31, 1992, there have been three events of significance with regard to the Health Plan. First, between March, 1993, and April, 1994, the Company terminated the Health Plan for retirees and pensioners as permitted under existing legislation.

    Second, the Company has organized an independent Health Plan entity for the benefit of the current employees and is taking the necessary steps to transfer the corresponding services to this new entity. Consequently, Management believes that the Company's contribution to the Health Plan would not be higher than the 6% of each employee's compensation required by current legislation.

    Third, some retirees and pensioners have brought legal action against YPF, demanding the restitution of the right to be covered by the Health Plan. The courts hearing the cases handed down preliminary injunctions which YPF complied with by delivery of provisory medical assistance certificates, while filing an appeal with the higher court. During the second quarter of 1994, the Court of Appeals lifted part of those precautionary measures prohibiting any change, which had been issued in response to pensioner's claims demanding the restitution of the medical services. The Company's Management and legal counsel, do not expect that this legal action will have any significant adverse effect on the results of operations, as YPF expects to transfer the resulting medical assistance costs to the INSSJP.

    The Company had provided vacation benefits to retirees, pensioners and their families through 1994. Starting in 1995, these benefits will no longer be provided.

    b) Management Bonus Program:

    Payments to the covered employees are based on increases in the Company's share price and in its income as disclosed in the plan. The program covers the Company's principal group of executives.

    c) Retirement Plan:

    Effective March, 1995, the Company has established a defined contribution retirement plan which provides benefits for each employee who elects to join the plan. Each plan member will pay an amount between 2% and 9% of his monthly compensation and the Company will pay an amount equal to that contributed by each member. Retirement Insurance Companies will be responsible for the administration of the funds. Management expects that the Company's contribution will not exceed 5 a year.

    The plan members will receive the Company's contributed funds before retirement only in the case of voluntary termination, under certain circumstances, and additionally in the case of death or incapacity. YPF has the right to discontinue this plan at any time, without incurring termination costs.

    15 COMMITMENTS AND CONTINGENCIES

    The Company has reviewed its contractual commitments and, for those which will individually generate probable future losses and for which the future payments are determinable, has recorded, at net present value using a 10% annual discount rate, provisions for the losses.

    The reserve required, including both the current and noncurrent portion, for these contractual commitments, totalled 96, 223 and 518 as of December 31, 1994, 1993 and 1992, respectively, which are included in the reserve for future losses on long-term contracts (Exhibit E). These balances include the effect of:





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

    a. Contracts to Sell and Commitments to Purchase Oil and Gas: 54, 166 and 438 as of December 31, 1994, 1993 and 1992, respectively.

    Decrees Number 1,055, 1,212 and 1,589 promulgated in 1989 under Laws Number 17,319 and 23,696, provided for the granting to private parties concessions for 25 years, with the right to freely dispose of production, making service contracts unnecessary, and mandated the Company to attempt to convert its existing service contracts into concessions by negotiation.

    Yacimientos Petroliferos Fiscales Sociedad del Estado (the "Predecessor Company") had entered into an agreement with Total Austral S.A., Deminex Argentina S.A. and Bridas S.A.P.I.C. (the "TOTAL partners") that required the Company to pay for production of natural gas at a contractually determined price which was in excess of current market prices. In November 1993, the Company and the TOTAL partners signed a definitive agreement providing for the termination of the TOTAL contract and its replacement with certain new agreements. The settlement was approved by the Executive Branch of the Argentine government by Decree Number 214/94. The Company agreed, among other conditions, to purchase variable amounts of gas, at a contractually determined price, subject to a maximum quantity, to transfer certain concessions and interests in joint ventures to the TOTAL partners, and to indemnify the TOTAL partners for its Argentine income tax liability or for any other tax levied on net or gross income that complements or substitutes it, if applicable, that arise as a consequence of the termination of the service contract. Management anticipates that, as a consequence of these purchase agreements, no losses will be incurred.

    As a consequence of the renegotiation of this agreement, certain reserves established by the Company for losses to be incurred in connection with its contract with the TOTAL partners were no longer required and were taken into income in the fourth quarter of 1993. The net gain recognized as a result of the renegotiation with the TOTAL partners was 224 in the fourth quarter of 1993. As of December 31, 1994, the Company maintained reserves adequate to cover the tax indemnity clause discussed above.

    b. Conversion of Contracts: 42, 57 and 80 as of December 31, 1994, 1993 and 1992, respectively.

    Under the majority of the renegotiated contracts, YPF has undertaken to receive and transport crude oil owned by others and to render certain ancillary services. In some cases, a percentage of the crude oil and gas production will be assigned to YPF for consideration, while in other cases no such consideration has been agreed.

    c. Other Matters.

    The Company and certain of its joint ventures have entered into agreements wherein they have committed to ship liquid hydrocarbons through associated pipelines to associated refining companies or to purchase certain volumes of crude oil, natural gas or related products. Management does not anticipate any losses under these agreements.

    The Company has executed a long-term sales contract with ENAP (the Chilean government-owned oil company) for the supply of Neuquen Basin crude oil to Chile that began in 1994, and a transportation contract was also executed with Oleoducto Trasandino (Argentina) S.A. and Oleoducto Trasandino (Chile) S.A., which are controlled companies, to ship a minimum of 60,000 bl/day of crude oil to Chile. The Company will be responsible for the payment of transportation tariffs on its committed volumes, even if it does not actually deliver such volumes.

    The Company, together with four other Neuquen gas producers, also holds a natural gas supply contract with ENAP and another chilean buyer (Chilectra Metropolitana S.A.) which could begin in 1997, but will not become effective until the successful completion of the pipeline from Neuquen to Chile, and the related distribution system. There is no assurance that this project will be completed, however a final decision is expected in 1995. The Executive Branch of the Argentine government has to grant a transportation concession in order to allow the gas pipeline construction and operation in Argentine territory.

    Management does not believe that losses will occur as a result of the negotiations and commitments discussed in the preceding paragraphs.

    In addition, in connection with the transformation of the Company, a significant reduction in the work force has occurred, and the Company is involved in litigation with certain former employees. The Company has already established reserves for this contingency, and, therefore, in the opinion of Management, based upon the opinion of outside labor counsel, these lawsuits are not expected to have a material adverse effect on the results of operations and financial position of the Company.

    The Secretary of Energy required YPF to transfer to the Provinces of Rio Negro and Neuquen, without compensation to the Company the ownership of certain high tension lines and certain electric power transformer stations, whose book values are not significant. Accordingly, YPF has asserted claims for compensation for the lines and stations. Management has suggested that YPF should offset the value of these assets against future dividends that the Argentine government is entitled to as a shareholder of YPF. The Company assigned the assets to the provinces in the first quarter of 1994.





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

    YPF was party to a service agreement with Amoco Argentina Oil Company ("Amoco") signed in 1958 relating to the Cerro Dragon area in the Golfo San Jorge basin. The service contract was converted in 1990 into a production sharing contract (the "Amoco Contract"). Pursuant to the Amoco Contract, YPF had a variable interest in production that ranged from 62% of the first volumes produced in any given year, down to 20% of all volumes in excess of a maximum.

    The Amoco Contract included a clause requiring YPF to assume all taxes to which Amoco would be liable relating to its activities in the contract area and, in addition, requiring YPF to pay royalties on Amoco's production to the Province of Chubut. In 1960 a law was passed providing that certain contracts under which a state-owned entity assumed the Argentine taxes of another party were to be construed as a tax exemption in favor of such other party. The Amoco Contract would have expired in 1993, but in 1987 the contract was revised and extended, including the tax clause, to 2013. As a result of a May 1993 governmental decree dealing with the privatization of YPF, Amoco's tax exemption expired upon the sale by the government of shares in YPF's initial public offering, completed in July 1993. YPF paid Amoco's royalties, and Amoco paid its income taxes on the Cerro Dragon income corresponding to 1993 and made a claim to YPF for reimbursement of the latter.

    During the last quarter of 1994, YPF and Amoco signed a definitive agreement providing for renegotiated terms for this contract. Under the terms of the agreement, the present contract has been modified as follows:
    (i) YPF's participation interest in Cerro Dragon area production is reduced to 12.2%; (ii) two small areas (Cerro Tortuga-Las Flores and El Chulengo), adjacent to the Cerro Dragon area, are incorporated to the contract in the same terms as Cerro Dragon area; (iii) YPF maintains its obligation for paying royalties on total production of all these areas; (iv) YPF will have no liability in the future for Amoco's taxes, related to activity in the contract areas. YPF has also entered into a 50% association agreement with Amoco Andina Production Company ("Amoco Andina"), an Amoco subsidiary, for the exploration and possible exploitation of two areas in the Neuquen Basin.

    YPF will reimburse Amoco's income taxes in relation with its activity in the Cerro Dragon area from July, 1993 to December, 1994; and also will indemnify Amoco and Amoco Andina for certain tax liabilities that may eventually arise as a consequence of the agreement. YPF does not believe that it would be required to pay any significant amount under this indemnity, and accordingly has not established any reserve for this purpose. This transaction became effective on January 1, 1995.

    The net loss arising from the settlement was 66, and was charged to "Income from the renegotiation of long-term contracts and sale of areas" in the income statement. This charge principally represents the write down of fixed assets of the areas of Cerro Tortuga-Las Flores and El Chulengo and Amoco's income taxes for 1993 and 1994.

    The YPF Privatization Law also provides for the assumption by the Argentine government of certain liabilities of the Predecessor as of December 31, 1990. Under these provisions of the YPF Privatization Law, the Argentine government has assumed:

- -   Any receivable or payable arising from a cause of action or claim that existed as of December 31, 1990, if the receivable or payable was not reflected as such in the financial statements of the Predecessor as of that date, audited by the General Auditing Office of Government Owned Companies ("SIGEP"); and

- -   All contingencies, whether or not recognized in the Predecessor's financial statements, caused by events or transactions that had occurred as of December 31, 1990, provided there is a final decision regarding the Company's liability for such contingency by a competent legal authority regarding the Company's responsibility for such liability.

    Under the terms of Decree Number 546/93, which implements the provisions of the YPF Privatization Law, the assumption by the Argentine government of the obligations described above which may have been or could be claimed in court in lawsuits shall not extend to the court costs decreed in such judgments as being payable by the Company insofar as they concern the fees of attorneys-in-fact, lawyers, attorneys-at-law, expert witnesses or technical consultants appointed by YPF for its defense, representation or advisory services in the aforesaid proceedings. The Argentine government will take charge of all the contractual obligations assumed by the Company for the professionals who may represent or assist it in the court proceedings referred to above, when such contracts stipulate fixed-sum or staggered compensation or compensation payable periodically, whose full or partial amount bears no relation to the amount of the claim or lawsuit or the costs set by the court to be borne by the Company. In connection with Decree Number 546/93, the Company is obligated to provide appropriate notice to the government of any action against YPF.

    As of December 31, 1994, claims aggregating approximately 700 and other claims for unspecified amounts have been presented to the Company and the government has been or is in the process of being formally notified of the claims. On the basis of privatization legislation, the Company believes that it will not be held ultimately responsible for any material amount of these claims.





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

    During 1994, the Company sold the Rio Neuquen field and the assets existing in this area. The transfer of the concession for the exploitation of the area was authorized by Decree Number 1,291/94 issued by the Executive Branch of the Argentine government. The net gain on the sale of the Rio Neuquen field amounted to 67 and is included under the caption "Income from the renegotiation of long-term contracts and sale of areas" in the statement of income.

    16 RESTRICTIONS ON UNAPPROPRIATED RETAINED EARNINGS

    In accordance with the provisions of Law Number 19,550, 5% of net income for each year is to be appropriated to the legal reserve until such reserve reaches 20% of the Company's capital (subscribed capital plus adjustment to contributions). As of December 31, 1994, 27 will be appropriated to such reserve.

    As a consequence of the enactment of Law Number 23,696, the Company will issue profit sharing certificates to its personnel, which will be nontransferable and will become void upon termination of employment by the Company, so as to distribute 0.25% of net income to the Company's employees. Each active employee will receive in 1995 a number of profit sharing certificates determined on the basis of his compensation, years of service and dependents. The profit sharing vouchers, to be distributed in 1995 will entitle the employees to receive a distribution based on 1994's net income. The employee compensation charge under this plan is 1 as of December 31, 1994, and has been recorded in "Other accounts payable".

    The Ordinary Shareholders' Meeting held on April 29, 1994, in accordance with the provisions of YPF's Bylaws, approved the distribution of Unappropriated Retained Earnings through a special dividend in an amount of 410 to the Argentine government. The special dividend referred to above was partially offset against the compulsory saving receivable of 71, against a royalty receivable of 36, and the related interest on these receivables of
    19. The remaining balance was paid in cash.

    17 STATUTORY BOOKS

    The Company is organized into reporting units for both management and accounting purposes. Previously, each of these reporting units had its own journals and auxiliary books stamped and signed by the relevant competent authorities. Between 1983 and 1989 the various reporting units stopped using statutory books and switched to loose-leaf systems issued by computer processes, although not all of the reporting units had obtained the authorization to use the computer generated records from the relevant control agencies in their jurisdiction.

    Owing to its conversion from a state company into a commercial corporation ("Sociedad Anonima"), the Company applied to the "Inspeccion General de Justicia" (the governmental regulatory agency of corporations) for authorization to use mechanical accounting systems. Such authorization was granted on March 31, 1993.

    18 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES FOLLOWED BY THE COMPANY AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The accompanying financial statements have been prepared in accordance with Argentine GAAP which differ in certain respects from generally accepted accounting principles in the United States of America ("U.S. GAAP"). These differences are reflected in the approximations provided in Note 19 and principally relate to the items discussed in the following paragraphs.

    In addition, in accordance with General Resolution No. 195 of the Comision Nacional de Valores (the "Argentine Securities Commission" or "CNV") and also for the convenience of the readers, figures in U.S. Dollars are to be presented. As of December 31, 1994, the financial statements amounts in U.S. Dollars, determined by translating the Company's primary financial statements originally issued in constant Argentine pesos and price level adjusted at the current rate of exchange as of that date are similar to those in pesos, since the exchange rate as of December 31, 1994, is $1 = US$1.

    Presentation of Consolidated Financial Statements

    Under Argentine GAAP, the Company's financial statements serve as the primary financial statements issued to shareholders, and consolidated financial statements with condensed disclosures only supplement the Company's primary financial statements. Under U.S. GAAP, consolidated financial statement serve as the primary financial statements issued to shareholders. As authorized by the CNV, in the primary statement of income, YPF has proportionately consolidated the income on long-term investments in controlled companies (except for Agroquimica Latinoamericana S.A., which is fully reserved) and related companies in which a 50% interest is held. While individual balances in the financial statements will vary due to these different methods of presentation, there are no differences between net income and shareholders' equity as presented in the Company unconsolidated financial statements and the amounts for net income and shareholders' equity presented in the consolidated financial statements.





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

    Income Taxes

    Under Argentine GAAP, income tax expense is generally recognized based upon the estimate of the current income tax liability to the Federal Treasury. When income and expense recognition for income tax purposes does not occur in the same period as income and expense recognition for financial statements purposes, the resulting temporary differences are not considered in the computation of income tax expense for the year.

    Under U.S. GAAP, the liability method is used to calculate the income tax expense. Under the liability method, deferred tax assets or liabilities are recognized for differences between the financial and tax basis of assets and liabilities at the statutory rate and at each reporting date.

    Foreign Debt Assumed by Government and Other Matters

    As described in Note 4.g and 11, the Company was formally released in April, 1993, from its obligations with respect to the principal amount of its foreign debt arising from transactions with private sector foreign lenders prior to December 31, 1986. It has also been released with respect to all of the related interest and accrued withholding taxes in the last quarter of 1994. The Company has not, however, obtained a release from the public sector lenders with respect to foreign debt incurred prior to December 31, 1986. The balances outstanding related to the accrued interest and related withholding taxes on private foreign debt were 208 and 1,827 at December 31, 1993 and 1992, respectively, and the balances related to the public sector loans were 50, 70 and 149 at December 31, 1994, 1993 and 1992, respectively. The Argentine government has, through Law Number 23,526, assumed responsibility for these amounts. The Company has recorded a receivable from the Argentine government, which offsets the related balances, and a capital contribution related to this assumption of the foreign debt.

    Since the Company has not been formally released from 50 of its obligations under these loans, under U.S. GAAP it is not appropriate to offset the obligations with the receivable from the Argentine government. Under U.S. GAAP, a receivable from a shareholder arising from a pending capital contribution would be shown as a reduction in shareholders' equity. For further discussion, see note 11.

    Receivables prior to 1994 related to the compulsory saving and the royalty payment (Note 16), represented receivables from a principal shareholder related to a capital transaction and were excluded from the determination of net income and shareholders' equity under U.S. GAAP.

    Valuation of Inventories

    As described in Note 3.c, the Company values its inventories of refined products for sale, products in process of refining and crude oil at replacement cost. Under U.S. GAAP, these inventories should be valued at the lower of cost or realizable value.

    Capitalization of Interest

    Prior to January 1, 1993, Argentine GAAP did not require capitalization of interest charges relating to the financing of major projects under construction. Capitalization of such charges as part of the acquisition cost of an asset is required under U.S. GAAP.

    Marketable Securities

    Under Argentine GAAP, marketable securities are stated at their current market value. Gains or losses from changes in the market prices of the investments are recognized currently in income.

    Under U.S. GAAP, for the fiscal years beginning after December 15, 1993, the accounting for investments is based upon fair value; however, if a security is bought and will be sold in the near term the resulting unrealized gains and losses during the holding period should be included in earnings. If the security is bought and will be held as available for sale, the unrealized gains and losses during the holding period should be included as a separate component of shareholders' equity. The Company adopted the provisions of SFAS 115 on January 1, 1994. Adoption of the statement did not have a material effect on net income or shareholders' equity as determined under U.S. GAAP. Prior to December 15, 1993, these investments were carried at the lower of cost or market.

    Impairment of Long-lived Assets

    With respect to continuing operations, the Company has historically followed a policy of analyzing the recoverability of its assets on an overall basis. With respect to operations that were held pending sale or disposal, the Company's policy was to record these assets at amounts that did not exceed net realizable value. These policies were applied in the preparation of its basic financial statements and for purposes of the reconciliation to generally accepted accounting principles in the United States ("U.S. GAAP") filed with the SEC.

    In the fourth quarter of 1994, the Company changed its method of analyzing recoverability solely for purposes of the reconciliation to U.S. GAAP. The Company now aggregates its assets so that the discrete cash flows produced by each group of assets may be separately analyzed. If the group of assets is not expected to produce sufficient cash flows from operations (without discounting and without considering financing costs)





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

    to support the carrying value of the assets, then an impairment is to be recognized as a charge to income. The loss is computed by comparing the fair value (including the effect of discounting future cash flows) to the carrying value of the assets. The effect of this change in accounting method for purposes of U.S. GAAP reconciliation was a charge of 72 in December 1994.

    Employee Stock Purchase Program

    Argentine GAAP does not contain rules governing the accounting to be followed by employers when a principal shareholder transfers shares to a Company's employee. The accounting for such transactions under U.S. GAAP is governed by Statement of the Accounting Principles Board No. 25
    "Accounting for Stock Issued to Employees" ("APB 25") and by Accounting Interpretation Bulletin No. 1 to APB 25.

    As discussed in Note 7, 10% of the Company's capital stock represented by Class "C" shares was designated by the Argentine Federal Government for use in an Employee Stock Purchase Program ("ESPP"), as required by Law No. 23,696. To formalize the sale of ESPP shares, the General Transfer Agreement ("GTA") among the employees, the Argentine Government and the trustee bank was signed in December 1994 and set the percentage of shares to be sold, number and price of the shares, and the manner and period of payment. The Argentine Federal Government agreed to establish this ESPP for the benefit of employees of YPF S.A. as of July 7, 1993 that remained employees of the Company as of the date the GTA was signed. The GTA is subject to the approval by a decree of the Federal Government.

    Under the terms of the ESPP, the eligible employees will acquire the Class "C" shares at the price paid by investors at the time of the Company's privatization, therefore, the eligible employees will require their shares at $19/share which is less than the fair value of the shares as of the measurement date (December 1994). APB 25 requires the recognition of compensation expense representing the difference between the purchase price paid by the employees and the fair value of the shares at measurement date. This expense has been reflected as an extraordinary item under U.S. GAAP, since the establishment of the ESPP was directly related to the privatization of YPF, and is an infrequent and unusual event unrelated to the Company's ordinary activities.

    Unusual and Extraordinary Gains (Losses)

    Under U.S. GAAP, transactions may be considered to be extraordinary items if they are both unusual in nature and of infrequent occurrence. The presumption is that transactions should be accounted for as ordinary in the statement of income unless the weight of evidence indicates the transaction meets both of these criteria.

    As disclosed in Note 4.l, the Company reported a series of "Unusual and Extraordinary gains (losses)" during the two year period ended December 31, 1993, with the Unusual and Extraordinary items recognized during 1993 being recorded in the period prior to the privatization in July. Virtually all of these transactions can be considered to be extraordinary items under U.S. GAAP, since they are a direct result of the Decrees and Laws issued by the Argentine government establishing the privatization process, the transformation of the Company from a state corporation to a commercial corporation and the Argentine government's actions to deregulate the country's oil and gas industry. The privatization process is by its nature of infrequent occurrence and unusual. It is unrelated to the ordinary activities of the Company and is a highly abnormal event. For further information on the privatization process, see Note 1.

    19 RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The following is a summary of the significant adjustments to net income for each of the years in the three year period ended December 31, 1994, and to shareholders' equity as of December 31, 1994, 1993 and 1992, which would be required if U.S. GAAP had been applied instead of Argentine GAAP in the financial statements.

                                                                    1994           1993           1992
- ----------------------------------------------------------------------------------------------------------
    Net income according to the financial
         statements, Argentine GAAP                                  538            747            271
    Increase (decrease) due to:
         Unusual and extraordinary items                               -            (33)           114
         Cumulative effect of change in method -
         Impairment of long-lived assets (Note 18)                   (72)             -              -
         Deferred income taxes (Note 20.a)                           192              -              -
         Other items, net                                              1             12            (92)
- ----------------------------------------------------------------------------------------------------------
    Income before extraordinary items,
         U.S. GAAP                                                   659            726            293
    Extraordinary items (Note 20.c)                                 (132)            33           (114)
- ----------------------------------------------------------------------------------------------------------
    Approximate net income in accordance with
         U.S. GAAP                                                   527            759            179
==========================================================================================================
    Earnings per share and per ADS:
    Approximate income before extraordinary
         items                                                      1.86           2.05           0.83
    Extraordinary items                                            (0.37)          0.10          (0.32)
- ----------------------------------------------------------------------------------------------------------
    Approximate earnings per share and per ADS                      1.49           2.15           0.51
==========================================================================================================





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

                                                                    1994           1993           1992
- ----------------------------------------------------------------------------------------------------------
    Shareholders' equity according to the financial
         statements, Argentine GAAP                                5,086          5,257          4,762
    Increase (decrease) due to:
    Deferred income taxes (Note 20.a)                                192              -              -
    Cumulative effect of change in method -
         Impairment of long-lived assets (Note 18)                   (72)             -              -
    Government assumption of interest on
         private sector foreign debt (Note 11)                         -           (208)        (1,827)
    Government assumption of
         foreign financial debt (Note 11)                            (50)           (70)          (149)
    Compulsory saving (Note 16)                                        -            (71)           (70)
    Royalty refunds (Note 16)                                          -            (36)           (36)
    Other items, net                                                   9              8             (4)
- ----------------------------------------------------------------------------------------------------------
    Approximate shareholders' equity in
         accordance with U.S. GAAP                                 5,165          4,880          2,676
==========================================================================================================

    Other items, net include the effect of the valuation of inventory, valuation of marketable securities and capitalization of interest as described in Note 18.

    With regards to significant balance sheet captions for YPF S.A. and controlled companies as of December 31, 1994 and 1993, and for YPF as of December 31, 1992, total assets as determined under U.S. GAAP were 7,854, 7,685 and 7,670, and the current portion of loans payable were 603, 570 and 2,356 as of December 31, 1994, 1993 and 1992, respectively.


    20 ADDITIONAL U.S. GAAP DISCLOSURES (EXCEPT OIL AND GAS DISCLOSURES, SEE
    NOTE 22)

    The following information is presented on a U.S. GAAP basis for YPF. If this additional information had been presented for YPF and its controlled companies the difference would not be significant.

    a) Income Taxes

    Substantially all of the Company's income was earned in Argentina during the three year period ended December 31, 1994.

    The reconciliation of pre-tax income at the statutory rate, to the tax expense presented in the financial statements for the years ended December 31, 1994, 1993 and 1992, computed in accordance with U.S. GAAP, is as follows:

                                                                    1994           1993           1992
- ----------------------------------------------------------------------------------------------------------
    Approximate pre-tax income in accordance
         with U.S. GAAP                                              335            759            179
    Statutory tax rate                                                30%            30%            30%
- ----------------------------------------------------------------------------------------------------------
    Statutory tax rate applied to pre-tax income                     101            228             54
    Permanent differences:
    Special tax exemption for the sale of the
         Company's assets included in the
         transformation Decree                                         1            (10)            18
    Restatement in constant money                                    139              -              3
    Permanent differences arising from
         U.S. GAAP adjustments                                        40              -             26
    Reduction of valuation allowance for
         temporary differences and tax loss
         carryforwards                                              (495)          (215)           (85)
    Other, not individually significant                               22             (3)           (16)
- ----------------------------------------------------------------------------------------------------------
                                                                    (192)             -              -
==========================================================================================================

    The tax effect of the significant differences between the book value and the tax value of the Company's assets and liabilities and loss carryforwards are as follows:

                                                                    1994           1993           1992
- ----------------------------------------------------------------------------------------------------------
    DEFERRED TAX ASSETS
    Tax loss carryforward                                            313            473            442
    Differences between tax and accounting
         basis of receivables                                         49             78            131
    Inventory allowances                                               3             29             26
    Fixed assets allowances                                           16             26             62
    Differences between tax and accounting
         basis of investments and intangibles                          6              -              -
    Accounts payable and salaries accruals                            16             22             87
    Reserves                                                          54             92            187
- ----------------------------------------------------------------------------------------------------------
                                                                     457            720            935
    DEFERRED TAX LIABILITIES
    Differences between tax and accounting
         basis of fixed assets                                       (40)             -              -
- ----------------------------------------------------------------------------------------------------------
                                                                     417            720            935
    VALUATION ALLOWANCE                                             (225)          (720)          (935)
- ----------------------------------------------------------------------------------------------------------
    NET DEFERRED TAX ASSET                                           192              -              -
==========================================================================================================

    A valuation allowance has been established for temporary differences, which will result in future tax deductions, and for tax loss carryforwards to the extent these tax assets are not considered to be realizable. In 1993 and prior years a valuation allowance was established for the full amount of the Company's net deferred tax assets, since the Company did not have a positive operating history during the years when it was a state-owned corporation. As a result of improved profitability following the Company's privatization, the Company has determined that it is now probable that a portion of the Company's net deferred tax assets will be realizable in the future and has, consequently, reduced during 1994 the valuation allowance established in prior years for its net operating loss carryforwards. As of December 31, 1994, a net deferred tax asset of 192 was recognized and approximates the amount expected to be realized in 1995.

    b) Fair Value of Financial Instruments

    The following methods and assumptions were used to estimate





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

    the fair value of each class of financial instrument for which it is practicable to estimate:

    Cash and Cash Equivalents

    The carrying amount approximates fair values because of the short maturity of those instruments.

    Current Investments

    The carrying value of these investments (government securities), approximates the fair value determined by reference to quoted market prices of the same or similar financial instruments.

    Loans

    The carrying amounts of loans approximates its fair value.

    c) Extraordinary Items

    The following is a description of the principal transactions considered to be extraordinary items during the years ended December 31, 1994, 1993 and 1992:

                                                                    1994           1993           1992
- ---------------------------------------------------------------------------------------------------------
    Employee stock purchase program (Notes 7
         and 18)                                                    (132)             -              -
    Gain on assignment and/or establishment
         of joint operations in areas in accordance
         with the Oil Deregulation Decrees and
         related Law and net gain on sale of assets
         in accordance with the Transformation
         Decree (Note 4.1)                                             -             33             96
    Restructuring plan-employee terminations
         related to the Privatization of YPF                           -              -           (161)
    Write-down of fixed assets to be sold or
         contributed to joint ventures to their estimated
         realizable value in accordance with the
         Privatization Legislation                                     -              -            (41)
    Write-off of receivable arising from a request for
         funds by the Secretary of Energy to pay
         governmental expenses under the Argentina Plan                -              -            (12)
    Adjustment of investments in related companies
         due to the transfer of the ownership in these
         companies to the Argentine government,
         without compensation to YPF                                   -              -              8
    Write-down of trade receivables from public sector
         companies due to the consolidation decrees
         and the privatization of state enterprises                    -              -             (4)
- ---------------------------------------------------------------------------------------------------------
                                                                    (132)            33           (114)
=========================================================================================================

    d) Operating Income

    Under U.S. GAAP, costs charged to income for the health care plan, research and development, holding gains (losses) on inventories, severance payments since January 1, 1993, amortization of goodwill and other items, which are not individually significant, would have been deducted from or added to operating income (loss). The following information is presented on a U.S. GAAP basis for YPF S.A. and its controlled companies as follows:

- ----------------------------------------------------------------------------------------------------------------------------
                                                 EXPLORATION     REFINING       CORPORATE
                                                     AND            AND            AND        INTERSEGMENT       NET
                                                 PRODUCTION      MARKETING        OTHER       ADJUSTMENTS       AMOUNT
- ----------------------------------------------------------------------------------------------------------------------------
    (Deduction) from or addition to
      operating income
    Year ended December 31, 1994                      (18)           (58)           (20)           (47)          (143)
    Year ended December 31, 1993                       (4)            12           (135)             -           (127)
    Year ended December 31, 1992                      (44)           (82)           (20)             -           (146)
- ----------------------------------------------------------------------------------------------------------------------------


    Approximate operating income as determined under U.S. GAAP and operating income by business segment for each of the years presented was as follows:

- ----------------------------------------------------------------------------------------------------------------------------
                                                 EXPLORATION     REFINING       CORPORATE
                                                     AND            AND            AND        INTERSEGMENT       NET
                                                 PRODUCTION      MARKETING        OTHER       ADJUSTMENTS       AMOUNT
- ----------------------------------------------------------------------------------------------------------------------------
    Year ended December 31, 1994                      548            230           (147)           (57)           574
    Year ended December 31, 1993                      742            156           (258)           (13)           627
    Year ended December 31, 1992                      870           (188)          (274)             -            408
- ----------------------------------------------------------------------------------------------------------------------------

    Starting January 1, 1993, the Company decided that the Corporate unit would be responsible for the health care expenses. In prior years, health care expenditures were allocated to each business unit. Had the changed methodology been applied retroactively, the operating income for Corporate would have decreased approximately 56 for the year ended December 31, 1992, and the operating income for Exploration and Production would have increased 36 and 20 for Refining and Marketing for the year ended December 31, 1992.

    21 SUBSEQUENT EVENTS

    On February 28, 1995, the Company and Maxus Energy Corporation (Maxus) entered into an agreement pursuant to which YPF will make a tender offer to purchase all of the Common Stock of Maxus, at US$ 5.50 per share, and if more than 50% of the outstanding voting shares are tendered, a merger with a subsidiary of YPF S.A. will be effected, in which the remaining Maxus Common Stock will be exchanged for the same US$ 5.50 per share. Maxus' Board of Directors has approved the tender offer and the merger and has recommended that stockholders accept the tender offer. Maxus' preferred stock will remain outstanding.





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

    The tender offer for all of Maxus Common Stock commenced in early March, 1995. YPF has received a commitment letter from The Chase Manhattan Bank N.A. to arrange, underwrite and syndicate financings of up to US$ 800 million for the purchase. From this amount up to US$ 600 million would be Maxus debt following the proposed merger which is expected to be cancelled in part by the application of US$ 100 million of Maxus cash on hand and from loans totaling US$ 500 million to Maxus Midcontinent and Indonesian subsidiaries. The acquisition indebtedness and such loans will be guaranteed in full by YPF. In addition, under the Merger Agreement, in the event that Maxus is unable to meet its obligations as they come due, whether at maturity or otherwise, including preferred stock dividend and redemption payments, YPF has agreed for a period of nine years following the consummation of the merger to capitalize the company in an amount necessary to permit the company to meet such obligations. This obligation is limited to the amount of debt service obligations under the acquisition loans or the refinancing loans, and would be reduced by the amount of any capital contributions received by the company after the consummation of the merger and the net proceeds of any sale by the company of common stock or non-redeemable preferred stock after the merger. It is also contemplated that YPF shall guarantee existing debentures and notes issued by Maxus for approximately US$ 1,000 million. The tender offer, the merger and the financing are subject to various conditions, including that at least a majority of Maxus' voting stock be tendered.

    22 OIL AND GAS DISCLOSURES (UNAUDITED)

    The following information is presented in accordance with Statement of Financial Accounting Standards Number 69, "Disclosures About Oil and Gas Producing Activities". As of December 31, 1994, substantially all of the Company's oil and gas properties are located in Argentina. As discussed in
    Note 2, amounts stated in Argentine pesos are expressed in terms of constant Argentine pesos as of December 31, 1994.

    Capitalized Costs

    The following table sets forth the capitalized costs, along with the related accumulated depreciation, depletion and amortization as of December 31, 1994, 1993 and 1992:

                                                     1994           1993           1992
- -------------------------------------------------------------------------------------------------
    Wells and related equipment and facilities      9,330          8,837          8,552
    Support equipment and facilities                  646            737          1,076
    Uncompleted wells, equipment and
         facilities                                   272            242            151
- -------------------------------------------------------------------------------------------------
         Total capitalized costs                   10,248          9,816          9,779
    Accumulated depreciation, depletion,
         amortization and valuation allowances     (6,584)        (6,213)        (6,357)
- -------------------------------------------------------------------------------------------------
         Net capitalized costs                      3,664          3,603          3,422
=================================================================================================

    Costs Incurred

    The following table sets forth the costs incurred during the years ended December 31, 1994, 1993 and 1992, in the Company's oil and gas producing activities:

                                                     1994           1993           1992
- ------------------------------------------------------------------------------------------
    Exploration costs                                 298            150             77
    Development costs                                 755            652            319
- ------------------------------------------------------------------------------------------
         Total costs incurred                       1,053            802            396
==========================================================================================


    Results of Operations from Oil and Gas Producing Activities

    The following table includes only the revenues and expenses associated directly with the Company's oil and gas producing activities. It does not include any allocation of the Company's interest costs or corporate overhead and, therefore, is not necessarily indicative of the contribution to net earnings of the Company's oil and gas operations.

    Differences between this table and the amounts shown in Note 13, "Business Segment Information", for the exploration and production business unit relate to additional upstream operations that do not arise from those properties held by the Company, as reflected above.

                                                                    1994           1993           1992
- ---------------------------------------------------------------------------------------------------------
    Net sales to unaffiliated parties                                454            653            630
    Net transfers to affiliated parties                            1,763          1,765          1,965
- ---------------------------------------------------------------------------------------------------------
           Total net revenues                                      2,217          2,418          2,595
    Production costs                                                (915)        (1,178)        (1,128)
    Exploration expenses                                            (174)          (110)           (73)
    Depreciation, depletion, amortization and
         expense for valuation allowances                           (547)          (443)          (523)
- ---------------------------------------------------------------------------------------------------------
           Pre-tax income from producing activities                  581            687            871
    Income tax expense                                              (167)          (215)          (265)
- ---------------------------------------------------------------------------------------------------------
           Results of oil and gas producing activities               414            472            606
=========================================================================================================

    Oil and Gas Reserves

    Proved reserves represent estimated quantities of crude oil, including condensate and natural gas liquids, and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods.

    Estimates of reserves were prepared by the Company using standard geological and engineering methods generally accepted by the petroleum industry and in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC"). The Company's reserve estimates for December 31, 1994, 1993 and 1992 were audited by Gaffney, Cline & Associates, petroleum engineers. The choice of method or combination of methods employed in the analysis of each reservoir was





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

determined by experience in the area, stage of development, quality and completeness of basic data, and production history. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the producer. Reserve engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates of different engineers often vary. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered. The meaningfulness of such estimates is highly dependent upon the accuracy of the assumption upon which they were based. The reserve estimates were subjected to economic tests to determine economic limits. Such reserves are stated prior to the payment of any royalties to the provinces in which the reserves are located. Royalties are given effect in such economic tests as operating costs. The estimates may change as a result of numerous factors including, but not limited to, additional development activity, evolving production history, and continued reassessment of the viability of production under varying economic conditions.

The following tables reflect the estimated proved reserves of crude oil and natural gas as of December 31, 1994, 1993 and 1992, and the changes therein:

                                                     CRUDE OIL, CONDENSATE AND NATURAL GAS LIQUIDS
                                                                 (MILLIONS OF BARRELS)
- -------------------------------------------------------------------------------------------------------
                                                        1994             1993               1992
- -------------------------------------------------------------------------------------------------------
Proved developed and undeveloped reserves
    Beginning of year                                        1,005            1,029              881
    Revisions of previous estimates                             78               17              251
    Extensions, discoveries and improved recovery              147              120              107
    Sales of reserves in place                                 (59)             (52)            (109)
    Production for the year
      Properties  held at December 31, 1994          (120)            (101)              (90)
      Properties sold during the years                 (6)    (126)     (8)    (109)     (11)   (101)
- -------------------------------------------------------------------------------------------------------
    End of year (1)                                          1,045            1,005            1,029
=======================================================================================================
Proved developed reserves
    Beginning of year                                          719              711              796
    End of year (2)                                            705              719              711
- -------------------------------------------------------------------------------------------------------

(1) Includes natural gas liquids of 85, 97 and 110, respectively.
(2) Includes natural gas liquids of 75, 85 and 92, respectively.


                                                                     NATURAL GAS
                                                               (BILLIONS OF CUBIC FEET)
- -------------------------------------------------------------------------------------------------------
                                                         1994            1993             1992
- -------------------------------------------------------------------------------------------------------
Proved developed and undeveloped reserves
    Beginning of year                                        9,129           10,918           13,807
    Revisions of previous estimates                            (20)              63             (990)
    Extensions and discoveries                                  31              496              124
    Sales of reserves in place                                (237)          (1,901)          (1,530)
    Production for the year (1)
      Properties held at December 31, 1994           (365)            (373)             (393)
      Properties sold during the years                (14)    (379)    (74)    (447)    (100)   (493)
- -------------------------------------------------------------------------------------------------------
    End of year                                              8,524            9,129           10,918
=======================================================================================================

Proved developed reserves
    Beginning of year                                        7,335            8,019           13,274
    End of year                                              7,164            7,335            8,019
- -------------------------------------------------------------------------------------------------------

(1) Excludes quantities which have been flared or vented.

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure is calculated as the excess of future cash inflows from proved reserves less future costs of producing and developing the reserves, future income taxes and a discount factor. Future cash inflows represent the revenues that would be received from production of year-end proved reserve quantities assuming the future production would be sold at year-end prices. Future production costs include the estimated expenditures related to production of the proved reserves plus any production taxes without consideration of future inflation. Future development costs include the estimated costs of drilling development wells and installation of production facilities, plus the net costs associated with dismantlement and abandonment of




English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

wells, assuming year-end costs continue without consideration of future inflation. Future income taxes were determined by applying statutory rates to: future cash inflows less future production costs and less tax depreciation of the properties involved. The present value was determined by applying a discount rate of 10% per year to the annual future net cash flows.

The standardized measure does not purport to be an estimate of the fair market value of the Company's proved reserves. An estimate of fair value would also take into account, among other things, the expected recovery of reserves in excess of proved reserves, anticipated changes in future prices and costs and a discount factor representative of the time value of money and the risks inherent in producing oil and gas.

The future net cash flow information as of December 31, 1992, presented below, includes the effect of production of quantities of crude oil and natural gas from properties owned by the Company, which were subject to a service contract with a third party. This contract, as discussed in Note 15, required the Company to pay the third party for services at a contractually determined price which was in excess of the price which the Company ultimately received upon subsequent sale of the production at market prices. Accordingly, future net cash flows as of December 31, 1992, were reduced by negative cash flows, since the Company was obligated to perform under this contract. As discussed in Note 15, this contract was renegotiated in 1993. Consequently, the negative cash flows were reversed.

The following information has been determined on a basis which presumes the year-end economic and operating conditions will continue over the periods during which proved reserves would be produced. Neither the effects of future pricing (including, for 1993 and 1992, deregulation of natural gas prices in 1994), nor expected future changes in technology and operating practices have been considered.

                                                   1994           1993        1992
- ------------------------------------------------------------------------------------
Future cash inflows                               25,078        21,598      31,715
Future production costs                           (7,305)       (6,351)    (12,690)
Future development costs                          (1,885)       (1,666)     (1,927)
- ------------------------------------------------------------------------------------
Future net cash flows, before income taxes        15,888        13,581      17,098
Discount for estimated timing of future
  cash flows                                      (7,596)       (7,478)     (8,972)
- ------------------------------------------------------------------------------------
Present value of future net cash flows,
  before income taxes                              8,292         6,103       8,126
Future income taxes, discounted at 10%(1)         (2,024)       (1,607)     (2,278)
- ------------------------------------------------------------------------------------
Standardized measure of discounted future
  net cash flows (2)                               6,268         4,496       5,848
====================================================================================

(1) Future income taxes undiscounted are 3,860, 3,554 and 4,857 at December 31, 1994, 1993 and 1992, respectively.

(2) Includes the effect of negative cash flows of 503 as of December 31, 1992, associated with production from a service contract that required payment for production at prices in excess of current market prices.

Changes in the Standardized Measure of Discounted Future Net Cash Flows

The following table reflects the changes in standardized measure of discounted future net cash flows for the years ended December 31, 1994, 1993 and 1992:

                                                   1994        1993       1992
- ------------------------------------------------------------------------------------
Beginning of year                                 4,496       5,848       5,748
Sales and transfers, net of production costs     (1,302)     (1,240)     (1,467)
Net change in sales and transfer prices, net
  of future production and development costs      1,122      (1,411)        481
Extensions, discoveries and improved
  recovery, net of future production
  and development costs                             678         535         303
Changes in estimated future development costs      (637)       (266)       (714)
Development costs incurred during the year
  that reduced future development costs             755         652         319
Revisions of quantity estimates                     229          76         154
Accretion of discount                               610         813         709
Net change in income taxes                         (417)        671        (935)
Sales of reserves in place                         (188)       (725)       (439)
Changes in production rates (timing)
  and other (1)                                     922        (457)      1,689
- ------------------------------------------------------------------------------------
End of year                                       6,268       4,496       5,848
====================================================================================

(1) Includes a reversal of negative cash flows amounting to 381 at December 31, 1993, related to renegotiation of a service contract with TOTAL partners during 1993 (Note 15).






/s/ ROBERTO J. A. DORMAL BOSH             /s/ JOSE A. ESTENSSORO

Roberto J. A. Dormal Bosch                Jose A. Estenssoro
Statutory Auditor (Supervisory Committee) President and Chief Executive Officer





English translation of the financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA


FIXED ASSETS EVOLUTION

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - Note 2 and U.S. Dollars, exchange rate $1 to US$1 - Note 18).

EXHIBIT A

BALANCE SHEETS AS OF DECEMBER 31,                                          1994
                              -----------------------------------------------------------------------------------
                                               COST                                        DEPRECIATION
                              -------------------------------------------------    ------------------------------
                                                              NET                                         NET
                              AMOUNTS AT                DECREASES       AMOUNTS     ACCUMULATED     DECREASES
                               BEGINNING                      AND        AT END    AT BEGINNING           AND
    MAIN ACCOUNT                 OF YEAR  INCREASES     TRANSFERS       OF YEAR         OF YEAR     TRANSFERS
- -----------------------------------------------------------------------------------------------------------------
    Land and buildings               813          6         (110)           709             388          (101)
    Wells and related
        equipment                  8,837          -          493          9,330           5,838          (233)
    Refinery equipment             2,238          -           60          2,298           1,180           (31)
    Transportation equipment         690          -            7            697             401           (27)
    Materials and equipment
        in warehouse                 334        377         (457)           254               1            (1)
    Drilling and work in
        progress                     347        874         (857)           364               -             -
    Drilling and exploration
        equipment                     30          -          (20)            10              23           (16)
    Furniture, fixtures and
        installations                 79          -            4             83              45           (10)
    Selling equipment                331          -           33            364             159           (10)
    Other property                   122          -          (30)            92              78           (19)
- -----------------------------------------------------------------------------------------------------------------
    Total 1994                    13,821      1,257 (6)     (877)(2)     14,201           8,113          (448)(2)
=================================================================================================================
    Total 1993                    14,676      1,284       (2,139)        13,821           8,888        (1,346)
=================================================================================================================
    Total 1992                    15,335        774       (1,433)(5)     14,676           8,567          (680)(5)
=================================================================================================================

BALANCE SHEETS AS OF DECEMBER 31,                              1994                         1993        1992
                                -----------------------------------------------------       -----       -----
                                             DEPRECIATION
                                -----------------------------------------
                                                              ACCUMULATED         NET         NET         NET
                                DEPRECIATION                    AT END OF        BOOK        BOOK        BOOK
    MAIN ACCOUNT                        RATE     INCREASES           YEAR       VALUE       VALUE       VALUE
- ------------------------------------------------------------------------------------------------------------------
    Land and buildings                     2%          11             298         411         425          470
    Wells and related
        equipment                         (3)         684           6,289       3,041       2,999        2,908
    Refinery equipment                  4%-5%          85           1,234       1,064       1,058          981
    Transportation equipment            4%-5%          21             395         302         289          493
    Materials and equipment
        in warehouse                       -            -               -         254         333          489
    Drilling and work in
        progress                           -            -               -         364         347          275
    Drilling and exploration
        equipment                         10%           1               8           2           7           58
    Furniture, fixtures and
        installations                     10%           8              43          40          34           29
    Selling equipment                     10%          27             176         188         172           50
    Other property                        10%           5              64          28          44           35
- ------------------------------------------------------------------------------------------------------------------
    Total 1994                                        842 (1)       8,507       5,694
=================================================================================================================
    Total 1993                                        571           8,113                   5,708
=================================================================================================================
    Total 1992                                      1,001 (4)       8,888                                5,788
=================================================================================================================

(1) Includes 154 of accelerated depreciation of the fixed assets in association areas under U.T.E. contracts charged 116 to the reserve for future losses on long-term contracts and 38 charged to Income (loss) from the renegotiation of long-term contracts and sale of areas.
(2) Includes 40 of net book value charged to the reserve for future losses on long-term contracts, 2 of net book value of assets contributed to related companies, 220 charged to fixed assets allowances and 23 charged to Income
    (loss) from the renegotiation of long-term contracts and sale of areas.
(3) Depreciation has been calculated according to the unit of production method (Note 3.e).
(4) Includes 336 of accelerated depreciation of the fixed assets in association areas under U.T.E. contracts.
(5) Includes 119 of net book value of the assigned fixed assets in secondary areas. This adjustment was retroactively included in the allowance for fixed assets to be disposed of.
(6) Includes 4 corresponding to capitalized interest generated by related liabilities for those assets whose construction is extended in time
    (Note 3.e).


/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO
Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

INTANGIBLE ASSETS

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - Note 2 and U.S. Dollars, exchange rate $1 to US$1 - Note 18).

Exhibit B

    BALANCE SHEETS AS OF DECEMBER 31,                                  1994
                            -------------------------------------------------------------------------------------------
                                                      COST                                          AMORITIZATION
                            -----------------------------------------------------------     ---------------------------
                                                                NET                                                 NET
                                  AMOUNT                  DECREASES              AMOUNT     ACCUMULATED       DECREASES
                            AT BEGINNING                        AND              AT END    AT BEGINNING             AND
    MAIN ACCOUNT                 OF YEAR    INCREASES     TRANSFERS             OF YEAR         OF YEAR       TRANSFERS
- -----------------------------------------------------------------------------------------------------------------------
    Goodwill
        YPF Gas S.A.                  62            -             -                  62               -               -
- -----------------------------------------------------------------------------------------------------------------------
    Total 1994                        62            -             -                  62               -               -
=======================================================================================================================
    Total 1993                         -           62             -                  62               -               -
=======================================================================================================================

    Balance Sheets as of December 31,                     1994                                1993
                                  -------------------------------------------------          -----
                                              Amortization
                                  --------------------------------------
                                                             Accumulated        Net            Net
                                            Depreciation          at End       Book           Book
    Main Account                  Increases         Rate         of Year      Value          Value
- --------------------------------------------------------------------------------------------------
    Goodwill
        YPF Gas S.A.                      7          10%               7         55             62
- --------------------------------------------------------------------------------------------------
    Total 1994                            7                            7         55
==================================================================================================
    Total 1993                            -                            -                        62
==================================================================================================




/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO
Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

INVESTMENTS IN SHARES, SECURITIES ISSUED AND
HOLDINGS IN OTHER COMPANIES

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - Note 2 and U.S. Dollars, exchange rate $1 to US$1 - Note 18).

EXHIBIT C

BALANCE SHEETS AS OF DECEMBER 31,                           1994
                                    -------------------------------------------------------------
                                              DESCRIPTION OF THE SECURITIES
                                    --------------------------------------------------  INFLATION
                                                                                         ADJUSTED
                                                       FACE                       BOOK HISTORICAL
    NAME OF ISSUER                         CLASS      VALUE          AMOUNT      VALUE       COST
- -------------------------------------------------------------------------------------------------
    Current Investments
        Government Securities
        BONEX                       1989 Series      US$ 100        73,899            5        --
        BOCONES                              --           --            --           --        --
- -------------------------------------------------------------------------------------------------
                                                                                      5
=================================================================================================
     Noncurrent Investments

     Government Securities
        BOCONES                              --           --            --           --        --

     Controlled companies:
     Agroquimica                          Share     US$1,000         2,400            2         3
     Latinoamericana S.A.           Certificate

     Oleoducto Trasandino             Preferred     Ps.    1    25,985,190           33        27
     (Argentina) S.A.

     Oleoducto Trasandino             Preferred       -- (2)     9,913,752           36        29
     (Chile) S.A.

     A&C Pipeline                        Common     US$    1       519,750           -- (6)    --
     Holding Co.

     YPF Gas S.A.                        Common     Ps.    1     1,799,999           19        86

     YPF USA Inc.                        Common     US$ 0.01         1,000           (4)(5)    --

     YPF Exploration and                 Common     US$    1         1,000           -- (6)    --
     Production Overseas Inc.

     Servired YPF S.A.                   Common     Ps.    1        11,999            1         1

     Sociedad Inmobiliaria               Common     Ps.    1        11,999            4         3
      Red Propia S.A.

     Operadora de                        Common     Ps.    1        11,880           20        21
     Estaciones
     de Servicios S.A.

     YPF Chile S.A.                      Common      --  (2)         1,000           -- (6)    --

     Petroleos                           Common      --  (2)         1,000           -- (6)    --
     Transandinos YPF S.A.
- -------------------------------------------------------------------------------------------------
                                                                                    111       170
- -------------------------------------------------------------------------------------------------

BALANCE SHEETS AS OF DECEMBER 31,                                 1994
                               ---------------------------------------------------------------------------------
                                                        INFORMATION ON THE ISSUER
                               ---------------------------------------------------------------------------------
                                                                                                LAST FINANCIAL
                                                                                               STATEMENTS ISSUED
                                                                                               -----------------
                               MAIN                             REGISTERED
NAME OF ISSUER                 BUSINESS                         ADDRESS                              DATE
- ----------------------------------------------------------------------------------------------------------------
Current Investments
    Government Securities
    BONEX                      --                               --                                            --
    BOCONES                    --                               --                                            --
- ----------------------------------------------------------------------------------------------------------------
================================================================================================================
 Noncurrent Investments

 Government Securities
    BOCONES                    --                               --                                            --
- ----------------------------------------------------------------------------------------------------------------

 Controlled companies:
 Agroquimica                   Petrochemicals                   Casilla 8292                            03/31/92
 Latinoamericana S.A.                                           La Paz -- Bolivia

 Oleoducto Trasandino          Oil transportation               Sarmiento 778-P.4                       12/31/94
 (Argentina) S.A.              by pipeline                      Capital Federal

 Oleoducto Trasandino          Oil transportation               Ahumada 341                             12/31/94
 (Chile) S.A.                  by pipeline                      Santiago de Chile

 A&C Pipeline                  Investment and                   P.O. Box 309                            12/31/94
 Holding Co.                   Finance                          Georgetown
                                                                Cayman Island

 YPF Gas S.A.                  Hydrocarbon                      Av. Roque Saenz Pena 777                12/31/94
                               marketing                        Capital Federal

 YPF USA Inc.                  Legal representation             1209 Orange Street                      12/31/94
                               in USA                           Wilmington --
                                                                New Castle -- USA

 YPF Exploration and           Oil exploration and              5 Greenway Plaza Sec. 250                     --
 Production Overseas Inc.      production                       Houston -- Texas 77046 -- USA

 Servired YPF S.A.             Construction and opera-          Av. Roque Saenz Pena 777                12/31/94
                               tion of convenience stores       Capital Federal
                               in gas stations

 Sociedad Inmobiliaria         Trade, construction and          Av. Roque Saenz Pena 777                12/31/94
  Red Propia S.A.              measurement of real              Capital Federal
                               estate properties for the
                               installation and exploita-
                               tions of gas stations

 Operadora de                  Acquisition, subdivision,        Av. Roque Saenz Pena 777                12/31/94
 Estaciones                    repair and transfer and          Capital Federal
 de Servicios S.A.             commercial management
                               of YPF's gas stations

 YPF Chile S.A.                Administration of the            Gertrudis Echenique 30                  12/31/94
                               investments acquisitions         Piso 12o
                               and exploitation of              Comuna Las condes
                               YPF S.A. in Chile                Santiago de Chile


 Petroleos                     Exploration and produc-          Gertrudis Echenique 30                  12/31/94
 Transandinos YPF S.A.         tion of oil and gas; refining    Piso 12o
                               and marketing of oil and         Comuna Las condes
                               petroleum derivatives            Santiago de Chile
- ----------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------

BALANCE SHEETS AS OF DECEMBER 31,                   1994                             1993          1992
                                   -----------------------------------------        -----         -----
                                        INFORMATION ON THE ISSUER
                                   -----------------------------------------
                                      LAST FINANCIAL STATEMENTS
                                                ISSUED
                                   -----------------------------
                                                INCOME                HOLDING
                                                (LOSS)                     IN
                                     CAPITAL   FOR THE                CAPITAL          BOOK         BOOK
NAME OF ISSUER                         STOCK  YEAR (1)  EQUITY(1)       STOCK         VALUE        VALUE
- --------------------------------------------------------------------------------------------------------
Current Investments
    Government Securities
    BONEX                                --        --         --          --             5            --
    BOCONES                              --        --         --          --            --           325
- --------------------------------------------------------------------------------------------------------
                                                                                         5           325
========================================================================================================

 Noncurrent Investments
 Government Securities
    BOCONES                              --        --         --          --            --            64
- --------------------------------------------------------------------------------------------------------
 Controlled companies:
 Agroquimica                              4        --          2      60.00%             2             2
 Latinoamericana S.A.

 Oleoducto Trasandino                    45         9         56    57.75%(4)           25             2
 (Argentina) S.A.

 Oleoducto Trasandino                    48        12         63    57.75%(4)           21             2
 (Chile) S.A.

 A&C Pipeline                            --        --         --      57.75%            --            --
 Holding Co.

 YPF Gas S.A.                             2        (6)        19      99.99%             7            --

 YPF USA Inc.                            --        --         --     100.00%            --            --

 YPF Exploration and                     --        --         --     100.00%            --            --
 Production Overseas Inc.

 Servired YPF S.A.                       --        --          1      99.99%            --            --


 Sociedad Inmobiliaria                   --        --          4      99.99%            --            --
  Red Propia S.A.

 Operadora de                            --        (1)        20      99.00%            --            --
 Estaciones
 de Servicios S.A.

 YPF Chile S.A.                          --        --         --      99.00%            --            --

 Petroleos                               --        --         --      99.00%            --            --
 Transandinos YPF S.A.
- --------------------------------------------------------------------------------------------------------
                                                                                        55             6
- --------------------------------------------------------------------------------------------------------





English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

BALANCE SHEETS AS OF DECEMBER 31,                           1994
                                    ------------------------------------------------------------
                                              DESCRIPTION OF THE SECURITIES
                                    -------------------------------------------------- INFLATION
                                                                                        ADJUSTED
                                                       FACE                      BOOK HISTORICAL
    NAME OF ISSUER                         CLASS      VALUE       AMOUNT        VALUE       COST
- ------------------------------------------------------------------------------------------------
Related companies:
 Refineria del                      Common          Ps. 10     2,748,219         29          29
 Norte S.A.

 Oleoductos                         Common          Ps. 10     3,302,229         21(3)       14
 del Valle S.A.

 Ebytem S.A.                        Common          Ps. 10       816,071          4(3)        4

 Transportes Maritimos              Common          Ps. 10     1,793,743         15(3)       13
 Petroleros S.A.

 Terminales Maritimas               Common          Ps. 10       430,800          3(3)        2
 Patagonicas S.A.

 Petroken Petroquimica              Common           Ps. 1    40,602,826         50(9)       45
 Ensenada S.A.

 Petroquimica General                   --              --            --         --(7)       --
 Mosconi S.A.I.C

 Petroquimica Bahia                     --              --            --         --(7)       --
 Blanca S.A.

 Interpetrol S.A.                       --              --            --         --(8)       --
- ------------------------------------------------------------------------------------------------
                                                                                122         107
- ------------------------------------------------------------------------------------------------
    Total controlled and
      related companies                                                         233         277
- ------------------------------------------------------------------------------------------------
                                                                                233         277
================================================================================================

BALANCE SHEETS AS OF DECEMBER 31,                                 1994
                               ---------------------------------------------------------------------------------
                                                        INFORMATION ON THE ISSUER
                               ---------------------------------------------------------------------------------
                                                                                                LAST FINANCIAL
                                                                                               STATEMENTS ISSUED
                                                                                               -----------------
                               MAIN                             REGISTERED
NAME OF ISSUER                 BUSINESS                         ADDRESS                              DATE
- ----------------------------------------------------------------------------------------------------------------
Related companies:
 Refineria del                 Refining                         Maipu 1-P.2o                          09/30/94
 Norte S.A.                                                     Capital Federal

 Oleoductos                    Oil transportation               Maipu 1-P. 5o                         09/30/94
 del Valle S.A.                by pipeline                      Capital Federal

 Ebytem S.A.                   Hydrocarbon                      Suipacha 268-P.11o                    09/30/94
                               transportation                   Capital Federal
                               and storage

 Transportes Maritimos         Oil transportation               Tucuman 744-P.11o                     09/30/94
 Petroleros S.A.               by ship                          Capital Federal

 Terminales Maritimas          Oil storage and                  Maipu 942-P.19o                       09/30/94
 Patagonicas S.A.              shipment                         Capital Federal

 Petroken Petroquimica         Petrochemicals                   Sarmiento 1230-P.6o                   12/31/94
 Ensenada S.A.                                                  Capital Federal

 Petroquimica General          Petrochemicals                   Peru 103-P.19o                              --
 Mosconi S.A.I.C                                                Capital Federal

 Petroquimica Bahia            Petrochemicals                   25 de Mayo 555-P.9o                         --
 Blanca S.A.                                                    Capital Federal

 Interpetrol S.A.              Oil marketing                    Sarmiento 811                               --
                                                                Capital Federal
- ----------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------
    Total controlled and related
      Companies
- ----------------------------------------------------------------------------------------------------------------

================================================================================================================

BALANCE SHEETS AS OF DECEMBER 31,                   1994                             1993          1992
                                   -----------------------------------------        -----         -----
                                        INFORMATION ON THE ISSUER
                                   -----------------------------------------
                                      LAST FINANCIAL STATEMENTS
                                                ISSUED
                                   -----------------------------
                                                 INCOME                HOLDING
                                                 (LOSS)                     IN
                                   CAPITAL      FOR THE                CAPITAL         BOOK          BOOK
NAME OF ISSUER                       STOCK     YEAR (1)  EQUITY(1)       STOCK        VALUE         VALUE
- ---------------------------------------------------------------------------------------------------------
Related companies:
 Refineria del                            92        12         99      30.00%            31            29
 Norte S.A.

 Oleoductos                              110        28        141      30.00%            16            --
 del Valle S.A.

 Ebytem S.A.                              27         5         33      30.00%             3            --

 Transportes Maritimos                    60         3         62      30.00%            14            --
 Petroleros S.A.

 Terminales Maritimas                     14         2         17      30.00%            --            --
 Patagonicas S.A.

 Petroken Petroquimica                    81         6        106      50.00%            --            --
 Ensenada S.A.

 Petroquimica General                     --        --         --          --            --           140
 Mosconi S.A.I.C

 Petroquimica Bahia                       --        --         --          --            --            62
 Blanca S.A.

 Interpetrol S.A.                         --        --         --          --            --             6

- ---------------------------------------------------------------------------------------------------------
                                                                                         64           237
- ---------------------------------------------------------------------------------------------------------
    Total controlled and related companies                                              119           243
- ---------------------------------------------------------------------------------------------------------
                                                                                        119           307
=========================================================================================================

(1) Stated in constant money as of the date of the investee's financial statements.
(2) These shares have no face falue.
(3) Holding in Shareholders' equity, net of intercompany profits.
(4) Reflects the Company's interest in preferred stock.
(5) Holding in Shareholders' equity, net of adjustments to conform to YPF accounting methods.
(6) No value is disclosed, due to book value is minor of $1 million.
(7) Transferred to Ministry of Defense in 1993.
(8) Sold during September, 1993.
(9) Holding in shareholders' equity, net of negative goodwill related to the difference between the acquisition cost and its equity method cost, which is similar to the fair value of net assets acquired at the date of its acquisition. In addition, includes irrevocable contributions commitments capitalized after June 30, 1994.



English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

ALLOWANCES AND RESERVES

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - Note 2 and U.S. Dollars, exchange rate $1 to US$1 - Note 18).

EXHIBIT E

BALANCE SHEETS AS OF DECEMBER 31,                                                         1994
                                                                 ---------------------------------------------------------
                                                                 AMOUNT AT
                                                                 BEGINNING
ACCOUNT                                                            OF YEAR      INCREASE       DECREASE          TRANSFERS
- --------------------------------------------------------------------------------------------------------------------------
Related to current assets:
  For doubtful trade receivables                                       144            12            (2)                (13)
  For the valuation of public sector receivables
    to their estimated realizable value                                112            11           (21)                  7
  For other doubtful accounts                                            -            52(11)        (1)                  6
  For inventory obsolescence                                            97             -           (90)                  2
- --------------------------------------------------------------------------------------------------------------------------
                                                                       353            75          (114)                  2
- --------------------------------------------------------------------------------------------------------------------------
Related to noncurrent assets:
  For the valuation of public sector receivables
    to their estimated realizable value                                  5             -            (1)                  -
  For reduction in value of holdings in
    controlled and related companies                                     2             -             -                   -
  For obsolescence of materials                                         60             -           (27)                 (2)
  For fixed assets to be disposed of                                    75             8(10)       (79)                  -
  For unproductive exploratory drilling                                 27           106          (114)                  -
- --------------------------------------------------------------------------------------------------------------------------
                                                                       169           114          (221)                 (2)
- --------------------------------------------------------------------------------------------------------------------------
    Total deducted from assets during 1994                             522           189          (335)                  -
==========================================================================================================================
    Total deducted from assets during 1993                           1,409           141        (1,028)                  -
==========================================================================================================================
    Total deducted from assets during 1992                           2,508           223(3)     (1,322)(4)               -
==========================================================================================================================

Reserves for losses - current
  For future losses on long-term contracts
    (Note 15)                                                           19            78(9)        (81)                 50
  For employee terminations                                             33            36           (64)                  -
  For miscellaneous contingencies (6)                                    1             -            (1)                  -
- --------------------------------------------------------------------------------------------------------------------------
                                                                        53           114          (146)                 50
- --------------------------------------------------------------------------------------------------------------------------
Reserves for losses - noncurrent
  For future losses on long-term contracts
    (Note 15)                                                          204            41(9)       (165)(8)             (50)
  For miscellaneous contingencies (6)                                   85             9            (9)                  -
- --------------------------------------------------------------------------------------------------------------------------
                                                                       289            50          (174)                (50)
- --------------------------------------------------------------------------------------------------------------------------
    Total included in liabilities during 1994                          342           164          (320)                  -
==========================================================================================================================
    Total included in liabilities during 1993                          844           143(2)       (645)(7)               -
==========================================================================================================================
    Total included in liabilities during 1992                        1,078           267(1)       (501)(5)               -
==========================================================================================================================

BALANCE SHEETS AS OF DECEMBER 31,                                       1994           1993           1992
                                                                  -----------   -----------    -----------
                                                                    AMOUNT AT     AMOUNT AT      AMOUNT AT
ACCOUNT                                                           END OF YEAR   END OF YEAR    END OF YEAR
- ----------------------------------------------------------------------------------------------------------
Related to current assets:
  For doubtful trade receivables                                          141          144             149
  For the valuation of public sector receivables
    to their estimated realizable value                                   109          112             410
  For other doubtful accounts                                              57            -              14
  For inventory obsolescence                                                9           97              88
- ----------------------------------------------------------------------------------------------------------
                                                                          316          353             661
- ----------------------------------------------------------------------------------------------------------
Related to noncurrent assets:
  For the valuation of public sector receivables
    to their estimated realizable value                                     4            5              60
  For reduction in value of holdings in
    controlled and related companies                                        2            2             204
  For obsolescence of materials                                            31           60             196
  For fixed assets to be disposed of                                        4           75             277
  For unproductive exploratory drilling                                    19           27              11
- ----------------------------------------------------------------------------------------------------------
                                                                           60          169             748
- ----------------------------------------------------------------------------------------------------------
    Total deducted from assets during 1994                                376
==========================================================================================================
    Total deducted from assets during 1993                                             522
==========================================================================================================
    Total deducted from assets during 1992                                                           1,409
==========================================================================================================

Reserves for losses - current
  For future losses on long-term contracts
    (Note 15)                                                              66           19              61
  For employee terminations                                                 5           33             219
  For miscellaneous contingencies (6)                                       -            1               -
- ----------------------------------------------------------------------------------------------------------
                                                                           71           53             280
- ----------------------------------------------------------------------------------------------------------
Reserves for losses - noncurrent
  For future losses on long-term contracts
    (Note 15)                                                              30          204             457
  For miscellaneous contingencies (6)                                      85           85             107
- ----------------------------------------------------------------------------------------------------------
                                                                          115          289             564
- ----------------------------------------------------------------------------------------------------------
    Total included in liabilities during 1994                             186
==========================================================================================================
    Total included in liabilities during 1993                                          342
==========================================================================================================
    Total included in liabilities during 1992                                                          844
==========================================================================================================

(1) Includes 53 charged to extraordinary gains (losses) and 161 to unusual losses.
(2)     Includes 65 charged to unusual losses.
(3) Includes 12 disclosed in extraordinary gains (losses), 41 in unusual losses and 51 in gains (losses) on sale, and/or association of areas and sale of other assets.
(4)     Includes 8 disclosed in extraordinary gains (losses).
(5) Includes 40 charged to extraordinary gains (losses) and 42 to other expenses net.
(6) Set up to cover probable amounts for pending lawsuits and other risks. Estimated on the basis of available evidence, also taking into account the probability of occurrence.
(7) Includes 224 charged to income (loss) from the renegotiation of long-term contracts.
(8) Includes 116 and 40 charged to accelerated depreciation and net book value of fixed assets retired, respectively.
(9) Includes 66 charged to income (loss) from the renegotiation of long-term contracts and sale of areas.
(10) Includes 6 charged to income (loss) from the renegotiation of long-term contracts and sale of areas.
(11)    Includes an export refund of 34 netted against sales.



/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO
Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

COST OF SALES

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - Note 2 and U.S. Dollars, exchange rate $1 to US$1 - Note 18).

EXHIBIT F

============================================================================================================
     BALANCE SHEETS AS OF DECEMBER 31,                                     1994          1993          1992
- ------------------------------------------------------------------------------------------------------------
     Inventories at beginning of year                                       480           490           562
     Purchases for the year                                                 628           631           597
     Production costs (Exhibit H)                                         2,104         2,227         2,365
     Holding gains (losses)(1)                                              (52)            2           (50)
     Net increase (decrease) in allowance for
       inventory obsolescence (Exhibit E)                                   (88)            9            30
     Inventories at end of year (Note 4.d)                                 (281)         (480)         (490)
- ------------------------------------------------------------------------------------------------------------
     Cost of sales                                                        2,791         2,879         3,014
============================================================================================================

(1) Included in the income statement under Financial income (expense) and holding gains (losses) (Note 4.j)



/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO
Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

FOREIGN CURRENCY ASSETS AND LIABILITIES

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - Note 2 and U.S. Dollars, exchange rate $1 to US$1 - Note 18).

Exhibit G

BALANCE SHEETS AS OF DECEMBER 31, 1994, 1993 AND 1992

                                                          FOREIGN CURRENCY
                                                            AND AMOUNT                       EXCHANGE RATE IN     BOOK VALUE
                                                -------------------------------------------   ARGENTINE PESOS          AS OF
     ACCOUNT                                       1992             1993               1994    AS OF 12-31-94       12-31-94
- -----------------------------------------------------------------------------------------------------------------------------
     CURRENT ASSETS
       Cash                                     US$   9            US$   1          US$   4             0.9990(1)           4
- -----------------------------------------------------------------------------------------------------------------------------
       Investments
         Short-term deposits                    US$   7            US$   5          US$   5             0.9990(1)           5
         Bonex                                   -    -            US$   5          US$   5             0.9990(1)           5
- -----------------------------------------------------------------------------------------------------------------------------
                                                                                                                           10
- -----------------------------------------------------------------------------------------------------------------------------
       Trade receivables
         Accounts receivable                    US$ 142            US$ 105          US$ 148             0.9990(1)         148
         Notes receivable                       US$ 128            US$  52          US$  86             0.9990(1)          86
         Related companies                      US$  11             -    -           -    -                 -               -
- -----------------------------------------------------------------------------------------------------------------------------
                                                                                                                          234
- -----------------------------------------------------------------------------------------------------------------------------
       Other receivables                        US$  41             US$ 61          US$  17             0.9990(1)          17
- -----------------------------------------------------------------------------------------------------------------------------
         Total current assets                                                                                             265
- -----------------------------------------------------------------------------------------------------------------------------

     NONCURRENT ASSETS
       Trade receivables
         Related companies                      US$  86             -    -           -    -                 -               -
         Notes receivable                       US$ 334            US$ 227          US$ 206             0.9990(1)         206
- -----------------------------------------------------------------------------------------------------------------------------
                                                                                                                          206
- -----------------------------------------------------------------------------------------------------------------------------
       Other receivables                        US$  27            US$ 162          US$ 107             0.9990(1)         107
- -----------------------------------------------------------------------------------------------------------------------------
         Total noncurrent assets                                                                                          313
- -----------------------------------------------------------------------------------------------------------------------------
         Total assets                                                                                                     578
=============================================================================================================================


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA


     BALANCE SHEETS AS OF DECEMBER 31, 1994, 1993 AND 1992

                                                         FOREIGN CURRENCY
                                                            AND AMOUNT                       EXCHANGE RATE IN     BOOK VALUE
                                          -------------------------------------------------   ARGENTINE PESOS          AS OF
     ACCOUNT                                       1992               1993             1994    AS OF 12-31-94       12-31-94
- -----------------------------------------------------------------------------------------------------------------------------
       CURRENT LIABILITIES
       Accounts payable                   US$       158       US$      414   US$        399             1,0000(2)         399
- -----------------------------------------------------------------------------------------------------------------------------
       Loans
         Foreign financial debt           US$     1,423       US$      266    US$        30             1,0000(2)          30
                                          Yen    27,838       Yen    6,067    Yen     4,500             0.0100(2)          45
                                          Fr. Frs.   86         -        -       -        -                  -              -
                                          DM         44         -        -       -        -                  -              -
                                          Pounds     32         -        -       -        -                  -              -
                                          Bel. Frs. 262         -        -       -        -                  -              -
                                          ECU        16         -        -       -        -                  -              -
                                          Lira    4,836         -        -       -        -                  -              -
       Negotiable Obligations               -         -         -        -    US$        11             1,0000(2)          11
       Other Bank loans                   US$       255       US$      135    US$       397             1,0000(2)         397
- -----------------------------------------------------------------------------------------------------------------------------
                                                                                                                          483
       Less: Government commitment to
         assume foreign financial debt -
         Law Number 23,526                                                                                                (27)
- -----------------------------------------------------------------------------------------------------------------------------
                                                                                                                          456
- -----------------------------------------------------------------------------------------------------------------------------
         Total current liabilities                                                                                        855
- -----------------------------------------------------------------------------------------------------------------------------

     NONCURRENT LIABILITIES
       Accounts payable                   US$        19       US$       10      US$       2             1,0000(2)           2
- -----------------------------------------------------------------------------------------------------------------------------
       Loans
         Foreign financial debt           US$       139       US$      157     US$       10             1,0000(2)          10
                                          Yen    37,129       Yen   31,685     Yen   28,000             0.0100(2)         280
                                          Fr. Frs.    8       Fr.Frs.    6     Fr.Frs.    5             0.1876(2)           1
       Negotiable Obligations               -         -        -         -     US$      350             1,0000(2)         350
- -----------------------------------------------------------------------------------------------------------------------------
                                                                                                                          641
       Less: Government commitment to
         assume foreign financial debt -
         Law Number 23,526                                                                                                  -
- -----------------------------------------------------------------------------------------------------------------------------
                                                                                                                          641
- -----------------------------------------------------------------------------------------------------------------------------
         Total noncurrent liabilities                                                                                     643
- -----------------------------------------------------------------------------------------------------------------------------
         Total liabilities                                                                                              1,498
=============================================================================================================================

(1) Buying exchange rate.
(2) Selling exchange rate.

/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO
Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer

English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA
                                                        AND CONTROLLED COMPANIES


EXPENSES INCURRED

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - Note 2 and U.S. Dollars, exchange rate $1 to US$1 - Note 18).

EXHIBIT H

     BALANCE SHEETS AS OF DECEMBER 31                                 1994                                1993        1992
- ----------------------------------------------------------------------------------------------------    ------       -----
                                     PRODUCTION   ADMINISTRATIVE     SELLING   EXPLORATION
                                          COSTS         EXPENSES    EXPENSES      EXPENSES     TOTAL     TOTAL       TOTAL
- ----------------------------------------------------------------------------------------------------    ------       -----
     Salaries and social
       security taxes                       161               39          53            12       265       315         412
     Fees and compensation
       for services                          10               33          16             -        59        38          14
     Other personnel expenses                13                8           6             -        27        31          27
     Taxes, charges and
       contributions                          8                -           2             -        10        19          52
     Royalties and easements                264                -           -             -       264       288         323
     Insurance                               14                4           -             -        18        16          12
     Rental of real estate
       and equipment                          8                4          11             -        23        29          38
     Survey expenses                          3                -           -            35        38        23           7
     Depreciation of fixed assets           657                4          27             -       688       571         665
     Industrial inputs, consumable
       materials and supplies               165                2          10             1       178       213         209
     Construction and other
       service contracts                    177               13          56             4       250       284         145
     Preservation, repair and
       maintenance                          215                3          30             -       248       127          95
     Contracts for the exploitation
       of oil and gas areas                  71                -           -             -        71       282         369
     Unproductive exploratory
       drillings                              -                -           -           106       106        61          36
     Transportation, products
       and charges                          188                2          46             -       236       241          98
     Allowance for doubtful
       trade receivables                      -                -          12             -        12         6          11
     Publicity and advertising
       expenses                               -                8          43             -        51        47          31
     Fuel, gas, energy and
       miscellaneous                        150               16          16            12       194       189         347
- --------------------------------------------------------------------------------------------------------------------------
         Total for the year ended
           December 31, 1994              2,104              136         328           170     2,738
==========================================================================================================================
         Total for the year ended
           December 31, 1993              2,227              123         320           110               2,780
==========================================================================================================================
         Total for the year ended
           December 31, 1992              2,365              254         199            73                           2,891
==========================================================================================================================

/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO
Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA
                                                        AND CONTROLLED COMPANIES

CONSILDATED BALANCE SHEETS

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 and U.S. Dollars, exchange rate $1 to US$1).

SCHEDULE I (1 OF 3)

     AS OF DECEMBER 31,                                                 1994                    1993
- ----------------------------------------------------------------------------------------------------
     CURRENT ASSETS
     Cash                                                                 58                      82
     Investments (Note 2.a)                                               23                      13
     Trade receivables (Note 2.b)                                        531                     458
     Other receivables (Note 2.c)                                        245                     469
     Inventories (Note 2.d)                                              274                     386
- ----------------------------------------------------------------------------------------------------
       Total current assets                                            1,131                   1,408
- ----------------------------------------------------------------------------------------------------
     NONCURRENT ASSETS
     Trade receivables (Note 2.b)                                        231                     304
     Other receivables (Note 2.c)                                        259                     209
     Investments (Note 2.a)                                              122                      64
     Fixed assets (Note 2.e)                                           5,920                   5,732
     Intangible assets                                                    62                      67
- ----------------------------------------------------------------------------------------------------
       Total noncurrent assets                                         6,594                   6,376
- ----------------------------------------------------------------------------------------------------
       Total assets                                                    7,725                   7,784
====================================================================================================
     CURRENT LIABILITIES
     Accounts payable (Note 2.f)                                         678                     704
     Loans (Note 2.g)                                                    553                     305
     Salaries and social security                                         28                      39
     Taxes payable                                                       101                     131
     Dividends payable                                                    71                      75
     Reserves                                                             72                      55
- ----------------------------------------------------------------------------------------------------
       Total current liabilities                                       1,503                   1,309
- ----------------------------------------------------------------------------------------------------
     NONCURRENT LIABILITIES
     Accounts payable (Note 2.f)                                          26                      48
     Loans (Note 2.g)                                                    692                     497
     Taxes payable                                                       249                     346
     Reserves                                                            119                     294
- ----------------------------------------------------------------------------------------------------
       Total noncurrent liabilities                                    1,086                   1,185
- ----------------------------------------------------------------------------------------------------
       Total liabilities                                               2,589                   2,494
     MINORITY INTEREST                                                    50                      33
     SHAREHOLDERS' EQUITY                                              5,086                   5,257
- ----------------------------------------------------------------------------------------------------
       Total liabilities and shareholders' equity                      7,725                   7,784
====================================================================================================



/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO
Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA
                                                        AND CONTROLLED COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 and U.S. Dollars, exchange rate $1 to US$1, except for per share and per ADS amounts in Argentine pesos as of the same date)

SCHEDULE I (2 OF 3)

=====================================================================================================
     FOR THE YEARS ENDED DECEMBER 31,                                   1994                    1993
- -----------------------------------------------------------------------------------------------------
     Net Sales                                                         4,201                   4,190
     Cost of sales                                                    (2,841)                 (2,880)
- -----------------------------------------------------------------------------------------------------
       Gross profit                                                    1,360                   1,310
     Administrative expenses (Exhibit H)                                (148)                   (125)
     Selling expenses (Exhibit H)                                       (321)                   (321)
     Exploration expenses (Exhibit H)                                   (174)                   (110)
- -----------------------------------------------------------------------------------------------------
       Operating income                                                  717                     754
     Income on long-term investments                                      22                       8
     Other expenses, net (Note 2.h)                                     (142)                   (122)
     Financial income (expense) and holding gains (losses), net:
       Gains (losses) on assets (Note 2.i)                               (68)                    128
       Gains (losses) on liabilities (Note 2.i)                           29                    (171)
     Income from the renegotiation of long-term contracts and
       sale of areas (Note 2.j)                                            1                     224
- -----------------------------------------------------------------------------------------------------
       Income before unusual losses                                      559                     821
     Unusual losses, net (Note 2.k)                                        -                     (45)
- -----------------------------------------------------------------------------------------------------
       Net income before income and assets tax                           559                     776
     Income and assets tax                                               (12)                    (30)
     Minority interest                                                    (9)                      1
- -----------------------------------------------------------------------------------------------------
       Net income                                                        538                     747
=====================================================================================================
       Earnings per share                                               1.52                    2.12
=====================================================================================================

/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO
Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA
                                                        AND CONTROLLED COMPANIES


CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 and U.S. Dollars, exchange rate $1 to US$1)

SCHEDULE I (3 of 3)

=====================================================================================================
     FOR THE YEARS ENDED DECEMBER 31,                                         1994              1993
- -----------------------------------------------------------------------------------------------------
     CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                538               747
     Adjustments to reconcile net income to net cash
         provided by operating activities
       Minority Interest                                                         9                (1)
       Unusual losses                                                            -                45
       Income from the renegotiation of long-term contracts
         and sale of areas                                                      (1)             (224)
       Income on long-term investments                                         (22)               (8)
       Depreciation of fixed assets                                            699               571
       Depreciation of intangible assets                                         7                 -
       Net book value of fixed assets retired                                  149               313
       Increase in allowances for fixed assets                                 108                28
       Net decrease in reserve for miscellaneous contingencies and
         future losses on long-term contracts                                  (41)              (92)
       Net decrease in allowance for employee terminations                     (28)             (250)
     Changes in assets and liabilities:
       Trade receivables                                                         -                54
       Other receivables                                                       (17)             (304)
       Inventories                                                             110                19
       Accounts payable                                                       (110)              122
       Salaries and social security                                            (11)              (57)
       Taxes payable                                                           (37)             (201)
       Interest payable and other                                                8               102
- -----------------------------------------------------------------------------------------------------
         Net cash flows from operating activities                            1,361               864
- -----------------------------------------------------------------------------------------------------

     CASH FLOWS USED IN INVESTING ACTIVITIES
       Acquisitions of fixed assets                                         (1,367)           (1,011)
       Acquisitions of long-term investments                                   (37)              (38)
       Net proceeds on the assignment and or association of areas and
         sales of other assets                                                 134                91
       Investments (non cash and equivalents)                                    1               393
       Dividends from long-term investments                                      9                 3
- -----------------------------------------------------------------------------------------------------
         Net cash flows used in investing activities                        (1,260)             (562)
- -----------------------------------------------------------------------------------------------------

     CASH FLOWS USED IN FINANCING ACTIVITIES
       Minority investors' contributions in controlled
         companies                                                               7                29
       Proceeds from loans                                                   1,528               565
       Payment on loans                                                     (1,062)             (712)
       Dividends paid                                                         (587)             (177)
- -----------------------------------------------------------------------------------------------------
         Net cash flows used in financing activities                          (114)             (295)
- -----------------------------------------------------------------------------------------------------

     INCREASE (DECREASE) IN CASH AND EQUIVALENTS                               (13)                7
         Cash and equivalents at the beginning of year                          89                82
- -----------------------------------------------------------------------------------------------------
         Cash and equivalents at the end of year                                76                89
=====================================================================================================


/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO
Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer


English translation of the financial statements originally issued in Spanish, except for the inclusion of Notes 18, 19 and 20 in the English translation.

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    (amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - and U.S. Dollars, exchange rate $1 to US$1)

    SCHEDULE 1

    1    CONSOLIDATED FINANCIAL STATEMENTS

    a)   Consolidation policies

    Following the methodology established in Technical Resolution No 4 of the F.A.C.P.C.E., YPF has consolidated its balance sheets as of December 31, 1994 and 1993 and the related statements of income and cash flows for each of the two years in the period ended December 31, 1994, with the financial statements of those companies in which YPF has the number of votes necessary to control corporate decisions ("YPF Group").

    b)   Financial statements used for consolidation

    The consolidated financial statements, have been based upon the audited financial statements of YPF Gas S.A. and its controlled company Comsergas S.A. (Indirect Ownership: 62%), A&C Pipeline Holding Company and its controlled companies Oleoducto Trasandino (Argentina) S.A. and Oleoducto Trasandino (Chile) S.A. (Indirect Ownership: 57.75%) as of December 31, 1993; and the previously mentioned companies plus YPF USA Inc. and its controlled company Roman Exploration Corp. (Indirect Ownership: 100%), YPF Exploration and Production Overseas Inc., Servired YPF S.A., Sociedad Inmobiliaria Red Propia S.A., Operadora de Estaciones de Servicios S.A., YPF Chile S.A. and Petroleos Transandinos YPF S.A. as of December 31, 1994.

    With respect to Agroquimica Latinoamericana S.A., although the Company has a majority position in this company, it has been consolidated as a single amount because the Company has fully reserved for its investment in this company.

    c)   Valuation methods

    The financial statements of the controlled companies have been prepared with valuation methods similar to those used by YPF in the preparation of its own financial statements.

    In addition to the valuation methods disclosed in the notes to the YPF financial statements, the following additional valuation methods have been applied in the preparation of the consolidated financial statements:

    Intangible assets:

    Preoperating expenses have been valued at cost, restated to year-end constant Argentine pesos, less related accumulated amortization calculated over a five-year period. In the opinion of the Company's management, future activities will generate sufficient revenues to recover the costs incurred during the preoperating period.

    d)   Changes in companies comprising the YPF Group

    During 1993 the Company organized YPF USA Inc. and A&C Pipeline Holding Company, and acquired 99.99% of the shares of Agip Argentina S.A. (which was renamed YPF Gas S.A. in December, 1993).

    During the year ended December 31, 1994, the Company organized Servired YPF S.A., Sociedad Inmobiliaria Red Propia S.A., Operadora de Estaciones de Servicios S.A., YPF Exploration and Production Overseas Inc., YPF Chile S.A. and Petroleos Transandinos YPF S.A.

    2     ANALYSIS OF THE MAIN ACCOUNTS OF THE CONSOLIDATED FINANCIAL STATEMENTS

    Details regarding the significant accounts included in the accompanying consolidated financial statements are as follows (as of or for the period then ended, as applicable):

Consolidated Balance Sheet Accounts

      Assets                                         1994                1993
                                              -----------------   -------------------
                                                          NON              NON
      A) INVESTMENTS                          CURRENT   CURRENT   CURRENT CURRENT
- -------------------------------------------------------------------------------------
      Short-term investments                    18         -         8(1)    -
      Government securities (Exhibit C)          5         -         5       -
      Controlled and related companies
          (Exhibit C)                            -       124         -       66
      Allowance for reduction in value
          of holdings in
          controlled and related companies       -        (2)        -       (2)
- -------------------------------------------------------------------------------------
                                                23       122        13       64
=====================================================================================

      (1) Includes 1 of investments with an original maturity of more than three months.

                                                  1994                1993
                                           -----------------   --------------------
                                                       NON                  NON
      B) TRADE RECEIVABLES                 CURRENT   CURRENT   CURRENT    CURRENT
- -----------------------------------------------------------------------------------
      Trade accounts receivable from the
          private sector                       544         -       489         -
      Trade accounts receivable from the
          public sector                        139        29       160        69
      Notes receivable                          92       206        60       240
      Related companies                          7         -         5         -
- -----------------------------------------------------------------------------------
                                               782       235       714       309
      Allowance for doubtful trade
          receivables                         (142)        -      (144)        -
      Allowance for the valuation of public
          sector receivables to their
          estimated realizable value          (109)       (4)     (112)       (5)
- -----------------------------------------------------------------------------------
                                               531       231       458       304
===================================================================================




English translation of the consolidated financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA
                                                        AND CONTROLLED COMPANIES


                                                   1994             1993
                                             ------------------  -----------------
                                                         NON                 NON
      C) OTHER RECEIVABLES                   CURRENT   CURRENT   CURRENT   CURRENT
- -----------------------------------------------------------------------------------
      Tax credits and advances, and
          royalty refunds                      118        22       221      8
      Trade                                     45         -        66      -
      Prepaid expenses                          13        64        69      -
      From sale of BOCONES                      28        49         -     84
      Related companies                          2         -         -      -
      Currency swap                              3        23         -      -
      Compulsory saving                          -         -        71      -
      From sale of fixed assets                  -        39         -     46
      Loans to clients                          26        32         9     27
      Miscellaneous                             67        30        33     44
- -----------------------------------------------------------------------------------
                                               302       259       469    209
      Allowance for doubtful other
          receivables                          (57)        -         -      -
- -----------------------------------------------------------------------------------
                                               245       259       469    209
===================================================================================

      D) INVENTORIES                                          1994      1993
- ------------------------------------------------------------------------------------
      Refined products for sale                                145       215
      Products in process of refining                           13        45
      Crude oil                                                 84       103
      Materials                                                 11        97
      Raw materials and packaging materials                     31        23
- ------------------------------------------------------------------------------------
                                                               284       483
      Allowance for inventory obsolescence                     (10)      (97)
- ------------------------------------------------------------------------------------
                                                               274       386
====================================================================================

      E) FIXED ASSETS                                         1994      1993
- ------------------------------------------------------------------------------------
      Net book value of fixed assets
          (Exhibit A)                                        5,974     5,894
      Allowance for obsolescense of
          materials                                            (31)      (60)
      Allowance for unproductive exploratory
          drilling                                             (19)      (27)
      Allowance for fixed assets to be
          disposed of                                           (4)      (75)
- ------------------------------------------------------------------------------------
                                                             5,920     5,732
====================================================================================

      Liabilities:

                                                   1994               1993
                                             ------------------  ------------------
                                                         NON                NON
      F) ACCOUNTS PAYABLE                    CURRENT   CURRENT   CURRENT  CURRENT
- -----------------------------------------------------------------------------------
      Trade                                    568        14       541       23
      Related companies                         24         -        22        -
      Notes                                     11         3        17       11
      Other                                     75         9       124       14
- -----------------------------------------------------------------------------------
                                               678        26       704       48
===================================================================================

                                                                      1994              1993
                                                                 ------------------ ------------------
                                          INTEREST                           NON                NON
      G) LOANS                            RATES (1)   MATURITY   CURRENT   CURRENT  CURRENT   CURRENT
- ------------------------------------------------------------------------------------------------------
      Foreign financial debt:
      Bank of New York and others--interest    - %       -           -        -        163       -
      The Export Import Bank of Japan        5.25%   1996-2003      45      280         44     299
      World Bank                             8.25%       -           2        -         55      02
      Currency swap                          7.28%   1996-2003       2        -          5      18
      Other creditors                      4-9.74%   1996-2003      26       11         72      47
- ---------------------------------------------------------------------------------------------------
                                                                    75      291        339     466
      Withholding taxes on interest                                 23        -         46       -
      Less: Government commitment to
          assume interest on foreign
          financial debt subject to the Brady
          Plan--Bank of New York and
          others--Law Number 23,526                                  -        -       (208)      -
      Less: Government commitment to assume
          foreign financial
          debt--Law Number 23,526                                  (50)       -        (57)    (13)
- ------------------------------------------------------------------------------------------------------
                                                                    48      291        120     453
- ------------------------------------------------------------------------------------------------------
      Negotiable obligations (2)              8%       2004         11      350          -       -
      Other bank loans                    6.21-12%   1996-2003     494       51        185      44
- ------------------------------------------------------------------------------------------------------
                                                                   553      692        305     497
======================================================================================================

      (1) Interest rate as of December 31, 1994.
      (2) Current portion corresponds to accrued interest.




English translation of the consolidated financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA
                                                        AND CONTROLLED COMPANIES


      Consolidated Statements of Income Accounts

                                               INCOME (EXPENSE)
                                            ---------------------
      H) OTHER EXPENSES, NET                  1994      1993
- -----------------------------------------------------------------
      Health Plan:
          Contributions                         11        22
          Cost of services provided            (29)      (92)
- -----------------------------------------------------------------
          Net                                  (18)      (70)

      Severance payments and other
          personnel expenses                   (58)        -
      Research and development expense           -        (7)
      Miscellaneous                            (66)      (45)
- -----------------------------------------------------------------
                                              (142)     (122)
=================================================================


                                             INCOME (EXPENSE)
      I) FINANCIAL INCOME (EXPENSE) AND      ----------------
          HOLDING GAINS (LOSSES), NET         1994      1993
- -------------------------------------------------------------
      Gains (losses) on assets
          Interest                              60        71
          Exchange differences                 (26)        -
          Profits due to the sale and
            holding gains (losses) on BOCONES    -        53
          Gains (losses) on exposure to
            inflation                          (50)        2
          Holding gains (losses) on
            inventories                        (52)        2
- -------------------------------------------------------------
                                               (68)      128
- -------------------------------------------------------------
      Gains (losses) on liabilities:
          Interest                            (101)     (120)
          Exchange differences                  85       (58)
          Gains on exposure to inflation        45         7
- -------------------------------------------------------------
                                                29      (171)
- -------------------------------------------------------------
                                               (39)      (43)
=============================================================




      J) INCOME FROM RENEGOTIATION OF         INCOME (EXPENSE)
          LONG-TERM CONTRACTS AND             ----------------
          SALE OF AREAS                       1994      1993
- --------------------------------------------------------------
      Renegotiation of Amoco contract          (66)        -
      Sale of Rio Neuquen area                  67         -
      Renegotiation of TOTAL contract            -       224
- --------------------------------------------------------------
                                                 1       224
==============================================================


                                              INCOME (EXPENSE)
                                              ----------------
      K) UNUSUAL LOSSES, NET                  1994      1993
- --------------------------------------------------------------
      Restructuring plan--employee
        terminations related to the
        privatization of YPF                     -       (65)
      Gain on sale of assets in accordance
        with Transformation Decree               -        33
      Other                                      -       (13)
- --------------------------------------------------------------
                                                 -       (45)
==============================================================


/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO
Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer




English translation of the consolidated financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA
                                                        AND CONTROLLED COMPANIES


FIXED ASSETS EVOLUTION

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 - and U.S. Dollars, exchange rate $1 to US$ 1)

SCHEDULE I - EXHIBIT A

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31,                    1994                                                         1993
- -----------------------------------------------------------------------------------------------------------------------------  -----
                                                COST                                       DEPRECIATION
                                 ------------------------------------------  ------------------------------------------
                                                              NET                               NET
                                 AMOUNTS AT             DECREASES   AMOUNTS  ACCUMULATED  DECREASES        ACCUMULATED    NET    NET
                                  BEGINNING                   AND    AT END AT BEGINNING        AND          AT END OF   BOOK   BOOK
      MAIN ACCOUNT                  OF YEAR  INCREASES  TRANSFERS   OF YEAR      OF YEAR  TRANSFERS INCREASES     YEAR  VALUE  VALUE
- ------------------------------------------------------------------------------------------------------------------------------------
      Land and buildings                825        16       (108)       733        393      (101)        11       303     430    432
      Wells and related
          equipment                   8,837         -        493      9,330      5,838      (233)       684     6,289   3,041  2,999
      Refinery equipment              2,238         -         60      2,298      1,180       (31)        85     1,234   1,064  1,058
      Transportation equipment          695         9        238        942        407       (27)        30       410     532    288
      Materials and equipment in
          warehouse                     334       377       (457)       254          1        (1)         -         -     254    333
      Drilling and work in progress     513       950     (1,086)       377          -         -          -         -     377    513
      Drilling and exploration
          equipment                      30         -        (20)        10         23       (16)         1         8       2      7
      Furniture, fixtures and
          installations                 105         1          3        109         65       (11)         9        63      46     40
      Selling equipment                 331         -         33        364        159       (10)        27       176     188    172
      Other property                    135        14        (41)       108         83       (21)         6        68      40     52
- ------------------------------------------------------------------------------------------------------------------------------------
      Total 1994                     14,043     1,367(4)    (885)(2) 14,525      8,149      (451)(2)    853(1)   8,551  5,974
====================================================================================================================================
      Total 1993                     14,683     1,498(3)  (2,138)    14,043      8,888    (1,346)       607(3)   8,149         5,894
====================================================================================================================================

    (1) Includes 154 of accelerated depreciation of the fixed assests in association areas under U.T.E contracts charged 116 to the reserve for future losses on long-term contracts and 38 charged to Income (loss) from the renegotiation of long-term contracts and sale of areas.

    (2) Includes 40 of net book value charged to the reserve for future losses on long-term contracts, 2 of net book value of assets contributed to related companies, 220 charged to fixed assets allowances and 23 charged to Income (loss) from the renegotiation of long-term contracts and sale of areas.

    (3) Includes 54 and 36 corresponding to fixed assets of YPF Gas S.A. at the moment of acquisition (Note 1.d).

    (4) Includes 4 corresponding to capitalized interest generated by related liabilities for those assets whose construction is extended in time.

/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO
Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer




English translation of the consolidated financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA
                                                        AND CONTROLLED COMPANIES


INVESTMENTS IN SHARES, SECURITIES ISSUED AND
HOLDINGS IN OTHER COMPANIES

(amounts expressed in millions of constant Argentine pesos as of December 31, 1994 and U.S. Dollars, exchange rate $1 to US$1)

SCHEDULE I - EXHIBIT C

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31,                                        1994
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                               INFORMATION ON THE ISSUER
                                                                                     ----------------------------------------------
                                     DESCRIPTION OF THE SECURITIES
                                 ------------------------------------    INFLATION
                                                                          ADJUSTED
                                              FACE               BOOK   HISTORICAL    MAIN                 REGISTERED
NAME OF ISSUER                   CLASS       VALUE      AMOUNT  VALUE         COST    BUSINESS             ADDRESS
- ----------------------------------------------------------------------------------------------------------------------------------
Current Investments
Government Securities
   BONEX                      1989 Series     US$100    73,899      5          -     -                     -
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                    5
===================================================================================================================================
Noncurrent Investments
Controlled company:

   Agroquimica                      Share   US$1,000      2,400     2(2)       3     Petrochemicls         Casilla 8292
   Latinoamericana S.A.       Certificate                                                                  LaPaz-Bolivia
Related companies:
   Refineria del                   Common     Ps. 10  2,748,219    29         29     Refining              Maipu 1 - P.2o
   Norte S.A.                                                                                              Capital Federal
   Oleoductos del                  Common     Ps. 10  3,302,229    21(3)      14     Oil transportation    Maipu 1 P.5o
   Valle S.A.                                                                        by pipeline           Capital Federal
   Ebytem S.A.                     Common     Ps. 10    816,071     4(3)       4     Hydrocarbon           Suipacha 268 - P.11o
                                                                                     transportation        Capital Federal
                                                                                     and storage
   Transportes Maritimos           Common     Ps. 10  1,793,743    15(3)      13     Oil Transportation    Tucuman 744 P.11o
   Petroleros S.A.                                                                   by ship               Capital Federal
   Terminales Maritimas            Common     Ps. 10    430,800     3(3)       2     Storage and           Maipu 942 - P.19o
   Patagonicas S.A.                                                                  shipment              Capital Federal
   Petroken Petroquimica           Common      Ps. 1 40,602,826    50(4)      45     Petrochemicals        Sarmiento 1230 - P.6o
   Ensenada S.A.                                                                                           Capital Federal
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                  124        110
==================================================================================================================================


                                                                                                    1993
                                                                                                    ----
                                                     INFORMATION ON THE ISSUER
                                             ---------------------------------------------------
                                                               LAST FINANCIAL STATEMENTS ISSUED
                                                               --------------------------------
                                                                      INCOME           HOLDING
                                                                      (LOSS)                IN
                                                         CAPITAL     FOR THE           CAPITAL      BOOK
                                             DATE          STOCK     YEAR(1)  EQUITY(1)  STOCK     VALUE
- ----------------------------------------------------------------------------------------------------------
Current Investments
Government Securities
   BONEX                                              -         -       -       -          -           5
- ----------------------------------------------------------------------------------------------------------
                                                                                                       5
==========================================================================================================
Noncurrent Investments
Controlled company:

   Agroquimica                                 03/31/92         4       -        2     60.00%          2
   Latinoamericana S.A.
Related companies:
   Refineria del                               09/30/94        92      12       99     30.00%         31
   Norte S.A.
   Oleoductos del                              09/30/94       110      28      141     30.00%         16
   Valle S.A.
   Ebytem S.A.                                 09/30/94        27       5       33     30.00%          3


   Transportes Maritimos                       09/30/94        60       3       62     30.00%         14
   Petroleros S.A.
   Terminales Maritimas                        09/30/94        14       2       17     30.00%          -
   Patagonicas S.A.
   Petroken Petroquimicaon                     12/31/94        81       6      106     50.00%          -
   Ensenada S.A.
- ----------------------------------------------------------------------------------------------------------
                                                                                                      66
==========================================================================================================



   (1) Stated on constant money as of the date of the investor's financial statements
   (2)   Not consolidated as fully covered by an allowance (Note 1.b).
   (3)   Holding on Shareholders' equity, net of intercompany profits.
   (4) Holding in shareholders' equity, net of negative goodwill related to the differences between the acquisition cost and its equity method cost, which is similar to the fair value of net assets acquired at the date of its acquisition. In addition, includes irrevocable contributions commitments capitalized after June 30, 1994.

/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO
Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer




English translation of the consolidated financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA
                                                        AND CONTROLLED COMPANIES


    EXPENSES INCURRED

    (amounts expressed in millions of constant Argentine pesos as of December 31, 1994 and U.S. Dollars, exchange rate $1 to US$1)

    SCHEDULE I - EXHIBIT H

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31,                                     1994                               1993
- ------------------------------------------------------------------------------------------------------------------   -------
                                                        PRODUCTION  ADMINISTRATIVE   SELLING  EXPLORATION
                                                             COSTS        EXPENSES  EXPENSES     EXPENSES    TOTAL    TOTAL
- ------------------------------------------------------------------------------------------------------------------   -------
         Salaries and social security taxes                    173            46       58            12       289       317
         Fees and compensation for services                     11            34       16             -        61        38
         Other personnel expenses                               13             8        6             -        27        31
         Taxes, charges and contributions                        8             -        2             -        10        19
         Royalties and easements                               264             -        -             -       264       288
         Insurance                                              14             4        1             -        19        16
         Rental of real estate and equipment                     8             4       11             -        23        29
         Survey expenses                                         3             -        -            39        42        23
         Depreciation of fixed assets                          669             4       28             -       701(1)    571
         Industrial inputs, consumable materials and supplies  165             2       10             1       178       213
         Construction and other service contracts              177            13       56             4       250       284
         Preservation, repair and maintenance                  216             3       31             -       250       127
         Contracts for the exploitation of productive areas     71             -        -             -        71       282
         Unproductive exploratory drillings                      -             -        -           106       106        61
         Transportation, products and charges                  188             2       29             -       219       242
         Allowance for doubtful trade receivables                -             -       12             -        12         6
         Publicity and advertising expenses                      -             8       42             -        50        47
         Fuel, gas, energy and miscellaneous                   163            20       19            12       214       189
- -------------------------------------------------------------------------------------------------------------------------------
         Total for the year ended December 31, 1994          2,143           148      321           174     2,786
===============================================================================================================================
         Total for the year ended December 31, 1993          2,227           125      321           110               2,783
===============================================================================================================================

    (1) Includes 2 corresponding to the acquisition of Petroken Petroquimica Ensenada S.A.

/s/ ROBERTO J. A. DORMAL BOSCH             /s/ JOSE A. ESTENSSORO
Roberto J. A. Dormal Bosch                 Jose A. Estenssoro
Statutory Auditor (Supervisory Committee)  President and Chief Executive Officer




English translation of the consolidated financial statements originally issued in Spanish, except for the inclusion of notes 18, 19 and 20 in the English translation.

                                                            YPF SOCIEDAD ANONIMA

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



TO THE BOARD OF DIRECTORS OF YPF SOCIEDAD ANONIMA:

We have audited the balance sheets of YPF SOCIEDAD ANONIMA (an Argentine Corporation) as of December 31, 1994, 1993 and 1992, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994 and the notes 1 to 21 and exhibits A, B, C, E, F, G and H, all expressed in constant Argentine pesos as of December 31, 1994. We have also audited the consolidated balance sheets of YPF SOCIEDAD ANONIMA and its controlled companies as of December 31, 1994 and 1993 and the related consolidated statements of income and cash flows for each of the two years in the period ended December 31, 1994 and notes 1 and 2 and exhibits A, C and H, which are presented as supplemental information in
Schedule I, all expressed in constant Argentine pesos as of December 31, 1994. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Argentina which are in substantial agreement with those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements of YPF SOCIEDAD ANONIMA referred to above, present fairly, in all material respects, the financial position of YPF SOCIEDAD ANONIMA as of December 31, 1994, 1993 and 1992, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in accordance with generally accepted accounting principles in Argentina. In addition, in our opinion, the consolidated financial statements of YPF SOCIEDAD ANONIMA and its controlled companies referred to above present fairly, in all material respects, the consolidated financial position of YPF SOCIEDAD ANONIMA and its controlled companies as of December 31, 1994 and 1993 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1994, in accordance with generally accepted accounting principles in Argentina.

As indicated in Note 18, on December 31, 1994 the Argentine peso to United States dollar exchange rate was $1 to US$1; accordingly, there are no differences between the financial statement amounts translated into U.S. dollars, computed on the basis set forth in the second paragraph of Note 18, and the amounts presented in the accompanying financial statements stated in constant Argentine pesos.


Buenos Aires, Argentina                    PISTRELLI, DIAZ Y ASOCIADOS
March 7, 1995                              C.P.C.E.C.F. T(o) 1 - F(o) 8



                                           JOSE ANTONIO BUGALLO

                                           JOSE ANTONIO BUGALLO
                                           PARTNER
                                           C.P.A., Buenos Aires University
                                           C.P.C.E.C.F. To 60 - Fo 187





                                           ARTHUR ANDERSEN LLP

Chicago, Illinois                          ARTHUR ANDERSEN LLP
March 7, 1995


English translation of the report originally issued in Spanish, except for the omission of certain disclosures related to formal legal requirements for reporting in Argentina and the addition of the last paragraph.

                                                            YPF SOCIEDAD ANONIMA

STATUTORY AUDIT COMMTTEE'S REPORT

TO THE SHAREHOLDERS OF YPF SOCIEDAD ANONIMA:


Dear Sirs:

With regard to the contents of clause 5, article 294 of Law Number 19,550 and the current requirements of the Buenos Aires Stock Exchange, we have examined the inventory book and the balance sheet of YPF SOCIEDAD ANONIMA as of December 31, 1994 and the related statements of income, changes in shareholders' equity and cash flows for the year then ended, and notes 1 to 21 and exhibits A, B, C, E, F, G and H and the consolidated balance sheet of YPF SOCIEDAD ANONIMA and its controlled companies as of December 31, 1994 and the related consolidated statements of income and cash flows for the year then ended, and notes 1 and 2 and Exhibits A, C and H disclosed as supplementary information in Schedule I.

Our work was based on the audit performed by Pistrelli, Diaz y Asociados of the documents referred to above, which resulted in the issuance of the report of independent public accountants dated March 7, 1995 of Jose A. Bugallo, CPA (a partner of the aforementioned firm) to which we refer.

We have also reviewed the related Directors' Report on which we have no comments to make on matters falling within our competence.

In compliance with the requirements of the Buenos Aires Stock Exchange, we also report that we have applied the procedures described in article 294 of Law Number 19,550 as we considered necessary in the circumstances, and we have no comments to make in this regard.


Buenos Aires, Argentina
March 7, 1995                                 for the Statutory Audit Committee





                                              /s/ ROBERTO J. A. DORMAL BOSCH

                                              ROBERTO J. A. DORMAL BOSCH
                                              C.S. To 3 - Fo 25
                                              Statutory Auditor

                                                            YPF SOCIEDAD ANONIMA

CORPORATE INFORMATION

    CORPORATE OFFICE                                                    INVESTOR CONTACT

    YPF S.A.                                                            For information about YPF, including a copy of the
    Avenida Presidente                                                  Form 20-F, as filed with the Securities and Exchange
    Roque Saenz Pena 777                                                Commission, write to:
    1364 Buenos Aires, Argentina
                                                                        IN ARGENTINA
    ANNUAL MEETING
                                                                        YPF S.A.
    April 28th, 1995                                                    Manager, Investor Relations
    Sarmiento 299, Buenos Aires, Argentina                              Avenida Presidente
                                                                        Roque Saenz Pena 777 - 4P Piso
    REGISTRAR AND TRANSFER AGENT                                        1364 Buenos Aires, Argentina

    Caja de Valores S.A.                                                IN THE UNITED STATES
    Sarmiento 299 P.B.
    1353 Buenos Aires, Argentina                                        YPF - U.S.A., Inc.
                                                                        Manager, Investor Relations
    INDEPENDENT AUDITORS                                                660 Madison Avenue
                                                                        20th Floor
    Pistrelli, Diaz & Asociados -                                       New York, New York 10021-8405
    Arthur Andersen
                                                                        REGISTRAR AND TRANSFER AGENT
    Stock Information                                                   DEPOSITARY AGENT FOR ADRS
                                                  DIVIDEND PAID
    QUARTER                  HIGH         LOW       PER SHARE           Bank of New York
                                                     (Pesos)            101 Barclay Street
    -----------------------------------------------------------         22nd Floor - West
    First Quarter           29.625      23.500        0.20              New York, New York 10286
    -----------------------------------------------------------
    Second Quarter          26.875      22.125        0.20
    -----------------------------------------------------------
    Third Quarter           26.875      23.625        0.20
    -----------------------------------------------------------
    Fourth Quarter          25.250      20.375        0.20
    -----------------------------------------------------------

    SHARES OUTSTANDING
    AS OF DECEMBER 31, 1994:

    353,000,000



                               Photo Right:
                               Barrancas oil field, Mendoza

                               Designed and produced by Taylor & Ives, Inc., NYC

                               Photography by Stephen Wilkes,
                               except pages 36 and 44
                               Aldo Sessa - pages 34-35, 38-39

                               Illustration on top of page 20 by the students of School No 10, Ricardo Gutierrez, in La Plata. This painting is displayed at YPF.

                               Printed by Hennegan.
                               Financial section printed on recycled paper.

YPF S.A.
BUENOS AIRES
ARGENTINA


                                    [MAP]

                                   EXHIBIT E

                    AMENDMENTS TO MAXUS ENERGY CORPORATION'S
                     RESTATED CERTIFICATE OF INCORPORATION

ARTICLE FIFTH

     It is proposed that ARTICLE FIFTH of the Certificate be amended as follows:

     FIFTH. In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized and empowered:

          (a) To make and alter the By-Laws of the Corporation; provided, however, that the By-Laws made by the Board of Directors under the powers hereby conferred may be altered, changed, amended or repealed by the Board of Directors or by the affirmative vote of the holders of a majority of shares having voting power with respect thereto; and

          (b) From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by applicable law and subject to the rights, if any, of the holders of any series of Preferred Stock.

     The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE EIGHTH, SECTION 1

     It is proposed that ARTICLE EIGHTH, SECTION 1 of the Certificate be amended as follows:

     EIGHTH. SECTION 1. Number, Election and Terms of Directors. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specific circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation, or until such director's earlier resignation or removal in accordance with the General Corporation Law of the State of Delaware, this Certificate of Incorporation and the By-Laws. Each director shall hold office for one year after the time of such director's election or until such director's successor is elected and qualified at the next succeeding annual meeting of stockholders of the Corporation or until such director's earlier resignation or removal in accordance with the General Corporation Law of the State of Delaware, this Certificate of Incorporation and By-Laws.

                                   EXHIBIT F

                    AMENDMENTS TO MAXUS ENERGY CORPORATION'S
                                    BY-LAWS

BY-LAW 15, PARAGRAPH (a)

     It is proposed that By-Law 15, Paragraph (a) be amended as follows:

     15. Board of Directors. (a) Number, election and terms. Except as otherwise fixed by, or pursuant to the provisions of, Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be eight (8) unless otherwise fixed from time to time by resolution of the Board of Directors but shall be fixed at no fewer than three (3) nor more than fifteen (15).

                           MAXUS ENERGY CORPORATION
P              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
R
O   The undersigned hereby appoints C. Sue Blackwell and Lori Hill, and either
X   of them, each with full power of substitution and resubstitution, as
Y proxies to represent and to vote all shares which the undersigned may be entitled to vote as of the record date at the Special Meeting of Stockholders to be held June 8, 1995, and any adjournment thereof. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Special Meeting and described in the Proxy Statement.

                                                      (change of address)

                                                --------------------------------
                                                --------------------------------
                                                --------------------------------
                                                --------------------------------

                                                                     SEE REVERSE
                                                                         SIDE


/X/ Please mark your                   SHARES IN YOUR NAME
    votes as in this
    example.

1. Approve the adoption of the Agreement of Merger dated as of February 28, 1995 among YPF Sociedad Anonima, YPF Acquisition Corp., and Maxus Energy Corporation (the "Company").

2. Approve the adoption of the amendments to the Company's Restated Certificate of Incorporation to (i) eliminate supermajority stockholder voting requirements relating to the amendment of certain By-Laws, (ii) eliminate the classified terms for the directors of the Company, and (iii) change the terms of directors from three years to one year.

3. Approve the adoption of the amendments to the Company's By-Laws to (i) reduce the minimum size of the Board of Directors of the Company and (ii) eliminate the classified terms for the directors of the Company.


   FOR    AGAINST    ABSTAIN
1. / /      / /        / /

2. / /      / /        / /

3. / /      / /        / /

The Board of Directors
Recommends a Vote FOR
Items 1, 2 and 3.


SIGNATURE(S)_________________________________________________  DATE____________

SIGNATURE(S)_________________________________________________  DATE____________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signor is a corporation, please sign the full corporate name, by duly authorized officer.